Ref: JK/PC #C# © Corrs Chambers Westgarth Magellan Petroleum Australia Pty Ltd Magellan Petroleum (N.T) Pty. Ltd. Magellan Petroleum Corporation Jarl Pty. Ltd. Central Petroleum PVD Pty. Ltd Central Petroleum Limited Share Sale and Purchase Deed

Corrs Chambers Westgarth

Contents

1	**Definitions**		**1**
	1.1	Terms defined in this Deed	1
	1.2	Additional definitions in schedules	22
2	**Sale and purchase**		**22**
	2.1	Sale and purchase of Sale Shares	22
	2.2	Transfer of rights of Sale Shares	22
	2.3	Transfer of Seller Assets	22
	2.4	Title and Property of Seller Assets	22
	2.5	Apportionment of Total Purchase Price	23
3	**Purchase Price**		**23**
	3.1	The Total Purchase Price	23
	3.2	The Base Purchase Price	23
	3.3	Additions to Base Purchase Price	23
	3.4	Deposit Banker's Undertaking	23
	3.5	Adjustment Amount	24
	3.6	Payment of Second Instalment	25
4	**Appointment of the Seller Director**		**25**
	4.1	Right to nominate the Seller Director	25
	4.2	Appointment of the Seller Director	25
	4.3	Appointment of Replacement Seller Director	26
	4.4	Terms of appointment	26
	4.5	Cessation of Seller Director	26
5	**Consideration Shares**		**27**
	5.1	Issue	27
	5.2	Constitution	27
	5.3	Subscription Completion	27
	5.4	Quotation of Shares	27
	5.5	Cleansing notice	28
6	**Apportionment of Expenditure and Costs**		**28**
	6.1	The Basic Principle	28
	6.2	Related Party Debts and Receivables	28
	6.3	Payment of the Dingo Field Costs	29
	6.4	Outgoings and Income Reconciliation	29
	6.5	Unreconciled Outgoings or Income	30
7	**Conditions to Completion**		**30**
	7.1	Conditions	30
	7.2	Obligations of parties in relation to Conditions	32
	7.3	Notice	33
	7.4	Waiver	33

H:\LEGAL\da Gama\SPA\FINAL SPA and anciallary docs\CORRSDMS-#10419258-v1-SPA 14 Feb 14 FINAL.docpage i
Share Sale and Purchase Deed

Corrs Chambers Westgarth page ii Share Sale and Purchase Deed 8  Conduct of the Business until Completion 33  8.1  Conduct 33  8.2  Permitted acts 35  9  Dingo Contracts 35  9.1  Dingo Contracts 35  10  Guarantees 35  10.1  Bank Guarantees 35  11  Notifications before Completion 36  11.1  Notifications by the Buyer 36  11.2  Notifications by the Seller 36  12  Business Equipment Leases and Business Property Leases 37  12.1  Consents 37  12.2  Right of use or occupation pending assignment 37  13  Employees 38  13.1  Further assistance 38  14  Seller Contracts 39  14.1  Buyer Guarantor entitled to benefit of Seller Contracts 39  14.2  Novation or assignment of the Contracts 39  14.3  Contracts that are not novated or assigned 39  14.4  Assumption of responsibility for Retained Seller Contracts and assigned Seller Contracts 39  14.5  Buyer Guarantor's indemnity 39  14.6  Seller or Seller Affiliate's indemnity 40  15  Alice Springs land 40  15.1  Agreement to sell 40  16  Santos Bonus Payment Rights 40  16.1  Assignment 40  17  Santos Bonus Payment and Gas Price Bonus Tax Indemnity and Payment41  17.1  Risk, indemnity and payment 41  17.2  Set-off 42  17.3  Tax Relief 43  17.4  Buyer and Seller’s intent as to the Santos Bonus Payment 43  18  Completion 43  18.1  Date, time and place 43  18.2  Obligations at Completion 43  18.3  Interdependence of obligations 43  18.4  Title and risk 44  19  Power of attorney 44  19.1  Appointment 44

Corrs Chambers Westgarth page iii Share Sale and Purchase Deed 19.2  Powers 44  19.3  Ratification 44  19.4  Consideration 44  20  Obligations after Completion 44  20.1  Access to the Business Records by the Seller 44  20.2  Access to records by the Buyer, the Company and Jarl 45  20.3  Wrong Pockets 45  21  Seller Group names 46  21.1  Change of Company Names 46  22  Warranties 46  22.1  Seller Warranties 46  22.2  Buyer Warranties 47  22.3  Buyer Guarantor Warranties 48  22.4  Buyer Guarantor and Buyer Warranties Limits 48  23  Tax 49  23.1  Sharing of information 49  23.2  Pre Completion Tax Events 49  23.3  Exit from Seller Consolidated Group 50  23.4  Release and covenant not to sue Buyer Group Company, Company and Jarl 51  23.5  Petroleum Resource Rent Tax 51  24  Payments and default interest 52  24.1  Payment directions 52  24.2  Method of payment 53  24.3  Time for notices 53  24.4  Default interest 53  24.5  Effect of payments 53  24.6  Tax effects 53  25  Confidentiality 54  25.1  Agreed announcement 54  25.2  Confidentiality 54  26  Termination 56  26.1  Termination by the Seller 56  26.2  Termination by the Buyer 56  26.3  Termination by the Buyer or Seller 56  26.4  Termination due to failure of Completion 57  26.5  Effect of termination 57  27  Notices 57  27.1  General 57  27.2  How to give a communication 57  27.3  Particulars for delivery of notices 57

Corrs Chambers Westgarth page iv Share Sale and Purchase Deed 27.4  Communications by post 59  27.5  Communications by fax 59  27.6  After hours communications 59  27.7  Process service 60  28  GST 60  28.1  Construction 60  28.2  Consideration GST exclusive 60  28.3  Payment of GST 60  28.4  Timing of GST payment 60  28.5  Tax invoice 60  28.6  Adjustment event 60  28.7  Reimbursements 61  29  Guarantee 61  29.1  Guarantee 61  29.2  Liability unaffected by other events 61  29.3  Principal obligations 61  29.4  Continuing guarantee and indemnity 61  30  General 62  30.1  Duty 62  30.2  Disputes 62  30.3  Legal costs 63  30.4  Amendment 63  30.5  Waiver and exercise of rights 63  30.6  Rights cumulative 63  30.7  Consents 63  30.8  Further steps 63  30.9  Governing law and jurisdiction 63  30.10 Assignment 64  30.11 Liability 64  30.12 Counterparts 64  30.13 Effect of execution 64  30.14 Entire understanding 64  30.15 Relationship of parties 64  30.16 Indemnities 64  30.17 Withholding 64  30.18 Continuing rights and obligations 65  30.19 Construction 65  30.20 Headings 66  30.21 Deed 66

Corrs Chambers Westgarth page v Share Sale and Purchase Deed Schedule 1 – The Seller and the Company 67  Schedule 2 – Calculation of the Dingo Field Costs and Gas Price Bonus 68  Schedule 3 – Dingo Field Completion Accounts 71  Schedule 4 – Apportionment of Total Purchase Price 73  Schedule 5 – Expert Determinations 74  Schedule 6 – Completion Obligations 76  Schedule 7 – Seller Warranty Mechanics 81  Schedule 8 – Seller Warranties 91  Schedule 9 – Buyer Warranties 106  Schedule 10 – Properties 115  Schedule 11 – Bank Guarantees 117  Schedule 12 – Encumbrances 118  Schedule 13 – Related Party Debt and Receivables 119  Schedule 14 –Dingo Contracts 120  Execution 121  Annexure A - Seller Contracts 123  Annexure B – Assets 125  Annexure C – Seller Assets 129  Annexure D – Plant and Equipment 147  Annexure E – Data Room Documentation 148  Annexure F – Disclosure Letter 149  Annexure G – Deposit Banker's Undertaking 152  Annexure H – Second Instalment Banker's Undertaking 154

Corrs Chambers Westgarth page 1 Share Sale and Purchase Deed Date Parties Magellan Petroleum Australia Pty Ltd ACN 009 728 581 of Level 1, 167 Eagle Street, Brisbane, Queensland (Seller) Magellan Petroleum (N.T) Pty. Ltd. ACN 009 718 183 of Level 1, 167 Eagle Street, Brisbane, Queensland (Company) Magellan Petroleum Corporation incorporated in Delaware the United States of America, of 1775 Sherman Street, Suite 1950, Denver, CO 80203, the United States of America (Seller Guarantor Jarl Pty. Ltd. ACN 009 699 183 of Level 1, 167 Eagle Street, Brisbane, Queensland (Jarl) Central Petroleum PVD Pty. Ltd ACN 167 440 020 of 56-58 Jephson Street, Toowong, Queensland (Buyer) Central Petroleum Limited ACN 083 254 308 of 56-58 Jephson Street, Toowong, Queensland (Buyer Guarantor) Background A The Seller is the registered holder of the Sale Shares, which comprise all the issued securities in the capital of the Company and Jarl. B The Seller has agreed to sell, and the Buyer has agreed to buy, the Sale Shares on the terms set out in this Deed. Agreed terms 1 Definitions 1.1 Terms defined in this Deed In this Deed these terms have the following meanings: Accounting Expert means a chartered accountant appointed in accordance with The Institute of Arbitrators & Mediators Australia Expert Determination Rules.. Alice Springs Property 8 Coulthard Ct, Ciccone, Alice Springs, Northern Territory, Lot 04914, Town of Alice Springs of Plan

Corrs Chambers Westgarth S 75/019. ASIC The Australian Securities and Investments Commission. Assets Each of the following: (a) the Petroleum Tenements; (b) the Business Records; (c) the Plant and Equipment; (d) the Owned Properties; and (e) the assets owned by the Company, including the assets identified in the asset register set out in annexure B. but excluding the Santos Bonus Payment and all rights of the Company under clause 11 of the Santos Agreement and its related schedules. ASX ASX Limited or the securities exchange operated by it, as the context requires. Authorisation Includes an authorisation, consent, agreement, notice of non-objection, certificate, licence, permission, approval, permit or declaration or exemption from, by or with a Government Agency. Bank Guarantee Each bank guarantee described in schedule 11. Base Purchase Price The meaning given in clause 3.2. Base Rate Either: (a) the rate (expressed as a percentage yield per annum to maturity) being the arithmetic average (rounded up to the nearest four decimal places) of the buying rates published at or about 10.30 am (in Sydney) on the first day on which the relevant amount became due for payment (and on the first day of each consecutive period of 90 days, the first of which commences on the 90th day after the amount first became due for payment) on the Reuters Screen under the heading ‘BBSY’ for bills of exchange with a tenor of 90 days; or (b) if on the relevant day: (i) the rate referred to in paragraph (a) is not displayed; or (ii) the basis of the calculation of that rate is

Corrs Chambers Westgarth changed after the date of this Deed so that, in the opinion of the Payee, it ceases to reflect the cost to the Payee of the amount remaining unpaid, the rate per centum per annum determined by the Payee to be the average of the buying rates quoted to the Payee by at least three Australian banks on or about that day. The buying rates must be for bills of exchange accepted by a leading Australian bank and which have a term of 90 days. Beneficiary In the case of the Seller Guarantor, the Buyer and in the case of the Buyer Guarantor, the Seller. Board The board of directors of the Buyer Guarantor. Business The business carried on by, or on the behalf of, the Company as at the Execution Date of petroleum exploration and production. Business Day A day which is not a Saturday, Sunday or bank or public holiday in Brisbane. Business Equipment Lease The equipment leases identified at item 5 of schedule 10. Business Leasehold Property Each property described at item 4 of schedule 10. Business Property Leases The leases and licences under which the Business Leasehold Property is leased. Business Records All books, files, reports, records, correspondence, documents, data, programmes, software and other material (in whatever form stored), owned by the Company, Jarl or held by the Seller and Seller Affiliates, but only to the extent to which they relate to the Company, Jarl or the Business, including all: (a) minute books, statutory books and registers, books of account and copies of taxation and other returns and related correspondence; (b) title deeds and other documents of title and related correspondence; (c) Authorisations; (d) sales literature, market research reports, brochures and other promotional material; (e) sales and purchasing records;

Corrs Chambers Westgarth (f) lists of all regular suppliers and customers; (g) price lists, pricing models and sales and marketing materials; (h) trading and financial records; (i) contracts; (j) employee records, including those required to be kept under the Fair Work Act 2009 (Cth) and the Fair Work Regulations 2009 (Cth); (k) insurance policies and certificates of currency of insurance held by the Company and Jarl; and (l) all information with respect to the Petroleum Tenements including surveys, maps, mosaics, aerial photographs, electromagnetic tapes, electromagnetic or optical disks, sketches, drawings, memoranda, drill cores, logs of drill cores, geophysical, geological, drill maps, geochemical sampling and assay reports, notes and other relevant information and data in whatever form. Buyer Group Company The Buyer Guarantor and its subsidiaries (excluding the Company and Jarl). Buyer Guarantor Shares Fully paid ordinary shares in the Buyer Guarantor. Buyer Warranties The warranties and representations of the Buyer or Buyer Guarantor, as applicable, set out in schedule 9 (4). Central Farm-out Agreements The agreements entered into by the Buyer Guarantor and certain of the Buyer Group Companies with each of Santos QNT Pty Ltd and TOTAL GLNG Australia and its relevant subsidiaries relating to the farming out of interests in certain of the Central Petroleum Tenements to each of Santos QNT Pty Ltd and TOTAL GLNG Australia. Central Farm-out Petroleum Tenements The Central Petroleum Tenements subject to the Central Farm-out Agreements. Central Petroleum Tenements The petroleum exploration, retention or production licences, permits and authorities located in South Australia, Queensland, Northern Territory and Western Australia in which the Buyer Guarantor or any Buyer Group Company has an interest,

Corrs Chambers Westgarth including applications for such tenements. Claim Any allegation, debt, cause of action, cause, liability (whether actual, contingent or prospective), claim, demand, dispute, proceeding, suit, investigation or audit of any nature and whether present or future, fixed or unascertained, actual or contingent, arising at law, in equity, under statute or otherwise. Clear Exit Payment A payment or payments made to satisfy section 721-35 of the ITAA 1997 when an entity leaves the Seller Consolidated Group in respect of a Tax Related Liability. Company Magellan Petroleum (N.T) Pty. Ltd. ACN 009 718 183. Company Shares The 2,267,412 fully paid ordinary shares in the capital of the Company. Completion Settlement of the sale and purchase of the Sale Shares, and Seller Assets in accordance with clause 18 and Complete has a corresponding meaning. Completion Date The first Business Day following the fulfilment or waiver of all the conditions in clause 7.1 provided that the Completion Date may not occur prior to February 28, 2014. Completion Time The time immediately before Completion occurs. Condition Each condition set out in clause 7.1. Consideration Shares The number of Buyer Guarantor Shares calculated in accordance with the following formula: $15,000,000 VWAP Consolidated Group A ‘consolidated group’ or a ‘MEC group’ as those terms are defined in section 995-1 of the ITAA 1997. Contaminant Any substance, gas, liquid, chemical, mineral or other physical or biological matter that presents a risk of harm to human health or the Environment or that is controlled, prohibited or regulated from time to time by any Environmental Law, including by- products and derivatives of any such matter. Contamination The presence of any Contaminant in air, land or water at a concentration above the concentration at which it is naturally present at the same locality and

Corrs Chambers Westgarth which presents a risk of harm to human health or the Environment. Contract A contract, agreement, arrangement or commitment entered into by the Company before Completion which is not fully performed as at Completion. Control The meaning given in section 50AA of the Corporations Act. Controller The meaning given in the Corporations Act. Corporations Act The Corporations Act 2001 (Cth). Data Room Documentation All documentation listed in the data room index and supplementary indices signed by the Buyer and the Seller and bearing the date of this Deed, comprising annexure E. Deed Means this Share Sale and Purchase Deed. Deposit Banker's Undertaking Means a banker's undertaking in the amount of $1,000,000, in substantially the same form as the banker's undertaking set out in annexure G, issued by a major Australian trading bank and redeemable at a Brisbane branch.. Dingo Contracts The contracts for preliminary survey, assessment work, environmental and cultural heritage clearances in relation to the development of the Dingo Field, entered into by the Seller or a Seller Affiliate and identified in schedule 14. Dingo Field The area of retention lease (RL) 2. Dingo Field Completion Accounts The accounts to be prepared in accordance with schedule 3 for the purpose of determining the Dingo Field Costs. Dingo Field Costs The meaning in schedule 2 (1.1). Dingo GSA The meaning given in the definition of Material Contracts. Dingo Royalty Interests The royalty interests and obligations enforceable against the Company and Jarl arising under each of the following: (a) Deed of Overriding Royalty between the Company and Jarl dated 25 September 1964 as assigned in proportions to each of the following parties: (i) 0.2% to Duncan McNaughton and Mrs McNaughton;

Corrs Chambers Westgarth (ii) 0.1% to Diane Alexandria Finstrom; (iii) 0.1% to Shelia Ann Shook; (iv) 0.1% to Janet Ellen Denham; (v) 0.25% to Roy Hopkins; (vi) 0.80% to the Seller; (vii) 0.45% to Canso Oil & Gas Inc; and (viii) 1.25% to Jarl; and (b) Deed of Overriding Royalty between the Guarantor, Mildred M Hembdt and Ethel A Hembdt dated 28 December 1961; and (c) royalty payable to the Central Land Council (CLC), which is in the course of being negotiated between Company and CLC. Director A director of the Buyer Guarantor. Disclosure Letter A letter from the Seller to the Buyer which contains disclosures in respect of the Seller Warranties, comprising annexure F. Disclosure Material All: (a) Data Room Documentation; (b) information contained in this Deed; (c) information disclosed in the public filings with the United States Securities Exchange Commission for or by the Seller Guarantor in the 12 months prior to the Execution Date; and (d) information contained in the Disclosure Letter. Dispute Notice The meaning given in schedule 3 (4.1) (as applicable). Disputed Matters The meaning given in schedule 3 (4.1(a)) (as applicable). Duty Any: (a) stamp, landholder, land rich, transaction or registration duty or similar charge or impost that is assessed, levied, imposed or collected by any Government Agency; and (b) interest, penalty, charge, fine or fee or other amount of any kind assessed, charged or imposed on or in respect of any of the above.

Corrs Chambers Westgarth Effective Date Means the first calendar day following the Completion Date. Employee Entitlements The aggregate of all unpaid amounts and benefits to which any person employed by the Seller as an employee immediately prior to Completion (Employee) is entitled as at the Completion Date for amounts in the “Estimated Retrenchment Liability” and “Leave Summary and Liability” schedules as at 28 February 2014 disclosed in the Data Room Documentation, which may be amended to account for the extra days until actual Completion Date in respect of: (a) annual leave, long service leave and personal leave, accrued or arising in respect of the Employee for the period of the Employee’s employment by the Seller before Completion; and (b) termination of employment for redundancy or severance under a contract and the required notice period for such termination. Encumbrance Any: (a) interest in or right over property and anything which would at any time prevent, restrict or delay the registration of any interest in or dealing with property; and (b) Security Interest. Environment All components of the earth including: (a) land, air and water; (b) any layer of the atmosphere; (c) any organic or inorganic matter; (d) any living organism; and (e) any natural or manmade or modified features or structures, and includes ecosystems and all elements of the biosphere. Environmental Authorisation Means an Authorisation required under any Environmental Law in order for the Company to conduct the Business. Environmental Harm Means any direct or indirect alteration of the Environment that has the effect of degrading the

Corrs Chambers Westgarth Environment in breach of Environmental Laws. Environmental Law Any law concerning Environmental Matters. Environmental Matters Environmental Warranties Any of the following matters: (a) the protection of human health or the Environment; (b) Contamination; (c) the emission of Contaminants, noise, odour, vibration or electromagnetic fields; (d) the production, use, handling, storage, transportation, deposit or disposal of Contaminants; (e) conservation, heritage or natural resources; (f) threatened, endangered or other flora and fauna species; (g) town planning; or (h) climate change. The warranties provided for at schedule 8(12) Escrow Agent Means Corrs Chambers Westgarth. Execution Date The date on which the last of the parties executes this Deed. Expert In the case of a dispute under schedule 3 (4), the Accounting Expert. External Administrator A liquidator, provisional liquidator, Controller or administrator. Facility Agreement The Facility Agreement between the Buyer and Macquarie dated on or about the date of this Deed. Funds Means the funds to be provided by Macquarie to the Buyer pursuant to the Facility Agreement to the extent required by the Buyer to finance the Base Purchase Price. Gas Price Bonus The meaning in schedule 2 (2). Gas Price Bonus Discharge Payment The meaning given in schedule 2 (2(f)). Good Faith Means: (a) to cooperate for the agreed period (and if no agreement, for a reasonable period) in an

Corrs Chambers Westgarth attempt to achieve the objective; (b) compliance with honest standards of conduct; (c) compliance with standards of conduct that are reasonable having regard to the interests of the parties, and the terms of, and intention of the parties in relation to, this Deed; and (d) to not act arbitrarily or capriciously, and without the intention to do anything to impede or restrict any other party’s performance of this Deed, but excludes any: (a) fiduciary obligations; and (b) requirement to act in a manner that will or may conflict with a party’s bona fide commercial interests. Government Agency Any government, whether federal, state, territorial, local, including any administrative or judicial body, department, commission, authority, instrumentality, tribunal, regulator, agency or entity of any such government. Gross Negligence or Wilful Misconduct Means any act or failure to act (whether sole, joint or concurrent) by any person or entity that was intended to cause, or was in reckless disregard of or wanton indifference to, harmful consequences such person or entity knew, or should have known, such act or failure would have on the safety or property of another person or entity. GST Act A New Tax System (Goods and Services Tax) Act 1999 (Cth). GST Group The meaning given in the GST Law. GST Joint Venture The meaning given in the GST Law. GST Law The meaning given in the GST Act. Guaranteed Party In the case of the Seller Guarantor, the Seller and in the case of the Buyer Guarantor, the Buyer. Guarantor Each of the Seller Guarantor and the Buyer Guarantor. Head Company The Seller as the head company of the Seller Consolidated Group. Income Revenue of any type or nature in connection with the Business, the Assets, the Seller Assets or the

Corrs Chambers Westgarth Property, and includes refunds, including without limitation, any Tax or royalty refund or credit. Income Tax Act ITAA 1936 and ITAA 1977 or either of them, as applicable. Indirect Tax Law The meaning given in ITAA 1997. Insolvent The meaning given in clause 26.1(d). Insurances The meaning given in schedule 8 (17.3). Intellectual Property Rights All intellectual property rights including current and future registered and unregistered rights in respect of trade marks, trade names, logos and associated get-up, designs, patents, inventions, discoveries, circuit layouts, copyright and analogous rights, whether conferred by statute, common law or equity. ITAA 1936 The Income Tax Assessment Act 1936 (Cth). ITAA 1997 The Income Tax Assessment Act 1997 (Cth). Jarl Jarl Pty. Ltd. ACN 009 699 183. Jarl Shares The 2 fully paid ordinary shares in the capital of Jarl. Land Outgoings All local authority rates, land tax and other outgoings relating to the Alice Springs Property. Lease A lease, sublease, tenancy or other occupancy right in relation to a Leased Property. Lease Outgoings Rent, fees and other outgoings in respect of each Business Equipment Lease and the Business Property Lease. Leased Property Each property described in item 2 of schedule 10. Liabilities Means Claims, Losses, liabilities, costs or expenses of any kind and however arising, including penalties, fines and interest and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable. Listing Rules The listing rules of ASX. Loss All losses, costs, charges, damages, expenses and other liabilities arising out of or in connection with a fact, matter or circumstance, including all legal and other professional expenses incurred in connection with investigating, disputing, defending or settling any Claim, or proceeding relating to that fact, matter

Corrs Chambers Westgarth or circumstance. Macquarie Macquarie Bank Limited ABN 46 008 583 542. Material Buyer Share Issue Issue and allotment of that number of Buyer Guarantor Shares which upon issue will represent not less than 5% of the total issued shares in the Buyer Guarantor. Material Contract A Contract which may reasonably be expected to be material to the Company or to the Business, including each of : (a) Santos Agreement; (b) Gas Transportation Agreement Amadeus Gas Pipeline Magellan Petroleum (NT) Pty Ltd Parking Service between APT Pipelines (NT) Pty Limited ACN 075 733 336 and the Company dated 25 May 2012 (Parking Agreement); (c) Gas Supply and Purchase Agreement – Dingo Field between Power and Water Corporation ABN 15 947 352 360 (as buyer) and the Company (as seller) dated 12 September, 2013 (Dingo GSA); and (d) the Santos GSA. Mereenie GST Joint Venture The GST Joint Venture of which the Company was a participant, and of which Santos Limited (or a Related Body Corporate of Santos Limited) is and/or was the joint venture operator. MPA Royalty Interests Those parts or fractions of the Royalty Interests which are payable to the Seller, the Company or their Related Bodies Corporate but not including Royalty Interests payable to Jarl on account of or for distribution to third parties. Non-MPA Royalty Interests Those parts or fractions of the Royalty Interests which are payable to persons other than the Seller, the Company or their Related Bodies Corporate but including Royalty Interests payable to Jarl on account of or for distribution to persons other than the Seller, the Company or their Related Bodies Corporate. Other Group Members The Related Bodies Corporate of each of the Seller and the Company who are the other parties to the Tax Funding Agreement. Outgoings Costs and expenses of any type or nature in connection with the Business, the Assets, the Seller

Corrs Chambers Westgarth Assets, the Royalty Interests or the Property, including, and includes payments, including without limitation, the Land Outgoings, the Lease Outgoings, and any Tax or royalty payments but excluding the Dingo Field Costs. Owned Property Each property described in item 1 of schedule 10. Palm Valley Field The area within production licence (OL) 3. Palm Valley GSAs The Santos GSA, in respect of gas originating and produced from the Palm Valley Field, and each other gas supply agreement in respect of gas originating and produced from the Palm Valley Field which may be entered into by the Company, the Buyer or a Related Body Corporate of the Buyer on or after Completion. Palm Valley GST Joint Venture The GST Joint Venture of which the Company is a participant, and of which the Seller is the joint venture operator. Palm Valley Royalty Interests The royalty interests and obligations enforceable against the Company and Jarl arising under each of: (a) Deed of Overriding Royalty between the Company and Jarl dated 25 September 1964 as assigned in proportions to each of the following parties: (i) 0.2% to Duncan McNaughton and Mrs McNaughton; (ii) 0.1% to Diane Alexandria Finstrom; (iii) 0.1% to Shelia Ann Shook; (iv) 0.1% to Janet Ellen Denham; (v) 0.93750% to Hembdt Associates, LLC; (vi) 0.54375% to Canso Resources Limited; and (vii) 1.26875% to Jarl;. (b) Deed of Overriding Royalty between the Guarantor, Mildred M Hembdt and Ethel A Hembdt dated 28 December 1961; and (c) Royalty Agreement PL3 between the Company, Canso Resources Limited, Farmout Drillers NL, C.D. Resources Pty Ltd, Ampolex (PPL) Pty Limited, Santos Limited, Southern Alloys Venture Pty Limited,

Corrs Chambers Westgarth International Oil Pty Ltd and the Minister of Mines and Energy dated 12 February 1991; and (d) 2.5% royalty to Central Land Council payable pursuant to an agreement dated 9 November 1982 as increased by agreement dated 21 April 2004. Parking Agreement The meaning given in the definition of Material Contract. Payee The meaning given in clause 24.4(a). Payout Demand The meaning given in schedule 2 (2(f)). Permitted Encumbrance Means in relation to the Company: (a) each Encumbrance listed in schedule 12 (3); (b) any Encumbrance granted by the Company in connection with property sold to the Company on retention of title terms while the money secured by the retention of title is not due for payment; (c) any netting or set-off arrangement entered into by the Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; (d) a lien which arises by operation of law to secure the payment of Taxes or money for services performed in relation to property while the money secured by that lien is not due for payment; and (e) any Encumbrance granted by the Company in connection with: (i) a transfer of an account or chattel paper (each as defined under the PPSA); (ii) a commercial consignment as defined under the PPSA; (iii) a PPS lease as defined under the PPSA; to the extent that the transaction does not secure payment or performance of an obligation. Petroleum Tenements Retention Licence (RL) 2 (Dingo Field) and Production Licence (OL) 3 (Palm Valley) each

Corrs Chambers Westgarth administered under the Petroleum Act of the Northern Territory. Plant and Equipment Plant, equipment, vehicles, furniture, fixtures and fittings listed in the assets register in annexure D, all the plant and equipment located at the Dingo Field, and all the plant and equipment located at the Palm Valley Field for the production, gathering, treatment and export of natural gas produced at the Palm Valley Field including: (a) permanent wellhead facilities for nine producing and suspended wells; (b) a central treatment plant (CTPPV); (c) compression, separation and gas dehydration at the CTPPV; (d) flowlines between the wellhead sites and CTPPV; (e) produced water treatment and reinjection facilities in evaporation pond; (f) gas export pipeline and metering; and (g) associated civil works, power generation, camp, vehicles and workshops. PPS Register The ‘register’ as defined in the PPSA. PPSA The Personal Property Securities Act 2009 (Cth). Pre Completion Tax Event The meaning given in clause 23.2(a). Proceedings Any civil, criminal, administrative or arbitral proceedings, mediation or other form of alternative dispute resolution (whether or not held in conjunction with any civil, criminal, administrative or arbitral proceedings), in which a monetary or non- monetary claim is made. Property Each Owned Property, Leased Property, Business Leasehold Property and the Alice Springs Property. PRRTA Act The Petroleum Resource Rent Tax Assessment Act 1987 (Cth) as amended from time to time. Public Records Each of the following: (a) the company registers maintained by ASIC in relation to the Company as at 2 December 2013; (b) the Organisation and Business Names

Corrs Chambers Westgarth register maintained by ASIC in relation to the Company as at 2 December 2013; (c) the PPS Register in relation to the Company (including its Australian Company Number, name and Australian Business Number) as at 5 December 2013; (d) registers or certificates of: (i) title; (ii) permitted use; and (iii) contamination; maintained by the land titles office in the Northern Territory between 2 and 6 December 2013 in relation to the Properties; (e) the following registers in relation to the Properties: (i) Northern Territory Environment Protection Authority’s register under the Waste Management and Pollution Control Act 1998 (NT) as at 4 December 2013; (f) records or registers of any relevant Governmental Agencies in relation to the Properties between 2 and 6 December 2013 with responsibility for: (i) water and sewerage; (ii) planning; (iii) heritage; (iv) native title; (v) council rates; (vi) land tax; (vii) main roads; and (viii) electricity distribution, retailing or generation; and (g) searches of the following courts in relation to the Company conducted between 2 December and 11 December 2013: (i) the Supreme Courts of Queensland, Western Australia, New South Wales,

Corrs Chambers Westgarth Victoria, South Australia, Northern Territory, Australian Capital Territory and Tasmania; (ii) the District and County Courts (as applicable) of Queensland, Western Australia, New South Wales, Victoria, South Australia, Northern Territory, Australian Capital Territory and Tasmania; (iii) the Federal Magistrates Court; (iv) the Federal Court of Australia; and (v) the High Court of Australia. Related Body Corporate The meaning given in the Corporations Act. Related Party Debt Any debt, whether documented or not, owed by the Company or Jarl to the Seller or any Seller Affiliate, including those set out in schedule 13 (1), other than an amount owing in the ordinary course of trading on arm’s length terms which are documented in writing but does not include the Non- MPA Royalty Interests. Related Party Receivable Any debt, whether documented or not, owed to the Company or Jarl by the Seller or any Seller Affiliate, including those set out in schedule 13 (2), but does not include the Non-MPA Royalty Interests. Relative The meaning given in the Corporations Act. Released Tax Claims means all Liabilities, including counterclaims, arising from or connected with: (a) all Tax and Tax Related Liability of Seller Guarantor, Seller, Company and Jarl that: (i) arises from or relates to any actual or deemed income, profits or gains earned, received or arising before the Completion; or (ii) is attributable to any event occurring before Completion, including the payment of any Permitted Dividend; and (b) all Liabilities of Seller Guarantor and Seller for Tax Costs incurred by them or on their behalf, to the extent that those Tax Costs arise from,

Corrs Chambers Westgarth or relate to, any of the matters referred in paragraph (a), whether or not the Liabilities are or could be known to a party at the time of entering into this Deed. Replacement Seller Director Has the meaning given in clause 4.3(a). Retained Seller Contracts Has the meaning given in clause 14.3. Royalty Interests Each of the Dingo Royalty Interests and Palm Valley Royalty Interests. Royalty Termination Deeds Means the royalty termination deeds provided in Annexure I. Sale Shares Means the: (a) Company Shares; and (b) Jarl Shares. Santos Agreement The sale agreement between Santos QNT Pty Ltd, Santos Limited and the Company dated 14 September 2011, and varied by the parties to that agreement on 2 February 2012. Santos Bonus Payment All moneys payable to the Company under the Santos Agreement if production from the Mereenie field reaches stated thresholds, as payable in accordance with clause 11 of the Santos Agreement. Santos Bonus Payment Rights The Company’s right to receive the Santos Bonus payment and all rights and interests of the Company under clause 11 (and associated schedules) of the Santos Agreement. Santos Consent The meaning given in clause 7.1(a)(iii). Santos GSA The Gas Supply and Purchase Agreement between Santos Limited ABN 80 007 550 923, Santos QNT Pty Ltd ABN 33 083 077 196 (as buyers) and the Company (as seller) dated 14 September, 2011. Second Instalment The meaning given in clause 3.2(b)(ii). Second Instalment Banker's Undertaking A banker's undertaking in the amount of $1,500,000, which will form part of the Second Instalment, in substantially the same form as the banker's undertaking set out in annexure H and that cannot be drawn until on or after 15 April, 2014, and issued by a major Australian trading bank and

Corrs Chambers Westgarth redeemable at a Brisbane branch. Security Interest Any interest or right which secures the payment of a debt or other monetary obligation or the compliance with any other obligation, including any: (a) mortgage; (b) security interest under the PPSA; (c) retention of title to any property; and (d) right to set off or withhold payment of any deposit or other money. Seller Affiliate Each: (a) Related Body Corporate of the Seller; (b) entity Controlled by the Seller or a Related Body Corporate of the Seller; (c) officer or employee of: (i) the Seller; (ii) a Related Body Corporate of the Seller; or (iii) an entity Controlled by the Seller or a Related Body Corporate of the Seller; or (d) entity Controlled by, or a Relative of, a person referred to in paragraph (c), from time to time. Seller Assets The assets owned by the Seller and Seller Affiliates that are used in the conduct of the Business identified in annexure C. Seller Consolidated Group The Consolidated Group of which the Seller is the ‘head company’ or a ‘subsidiary member’ within the meaning given in section 995-1 of the ITAA 1997. Seller Contracts The contracts between the Seller or the Seller Affiliates and third parties that are used in the conduct of the Business identified in the contract register in annexure A. Seller Director The Director appointed to the Board in accordance with clause 4. Seller Group Names Each of the following: (a) Magellan; and

Corrs Chambers Westgarth (b) Magellan Petroleum. Seller GST Group The GST Group of which the Company is a member, and of which the Seller is the representative member. Seller Warranties The warranties and representations of the Seller set out in schedule 8. Subscription Completion The occurrence of the events at clause 5.3. TAA Taxation Administration Act 1953 (Cth). Tax Any: (a) Past, present or future tax, levy, impost, fee, charge, duty, excise, customs, royalty, rate, compulsory loan, deduction, penalty, withholding or surcharge that is assessed, levied, imposed or collected by any Government Agency; (b) unless the context requires otherwise, Duty and GST; and (c) interest, penalty, charge, fine or fee or other amount of any kind assessed, charged or imposed on or in respect of any of the above. Tax Costs All costs and expenses incurred in: (a) managing an inquiry; or (b) conducting any litigation, dispute, process, alternative dispute resolution process or similar action, in relation to a Tax, but does not include a Tax. Tax Demand A Claim by a Government Agency administering a Tax which gives rise, or is likely to give rise, to a Warranty Claim Tax Funding Agreement The Tax Funding Agreement dated 20 July 2005 between the Seller, the Company, Jarl, United Oil & Gas Co. (N.T.) Pty Ltd, Magellan Petroleum (W.A.) Pty Ltd, Magellan Petroleum (Eastern) Pty Ltd, Magellan Petroleum (Ventures) Pty Ltd and Paroo Petroleum Pty Ltd. Tax Law Any law under which Tax is assessed, levied, imposed, collected or administered, and includes the Income Tax Act. Tax Related Liability Has the meaning ascribed to that term by s 721-

Corrs Chambers Westgarth 10(2) of the ITAA 1997. Tax Return Any return relating to Tax, including any document which: (a) must be lodged with a Government Agency administering a Tax; or (b) a taxpayer must prepare and retain under a Tax Law (such as an activity statement, amended return, schedule or election and any attachments). Tax Sharing Agreement The Tax Sharing Deed dated 20 July 2005 between the Seller, the Company, Jarl, United Oil & Gas Co. (N.T.) Pty Ltd , Magellan Petroleum (W.A.) Pty Ltd , Magellan Petroleum (Eastern) Pty Ltd, Magellan Petroleum (Ventures) Pty Ltd and Paroo Petroleum Pty Ltd, as amended or acceded to from time to time. Tax Warranties The Seller Warranties in schedule 8 (18). Third Party Claim A Claim made by a person or entity (other than the parties), other than a Tax Demand, which gives rise, or is likely to give rise, to a Warranty Claim. Third Party Debt All: (a) borrowings or other indebtedness of the Company under any bank facility, overdraft, bond, note, debenture, bank guarantee facility (whether cash-backed or otherwise) or finance lease; (b) interest accrued on such borrowings or other indebtedness and all fees, expenses and penalties required to be paid to discharge such borrowings or other indebtedness; and (c) dividends or other distributions of the Company which (other than a Permitted Dividend) are declared or accrued but unpaid; but excluding: (d) Related Party Debts; and (e) trade debts of the Company incurred in the ordinary course of business. Title Warranties Each of the following Seller Warranties: (a) schedule 8 (4.1); (b) schedule 8 (4.2); and

Corrs Chambers Westgarth (c) schedule 8 (10.1) but only as it relates to the Petroleum Tenements. Total Purchase Price The meaning at clause 3.1. Trading Day Has the meaning given to that term in the Listing Rules. VWAP The arithmetic average rounded to the nearest full cent of the daily volume weighted average sale price of Buyer Guarantor Shares sold on ASX during the period of ten Trading Days on which Buyer Guarantor Shares are traded on ASX ending on the Trading Day prior to the Execution Date, calculated using the Bloomberg page “AQR” or, if that page is unavailable or has been discontinued, calculated by ASX using its standard method of calculation. Warranty Claim A Claim by the Seller, Buyer or Buyer Guarantor against the other relevant party for breach of a Buyer Warranty or Seller Warranty as applicable. 1.2 Additional definitions in schedules The schedules contain certain additional definitions. 2 Sale and purchase 2.1 Sale and purchase of Sale Shares On the Completion Date, the Seller must sell the Sale Shares to the Buyer, free from all Encumbrances (other than the Permitted Encumbrances), and the Buyer must purchase the Sale Shares for the Total Purchase Price, and otherwise on the terms set out in this Deed. 2.2 Transfer of rights of Sale Shares On the Completion Date the Seller must transfer the Sale Shares to the Buyer with all rights, including dividend rights, which are attached or accruing to them on and from the Execution Date. 2.3 Transfer of Seller Assets The Seller as legal and beneficial owner must transfer or cause the relevant Seller Affiliate to transfer the Seller Assets free from all Encumbrances (other than the Permitted Encumbrances) to the Company or the Buyer or the Buyer Guarantor (as described in annexure C) at Completion on the terms set out in this Deed. 2.4 Title and Property of Seller Assets Title to, risk and property in the Seller Assets:

Corrs Chambers Westgarth (a) until Completion, remains solely with the Seller or the relevant Seller Affiliate; and (b) subject to the provisions in this Deed, passes to the Company or the Buyer or the Buyer Guarantor (as described in annexure C) with effect from Completion. 2.5 Apportionment of Total Purchase Price The parties agree to apportion the Total Purchase Price pursuant to schedule 4. 3 Purchase Price 3.1 The Total Purchase Price The Total Purchase Price payable by the Buyer for the Sale Shares and the Seller Assets is the aggregate of: (a) the Base Purchase Price; (b) the Consideration Shares; (c) the Dingo Field Costs; and (d) the Gas Price Bonus. 3.2 The Base Purchase Price (a) The Base Purchase Price is $20 million. (b) The Base Purchase Price must be paid by the Buyer to the Seller in the following instalments: (i) $15 million on the Completion Date; and (ii) $5 million on or before 15 April, 2014 (Second Instalment) in accordance with clause 3.6. 3.3 Additions to Base Purchase Price (a) The component of the Total Purchase Price consisting of the Dingo Field Costs shall be calculated in accordance with schedule 2 (1). (b) The Gas Price Bonus shall be calculated in accordance with schedule 2 (2). (c) On the Completion Date, the Buyer Guarantor must issue the Consideration Shares to the Seller in accordance with clause 5. 3.4 Deposit Banker's Undertaking (a) On the Execution Date, the Buyer must give two Deposit Banker's Undertakings to the Escrow Agent, to be dealt with in accordance with this clause 3.4. (b) The Escrow Agent must retain the Deposit Banker's Undertakings until their release under clause 3.4(c) , 3.4(d) , 3.4(e) or 3.4(f).

Corrs Chambers Westgarth (c) If Completion occurs, and subject to clause 3.6, the Seller is entitled absolutely to each of the Deposit Banker's Undertaking and the Buyer and Seller must cause the Escrow Agent to give each Deposit Banker's Undertaking to the Seller on 15 April 2014. (d) If this Deed is terminated due to the default of the Buyer or the Buyer Guarantor, the Escrow Agent must immediately deliver the two Deposit Banker's Undertakings to the Seller, and the Seller and Buyer must do all things required on their part to cause the Escrow Agent to do this. Forfeiture of the two Deposit Banker's Undertakings to the Seller shall be without prejudice to or limitation of any rights which a party may have either at law, in equity or under statute or under this Agreement. (e) If this Deed is terminated due to the default of the Seller or a Seller Affiliate, or due to a failure in satisfaction or waiver of a Condition (other than the Condition at clause 7.1(h)), then immediately after such termination the Escrow Agent must return the two Deposit Banker's Undertakings to the Buyer, and the Seller and Buyer must do all things required on their part to cause the Escrow Agent to do this. In the case where this Deed is terminated due to the default of the Seller or a Seller Affiliate, return of the two Deposit Banker's Undertakings to the Buyer shall be without prejudice to or limitation of any rights which a party may have either at law, in equity or under statute or under this Agreement. (f) If this Deed is terminated due to a failure in satisfaction or waiver of the Condition at clause 7.1(h), then immediately after such termination the Escrow Agent must return one of the Deposit Banker's Undertakings to the Buyer, and must deliver the other Deposit Banker’s Undertaking to the Seller and the Seller and Buyer must do all things required on their part to cause the Escrow Agent to do this. In the case where this Deed is terminated due to a failure in satisfaction or waiver of the Condition at clause 7.1(h), return of the Deposit Banker's Undertakings shall be without prejudice to or limitation of any rights which a party may have either at law, in equity or under statute or under this Agreement. (g) Each of the Seller and Buyer does what is required of it to cause the Escrow Agent to deliver or return the Deposit Banker’s Undertakings in accordance with this clause 3.4, if it does what is required of it under the deed entered into with the Escrow Agent to allow the Escrow Agent to return or deliver the Deposit Banker’s Undertakings in accordance with this clause. (h) Where the Seller receives a Deposit Banker’s Undertaking in accordance with this clause 3.4 then it may draw down or otherwise deal with that undertaking in its absolute discretion. 3.5 Adjustment Amount Any amount to be paid by the Seller to the Buyer, the Company or Jarl for breach of warranty or under any indemnity in this Deed shall when paid be deemed to represent a reduction to the Total Purchase Price.

Corrs Chambers Westgarth 3.6 Payment of Second Instalment The payment of the Second Instalment will be satisfied in accordance with this clause 3.6. (a) If Completion occurs, the two Deposit Banker's Undertakings will form part of the Second Instalment. (b) If Completion occurs, the Buyer must give the Second Instalment Banker's Undertaking on the Completion Date to the Escrow Agent. If Completion occurs, on 15 April 2014, the Escrow Agent must deliver the Deposit Banker’s Undertakings and the Second Instalment Banker's Undertakings to the Seller. (c) If Completion occurs, each of the Seller and Buyer must cause the Escrow Agent to deliver the Deposit Banker’s Undertakings and the Second Instalment Banker’s Undertakings to the Seller in accordance with this clause 3.6, and it will do so if it does what is required of it under the deed entered into with the Escrow Agent to allow the Escrow Agent to deliver the Deposit Banker’s Undertakings and the Second Instalment Banker’s Undertaking to the Seller in accordance with this clause. (d) If Completion occurs, on or before 15 April 2014, the Buyer must pay $1.5 million to the Seller. 4 Appointment of the Seller Director 4.1 Right to nominate the Seller Director On and from Subscription Completion (being the events at clause 5.3) subject to clause 4.2, and by no later than 5 Business Days after Subscription Completion, the Seller has the right, but not the obligation, to nominate as director to the Board (the Seller Director), J Thomas Wilson or such other person as approved by the nominee Board (which approval shall not be unreasonably withheld provided the nominee Board is satisfied such other person is reputable and suitably qualified). 4.2 Appointment of the Seller Director (a) The Buyer Guarantor agrees that it will, within five Business Days of receiving a signed consent to act and executed final documentation referred to in clause 4.4(a), appoint the Seller Director to the Board. (b) The Seller acknowledges any Seller Director appointed under this clause 4.2 holds office only until the next general meeting of the Buyer Guarantor and is then eligible for re-election at that meeting. (c) After the appointment of the Seller Director, the Buyer Guarantor must use all reasonable endeavours to procure that the Board: (i) ensures that the Seller Director is proposed for election as a Director at the next general meeting of shareholders of the Buyer Guarantor convened after the appointment; and

Corrs Chambers Westgarth (ii) subject to each Director's fiduciary duties and the Buyer Guarantor 's corporate governance policies, supports the election of the Seller Director at the next general meeting of shareholders of the Buyer Guarantor convened after the appointment of the Seller Director, and at all subsequent general meetings of shareholders of the Buyer Guarantor at which the Seller Director is due for re- election. 4.3 Appointment of Replacement Seller Director (a) If the Buyer Guarantor shareholders do not approve the resolution to elect the Seller Director, the Seller may nominate a replacement director of the Board (Replacement Seller Director) subject to the prior approval of the nominee Board (which approval shall not be unreasonably withheld provided the nominee Board is satisfied such person is reputable and suitably qualified). (b) If a Replacement Seller Director is nominated, clauses 4.2 and 4.3(a) will apply as if the references to “Seller Director” were to “Replacement Seller Director”. 4.4 Terms of appointment (a) Subject to clause 4.4(b), any of the Seller Director or Replacement Seller Director appointed in accordance with this clause 4 must be appointed substantially on the same terms as the most recent non- executive director appointed to the Board who signed such terms prior to the Seller Director or Replacement Seller Director's appointment, including terms of remuneration and the right to enter into a deed of access and indemnity with the Buyer Guarantor on terms substantially the same as existing deeds of access and indemnity between the Buyer Guarantor and the Director who signed such terms most recently prior to the Seller Director or Replacement Seller Director's appointment. (b) The Buyer Guarantor will reimburse the Seller Director or Replacement Seller Director, where they reside in the United States, the reasonable costs of travelling from the United States to Australia and return and accommodation, for: (i) attendance at the Buyer Guarantor's Annual General Meeting; and (ii) all other reasonable travel and accommodation costs incurred in carrying out his or her duties as a director of the Buyer Guarantor, subject to the Buyer Guarantor's chairperson's prior written approval. 4.5 Cessation of Seller Director (a) In the event the Seller or the Seller Affiliates holds in aggregate: (i) less than 22,000,000 Consideration Shares; or (ii) an amount of Buyer Guarantor Shares representing less than 5% of the total Buyer Guarantor Shares on issue from time to time,

Corrs Chambers Westgarth Seller must cause the Seller Director not to seek re-election to the Board at the next annual general meeting at which the Seller Director must retire and not stand for re-election and clauses 4.2, 4.3 and 4.4(b) shall not apply. 5 Consideration Shares 5.1 Issue On the Completion Date the Buyer must pay part of the Total Purchase Price by causing the issue by the Buyer Guarantor to the Seller of the Consideration Shares. 5.2 Constitution On issue of any of the Consideration Shares, the Seller agrees that it will be bound by the constitution of the Buyer Guarantor. 5.3 Subscription Completion At Completion, the Buyer Guarantor must: (a) issue or procure the issue to the Seller of the Consideration Shares free from all Encumbrances on the basis that they rank equally in all respects, including in respect of any rights, with Buyer Guarantor Shares on issue at the Execution Date; (b) enter the name and address of the Seller in the register of members of the Buyer Guarantor in respect of the Consideration Shares; (c) give to the Seller an extract of the minutes of a meeting of the Board, certified by the company secretary of the Buyer Guarantor as a true extract, resolving to approve: (i) the issue of the Consideration Shares to the Seller; and (ii) the update of the register of Shareholders to take account of the issue of the Consideration Shares to the Seller; and (iii) subject to receiving a signed consent to act, the appointment of the Seller Director to the Board with effect on and from the Completion Date; (d) give, at the election of the Seller, within 5 Business Days, a CHESS holding statement or an issuer-sponsored holding statement in respect of the Consideration Shares; and (e) give to the Seller a draft of the notice referred to in clause 5.5. 5.4 Quotation of Shares The Buyer Guarantor will apply to ASX for, and use all reasonable endeavours to obtain, official quotation of the Consideration Shares within one Business Day of the relevant allotment to the Seller.

Corrs Chambers Westgarth 5.5 Cleansing notice The Buyer Guarantor must provide a notice given under section 708A(5)(e)(i) of the Corporations Act which complies with the requirements of section 708A(6) of the Corporations Act to ASX within one Business Day of the date the Consideration Shares are issued to the Seller and such notice must confirm that the Buyer Guarantor has not withheld any excluded information for the purposes of section 708A(6)(e). 6 Apportionment of Expenditure and Costs 6.1 The Basic Principle The parties acknowledge and agree that: (a) All Income of the Company and Jarl relating to the period prior to and including the Completion Date shall be received by or be for the benefit of the Seller and all Outgoings of the Company and Jarl (except for those relating to the Dingo Field Costs) relating to the period prior to and including the Completion Date shall be met by the Seller. (b) All Income of the Company and Jarl relating to the period on and from the Effective Date shall be received by or be for the benefit of the Buyer and all Outgoings of the Company and Jarl relating to the period on and from the Effective Date shall be met by the Buyer. 6.2 Related Party Debts and Receivables (a) All Related Party Receivables and Related Party Debts arising on or before the Completion Date shall be offset, forgiven or cancelled on or before the Completion Date. (b) The parties shall have no claim against each other for any such actions. (c) After Completion, the Buyer and the Buyer Guarantor must ensure that the Company does not at any time seek to claim or recover any Related Party Receivable. Each of the Buyer and the Buyer Guarantor indemnifies the Seller against any such claims and liability. (d) After Completion, the Seller must not at any time seek to claim or recover any Related Party Debt. The Seller indemnifies the Buyer against any such claims and liability. (e) Notwithstanding any other provision of this Deed , on or before Completion the Company, Jarl and the Seller or relevant Seller Affiliate may set-off the aggregate of the Related Party Receivables against the aggregate of the Related Party Debts and if after that set-off, there is a positive balance in favour of the Company or Jarl as the case may be (Remainder After Set-off Amount) then the Seller or relevant Seller Affiliate and the Company or Jarl may set-off against the Remainder After Set-off Amount the amount of the Clear Exit Payment which the Company or Jarl must pay to the head company of the Seller Consolidated Group under clause 23.3(b).

Corrs Chambers Westgarth (f) The MPA Royalty Interests shall be cancelled on or before Completion but the Buyer acknowledges and agrees that the Company and Jarl shall remain liable for and must continue to pay the Non-MPA Royalty Interests on and from Completion. 6.3 Payment of the Dingo Field Costs The Dingo Field Costs component of the Total Purchase Price must be paid by the Buyer to the Seller, within ten Business Days after the acceptance of the Dingo Field Completion Accounts prepared in accordance with schedule 3. 6.4 Outgoings and Income Reconciliation (a) Within 2 months after the Completion Date the Buyer and Seller must each prepare in Good Faith, but only to the extent of the Business Records and supporting material which they respectively hold or control after Completion, and submit to the other party, separate statements (Reconciliations) with all relevant supporting material showing (including third party invoices and proof of payment): (i) Outgoings relating to the period on and from the Effective Date which were already paid before the Effective Date (Buyer Outgoings); (ii) Outgoings relating to the period prior to and including the Completion Date which remain unpaid on the Effective Date (Seller Outgoings); (iii) Income which relates to the period prior to and including the Completion Date but not paid on the Effective Date (Seller Income); and (iv) Income which relates to the period on and from the Effective Date which: (A) was already paid to the Seller or Seller Affiliates before the Effective Date; or (B) is received by the Seller or Seller Affiliates on and from the Effective Date (Buyer Income). (b) After receipt of a Reconciliation by a party (Receiving Party), the party giving the Reconciliation (Providing Party) must give all access reasonably requested by the Receiving Party to the Business Records and working papers including relevant third party invoices or payment directions which the Providing Party has or controls, to enable the Receiving Party and its representatives to review and confirm the Reconciliation given by the Providing Party. (c) The Buyer and Seller must within 15 Business Days of receiving the respective Reconciliations give notice to the other party either that it agrees with the Reconciliation or that it does not agree with the Reconciliation indicating where it does not agree.

Corrs Chambers Westgarth (d) If a party makes no response within the said 15 Business Days then it is deemed to have accepted the Reconciliation. (e) If a party raises objections to a Reconciliation then schedule 3 clauses 4.2, 4.3, 4.4 and 4.5 and schedule 5 will apply with all necessary changes as if the party in giving written notice of objections to the Reconciliation had given a Dispute Notice. (f) The combined effect of each of the Reconciliations as agreed or determined in accordance with this clause (Combined Reconciliation) shall be used to determine the Buyer Outgoings, Seller Outgoings, Seller Income and Buyer Income (g) If the Combined Reconciliation indicates that the amount of the aggregate of the Buyer Outgoings and Seller Income exceeds the aggregate of the Seller Outgoings and Buyer Income, then the Buyer must pay the amount of that excess to the Seller. (h) If the Combined Reconciliation indicates that the amount of the aggregate of the Seller Outgoings and Buyer Income exceeds the aggregate of the Buyer Outgoings and the Seller Income, then the Seller must pay the amount of that excess to the Buyer. (i) Any amount payable in accordance with this clause must be paid by the relevant party within 10 Business Days after the acceptance of the Combined Reconciliation either by agreement by the Seller and Buyer or through a determination under schedule 5. 6.5 Unreconciled Outgoings or Income (a) The parties acknowledge that not all Income and Outgoings may be identified and reconciled during the reconciliation process described in clause 6.4 (Unreconciled Outgoings or Income). (b) If either the Buyer or Seller becomes aware of any such Unreconciled Outgoings or Income, the reconciliation process described in clause 6.4 shall be conducted again in respect of Unreconciled Outgoings or Income whenever the aggregate amount of the Unreconciled Outgoings or Income exceeds $10,000. 7 Conditions to Completion 7.1 Conditions The obligations of the parties at Completion are subject to, and conditional upon the following conditions: (a) (Key Third Party Consents): receipt in writing of the consent of each of: (i) Power and Water Corporation ABN 15 947 352 360 (PWC) under the Dingo GSA to the change in control of the Company on terms

Corrs Chambers Westgarth acceptable to the Buyer and Seller (each acting reasonably) (PWC Consent); (ii) APT Pipelines (NT) Pty Limited ACN 075 733 336 (APT) under the Parking Agreement to the change in control of the Company on terms acceptable to the Buyer and Seller (each acting reasonably) (APT Consent); and (iii) Santos QNT Pty Ltd and Santos Limited to the assignment of the Santos Bonus Payment Rights from the Company to the Seller under clause 23.11 of the Santos Agreement on terms acceptable to the Seller and the Buyer (both acting reasonably) (the Santos Consent); (b) (Buyer Warranties): the Buyer Warranties being true in all material respects as at Completion; (c) (Seller Warranties): the Seller Warranties being true in all material respects as at Completion; (d) (Material Adverse Change affecting Company) after the Execution Date and on or before the Completion Date none of the following events has occurred: (i) either of the Petroleum Tenements has been cancelled, forfeited or surrendered and no replacement permit or tenement granted; (ii) the Santos GSA has been terminated; or (iii) the Dingo GSA has been terminated. (e) (Material Adverse Change affecting Buyer Guarantor): after the Execution Date and on or before the Completion Date none of the following events has occurred: (i) any of the Central Petroleum Tenements has been cancelled, forfeited or surrendered and no replacement permit or tenement granted; (ii) damage or loss to property which has a significant effect on the financial position of the Buyer Guarantor; or (iii) an event affecting the Buyer Guarantor or a Buyer Group Company, which in the reasonable opinion of the Seller would have a material adverse effect on any of the financial position of the Buyer Guarantor or the VWAP. (f) (Lohengrin): that the Company transfer all of its shares in Lohengrin Pty Ltd ACN 010 574 259 to a Seller Affiliate, other than Jarl, and provide reasonably satisfactory evidence of the transfer to the Buyer. (g) (Royalty Termination): that the Company, Jarl and the Seller (as applicable) execute the Royalty Termination Deeds. (h) (Financing) that no event beyond the Buyer or the Buyer Guarantor's reasonable control has occurred that would prevent Macquarie from

Corrs Chambers Westgarth providing the Funds to the Buyer. The Buyer and Buyer Guarantor acknowledge that they will do all things reasonably required to cause Macquarie to provide the Funds to the Buyer. A failure of a condition for provision of the Funds which condition is within the reasonable control of the Buyer or the Buyer Guarantor to satisfy shall not be an event beyond the Buyer or Buyer Guarantor’s reasonable control for the purposes of this subclause (h). (i) (Employee Entitlements) the Seller and Buyer Guarantor have negotiated in good faith and entered into a written agreement for the satisfaction and allocation between them of the Employee Entitlements. The amount which may be agreed shall be deemed to be an adjustment to the Base Purchase Price. (j) (Exit from Seller Consolidated Group) that the following have occurred: (i) the Company and Jarl pays the relevant Clear Exit Payment to the head company of the Seller Consolidated Group as required by clause 23.3(b)(i); (ii) the Company, Jarl and each other party to the Tax Sharing Agreement and Tax Funding Agreement executes and delivers to the Company and Jarl a Deed of Release of all its obligations under the Tax Sharing Agreement and Tax Funding Agreement in form and substance reasonably acceptable to the Buyer as required by clause 23.3(b)(ii); and (iii) the Seller has provided evidence satisfactory to the Buyer that the Tax Sharing Agreement has been amended to deal with any changes to the definition of the tax related liabilities in s 721-10(2) of the ITAA 1997 and in particular to deal with the liabilities in respect of items 3, 32 and 70 of the table in s 721-10(2) of the ITAA 1997 and with the separate liability which exists for any amended assessment as required by clause 23.3(b)(iii). 7.2 Obligations of parties in relation to Conditions (a) Excluding waivers, the Buyer and the Seller must each use reasonable endeavours to ensure that the Condition in clause 7.1(a) is satisfied as soon as practicable after the Execution Date. Further if required to obtain a consent the Buyer must cause to be provided an appropriate third party guarantee of the obligations of the Company under the relevant contract where the Seller or a Seller Affiliate has currently provided such a third party guarantee on substantially the same terms. (b) Excluding waivers, the Buyer and the Seller must each co-operate with each other and comply with all reasonable requests by the other for the purposes of procuring the satisfaction of any Condition and must not take any action which will hinder or prevent the satisfaction of any Condition.

Corrs Chambers Westgarth 7.3 Notice Each party agrees to: (a) notify the other parties as soon as they become aware that a Condition has been satisfied, or has, or is likely to become, incapable of being satisfied; and (b) provide to the other parties as soon as practicable any documents or other reasonable evidence that evidences the satisfaction of the Condition, or that the Condition is incapable of being satisfied. 7.4 Waiver (a) The Conditions in clause 7.1(a)(i), clause 7.1(a)(ii) and clause 7.1(i): (i) are for the benefit of both the Buyer and the Seller; and (ii) may only be waived by both: (A) the Buyer giving notice in writing to the Seller; and (B) the Seller giving notice in writing to the Buyer. (b) The Condition in clause 7.1(a)(iii) is for the sole benefit of the Seller and may be waived by the Seller giving notice in writing to the Buyer. (c) The Condition in clause 7.1(b) is for the sole benefit of the Seller and may be waived by the Seller giving notice in writing to the Buyer but any such waiver shall be without prejudice to the Seller’s rights to damage or to be indemnified for loss from a breach of the Buyer Warranties. (d) The Condition in clause 7.1(c) is for the sole benefit of the Buyer and may be waived by the Buyer giving notice in writing to the Seller but any such waiver shall be without prejudice to the Seller’s rights to damage or to be indemnified for loss from a breach of the Buyer Warranties. (e) The Condition in clause 7.1(d) is for the sole benefit of the Buyer and may be waived by the Buyer giving notice in writing to the Seller. (f) The Condition in clause 7.1(e) is for the sole benefit of the Seller and may be waived by the Seller giving notice in writing to the Buyer. (g) The Conditions in clauses 7.1(f), 7.1(g), 7.1(h) and 7.1(j) are for the sole benefit of the Buyer and may be waived by the Buyer giving notice in writing to the Seller. 8 Conduct of the Business until Completion 8.1 Conduct Subject to clause 8.2, until Completion, the Seller must ensure that: (a) the Company and Jarl manage and conduct the Business: (i) as a going concern; and

Corrs Chambers Westgarth (ii) in the ordinary course having regard to the nature of the Business and the Company and Jarl's usual practice; (b) the Company and Jarl do not, and agree not to do, any of the following except in the ordinary course of ordinary Business or except as expressly permitted under this Deed: (i) issue, allot or grant any securities or rights to receive securities; (ii) buy back, redeem or otherwise reduce or return any of its share capital or other securities, or make any offer to do so; (iii) declare or pay a dividend, or make any other distribution of its profits; (iv) amend its constitution; (v) dispose of, create any Encumbrance (other than a Permitted Encumbrance) over, grant an option over or declare itself trustee of any of its assets or undertaking; (vi) enter into any joint venture or partnership; (vii) terminate or alter any material term of, or do or omit to do anything which might result in the termination or alteration of any material term of, any contract, arrangement or commitment referred to in clause 8.1(b)(xi); (viii) institute, settle or compromise any Claim by or against it; (ix) enter into any guarantee or indemnity on behalf of any person or provide security for the obligations of any person; (x) pass any member resolution; (xi) enter into any contracts, arrangements or commitments; and (xii) incur any indebtedness or liability other than to trade creditors in the ordinary course having regard to the nature of the Business and the Company’s usual practice; (c) it, the Company and Jarl do not, and do not agree to do, any of the following, without the Buyer's prior written consent: (i) employ a new Employee, or terminate the employment of an Employee; (ii) alter the terms of employment or superannuation of, or any other benefits of, or payable to, any Employee; and (iii) create or increase any entitlement for any Employee to receive a benefit, bonus or other payment in addition to their annual remuneration; (d) the Company and Jarl do not do or permit, or agree to do or permit, anything which would or may constitute a breach of a Seller Warranty; and

Corrs Chambers Westgarth (e) the Seller, Company and Jarl promptly notifies the Buyer of any abnormal or unusual events with respect to the Business or the occurrence of any event outside the ordinary course of business. 8.2 Permitted acts (a) The Seller and the Company may do all things necessary to effect the offset, forgiveness or cancellation of the Related Party Receivables and Related Party Debts in accordance with clause 6.2. (b) Nothing in clause 8.1 restricts the Seller or the Company from doing anything: (i) that is expressly permitted in this Deed; (ii) to reasonably and prudently respond to an emergency or disaster (including a situation giving rise to a risk of personal injury or damage to property); (iii) that is necessary to meet its legal or contractual obligations; or (iv) that is approved by the Buyer in writing, such approval not to be unreasonably withheld or delayed. 9 Dingo Contracts 9.1 Dingo Contracts (a) On the Completion Date the Seller must, and must cause all relevant Seller Affiliates to, assign to the Company with effect on and from the Effective Date and the Company assumes, with effect on and from the Effective Date, all the rights and liabilities of the Seller and the relevant Seller Affiliate under the Dingo Contracts. (b) The Buyer shall indemnify and keep indemnified the Seller and the relevant Seller Affiliate against any liability arising under the Dingo Contracts on and from the Effective Date. 10 Guarantees 10.1 Bank Guarantees (a) The Buyer must on Completion cause the return to the issuing bank of each Bank Guarantee by providing to the beneficiary at the Buyer’s cost a replacement bank guarantee for the same face value and on the same terms or a cash deposit in the amount of the face value of the Bank Guarantee. (b) If not effected on Completion, the Buyer must use, and must ensure that the Company uses, all reasonable endeavours to arrange the return of each Bank Guarantee to its issuing bank as soon as practicable after Completion by offering to provide to the holder of the Bank Guarantee a replacement bank guarantee with a face value equal to the face value of

Corrs Chambers Westgarth the Bank Guarantee and on terms and conditions which are materially the same as the Bank Guarantee. 11 Notifications before Completion 11.1 Notifications by the Buyer The Buyer must give written notice to the Seller at least five Business Days before Completion of: (a) the names of each person that the Buyer requires to be appointed as a director, secretary or public officer of the Company and Jarl at Completion; (b) the address of any new registered office that the Buyer requires the Company and Jarl to adopt at Completion, together with any necessary consent signed by the occupier of the new registered office (in a form reasonably acceptable to the Seller); (c) the name of the person or firm that the Buyer requires to act as auditor of the Company and Jarl from Completion, together with a consent signed by the auditor in accordance with the Corporations Act (in a form reasonably acceptable to the Seller); (d) any proposed changes to the signatories of any bank account maintained by the Company and Jarl, together with specimen signatures of the new signatories; and (e) any existing powers of attorney granted by the Company and Jarl which the Buyer does not require to be revoked at Completion. 11.2 Notifications by the Seller The Seller must give written notice to the Buyer at least five Business Days before Completion of: (a) all Third Party Debts which will be owed by the Company and Jarl at Completion, including: (i) the total amount of those debts; (ii) details of each such debt, including: (A) the creditor to whom the debt is owed; and (B) the amount owed to them; (b) all Related Party Debts which will be cancelled, discharged or forgiven on or before Completion, including: (i) the total amount of all such Related Party Debts; and (ii) details of each such Related Party Debt, including: (A) each creditor to whom the Related Party Debt is owed; and (B) the amount owed to them.

Corrs Chambers Westgarth (c) all Related Party Receivables which will be cancelled, discharged or forgiven by the Company or Jarl on or before Completion, including: (i) details of each debtor who owes a Related Party Receivable and the amount owed by them; (ii) the total amount of all Related Party Receivables; and (d) any payment directions under clause 24.1 or nominations under clause 24.2(a) in relation to the Base Purchase Price. 12 Business Equipment Leases and Business Property Leases 12.1 Consents Prior to Completion the Seller and the Buyer Guarantor must use their respective reasonable endeavours to obtain the consent of each lessor/landlord under each: (a) Business Equipment Lease; and (b) Business Property Lease, to the assignment by the Seller or the relevant Seller Affiliate to the Buyer Guarantor, and the assumption by the Buyer Guarantor from the Seller or the relevant Seller Affiliate, of the Business Equipment Leases and the Business Property Leases, on the basis that the Seller or the relevant Seller Affiliate obtains a full discharge of all liabilities and release of all obligations under those Leases, arising on or after the Effective Date. 12.2 Right of use or occupation pending assignment (a) If any Business Equipment Lease or Business Property Lease is not assigned to the Buyer Guarantor at Completion, the Seller must, or must procure the relevant Seller Affiliate to, to the extent it lawfully can: (i) allow the Buyer Guarantor to use or occupy the property the subject of the Business Equipment Lease or Business Property Lease as licensee from Completion until the assignment is effective; and (ii) take any action reasonably necessary to ensure that the Business Equipment Lease or Business Property Lease is assigned as soon as reasonably practicable after Completion. (b) If any Business Equipment Lease or Business Property Lease is not assumed by the Buyer Guarantor at Completion, the Buyer Guarantor must on and from Completion: (i) assume, discharge and perform at its expense all the obligations of the Seller or the relevant Seller Affiliate under that Business Equipment Lease or Business Property Lease; and

Corrs Chambers Westgarth (ii) indemnify and keep indemnified the Seller or the relevant Seller Affiliate against the amount of any cost, expense, loss, liability or damage whatsoever and howsoever (whether directly or indirectly and whether or not foreseeable) suffered or incurred by the Seller or the relevant Seller Affiliate, and any liability whatsoever in respect of any action, claim or proceeding brought, or threatened to be brought, (including all costs and expenses which the Seller or the relevant Seller Affiliate may suffer or incur in disputing any such action, claim or proceeding) against the Seller or the relevant Seller Affiliate in connection with, in relation to, or in respect of, the performance of the Business Equipment Lease or the Business Property Lease on and from the Effective Date. (c) The Buyer Guarantor must do all things necessary to cause the surrender or release of any bank guarantee provided as security for the Seller’s or the relevant Seller Affiliate's obligations under the Business Property Lease, including by providing to the lessor of the Business Leasehold Property a replacement bank guarantee. 13 Employees 13.1 Further assistance Notwithstanding the provisions contained in clauses 20.1 and 20.2: (a) the Buyer Guarantor must ensure that the services of the employees who were employed in management or administration of the Company or the Seller and are employed in management or administration of the Buyer Guarantor, are made available on request of the Seller and at no charge to the Seller, during the period from Completion up to 31 August, 2014, to provide reasonable assistance to the Seller in preparing its records, filings and financial reports and returns; (b) the Seller must ensure that the services of the employees who remain in the employment of the Seller, are made available on request of the Buyer Guarantor and at no charge to the Buyer Guarantor, during the period from Completion up to 31 August, 2014, to provide reasonable assistance to the Buyer in conducting the Business (including the development of Dingo Field) and implementing this Deed; and (c) after 31 August, 2014, the Seller and the Buyer Guarantor may request such assistance from the Buyer Guarantor or Seller, as the case may be, at a reasonable cost and the party being requested to provide such assistance must not unreasonably refuse to provide that assistance.

Corrs Chambers Westgarth 14 Seller Contracts 14.1 Buyer Guarantor entitled to benefit of Seller Contracts As from the Effective Date, the Buyer Guarantor is beneficially entitled to the benefit of the Seller Contracts. 14.2 Novation or assignment of the Contracts The Seller and the Seller Affiliates must use reasonable endeavours to obtain the consent of the other parties to the Seller Contracts (where consent is required) to the novation or assignment of those Seller Contracts to the Buyer Guarantor. 14.3 Contracts that are not novated or assigned If, and to the extent that any of the Seller Contracts (or parts thereof) are not, or are unable to be, novated or assigned to the Buyer Guarantor at Completion with effect on and from the Effective Date (the Retained Seller Contracts), the Seller and the Buyer Guarantor agree, without limiting clause 14.1, that: (a) the Seller and Seller Affiliates will hold all of their right, title and interest in the Retained Seller Contracts on trust for the benefit of the Buyer Guarantor; (b) the Seller and Seller Affiliates must, within five Business Days after receipt, pay to the Buyer Guarantor any amount, or account to the Buyer Guarantor, for the value of any other benefit they receive on and from the Effective Date in respect of any Retained Seller Contract; (c) the Seller and Seller Affiliates must cooperate in any reasonable and lawful arrangement designed to provide those benefits and rights under the Retained Seller Contracts to the Buyer Guarantor, including following any directions given by the Buyer Guarantor and seeking directions where no, or insufficient, directions have been given by the Buyer Guarantor in relation to such benefits and rights; and (d) the Seller and Seller Affiliates must in the absence of any directions in relation to any matters arising in respect to the rights or benefits of such Retained Seller Contracts, act in a manner as they reasonably considers to be most beneficial to the Buyer Guarantor's interests. 14.4 Assumption of responsibility for Retained Seller Contracts and assigned Seller Contracts The Buyer Guarantor must assume on and from the Completion Date, on behalf of the Seller or Seller Affiliates, responsibility for the performance of, and perform and comply with the terms of, the Retained Seller Contracts and any Seller Contracts assigned to the Buyer Guarantor but at the risk and expense of the Buyer Guarantor. 14.5 Buyer Guarantor's indemnity The Buyer Guarantor indemnifies the Seller and Seller Affiliates against any liability incurred by the Seller or Seller Affiliates:

Corrs Chambers Westgarth (a) in relation to clause 14.3 except where the Seller or Seller Affiliates fail to comply with their obligations under clause 14.3; and (b) in relation to any breach of or failure to fulfil or comply with the terms of the Seller Contracts by the Buyer Guarantor on and from the Effective Date. 14.6 Seller or Seller Affiliate's indemnity The Seller and Seller Affiliates indemnify the Buyer Guarantor against any liability incurred by the Buyer Guarantor: (a) as a result of any failure of the Seller or Seller Affiliates to comply with their obligations under clause 14.3; and (b) in relation to any breach of or failure to fulfil or comply with the terms of the Seller Contracts by the Seller or Seller Affiliates before, up to and including the Completion Date. 15 Alice Springs land 15.1 Agreement to sell The Seller agrees to transfer to the Buyer Guarantor and the Buyer Guarantor agrees to take a transfer of the Alice Springs Property free of Encumbrances other than the Permitted Encumbrances with effect on and from the Effective Date. 16 Santos Bonus Payment Rights 16.1 Assignment (a) The Seller and the Company agree to do all things reasonably within their power to obtain the Santos Consent before Completion. (b) If the Santos Consent is obtained before Completion, then the Seller will do all things reasonably within their power to cause the Santos Bonus Payment Rights to be assigned from the Company to the Seller on or before Completion. The Buyer acknowledges that the Santos Bonus Payment Rights are (to the extent permitted by law) the property of the Seller on and from Completion. (c) If the Santos Consent is not obtained before Completion, then: (i) the Company will do all things reasonably within its power to obtain the Santos Consent after Completion; and (ii) the Seller agrees to do all things reasonably within its power to continue to assist the Company to obtain the Santos Consent after Completion. (d) If the Santos Consent is obtained after Completion, the Seller and the Company will do all things reasonably necessary to effect and complete

Corrs Chambers Westgarth the assignment of the Santos Bonus Payment Rights from the Company to the Seller as soon as practicable after the Santos Consent is obtained. (e) If the Company receives any Santos Bonus Payments after Completion: (i) the Company shall as soon as practicable after receipt of such payment, transfer the payment to the Seller (or its nominee) and the Buyer must ensure this occurs; (ii) upon request by the Seller, and subject to not breaching any confidentiality obligations, the Company shall provide to the Seller all information relating to the Santos Bonus Payment provided to the Company under clause 11 of the Santos Agreement; and (iii) subject to the Seller indemnifying the Company against any liability the Company incurs in doing so, if requested by the Seller, the Buyer must cause the Company to exercise and enforce any rights the Company has under the Santos Agreement to challenge or determine the amount or enforce the liability to pay the Santos Bonus Payment. Any such action shall be conducted by the Seller at its cost in the name of the Company, subject to full disclosure and in full consultation with the Buyer. (f) The obligations under clauses 16.1(e) shall continue to apply until the Santos Consent is obtained. (g) If the Buyer transfers all the Company Shares to a third party then it must obtain from the transferee a covenant in favour of the Seller to be bound by and perform the obligations of the Buyer under this clause 16. (h) The Buyer and Seller acknowledge and agree that the relationship among them in arising out of or in connection with this clause 16 shall be contractual only and shall not be construed as creating a partnership or other recognised association. 17 Santos Bonus Payment and Gas Price Bonus Tax Indemnity and Payment 17.1 Risk, indemnity and payment Subject to Schedule 7 (2.7), the Seller shall: (a) bear the entire cost and liability of: (i) the assignment of the Santos Bonus Payment Rights to the Seller ; (ii) exercising any rights in respect of the Santos Bonus Payment Rights; and (iii) the Seller’s rights and interest in the Santos Bonus Payment Rights;

Corrs Chambers Westgarth (b) indemnify and agrees to keep indemnified the Buyer, the Buyer Guarantor and the Company and their respective directors, officers, employees and agents from and against: (i) any Liabilities incurred incident to such rights being exercised or rights and interest in the Santos Bonus Payment Rights; and (ii) any Taxes (excluding any Taxes the subject of clause 17.1(c) which are paid to the Buyer) incurred on or in relation to: (A) the receipt or transfer of the Santos Bonus Payment; (B) any transaction, arrangement or event that occurs under or as contemplated by clause 16 or any instrument evidencing or effecting the transactions, arrangements or events under or as contemplated by under clause 16.1, which includes without limitation any GST and Duty (including any fine, interest or penalty); or (C) the receipt or payment of the Gas Price Bonus; and (c) if the Buyer or the Company (or in the event that the Buyer or Company is a member of a Consolidated Group: the 'head company' within the meaning given in section 995-1 of the ITAA 1997 of that Consolidated Group of that Consolidated Group): (i) as a consequence of receipts, payments, transactions or events that occur in accordance with or as contemplated by clause 16: (A) incurs a Tax Liability (including any interest or penalty); and / or (B) suffers a loss or reduction in Tax Relief, and / or (ii) does not obtain an immediate tax deduction or deduction over time for all Gas Price Bonus payments made, pay an amount to the Buyer which the Buyer determines (acting reasonably) will leave the Buyer and the Company (or in the event that the Buyer or Company is a member of a Consolidated Group: the 'head company' within the meaning given in section 995-1 of the ITAA 1997 of that Consolidated Group) in the same after-Tax position after: (iii) that payment; and (iv) any Tax on the payment received under this clause 17.1(c), as it would have been if the receipts, payments, transactions or events under clause 16 had not occurred and it had received an immediate tax deduction for all Gas Price Bonus payments made. 17.2 Set-off The Buyer may set off any amount paid or payable under this clause 17 to it or the Company or any member of a Consolidated Group of which it is a member,

Corrs Chambers Westgarth against any amount payable to the Seller under any provision of this Agreement. 17.3 Tax Relief Tax Relief referred in this clause 17 includes any deduction, current or prior year loss, allowance under Tax Law or amount that is included in the cost of an asset under Tax Law. 17.4 Buyer and Seller’s intent as to the Santos Bonus Payment The Buyer and Seller acknowledge and agree it is their intent and desire that the Company and any member of a consolidated group of which it is a member be kept whole and not be disadvantaged, suffer detriment or be negatively affected by the receipt and transfer of the Santos Bonus Payment to the Seller (or its nominee), as if the Santos Bonus Payment did not occur. 18 Completion 18.1 Date, time and place (a) Subject to satisfaction or waiver of the Conditions, Completion must take place on or before the Completion Date. (b) Completion must take place at the offices of the Seller in Brisbane, Queensland commencing at 11.00am. (c) The Buyer and the Seller may agree in writing a different date, time and place for Completion. (d) Completion will be deemed to occur at 12.01am on the Completion Date. 18.2 Obligations at Completion Each party must do the things required of them under, and in accordance with, schedule 6. 18.3 Interdependence of obligations (a) The obligations of the parties in respect of Completion will be interdependent. (b) All actions at Completion under this Deed will be deemed to take place simultaneously and no delivery or payment under this Deed at Completion will be deemed to have been made, and Completion will not be taken to have occurred, until all such deliveries and payments under this Deed have been made. (c) If any action which is required to occur at Completion does not occur at Completion then: (i) there is no obligation on any party to take any other such actions; and (ii) to the extent that any such actions have already occurred, the parties must do everything reasonably required to reverse those actions, including returning any delivery or payment,

Corrs Chambers Westgarth in each case without prejudice to any other rights that any party may have in respect the action not having occurred. 18.4 Title and risk Ownership of, and risk in, the Sale Shares passes to the Buyer on Completion. 19 Power of attorney 19.1 Appointment The Seller appoints the Buyer to be its attorney from Completion until the Sale Shares are registered in the name of the Buyer (for the purposes of this clause only, the Term) with authority to do those acts and things specified in clause 19.2. 19.2 Powers The Buyer may do in the name of the Seller and on their behalf everything necessary or expedient in the Buyer’s sole discretion to: (a) transfer the Sale Shares to the Buyer; (b) exercise any rights, including rights to appoint a proxy or representative and voting rights, attaching to the Sale Shares; (c) exercise all powers of a registered holder of the Sale Shares; (d) receive any dividend or other entitlement (other than the Permitted Dividend) paid or credited to the Seller after Completion in respect of the Sale Shares; and (e) do any other act or thing in respect of the Sale Shares. 19.3 Ratification The Seller declares that all acts and things done by the Buyer in exercising powers under this power of attorney will be as good and valid as if they had been done by the Seller and agrees to ratify and confirm whatever the Buyer does in exercising powers in accordance with this power of attorney. 19.4 Consideration The Seller declares that this power of attorney in favour of the Buyer is given for valuable consideration and is irrevocable for the Term. 20 Obligations after Completion 20.1 Access to the Business Records by the Seller (a) After Completion, for the period required by law (or if there is no such period then for a period of seven years from Completion), the Buyer must, and must ensure that the Company and Jarl: (i) keep all of the Business Records in existence at Completion which are in the possession or control of the Buyer, the Company or Jarl

Corrs Chambers Westgarth after Completion (whether on computer or otherwise held by them or on their behalf); and (ii) subject to clause 13.1, makes available to the Seller, upon reasonable notice and at the cost of the Seller, any Business Records that are reasonably required by the Seller. (b) The Buyer, the Company and Jarl are not required to comply with clause 20.1(a)(ii) if doing so is reasonably likely to result in loss of client legal privilege or other legal privilege attaching to the relevant Business Records. 20.2 Access to records by the Buyer, the Company and Jarl (a) After Completion, for the period required by law (or if there is no such period then for a period of seven years from Completion), the Seller must, and must ensure that any Related Body Corporate of the Seller: (i) keeps all documents and records relating to the Company and Jarl remaining in its possession or control after Completion (whether on computer or otherwise held by it or on its behalf); (ii) keeps all documents and records relevant to Tax affairs of the Company and Jarl, in its possession or control after Completion (whether on computer or otherwise held by it or on its behalf); (iii) subject to clause 13.1, makes available to the Buyer, to the Company and Jarl, upon reasonable notice and at the cost of the Buyer, any such documents or records that are reasonably required by the Buyer, the Company or Jarl; and (iv) subject to clause 13.1, provides the Company or Jarl with such other information, co-operation and assistance, including access to source documents, witnesses and other evidence (if required) as the Company or Jarl shall reasonably require to establish any facts which are necessary or relevant to the Tax affairs of the Company or Jarl, or of any consolidated group of which the Company or Jarl forms a part after Completion. (b) The Seller is not required to comply with clause 20.2(a)(iii) if doing so may, in the reasonable opinion of the Seller, result in loss of client legal privilege or other legal privilege attaching to the relevant documents or records. 20.3 Wrong Pockets If after Completion, any contract, right, property or asset which was required by the Company to conduct the Business as at the Execution Date is found to be the property of the Seller or a Seller Affiliate (Used Asset), then: (a) if the Used Asset is used exclusively to conduct the Business, the Seller must transfer, or cause the transfer of, at no cost, the Used Asset (and any related liability) as soon as practicable to the Company; and

Corrs Chambers Westgarth (b) if the Used Asset is used both in the Business and in the business of the Seller or the Seller Affiliate, as the case may be, then the Seller must take all reasonable steps to make the Used Asset available, or procure that the Used Asset is made available, at Buyer’s cost where the Used Asset is owned by or leased from a third party, for use and licence by the Company. 21 Seller Group names 21.1 Change of Company Names On or before Completion, the Seller must ensure that the Company resolves to change its name to such name nominated by the Buyer to the Seller so that it does not include the Seller Group Names, or words which are substantially identical, or deceptively similar, to the Seller Group Names, with effect from Completion. 22 Warranties 22.1 Seller Warranties (a) The Seller gives certain warranties in favour of the Buyer in accordance with the provisions of schedules 7 and 8. (b) However the Seller does not give and does not make any representation, warranty, undertaking, promise, statement, forecast, estimate or projection and does not provide any advice whatsoever concerning: (i) any of the reserves or resources of gas or other hydrocarbons existing, future or contingent within the Petroleum Tenements or as to their prospectivity or production potential; (ii) the availability of infrastructure at the Dingo Field or Palm Valley Field; (iii) any economic, fiscal or other interpretations or evaluations by the Seller or the Company or any person acting on behalf of or associated with the Seller or the Company or any other person; (iv) future matters, including future or forecast costs, prices, revenues or profits (including in relation to reserves and resources and sales of gas); (v) the principles to be applied by the ACCC or any other Government Agency with respect to the regulation of the petroleum industry or any part of any of it with respect to infrastructure and, in particular, matters affecting revenue, prices, charges and service levels; (vi) the regulation (including any act or omission by the ACCC or any other Government Agency) of the petroleum industry and of access to infrastructure and of other industries (and the

Corrs Chambers Westgarth relationship of such other industry regulation to the regulation of the petroleum industry); (vii) any matter in connection with the determination of any registered native title claim or future native title claim, or the consequences of such a determination being made by consent or otherwise, or any matter in connection with a determination of heritage or sacred sites (or the determination of such sites) under any legislation or otherwise; (viii) the likelihood of renewal of Retention Licence 2 (Dingo Field) which expires early in 2014; (ix) the ability to obtain and likelihood of obtaining a production licence in respect of the Dingo Field; (x) the requirements for and costs of implementing all matters including, without limitation, the construction of infrastructure and plant and equipment, necessary to enable gas to be supplied under the Dingo GSA; or (xi) the state or condition of the Plant and Equipment and its adequacy to perform the tasks for which it was designed or used. (c) The Buyer accepts all risk and must make its own enquiries and satisfy itself as to the matters referred to in clause 22.1(b). (d) All warranties other than those set out in schedule 8, whether implied by law or statute, and which would otherwise apply to either the Seller or Seller Guarantor are to the extent permitted by law, excluded. (e) The Buyer acknowledges and agrees that it has competently and diligently carried out all relevant investigations and has examined, acquainted itself and is fully aware of: (i) the contents and sufficiency of the Disclosure Material including the liabilities of the Company, accrued, accruing and prospective under each of the Material Contracts; (ii) all information which is relevant to the risks, contingencies and other circumstances which could affect its decision to enter into this Deed; (iii) all information which is publicly available about the Company, the Assets, the Seller and the Seller Assets; and (iv) all amounts payable by the parties under this Deed. 22.2 Buyer Warranties The Buyer gives certain warranties in favour of each other party in accordance with the provisions of schedule 9.

Corrs Chambers Westgarth 22.3 Buyer Guarantor Warranties The Buyer Guarantor gives certain warranties in favour of each other party in accordance with the provisions of schedule 9. 22.4 Buyer Guarantor and Buyer Warranties Limits (a) Except to the extent contained but subject to any exclusions or disclaimers in Buyer Guarantor disclosures to the ASX, the Buyer and Buyer Guarantor do not give and do not make any representation, warranty, undertaking, promise, statement, forecast, estimate or projection and does not provide any advice whatsoever concerning: (i) any of the reserves or resources of gas or other hydrocarbons existing, future or contingent within the Central Petroleum Tenements or as to their prospectivity or production potential; (ii) any economic, fiscal or other interpretations or evaluations by the Buyer or Buyer Guarantor or any person acting on behalf of or associated with the Buyer or the Buyer Guarantor or any other person; (iii) future matters, including future or forecast costs, prices, revenues or profits (including in relation to reserves and resources and sales of gas); (iv) the principles to be applied by the ACCC or any other Government Agency with respect to the regulation of the petroleum industry or any part of any of it with respect to infrastructure and, in particular, matters affecting revenue, prices, charges and service levels; (v) the regulation (including any act or omission by the ACCC or any other Government Agency) of the petroleum industry and of access to infrastructure and of other industries (and the relationship of such other industry regulation to the regulation of the petroleum industry); (vi) any matter in connection with the determination of any registered native title claim or future native title claim, or the consequences of such a determination being made by consent or otherwise, or any matter in connection with a determination of heritage or sacred sites (or the determination of such sites) under any legislation or otherwise; (vii) the likelihood of renewal of any of its exploration permits or retention licences; (viii) the ability to obtain and likelihood of obtaining a production licence in respect of the Surprise Field within Northern Territory Exploration Permit 115 (Surprise Field); (ix) the requirements for and costs of implementing all matters including, without limitation, the construction of infrastructure and

Corrs Chambers Westgarth plant and equipment, necessary to enable oil to be produced or sold from the Surprise Field; and (x) volumes of oil production from the Surprise Field (Surprise Oil), the income from the sale of Surprise Oil and the seller’s rights and interests under all oil sale contracts with third parties relating to the sale of Surprise Oil. (b) The Seller accepts all risk and must make its own enquiries and satisfy itself as to the matters referred to in clause 22.4(a). (c) All warranties other than those set out in schedule 9, whether implied by law or statute, and which would otherwise apply to either the Buyer or Buyer Guarantor, are to the extent permitted by law, excluded. (d) The Seller acknowledges and agrees that it: (i) is fully aware of those matters concerning the Buyer and the Buyer Guarantor to the extent they are fairly, fully and reasonably disclosed in the material about the Buyer and the Buyer Guarantor provided by the Buyer and the Buyer Guarantor to the Seller prior to the Execution Date; (ii) is fully aware of all information which is publicly available about the Buyer, Buyer Guarantor and their assets including the Central Petroleum Tenements; (iii) has undertaken due diligence in relation to the Buyer, Buyer Guarantor and their assets including the Central Petroleum Tenements based only on the material referred to at clause 22.4(d)(i) and clause 22.4(d)(ii); and (e) has relied on its own independent technical, commercial and legal judgement in entering into this Deed. 23 Tax 23.1 Sharing of information The Buyer and the Seller must co-operate and provide any assistance and information reasonably requested by the other party in connection with any Tax Returns of the Company or of a tax consolidated group of which the Company is or was a member, with respect to a period or part period ended before the Completion Date and any administrative proceeding involving any such Tax Return. 23.2 Pre Completion Tax Events (a) From and after Completion the Buyer must, and must ensure that the Company will: (i) not disclose any information or material to a Government Agency in relation to any event, act, matter or transaction or amount derived (or deemed to be derived) or expenditure incurred before,

Corrs Chambers Westgarth on, or as a result of, Completion (Pre Completion Tax Event) without the prior written consent of the Seller (which consent must not be unreasonably withheld or delayed), except as required by law; (ii) co-operate with and assist the Seller in relation to any Pre Completion Tax Event; and (iii) promptly provide the Seller with copies of any correspondence with, or material provided to or by, a Government Agency and keep the Seller informed of any oral discussions with a Government Agency in relation to a Pre Completion Tax Event. 23.3 Exit from Seller Consolidated Group (a) The Seller must: (i) ensure that until the Completion Date: (A) the Company and Jarl remains a subsidiary member of the Seller Consolidated Group; and (B) the Tax Sharing Agreement is not terminated or amended without the prior written consent of the Buyer; (ii) no later than ten Business Days before Completion give to the Buyer a draft calculation of the Clear Exit Payment for the Company and Jarl, in respect of each Tax Related Liability of the Seller Consolidated Group accruing in respect of a period during which Completion occurs, together with all relevant supporting materials and calculations; (iii) no later than two Business Days before Completion: (A) give to the Company and Jarl a calculation of the Clear Exit Payment for the Company based on the draft calculation referred to in clause 23.3(a)(ii) but amended as required to take account of any reasonable comments provided by the Buyer on or before the date that is five Business Days before Completion; (B) ensure that each member of the Seller Consolidated Group gives all other notifications required to be given under the Tax Sharing Agreement in connection with the proposed exit of the Company and Jarl from the Seller Consolidated Group; and (C) provide copies of the calculations and notifications to the Buyer. (b) The Seller must, on or before Completion ensure that: (i) the Company and Jarl pays the relevant Clear Exit Payment to the head company of the Seller Consolidated Group;

Corrs Chambers Westgarth (ii) the Company, Jarl and each other party to the Tax Sharing Agreement and Tax Funding Agreement executes and delivers to the Company and Jarl a Deed of Release of all its obligations under the Tax Sharing Agreement and Tax Funding Agreement in form and substance reasonably acceptable to the Buyer;. (iii) it has provided evidence satisfactory to the Buyer that the Tax Sharing Agreement has been amended to deal with any changes to the definition of the tax related liabilities in s 721-10(2) of the ITAA 1997 and in particular to deal with the liabilities in respect of items 3, 32 and 70 of the table in s 721-10(2) of the ITAA 1997 and with the separate liability which exists for any amended assessment. (c) The Seller must not, and must ensure that the parties to: (i) the Tax Sharing Agreement; and (ii) the Tax Funding Agreement, will not, make any claim against the Company and Jarl in relation to group liabilities payable in respect of the period before Completion, after the Company and Jarl has paid the relevant Clear Exit Payment under clause 23.3(b). 23.4 Release and covenant not to sue Buyer Group Company, Company and Jarl (a) On and from Completion Seller and Seller Guarantor, to the maximum extent permitted by law, release and discharge Buyer Group Company, Company and Jarl from all Released Tax Claims. (b) On and from Completion Seller and Seller Guarantor covenants that it will not bring or pursue, procure that a third party (including any Seller or Seller Guarantor Related Body Corporates) bring or pursue, provide financial support for or otherwise support any Claim in respect of any fact, matter or circumstance which is the subject of the release and discharge given under clause 23.4(a). (c) This Deed may be pleaded and tendered as an absolute bar and defence to any Claim brought, commenced or continued by on behalf of the Seller or Seller Guarantor or any of their Related Body Corporates in breach of this clause 23.4. (d) A Related Body Corporate of a Buyer or Buyer Guarantor who is not a party to this Deed may enforce this clause 23.4 as if the Related Body Corporate were a party to the Deed. 23.5 Petroleum Resource Rent Tax (a) The Seller shall ensure that the Company has not and does not become a member of a consolidated group formed under the provisions of Division 8 of Part V of the PRRTA Act, in respect of any period which begins prior to Completion.

Corrs Chambers Westgarth (b) The Seller shall ensure that the Company has not derived any assessable receipts in respect of the Dingo Field or the Palm Valley Field for which the Company will be required to account under the PRRTA Act after Completion except to the extent as has been disclosed to the Buyer in writing. (c) The Seller must retain all records currently in its possession or held on its behalf which substantiate the Company's entitlement to claim all or any deductions available under the provisions of the PRRTA Act and must provide to the Company on request all information, co-operation and assistance, including access to source document, witnesses and other evidence (if required) as the Company shall reasonably require to establish the Company's entitlement to any deductions available under the PRRTA Act or to deal with any review, audit, enquiry, objection or appeal in relation thereto. (d) The Seller shall ensure that no return is filed under the PRRTA Act with respect to the period ended 30 June 2013 unless: (i) the return contains a valid choice of valuation approach (the chosen valuation approach) for each interest the subject of the PRRTA Act for the purposes of Part 2 of Schedule 2 to the PRRTA Act choosing a valuation approach agreed to by the Buyer in writing; (ii) the return does not contain any other choice or election unless agreed to by the Buyer in writing; and (iii) it maintains adequate documentation to substantiate the chosen valuation approach and any deductions arising as a consequence of the chosen valuation approach. (e) The Seller must provide the Company on request with all information, co- operation and assistance as is reasonable, including access to source documents, witnesses and other evidence (if required) in the Seller's possession or control after Completion (whether on computer or otherwise held by it or on its behalf) as the Company shall reasonably require to enable the Company to evaluate and select an appropriate starting base election and justify its entitlement to deduct any deductions arising as a consequence under the PRRTA Act or to deal with any review, audit, enquiry, objection or appeal in relation thereto. 24 Payments and default interest 24.1 Payment directions A party to whom a payment must be made under this Deed may, by notice in writing to the person who must make the payment, direct them to make all or part of the payment to another person.

Corrs Chambers Westgarth 24.2 Method of payment A party must make any payment it is required to make under this Deed by: (a) telegraphic transfer or electronic funds transfer of cleared funds into an Australian bank account nominated in writing by the party to whom a payment must be made; (b) unendorsed bank cheque drawn on an Australian bank; or (c) any other method agreed in writing between the party who must make the payment and the party to whom it is to be made. 24.3 Time for notices Subject to this Deed, a payment direction under clause 24.1 or a nomination of a bank account under clause 24.2(a) must be given to the person who must make the payment a reasonable time before the payment is due. 24.4 Default interest (a) If a party (Payor) fails to pay any amount payable by it under this Deed at the time and otherwise as required by this Deed then, without limiting any other right or remedy of the party to whom the payment must be made (Payee), the Payor must pay to the Payee, on demand, interest on the amount payable in accordance with clause 24.4(b). (b) The interest: (i) is calculated for each day at the Base Rate plus a margin of three per cent per annum; (ii) accrues daily from the due date for payment until the day immediately before the date of actual payment; (iii) is calculated daily on the basis of a 365 day year; and (iv) compounds monthly. 24.5 Effect of payments If a payment is made: (a) by the Seller to the Buyer in respect of a Claim under this Deed, the payment will be treated as a reduction of the Total Purchase Price; and (b) to the Seller under schedule 7 (3), or otherwise in repayment of an amount referred to in clause 24.5(a), that payment will be treated as an increase in the Total Purchase Price. 24.6 Tax effects In calculating the Loss suffered or incurred by the Buyer or the Company arising from or in connection with a breach of the Seller Warranties: (a) any immediate or future tax benefit, credit or reduction in favour of the Buyer or the Company (including but not limited to, tax deductions, the tax base for any Assets or a reduction in subsequent taxable gains) as a result of the Loss arising from or in connection with that breach will be

Corrs Chambers Westgarth taken into account and the liability of the Seller will be decreased accordingly; and (b) to the extent that any payment by the Seller to the Buyer or the Company in respect of such a Claim will cause the Buyer or the Company to incur a Tax liability or suffer a loss of relief under the Tax Law, the amount of the Tax liability or the Loss suffered as a result of the loss of relief under the Tax Law will be taken into account and the Seller will be liable to pay an additional amount as follows: PAA     T)(1 P where: AA = the additional amount to be paid; P = the amount payable by the Seller referred to in this clause, but disregarding the operation of this clause; and T = the income tax rate that would apply to the Buyer (or in the event that the Buyer is a Member of a Tax Consolidated Group: the Head Company of that Tax Consolidated Group) in respect of the payment of the additional amount, expressed as a decimal. 25 Confidentiality 25.1 Agreed announcement A party may not make any public announcement relating to this Deed (including the fact that the parties have executed this Deed) unless: (a) the Buyer and the Seller have consented to the announcement, including the form and content of that announcement (such consent not to be unreasonably withheld or delayed); or (b) the announcement would be permitted under an exemption in clause 25.2(d); or (c) the public announcement must be made to comply with any law, regulation or direction under the companies or securities legislation of the United States or Australia or any state thereof, to which a party or its Related Bodies Corporate are subject. 25.2 Confidentiality (a) Each party (recipient) must keep secret and confidential, and must not divulge or disclose: (i) any information relating to another party or its business which is disclosed to the recipient by the other party, its representatives or advisers; (ii) the negotiations of the parties in relation to this Deed; or

Corrs Chambers Westgarth (iii) the subject matter or terms of this Deed. (b) From Completion, the Seller must not use or disclose any confidential information relating to the Assets, the Business, the Seller Assets, the Company or Jarl. (c) From Completion, the Buyer, the Company and Jarl may use and disclose confidential information which relates to the Business, the Seller Assets, or the Assets or which is owned by or licensed to the Company or Jarl. (d) A recipient may disclose or use any information if: (i) the information is in the public domain as at the Execution Date (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient); (ii) the recipient is required to disclose the information by applicable law or the rules of any recognised stock exchange on which its shares or the shares of any of its Related Bodies Corporate are listed, provided that the recipient has, to the extent possible having regard to the required timing of the disclosure, consulted with the provider of the information as to the form and content of the disclosure; (iii) the disclosure is made by the recipient to its officers, employees, financiers or lawyers, accountants, investment bankers, consultants or other professional advisers to the extent necessary to enable the recipient to properly perform its obligations under this Deed or to conduct its business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person; (iv) the disclosure is required for use in legal proceedings regarding this Deed; (v) the party to whom the information relates has consented in writing before the disclosure; or (vi) the disclosure is made by the recipient under an obligation of confidence to a third party and in connection with an actual or proposed sale or disposal of all or part of: (A) the Business; or (B) the issued share capital of the Buyer, the Company, Jarl or a Related Body Corporate of them. (e) Each recipient which is a body corporate must ensure that its directors, officers, employees, agents, representatives and Related Bodies Corporate comply in all respects with the recipient’s obligations under this clause 25.

Corrs Chambers Westgarth 26 Termination 26.1 Termination by the Seller The Seller may terminate this Deed by written notice to the Buyer and Buyer Guarantor at any time before Completion if the Buyer: (a) fails to Complete on the Completion Date, other than solely due to the Seller’s default; (b) fails to comply with any other material term of this Deed that is capable of remedy and following notice from the Seller fails to remedy the non- compliance by the earlier of: (i) ten Business Days after such notice; or (ii) the Completion Date; (c) fails to comply with any material term of this Deed and the non- compliance is incapable of remedy; or (d) becomes bankrupt or insolvent or enters into liquidation (other than a voluntary liquidation for the purposes of reconstruction, amalgamation or similar reorganisation) or enters into any arrangement or composition with any creditor or has a receiver, a receiver and manager, a trustee, an administrator or an agent in possession appointed (Insolvent). 26.2 Termination by the Buyer The Buyer may terminate this Deed by written notice to the Seller and the Seller Guarantor at any time before Completion if: (a) the Seller fails on the Completion Date to deliver title to the Sale Shares, the Alice Springs Property or any material Seller Asset essential to the conduct of the Business, as required under this Deed unless such failure is solely due to the Buyer’s default; (b) the Seller fails to comply with any other material term of this Deed that is capable of remedy and following notice from the Buyer, the Seller fails to remedy the non-compliance by the earlier of: (i) ten Business Days after such notice; or (ii) the Completion Date; (c) the Seller fails to comply with any material term of this Deed and the non-compliance is incapable of remedy; (d) the Seller becomes Insolvent. 26.3 Termination by the Buyer or Seller The Buyer or the Seller may, by notice in writing to the other party, terminate this Deed at any time before Completion if: (a) the Conditions are not satisfied or waived by: (i) the Completion Date; or

Corrs Chambers Westgarth (ii) such other date as the Buyer and the Seller agree in writing. 26.4 Termination due to failure of Completion Unless extended by agreement of the parties, the Deed shall terminate if the Completion has not occurred on or before 31 March 2014. 26.5 Effect of termination If this Deed is terminated before Completion: (a) the parties are released from their obligations to further perform this Deed other than their obligations under clauses 1 (Definitions), 24 (Payments and default interest), 25 (Confidentiality), 26 (Termination), 27 (Notices), 28 (GST), 29 (Guarantee) and 30 (General); and (b) each party retains the rights it has against any other party in respect of any breach. 27 Notices 27.1 General A notice, demand, certification, process or other communication relating to this Deed must be in writing in English and may be given by an agent of the sender (including its lawyers). 27.2 How to give a communication In addition to any other lawful means, a communication may be given by being: (a) personally delivered; (b) left at the party’s current delivery address for notices; (c) sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or (d) sent by fax to the party’s current fax number for notices. 27.3 Particulars for delivery of notices (a) The particulars for delivery of notices are initially: Seller Delivery address: 1775 Sherman Street, Suite 1950 Denver, Colorado 80401 Fax: (720) 570-3859 Attention: Mark Brannum

Corrs Chambers Westgarth Company (before Completion) Delivery address: 1775 Sherman Street, Suite 1950 Denver, Colorado 80401 Fax: (720) 570-3859 Attention: Mark Brannum Company (on and from Completion) Delivery address: 56-58 Jephson Street Toowong QLD 4066 Postal address: PO Box 1571 Toowong DC QLD 4006 Fax: (07) 3181 3855 Attention: Company Secretary Seller Guarantor Delivery address: 1775 Sherman Street, Suite 1950 Denver, Colorado 80401 Fax: (720) 570-3859 Attention: Mark Brannum Jarl (before Completion) Delivery address: 1775 Sherman Street, Suite 1950 Denver, Colorado 80401 Fax: (720) 570-3859 Attention: Mark Brannum Jarl (on and from Completion) Delivery address: 56-58 Jephson Street Toowong QLD 4066 Postal address: PO Box 1571 Toowong DC QLD 4066

Corrs Chambers Westgarth Fax: (07) 3181 3855 Attention: Company Secretary Buyer Delivery address: 56-58 Jephson Street Toowong, QLD 4066 Postal address: PO Box 1571 Toowong DC QLD 4066 Fax: (07) 3181 3855 Attention: Company Secretary Buyer Guarantor Delivery address: 56-58 Jephson Street Toowong, QLD 4066 Postal address: PO Box 1571 Toowong DC QLD 4066 Fax: (07) 3181 3855 Attention: Company Secretary (b) Each party may change its particulars for delivery of notices by notice to each other party. 27.4 Communications by post Subject to clause 27.6, a communication is given if posted: (a) within Australia to an Australian postal address, three Business Days after posting; or (b) outside of Australia to an Australian postal address or within Australia to an address outside of Australia, ten Business Days after posting. 27.5 Communications by fax Subject to clause 27.6, a communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report. 27.6 After hours communications If a communication is given: (a) after 5.00 pm in the place of receipt; or

Corrs Chambers Westgarth (b) on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place. 27.7 Process service Any process or other document relating to litigation, administrative or arbitral proceedings relating to this Deed may be served by any method contemplated by this clause 27 or in accordance with any applicable law. 28 GST 28.1 Construction In this clause 28, words and expressions which are not defined in this Deed but which have a defined meaning in GST Law have the same meaning as in the GST Law. 28.2 Consideration GST exclusive Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under this Deed are exclusive of GST. 28.3 Payment of GST If GST is payable on any supply made by a party (or any entity through which that party acts) (Supplier) under or in connection with this Deed, the recipient must pay to the Supplier an amount or an additional amount equal to the GST payable (including GST payable by the representative member for a GST Group of which the Supplier is a member) on the supply. 28.4 Timing of GST payment The recipient must pay the amount referred to in clause 28.3 in addition to and at the same time that the consideration for the supply is to be provided under this Deed, or within 10 Business Days of receiving a tax invoice or adjustment note. 28.5 Tax invoice The Supplier must deliver a tax invoice or an adjustment note to the recipient before the Supplier is entitled to payment of an amount under clause 28.3. The recipient may withhold payment of the amount until the Supplier provides a tax invoice or an adjustment note, as appropriate. 28.6 Adjustment event If an adjustment event arises in respect of a taxable supply made by a Supplier under this Deed, the amount payable by the recipient under clause 28.3 must be recalculated to reflect the adjustment event and a payment must be made by the recipient to the Supplier or by the Supplier to the recipient as the case requires.

Corrs Chambers Westgarth 28.7 Reimbursements Where a party is required under this Deed to pay or reimburse an expense or outgoing of another party, the amount to be paid or reimbursed by the first party is the sum of the amount of the expense or outgoing less any input tax credits in respect of the expense or outgoing to which the other party (including the representative member for a GST Group of which the party is a member) is entitled. 29 Guarantee 29.1 Guarantee In consideration of the Beneficiary entering into this Deed at its request, each Guarantor: (a) unconditionally and irrevocably guarantees to the Beneficiary on demand the due and punctual performance by the Guaranteed Party of all the Guaranteed Party’s obligations under this Deed; and (b) separately indemnifies the Beneficiary against any Liabilities which may be incurred or sustained by the Beneficiary in connection with any default or delay by the Guaranteed Party in the due and punctual performance of any of its obligations under this Deed. 29.2 Liability unaffected by other events The Liability of the Guarantor under this clause is not affected by any act, omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge the Guarantor from any of its obligations including (without limitation) the grant to the Guaranteed Party or any other person of any time, waiver or other indulgence, or the discharge or release of the Guaranteed Party or any other person from any obligation or the Guaranteed Party becoming Insolvent. 29.3 Principal obligations Each of the Guarantor’s obligations under clause 29.1: (a) is a principal obligation and will not be treated as ancillary or collateral to any other right or obligation however created or arising; and (b) may be enforced against the Guarantor without the Beneficiary first being required to exhaust any remedy it may have against the Guaranteed Party or to enforce any security it may hold with respect to the Guaranteed Party’s obligations under this Deed. 29.4 Continuing guarantee and indemnity This clause: (a) extends to cover this Deed as amended, varied or replaced, whether with or without the consent of the Guarantor; and

Corrs Chambers Westgarth (b) is a continuing guarantee and indemnity and, despite Completion, remains in full force and effect for so long as the Guaranteed Party has any Liability or obligation to the Beneficiary under this Deed and until all of those Liabilities or obligations have been fully discharged. 30 General 30.1 Duty (a) Subject to clause 30.1(a), the Buyer as between the parties is liable for and must pay all Duty (including any fine, interest or penalty except where it arises from default by the other party) in respect of the execution of this Deed, any document executed under it or any dutiable transaction evidenced or effected by it. (b) If a party other than the Buyer pays any required Duty (including any fine, interest or penalty) in respect of the execution of this Deed, any document executed under it or any dutiable transaction evidenced or effected by it, the Buyer must pay that amount to the paying party on demand. (c) The Seller as between the parties is liable for and must pay all Duty (including any fine, interest or penalty except where it arises from default by the other party) in respect of any instrument or transaction evidencing or effecting an assignment of the Santos Bonus Payment Rights or any other transactions or instrument evidencing or effecting a transaction contemplated in respect of the Santos Bonus Payment. If the Buyer or the Company pays any required Duty (including any fine, interest or penalty) in respect of any instrument or transaction evidencing or effecting an assignment of the Santos Bonus Payment or any other transactions or instrument evidencing or effecting a transaction contemplated in respect of the Santos Bonus Payment, the Seller must pay that amount to the Buyer or the Company (as the case may be) on demand. 30.2 Disputes (a) With the exception of the matters decided through a determination under Schedule 5, any other dispute or difference whatsoever arising out of or in connection with this Deed (Dispute) shall be dealt with under this clause 30.2. (b) If there is a Dispute between the parties arising out of or in connection with this Deed, then within 5 Business Days of a party notifying the other party in writing of the Dispute, a senior representative from each party must meet in Brisbane for face-to-face negotiations and use all reasonable endeavours, acting in Good Faith, to resolve the Dispute by joint discussions. (c) If the Dispute is not settled within 30 days of notification under clause 30.2(b), the Dispute shall be and is hereby submitted to arbitration in

Corrs Chambers Westgarth accordance with, and subject to, the UNCITRAL Arbitration Rules. The appointing and administering body shall be The Institute of Arbitrators & Mediators Australia. There shall be one arbitrator, the language of the arbitration shall be English. The arbitration will be conducted and held in accordance with the laws of Queensland, Australia. The arbitration shall be held in Brisbane, Australia. (d) Nothing in this clause prevents a party from seeking urgent interim or final relief from a court to preserve its rights and interests. 30.3 Legal costs Except as expressly stated otherwise in this Deed, each party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this Deed. 30.4 Amendment This Deed may only be varied or replaced by a document executed by the parties. 30.5 Waiver and exercise of rights (a) A single or partial exercise or waiver by a party of a right relating to this Deed does not prevent any other exercise of that right or the exercise of any other right. (b) A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right. 30.6 Rights cumulative Except as expressly stated otherwise in this Deed, the rights of a party under this Deed are cumulative and are in addition to any other rights of that party. 30.7 Consents Except as expressly stated otherwise in this Deed, a party may conditionally or unconditionally give or withhold any consent to be given under this Deed and is not obliged to give its reasons for doing so. 30.8 Further steps Each party must promptly do whatever any other party reasonably requires of it to give effect to this Deed and to perform its obligations under it. 30.9 Governing law and jurisdiction (a) This Deed is governed by and is to be construed in accordance with the laws applicable in Queensland. (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Queensland and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

Corrs Chambers Westgarth 30.10 Assignment (a) A party must not assign or deal with any right under this Deed without the prior written consent of the other parties. (b) Any purported dealing in breach of this clause is of no effect. 30.11 Liability An obligation of two or more persons binds them separately only, unless this Deed expressly provides otherwise. 30.12 Counterparts (a) This Deed may consist of a number of counterparts and, if so, the counterparts taken together constitute one document. (b) A party may execute this Deed or any counterpart and exchange it by fax or as an electronic copy by email. 30.13 Effect of execution This Deed is not binding on any party unless it or a counterpart has been duly executed by each person named as a party to this Deed. 30.14 Entire understanding (a) This Deed contains the entire understanding between the parties as to the subject matter of this Deed. (b) All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this Deed are merged in and superseded by this Deed and are of no effect. No party is liable to any other party in respect of those matters. (c) No oral explanation or information provided by any party to another: (i) affects the meaning or interpretation of this Deed; or (ii) constitutes any collateral agreement, warranty or understanding between any of the parties. 30.15 Relationship of parties This Deed is not intended to create a partnership, joint venture or agency relationship between the parties. 30.16 Indemnities (a) Each indemnity in this Deed is a continuing obligation, separate and independent from the other obligations of the parties. (b) It is not necessary for a party to incur expense or to make any payment before enforcing a right of indemnity conferred by this Deed. 30.17 Withholding (a) All payments to be made under this Deed must be made free and clear of all deductions or withholdings unless the deduction or withholding is required by law.

Corrs Chambers Westgarth (b) If any deduction or withholding is required by law to be made from a sum payable by any person under this Deed, then, to the extent permitted by law, the relevant payer must pay to the payee such additional amount as is required to ensure that the amount received by the payee will equal the full amount which would have been received by it had no such deduction or withholding been required to be made. 30.18 Continuing rights and obligations All rights and obligations of a party which have not been exercised or performed at Completion are not extinguished or affected by Completion, unless those rights or obligations are specifically waived or released in writing by a document signed by all parties. 30.19 Construction Unless expressed to the contrary, in this Deed: (a) words in the singular include the plural and vice versa; (b) any gender includes the other genders; (c) if a word or phrase is defined its other grammatical forms have corresponding meanings; (d) ‘includes’ means includes without limitation; (e) no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it; (f) a reference to: (i) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority; (ii) a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation; (iii) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced; (iv) an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation; (v) a right includes a benefit, remedy, discretion or power; (vi) time is to local time in Brisbane; (vii) ‘$’ or ‘dollars’ is a reference to Australian currency; (viii) this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

Corrs Chambers Westgarth (ix) writing includes: (A) any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions; and (B) words created or stored in any electronic medium and retrievable in perceivable form; (x) this Deed includes all schedules and annexures and exhibits to it; (xi) a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this Deed; and (xii) an exhibit is a reference to a document contained in the Data Room Documentation which is expressed to be an exhibit to this Deed and which is referred to in this Deed; (g) if the date on or by which any act must be done under this Deed is not a Business Day, the act must be done on or by the next Business Day; (h) where time is to be calculated by reference to a day or event, that day or the day of that event is excluded; and (i) an obligation to use reasonable endeavours does not require a party to incur a substantial commercial detriment or payment obligation. 30.20 Headings Headings do not affect the interpretation of this Deed. 30.21 Deed This Deed is a deed. Factors which might suggest otherwise are to be disregarded.

Corrs Chambers Westgarth Schedule 1 The Seller, the Company and Jarl 1 The Seller Name ACN/ABN Description of Trust and Trust Deed (if applicable) Address Magellan Petroleum Australia Pty Ltd ACN 009 728 581 Not applicable 2 The Company Name ACN/ABN Issued securities (number and class) Place of incorporation Magellan Petroleum (N.T) Pty Ltd ACN 009 718 183 2,267,412 ordinary class shares Queensland 3 Jarl Name ACN/ABN Issued securities (number and class) Place of incorporation Jarl Pty Ltd ACN 009 699 183 2 Queensland

Corrs Chambers Westgarth Schedule 2 Calculation of the Dingo Field Costs and Gas Price Bonus 1 Calculation of the Dingo Field Costs 1.1 Definition Dingo Field Costs are the aggregate of all third party costs and expenditure (excluding any Seller and Seller Affiliates internal charges[]) directly relating to the development of the Dingo Field which are incurred and paid by or for the Company (including by the Seller or Seller Affiliate) for the period beginning on 1 October 2013 up to and including the Completion Date (inclusive), less $485,000 (excluding GST). The Dingo Field Costs may include, without limitation, preliminary design and feasibility studies, site surveys and cultural heritage surveys and include such costs and expenditure incurred by the Seller for the Company, but exclude any Seller and Seller Affiliates internal charges[]. 1.2 Determination of Amount The Dingo Field Costs shall be represented in the Dingo Field Completion Accounts prepared by the Seller in accordance with schedule 3, subject to any deduction, adjustment or amendment made under this or that schedule. Any cost or expenditure that is not supported by invoices, and if no invoice is provided, primary evidence of the period when incurred, and proof of payment will not be included in the Dingo Field Completion Accounts. 2 Gas Price Bonus (a) Contract Year has the same meaning as defined in the Santos GSA. (b) Subject to the other provisions in this section 2, at the end of each Contract Year which occurs on and from Completion until the date that is 15 years after Completion the Buyer must pay to the Seller an amount calculated in accordance with the following formula: PA = (WAGP – BPE) x TSQ x 25% Where: PA is the amount (if any) payable as the Gas Price Bonus in respect of a Contract Year WAGP is the weighted average gas price (per GJ) sold by the Buyer over the Palm Valley GSAs for the Contract Year (exclusive of GST, imposts and carbon costs).

Corrs Chambers Westgarth BPE means $5 Escalated for the first 10 Contract Years, and $6 Escalated for the eleventh to the fifteenth Contract Years inclusive. TSQ means the total aggregate volume of gas in GJ sold by the Buyer under the Palm Valley GSAs for the relevant Contract Year. Escalated means that a value is adjusted annually from 1st January 2014 and on each yearly anniversary of that date by multiplying the relevant value by the greater of one and CPIn/CPIb. CPIn means the Consumer Price Index (weighted average all groups for eight capital cities) as published by the Australian Bureau of Statistics for the quarter ending 30th September in any year. CPIb means the Consumer Price Index (weighted average all groups for eight capital cities) as published by the Australian Bureau of Statistics for the quarter ending 30th September 2013. (c) No Gas Price Bonus is payable by the Buyer to the Seller for a Contract Year where BPE is equal to or greater than WAGP. (d) The Gas Price Bonus as calculated in accordance with this section shall be payable by the Buyer to the Seller within 30 days of the end of each Contract Year. (e) Within 15 Business Days of the end of each Contract Year the Buyer must ensure that the Seller is provided with all information available to the Buyer and relevant to the determination of the gas price under the Palm Valley GSAs for each month of that Contract Year and all information relating to the quantities of gas sold under the Palm Valley GSAs over the relevant Contract Year as may be reasonably required to assist the Seller in verifying the calculation of the Gas Price Bonus in respect of each Contract Year. (f) The Seller may, only twice and only if a Gas Price Bonus has already been paid to the Seller in respect of at least one Contract Year, at its option by notice in writing to the Buyer (Payout Demand) given at any time on and from the third anniversary of the Completion Date up to and including the fifth anniversary of that date, require the Buyer to pay to the Seller as a “one-off’ payment, in complete discharge of the Buyer’s obligation to pay the Gas Price Bonus, an amount in cash (Gas Price Bonus Discharge Amount) equal to the net present value of the Gas Price Bonus over the remaining Contract Years as at the date the Payout Demand is made and calculated in accordance with the provisions contained in paragraph 2(g).

Corrs Chambers Westgarth (g) Within 10 Business Days of receiving the Payout Demand, the Buyer will calculate the Gas Price Bonus Discharge Amount using an XNPV formula in Microsoft Excel and a discount factor equal to 10%. Such calculations will be made in Good Faith and must only reflect firm contracted volumes, to the extent known by the Buyer, under the Palm Valley GSAs at the time of the calculations and which can be delivered by the Buyer from independently certified 2P Reserves (“2P” and “Reserves” are as defined in the Petroleum Resources Management System sponsored by the Society of Petroleum Engineers (SPE), the American Association of Petroleum Geologists (AAPG), the World Petroleum Council (WPC), and the Society of Petroleum Evaluation Engineers (SPEE)) for the Palm Valley Field. (h) In calculating the Gas Price Bonus Discharge Amount, the aggregate of all Gas Price Bonuses paid by the Buyer to the Seller and the Gas Price Bonus Discharge Amount must not exceed $7 million. (i) Where no Gas Price Bonus Discharge Amount is paid then there is no cap or limit on the aggregate amount of all Gas Price Bonuses to be paid by the Buyer. (j) The Gas Price Bonus Discharge Amount will not include any Gas Price Bonus which is due and payable between the date the Payout Demand is given to the Buyer and the Buyer's obligation to pay the Gas Price Bonus has been discharged pursuant to this section 2. (k) The Buyer must upon request by the Seller which may be made at any time and from time to time, provide the Seller (either directly or under a blind audit where the provision of such information is not permitted under the Buyer’s confidentiality agreements under the Palm Valley GSAs) with all information available to the Buyer relating to the gas price and quantities of gas sold under the Palm Valley GSAs as may reasonably be required by the Seller to evaluate the Gas Price Bonus payable over the balance of the subject period. (l) The Buyer must pay to the Seller the Gas Price Bonus Discharge Amount within 6 months of the Seller notifying the Buyer in writing that it accepts the Gas Price Bonus Discharge Amount calculated by the Buyer, pursuant to paragraph 2(g) above. Notwithstanding any other provision of this document, the Seller is under no obligation to accept the Gas Price Bonus Discharge Amount. (m) Notwithstanding any other provision of this Deed, the Seller may assign its right to receive the Gas Price Bonus and to make the Payout Demand and receive the Gas Price Bonus Discharge Amount in whole or in part to any other person, upon written notice to the Buyer. (n) The Buyer’s obligation to pay the Gas Price Bonus and the Gas Price Bonus Discharge Amount remain binding upon it notwithstanding any assignment or novation of any of the rights or obligations of any party under the Palm Valley GSAs.

Corrs Chambers Westgarth Schedule 3 Dingo Field Completion Accounts 1 Preparation of Dingo Field Completion Accounts Promptly after the Completion Date and, in any event, within one month after the Completion Date, the Seller must prepare the Dingo Field Completion Accounts in accordance with this schedule 3. 2 Basis of preparation of Dingo Field Completion Accounts The Dingo Field Completion Accounts must show in reasonable detail the nature and amount of the cost or expenditure incurred in relation to the Dingo Field Costs. The Dingo Field Completion Accounts must indicate as a separate item the amount of the Dingo Field Costs. 3 Access to records and working papers After receipt of the Dingo Field Completion Accounts by the Buyer, the Seller must give all access reasonably requested by the Buyer to the Business Records and working papers including relevant third party invoices or payment directions, to enable the Buyer and its representatives to review the Dingo Field Completion Accounts. 4 Acceptance of Completion Accounts 4.1 Notice of Dispute If the Buyer disputes that the Dingo Field Completion Accounts have been prepared in accordance with this Deed or are otherwise accurate, the Buyer may, at any time within 15 Business Days after receipt of the Dingo Field Completion Accounts, give written notice of such dispute (Dispute Notice) to the Seller setting out full details of the dispute including: (a) the items in the Dingo Field Completion Accounts in dispute (Disputed Matters); (b) as far as possible, the amount in dispute; and (c) as far as possible, the adjustments or amendments to the Dingo Field Completion Accounts which they are seeking.

Corrs Chambers Westgarth 4.2 Negotiations to resolve dispute If a Dispute Notice is given, the Buyer and Seller must enter into Good Faith negotiations and use all reasonable endeavours to agree to Disputed Matters in dispute as quickly as possible. 4.3 Dispute resolution Subject to schedule 3 (4.4), if the Buyer and Seller cannot resolve any dispute within 15 Business Days of the Dispute Notice being given, then the Buyer and Seller must appoint the Expert to determine the proper treatment of the Disputed Matters in accordance with schedule 5. 4.4 Parties may agree at any time If a Dispute Notice is given and the Buyer and Seller at any time agree in writing to adjustments to the Dingo Field Completion Accounts, the Dingo Field Completion Accounts are deemed to be amended accordingly and will be final in relation to the matters contained in the Dispute Notice. 4.5 Deemed acceptance If the Buyer does not give a Dispute Notice within the 10 Business Day period specified in schedule 3 (4.1), the Buyer will be deemed to have accepted the Dingo Field Completion Accounts and the determination of the Dingo Field Costs in those accounts.

Corrs Chambers Westgarth Schedule 4 Apportionment of Total Purchase Price 1 Apportionment The parties agree to apportion the Total Purchase Price as follows: Assets Purchased Value ($) Company 34,549,996 Company property, plant and equipment in Palm Valley Field 300,000 Seller Assets 150,000 Alice Springs Property (including warehouse) 1,000,000 Jarl 4 Liabilities Assumed Brisbane CBD Office Lease commitment -1,000,000 Net Total 35,000,000

Corrs Chambers Westgarth page 74 Share Sale and Purchase Deed Schedule 5 Expert Determinations 1 Provision of documents and submissions 1.1 Provision of documents and submissions to the Expert Within: (a) five Business Days after the appointment of the Expert, the Buyer and the Seller must provide to the Expert: (i) the Dispute Notice; (ii) the Dingo Field Completion Accounts (including any relevant working or supporting papers relating to them); and (iii) this Deed. (b) ten Business Days after the appointment of the Expert, the Buyer and the Seller may each provide to the Expert and to the other, one written submission in relation to the Disputed Matters. (c) five Business Days from the end of the period referred to in schedule 5 (1.1(b)) the Buyer and the Seller may each provide to the Expert and to the other, one written response to the submission provided by the other under schedule 5 (1.1(b)). 1.2 Restrictions on contact with the Expert (a) A copy of all documents provided to the Expert by a party under this schedule 5 must be provided at the same time to each other party. (b) Each party must promptly (and in any event within five Business Days of the request) supply the Expert with any information, assistance and co- operation reasonably requested in writing by the Expert in connection with their determination. (c) All correspondence between the Expert and a party must be in writing and copied to the other parties. (d) Except as permitted or required by this schedule 5, a party must not: (i) communicate with the Expert (whether in writing or otherwise); or (ii) make any documents or matter known to the Expert, without the prior written consent of the Buyer and the Seller. 1.3 Time for determination The Expert must be instructed to complete their determination on the matters in dispute contained in the Dispute Notice and provide it to the Buyer and the

Corrs Chambers Westgarth Seller no later than 15 Business Days after expiry of the period referred to in schedule 5(1.1(c)) (or such other period as the Buyer and the Seller agree in writing having regard to the Disputed Matters). 1.4 Effect of Expert’s decision (a) The decision of the Expert will, in the absence of manifest error, be conclusive and binding on all parties and the Dingo Field Completion Accounts will be deemed to be amended accordingly and will be final. (b) The Expert, in determining the Disputed Matters, acts as an expert and not as an arbitrator. (c) Unless the Expert determines otherwise, the Buyer and the Seller must each pay one half of the Expert’s costs and expenses for determining the Disputed Matters.

Corrs Chambers Westgarth Schedule 6 Completion Obligations 1 Parties’ obligations at Completion 1.1 Seller’s obligations Seller must deliver the following to the Buyer at Completion: 1 completed transfers of the Sale Shares to the Buyer as transferee in registrable form [(but unstamped)] duly executed by the Seller; 2 all share certificates for the Sale Shares, or declarations as to the loss or destruction of such certificates; 3 The certificate of title for the Alice Springs Property; 4 executed releases of each mortgage set out in schedule 12 (1) in registrable form; 5 executed deeds of release and undertakings to amend registration releasing each grantor from each Encumbrance set out in schedule 12 (2) (or such other evidence of the release and discharge of such Encumbrances which is reasonably satisfactory to the Buyer); 6 executed releases of all other Encumbrances (other than Permitted Encumbrances), if any, over the Sale Shares, the Assets, the Seller Assets, the Alice Springs Property and the leasehold interests of the Company and Jarl and duly executed Royalty Termination Deeds; 7 all of the Seller Assets, to remain at the relevant Properties; 8 copies of the signed minutes of meetings, or written resolutions, of the directors of the Company approving the matters contemplated in this schedule 6 (1.1(24)); 9 copies of the signed minutes of meetings, or written resolutions, of the directors of Jarl approving the matters contemplated in this schedule 6 (1.1(25)); 10 the common seal (if any) and corporate registers for the Company;

Corrs Chambers Westgarth 1.1 Seller’s obligations Seller must deliver the following to the Buyer at Completion: 11 the ASIC Corporate Key for the Company; 12 written resignations with effect from Completion of each director, secretary and public officer of the Company with each such resignation to include an acknowledgment that the resigning person has no claim for compensation, remuneration or reimbursement against the Company (as applicable) in relation to the resigning person's appointment or resignation as a director, secretary or public officer of the Company (as applicable); 13 if the Buyer gave notice under clause 11.1(c) requiring the appointment of a new auditor of the Company and Jarl, a copy of the resignation of the existing auditor with effect from Completion; 14 such of the Business Records as are not located at the Properties at Completion; 15 possession of, and keys to, the Properties; 16 all cheque books, and a list of all cheque and other bank accounts, of the Company and a list of their signatories; 17 evidence reasonably satisfactory to the Buyer that all Related Party Debts have been cancelled or forgiven; 18 evidence reasonably satisfactory to the Buyer that all Related Party Receivables have been cancelled or forgiven; 19 copies of any member resolution changing the Company’s name in accordance with clause 21.1, together with a completed and signed ASIC Form 205 in relation to it; 20 a compact disc or dvd containing electronic copies of the Data Room Documentation and this Deed, and also deliver a copy of the compact disc or dvd to the Buyer’s solicitors and the Seller’s solicitors; 21 transfer in registrable form under the Land Title Act of the Northern Territory in respect of the Alice Springs Property duly executed by the Seller and copies of any outstanding rates or tax notices relating to the Alice Springs Property; 22 transfer in registrable form under the Land Title Act of Queensland in respect of the Business Office Lease, duly executed by the Seller;

Corrs Chambers Westgarth 1.1 Seller’s obligations Seller must deliver the following to the Buyer at Completion: 23 evidence reasonably satisfactory to the Buyer of the transfer of the Company's shares in Lohengrin Pty Ltd ACN 010 574 259 to a Seller Affiliate, other than Jarl. The items referred to in schedule 6 (1.1 (7), (10), (11), (14) and (15)) may be delivered by leaving them in a safe and appropriate place at the Properties with an appropriate officer. Seller must do the following: 24 at or before Completion, ensure that: (a) a meeting of the board of directors of the Company is held at which it is resolved; or (b) a written resolution of the directors of the Company is signed, resolving, that, subject to and with effect from Completion: (c) the transfers of the Company Shares be registered following the payment of any applicable stamp duty; (d) existing share certificates for the Company Shares be cancelled and new share certificates be issued in the Buyer’s name; (e) the resignations of each current director, secretary and public officer of the Company be accepted; (f) the persons nominated by the Buyer under clause 11.1(a) be appointed to the offices specified in the notice, subject to receipt of any necessary consents to act; (g) the registered office of the Company be changed to the address nominated by the Buyer under clause 11.1(b); (h) if the Buyer gave notice under clause 11.1(c) requiring the appointment of a new auditor of the Company, the resignation of the existing auditor be accepted and the person nominated be appointed, subject to receipt of any necessary consent to act; (i) the authorities to operate the Company’s bank accounts be changed in accordance with the notice given by the Buyer under clause 11.1(d); and (j) all existing powers of attorney granted by the Company (if any) be revoked, other than those specified by the Buyer under clause 11.1(e), (k) but so that a properly constituted board of directors is in existence at all times;

Corrs Chambers Westgarth Seller must do the following: 25 at or before Completion, ensure that: (a) a meeting of the board of directors of Jarl is held at which it is resolved; or (b) a written resolution of the directors of Jarl is signed, resolving, that, subject to and with effect from Completion: (c) the transfers of the Jarl Shares be registered following the payment of any applicable stamp duty; (d) existing share certificates for the Jarl Shares be cancelled and new share certificates be issued in the Buyer’s name; (e) the resignations of each current director, secretary and public officer of Jarl be accepted; (f) the persons nominated by the Buyer under clause 11.1(a) be appointed to the offices specified in the notice, subject to receipt of any necessary consents to act; (g) the registered office of Jarl be changed to the address nominated by the Buyer under clause 11.1(b); (h) if the Buyer gave notice under clause 11.1(c) requiring the appointment of a new auditor of Jarl, the resignation of the existing auditor be accepted and the person nominated be appointed, subject to receipt of any necessary consent to act; (i) the authorities to operate Jarl's bank accounts be changed in accordance with the notice given by the Buyer under clause 11.1(d); and (j) all existing powers of attorney granted by Jarl (if any) be revoked, other than those specified by the Buyer under clause 11.1(e), (l) but so that a properly constituted board of directors is in existence at all times; and 26 perform all other obligations to be performed by the Seller at Completion. 1.2 Buyer’s obligations The Buyer must do the following: 1 Pay to the Seller $15 million and deliver the Second Instalment Banker’s Undertaking to the Escrow Agent; 2 Cause the Buyer Guarantor to issue the Consideration Shares to the Seller;

Corrs Chambers Westgarth 1.2 Buyer’s obligations The Buyer must do the following: 3 If the Buyer gave notice under clause 11.1(a) requiring a person to be appointed as a director, secretary or public officer of the Company, a consent to act signed by the person (in a form reasonably acceptable to the Seller) and if the Buyer gave notice under clause 11.1(c) requiring the appointment of a new auditor of the Company, deliver to the Company at Completion a duly signed consent by the auditor to act for the Company; 4 If the Buyer gave notice under clause 11.1(a) requiring a person to be appointed as a director, secretary or public officer of Jarl, a consent to act signed by the person (in a form reasonably acceptable to the Seller) and if the Buyer gave notice under clause 11.1(c) requiring the appointment of a new auditor of Jarl, deliver to Jarl at Completion a duly signed consent by the auditor to act for Jarl; and 5 The replacement Bank Guarantees pursuant to clause 10.2. 6 perform all other obligations to be performed by the Buyer at Completion. 2 Parties’ obligations after Completion As soon as reasonably practicable after Completion, the Buyer must lodge with ASIC for registration: (a) the ASIC Forms delivered by the Seller under schedule 6 (1.1); and (b) ASIC Forms 484 notifying the changes of directors, secretaries, registered office and members arising from Completion.

Corrs Chambers Westgarth page 81 Share Sale and Purchase Deed Schedule 7 Seller Warranty Mechanics 1 Seller warrants to the Buyer 1.1 Seller Warranties true and accurate The Seller warrants and represents to the Buyer that each of the Seller Warranties is true, complete and accurate in all material respects as at both: (a) the Execution Date; and (b) the Completion Time, except that if a Seller Warranty is expressed to be given at a particular time, that Seller Warranty is given only at that time. 1.2 Indemnity for breach of Seller Warranties The Seller indemnifies the Buyer against, and must pay to the Buyer on demand an amount equal to, all Loss suffered or incurred by the Buyer arising from or in connection with a breach of the Seller Warranties, except to the extent that the Seller Warranty or the Seller’s liability for the Loss is limited or qualified under this schedule 7. 1.3 Seller Warranties construed independently Each Seller Warranty must be construed independently and is not limited by reference to another Seller Warranty. 1.4 Seller Warranties survive Completion Each Seller Warranty will remain in full force and be binding despite Completion. 1.5 Reliance (a) The Seller acknowledges that the Buyer has entered into, and will Complete, this Deed in reliance on the Seller Warranties. (b) The Buyer: (i) acknowledges that the only statements, representations and warranties by or on behalf of the Seller on which the Buyer has relied in entering into and performing this Deed are those expressly set out in this Deed (including in the Seller Warranties); and (ii) agrees that any Claim for breach of Seller Warranties by the Buyer must be based solely on, and limited to, the express provisions of this Deed and that, to the maximum extent permitted by law, all terms and conditions that may be implied by law in any jurisdiction

Corrs Chambers Westgarth and which are not expressly set out in this Deed are excluded, or, if they cannot be excluded, the liability under them is limited to the maximum extent permitted by law. 1.6 Benefit of Seller Warranties The Seller Warranties are given for the benefit of the Buyer and may not be relied on by any other person. 1.7 No termination for breach of Seller Warranties After Completion, a breach of any of the Seller Warranties does not entitle the Buyer to terminate or rescind this Deed. 2 Qualifications and limitations in relation to Seller Warranties 2.1 Disclosure, Buyer’s knowledge and Public Records The Buyer must not claim that any fact, matter or circumstance renders any of the Seller Warranties untrue or inaccurate or causes them to be breached, and the Seller is not liable to the Buyer in respect of such a Warranty Claim, if that fact, matter or circumstance is: (a) fairly disclosed or fairly recorded in the Disclosure Material, so that the Buyer could reasonably be expected to consider and understand the nature, import and significance of the fact, matter or circumstance disclosed or recorded; (b) known to the Buyer on or before the Execution Date, or which ought reasonably to have been known to the Buyer on or before the Execution Date if it had made all reasonable enquiries of its officer, employees, agents and advisers; or (c) available by public searches or inspection of the Public Records. 2.2 Awareness (a) Where a Seller Warranty or other provision of this Deed is qualified by ‘as far as the Seller is aware’ or ‘of which the Seller is aware’ or with a similar qualification as to the Seller’s awareness or knowledge, the Seller will be deemed to know or be aware of a particular fact, matter or circumstance only if any of the directors or managers of the Seller or the Seller Affiliates are actually aware of that fact, matter or circumstance on the date the Warranty is given or at the relevant time (as applicable). 2.3 Time limits The Seller is not liable to the Buyer in respect of a Warranty Claim unless the Buyer gives notice of the Warranty Claim (including a notice under schedule 7 (4)) to the Seller: (a) in the case of the Tax Warranties, on or before the date which is six years after the Completion Date;

Corrs Chambers Westgarth (b) in the case of the Environmental Warranties, on or before the date which is 24 months after the Completion Date; and (c) in the case of all other Seller Warranties, on or before the date which is 12 months after the Completion Date. 2.4 Minimum amount for Seller Warranty Claims (a) The Buyer must not make a Warranty Claim against the Seller unless the amount claimed in respect of the individual Warranty Claim (or Warranty Claims of substantially the same nature and arising out of substantially the same facts, matters or circumstances) exceeds $50,000. (b) The Seller is not liable to the Buyer in respect of a Warranty Claim unless: (i) the amount finally adjudicated or agreed to be payable in respect of the individual Warranty Claim (or Warranty Claims of substantially the same nature and arising out of substantially the same facts, matters or circumstances) exceeds $50,000; and (ii) the aggregate amount finally adjudicated or agreed to be payable in respect of all Warranty Claims permitted to be made under schedule 7 (2.4(b)(i)) is more than $50,000. 2.5 Maximum liability for Seller Warranty Claims (a) The maximum aggregate liability of the Seller to the Buyer in respect of (i) all Warranty Claims in respect of Seller Warranties which are not Title Warranties is 50% of the Base Purchase Price; and (ii) all Warranty Claims in respect of Title Warranties, in aggregate is 100% of the Base Purchase Price: (A) less any amount for which the Seller is liable under schedule 7 (2.5(a)(i)); and (B) plus any amount repaid to the Seller under schedule 7 (3). 2.6 General limitations The Seller is not liable to the Buyer in respect of a Warranty Claim: (a) to the extent that: (i) provision has been made in the Dingo Field Completion Accounts for the Loss the subject of the Warranty Claim; and (ii) the provision is taken into account in calculating the Dingo Field Costs or the Total Purchase Price, as evidenced by the Dingo Field Completion Accounts, but only to the extent that the provision is taken into account; (b) in respect of the Dingo Field Costs, to the extent that the fact, matter or circumstance giving rise to the Warranty Claim was known to the Buyer on or before the date for payment of the Dingo Field Costs, and any such

Corrs Chambers Westgarth Warranty Claim has been compromised as part of the Buyer agreeing, or being deemed under schedule 3 to have agreed with, the calculation of that amount, but only to the extent of the amount compromised; (c) to the extent that the Loss which is the subject of the Warranty Claim is actually recovered under an indemnity in clauses 17.1; (d) to the extent that it is based on a forecast, estimate, projection or opinion as to the future (including in relation to revenue, turnover or profits of the Company or Jarl) given by the Seller or any person acting or purporting to act on their behalf (including any officer, employee, agent or advisor). Without limiting this schedule 7 (2.6(d)): (i) no warranty is given or representation made by the Seller that any such forecast, projection or opinion will be met or achieved; and (ii) if the Buyer has received opinions, estimates, projections, business plans, budget information or forecasts in connection with the Company or Jarl (including in connection with any financial analysis or modelling conducted by the Buyer or any of their representatives or advisers), the Buyer acknowledges and agrees that: (A) there are uncertainties inherent in attempting to make these opinions, estimates, projections, business plans, budgets and forecasts and the Buyer is familiar with these uncertainties; and (B) the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all opinions, estimates, projections, business plans, budgets and forecasts furnished to it; (e) to the extent that the Warranty Claim is increased as a result of action taken or not taken as the case may be, by the Seller after consultation with and with the prior written approval of the Buyer (other than pursuant to schedule 7 (5.3)); (f) to the extent that the Warranty Claim is as a result of or in consequence of any voluntary act, voluntary or negligent omission, transaction or arrangement of, or on behalf of, the Buyer, the Company or Jarl after Completion (unless the act, omission, transaction or arrangement occurs pursuant to an express right under this Deed); (g) to the extent that the Warranty Claim is as a result of or arises from: (i) the enactment or amendment of any legislation or regulations; (ii) a change in the judicial or administrative interpretation of the law; or (iii) a change in the practice or policy of any Government Agency,

Corrs Chambers Westgarth after the Execution Date, including legislation, regulations, amendments, interpretation, practice or policy which takes effect retrospectively; (h) to the extent that, within 18 months after written notice being given under schedule 7 (4) in respect of: (i) the Warranty Claim; or (ii) Warranty Claims which, in aggregate, claim an amount in excess of the amount specified in schedule 7 (2.4(b)(ii)), none of the following have occurred: (iii) the Warranty Claim is admitted by the Seller; (iv) the Warranty Claim is settled between the Buyer and the Seller; or (v) the Buyer institutes and serves legal proceedings on the Seller in respect of the Warranty Claim; and (i) to the extent that schedule 7 (3(b)) applies to the Warranty Claim. 2.7 Indirect and consequential Loss The Seller is not liable to the Buyer for any Loss suffered or incurred by the Buyer arising from or in connection with a breach of the Seller Warranties or any other breach by the Seller of this Deed: (a) which does not arise naturally or in the ordinary course of things from that breach; or (b) which constitutes, or arises from or in connection with: (i) a loss of revenue, profit or opportunity; (ii) a loss of goodwill; or (iii) a loss of business reputation, even if such Loss arises naturally or in the usual course of things from that breach. 2.8 Mitigation of Loss The Buyer must mitigate its Loss in respect of any Warranty Claim, and the Seller’s liability (including under the indemnity in schedule 7 (1.2)) in respect of the Loss suffered or incurred by the Buyer, the Company or Jarl arising from or in connection with the relevant breach of the Seller Warranties will be reduced to the extent that the Buyer fails to do so. 2.9 Circumstances where qualifications and limitations do not apply None of the limitations in schedule 7 (2) apply to a Warranty Claim to the extent that it arises from or in connection with, or is increased as a result of, any deception or fraud by or on behalf of the Seller.

Corrs Chambers Westgarth 3 Recovery from third parties (a) After Completion, the Buyer must use, and must ensure that the Company and Jarl uses, all reasonable endeavours to seek any payment which the Buyer, the Company or Jarl may be entitled to receive from a person other than the Seller (including an insurer) in recovery or reimbursement of, or compensation for, the Loss suffered or incurred by the Buyer, the Company or Jarl arising from or in connection with a breach of the Seller Warranties. (b) The Seller is not liable to the Buyer for any Loss suffered or incurred by the Buyer arising from or in connection with a breach of the Seller Warranties to the extent that the Buyer, the Company or Jarl is entitled to receive a payment from a person other than the Seller (including an insurer) in recovery or reimbursement of, or compensation for, the Loss suffered or incurred by the Buyer, the Company or Jarl arising from or in connection with a breach of the Seller Warranties. 4 Procedures for Warranty Claims 4.1 Notice of Warranty Claims The Buyer, on a no names basis, must give written notice to the Seller if: (a) a Third Party Claim is made; (b) a Tax Demand is made; or (c) it becomes aware of any other fact, matter or circumstance, relating to a Third Party Claim; or (d) a Government Authority commences or gives notice of its intention to commence an audit or investigation; which gives rise, or is likely to give rise, to a Warranty Claim. 4.2 Timing and content of notice (a) The Buyer, subject to not breaching its confidentiality obligations, must give the notice under schedule 7 (4.1) to the Seller of: (i) a Third Party Claim under schedule 7 (4.1(a)) as soon as reasonably practicable after becoming aware of that Third Party Claim and, in any event, within 5 Business Days of: (A) receiving written notice of the Third Party Claim from the relevant third party; or (B) being served with any legal proceedings in connection with the Third Party Claim, and the notice must set out full details of: (C) the Third Party Claim; and (D) the potential Warranty Claim;

Corrs Chambers Westgarth (ii) a Tax Demand under schedule 7 (4.1(b)) as soon as reasonably practicable after becoming aware of that Tax Demand and, in any event, within sixty Business Days of: (A) receiving written notice of the Tax Demand from the relevant Government Agency; or (B) receiving any enquiries relating to any actual investigation or audit of the Company or Jarl by the relevant Government Agency, and the notice must set out full details of: (C) the Tax Demand; and (D) the potential Warranty Claim; and (iii) a fact, matter or circumstance under schedule 7 (4.1(c)), as soon as reasonably practicable after becoming aware of, and understanding the nature, import and significance of the fact, matter or circumstance, and the notice must set out full details of those facts, matters or circumstances and the potential Warranty Claim. (b) The Buyer, subject to not breaching its confidentiality obligations, must also, on an ongoing basis, keep the Seller reasonably informed of all material developments in relation to a Warranty Claim notified under schedule 7 (4.1(a) and (b)). (c) The Buyer must include full details of the matters outlined in schedule 7 (4.2(a) and (b)) only to the extent they are known to the Buyer, the Company or Jarl and are properly able to be disclosed without loss of client legal privilege or other legal privilege. 5 Conduct of Third Party Claims and Tax Demands 5.1 No admission The Buyer must not, and must ensure that the Company or Jarl does not: (a) accept, compromise or pay; (b) agree to arbitrate, compromise or settle; or (c) make any admission or take any action in relation to, a Third Party Claim or Tax Demand which may lead to liability on the part of the Seller under a Warranty Claim without the Seller’s prior written approval (which must not be unreasonably withheld or delayed). 5.2 Defence of claim Within 40 Business Days after receipt of a notice under schedule 7 (4.1(a) or (b)) in respect of a Third Party Claim or Tax Demand, the Seller may, by

Corrs Chambers Westgarth written notice to the Buyer, at the cost of the Seller assume the conduct of the defence of the Third Party Claim or Tax Demand. 5.3 Seller assumes conduct (a) If the Seller gives notice to the Buyer under schedule 7 (5.2): (i) Subject to schedule 7 (5.3(c)) and to the Seller complying with schedule 7 (5.3(b)), the Buyer must at the cost of the Seller: (A) take, and must ensure that the Company and Jarl takes, all action reasonably requested by the Seller to avoid, contest, compromise or defend the Third Party Claim or Tax Demand, including using professional advisers nominated by the Seller; (B) provide, and must ensure that the Company and Jarl provides, all reasonable assistance requested by the Seller in relation to the Third Party Claim or Tax Demand, including providing access to witnesses and documentary or other evidence relevant to the Third Party Claim or Tax Demand, allowing it and its advisers to inspect and take copies of all relevant books, records, files and documents, and providing it with reasonable access to the personnel, premises and chattels of the Buyer, the Company and Jarl; and (ii) in conducting any proceedings or actions in respect of that Third Party Claim or Tax Demand, the Seller must: (A) act in Good Faith; (B) liaise with the Buyer in relation to the defence of the Third Party Claim or Tax Demand; (C) provide the Buyer with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim or Tax Demand; (D) on an ongoing basis, keep the Buyer reasonably informed of all material developments in relation to the Third Party Claim or Tax Demand; and (E) if it has engaged lawyers to act on behalf of the Buyer, the Company or Jarl, instruct its lawyers on behalf of both the Seller on the one hand and the Buyer, the Company or Jarl on the other hand, so that client legal privilege attaches to any communications by those lawyers for the benefit of both the Seller and the Buyer, the Company or Jarl. (b) The Seller indemnifies the Buyer and its Related Bodies Corporate, the Company and Jarl against any and all Loss arising from or in connection with any action or assistance given by them under schedule 7 (5.3(a)). The Seller must pay any amount which is the subject of this indemnity within 30 days of the date on which the Buyer or its Related Bodies

Corrs Chambers Westgarth Corporate, the Company or Jarl provides satisfactory evidence to the Seller that: (i) the Buyer or its Related Bodies Corporate, the Company or Jarl has incurred a liability for the amount; (ii) the amount is due and payable; and (iii) the Buyer or its Related Bodies Corporate, the Company or Jarl has complied with its obligations under this Deed and is entitled to be indemnified under this Deed for the amount. (c) The Buyer is not required to comply with schedule 7 (5.3(a)) to the extent that: (i) an act or omission otherwise required by the Buyer or its Related Bodies Corporate, the Company or Jarl under that paragraph may, in the reasonable opinion of the Buyer, lead to a loss of client legal privilege or other legal privilege in relation to a matter or document; (ii) it is inconsistent with a right an insurer may have in respect of the relevant Third Party Claim or Tax Demand; or (iii) the Buyer, acting reasonably, considers that an act or omission otherwise required by the Buyer or its Related Bodies Corporate, the Company or Jarl under that paragraph would or may: (A) materially prejudice the goodwill or reputation of the Business, or any material commercial relationship of the Buyer, the Company or Jarl; or (B) have a material adverse effect on the Business. 5.4 Buyer assumes conduct (a) If the Seller advises the Buyer that the Seller does not wish to assume the conduct of the defence of the Third Party Claim or the Tax Demand, or it does not give notice under schedule 7 (5.2), subject to not breaching its confidentiality obligations: (i) subject to schedule 7 (5.4(b)), the Buyer must, and must ensure that the Company or Jarl which are conducting any proceedings or actions in respect of that Third Party Claim or the Tax Demand: (A) acts in Good Faith; (B) liaises with the Seller in relation to the defence of the Third Party Claim or Tax Demand; and (C) provides the Seller with reasonable access to a copy of any notice, correspondence or other document relating to the Third Party Claim or Tax Demand; and (ii) the Seller must provide to the Buyer and its Related Bodies Corporate, the Company and Jarl such information and assistance as they reasonably require to assist them to avoid, dispute, resist,

Corrs Chambers Westgarth defend, appeal, compromise or mitigate the Third Party Claim or Tax Demand. (b) The Buyer is not required to comply with schedule 7 (5.4(a)(i)) to the extent that an act or omission otherwise required by the Buyer or its Related Bodies Corporate, the Company or Jarl under that paragraph may, in the reasonable opinion of the Buyer, lead to a loss of client legal privilege or other legal privilege in relation to a matter or document.

Corrs Chambers Westgarth Schedule 8 Seller Warranties 1 Capacity of the Seller 1.1 The Seller is duly incorporated and validly exists under the law of its place of incorporation. 1.2 The execution, delivery and performance of this Deed: (a) has been properly authorised by all necessary corporate action of the Seller; (b) does not and will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under: (i) any provision of its constitution; (ii) any material term or provision of any security arrangement, undertaking, agreement or deed to which it is a party or is subject to or by which it is bound; or (iii) any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject to or by which it is bound. 1.3 The Seller has full corporate power and lawful authority to execute and deliver this Deed and to consummate and perform its obligations under this Deed. 1.4 This Deed constitutes a legal, valid and binding obligation on the Seller enforceable in accordance with its terms. 2 Solvency of the Seller 2.1 The Seller has not received a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such notice or applied for deregistration under section 601AA of the Corporations Act (or received a notice or communication, or applied, under any equivalent laws of another jurisdiction). 2.2 No order has been made, or application or other process filed or threatened, or resolution passed or a notice of intention given to pass a resolution for the winding up or dissolution of the Seller and there are no facts, matters or circumstances justifying commencement of any such action. 2.3 No Controller has been appointed in respect of any property of the Seller and there are no facts, matters or circumstances justifying any such appointment.

Corrs Chambers Westgarth 2.4 No liquidator, provisional liquidator or administrator or person having a similar or analogous function under the law of any jurisdiction has been appointed in respect of the Seller and, the Seller is not aware, of any facts, matters or circumstances justifying such an appointment. 2.5 The Seller has not entered into or taken steps or proposes to enter into, any arrangement (including a scheme or arrangement or deed of company arrangement), composition or compromise for the benefit of all or any class of its creditors or members or a moratorium involving any of them. 2.6 No distress, attachment or execution has been levied or become enforceable against the Seller or any of its assets, and, the Seller is not aware of any facts, matters or circumstances justifying such a writ. 2.7 The Seller is able to pay its debts as and when they fall due. 2.8 The Seller is not taken under applicable laws to be unable to pay its debts, and has not stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts. 3 Solvency of the Company and Jarl 3.1 Neither the Company nor Jarl have received a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such notice or applied for deregistration under section 601AA of the Corporations Act (or received a notice or communication, or applied, under any equivalent laws of another jurisdiction). 3.2 No order has been made, or application or other process filed or threatened, or resolution passed or a notice of intention given to pass a resolution for the winding up or dissolution of the Company or Jarl and there are no facts, matters or circumstances justifying commencement of any such action. 3.3 No petition or other process for winding-up or dissolution has been presented or threatened in writing against the Company or Jarl and, as far as the Seller is aware, there are no facts, matters or circumstances justifying such a petition or other process. 3.4 No Controller has been appointed in respect of any property of the Company or Jarl and there are no facts, matters or circumstances justifying any such appointment. 3.5 No liquidator, provisional liquidator or administrator or person having a similar or analogous function under the law of any jurisdiction has been appointed in respect of the Company or Jarl and, as far as the Seller is aware, there are no facts, matters or circumstances justifying such an appointment. 3.6 Neither the Company nor Jarl have entered into or taken steps or proposes to enter into, any arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise for the benefit of all or any class of its creditors or members or a moratorium involving any of them.

Corrs Chambers Westgarth 3.7 No distress, attachment or execution has been levied or become enforceable against the Company or Jarl or any of its assets, and, as far as the Seller is aware, there are no facts, matters or circumstances justifying such a writ. 3.8 Neither the Company nor Jarl is taken under applicable laws to be unable to pay its debts, and has not stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts. 4 Share capital and corporate structure 4.1 The Seller is the legal and beneficial owner of all of the Sale Shares. 4.2 The Sale Shares: (a) constitute all the issued share capital of the Company and Jarl; (b) on Completion will be free of all Encumbrances and other third party interests or rights (other than Permitted Encumbrances); (c) are fully paid and no money is owing in respect of them; and (d) are the only securities on issue by the Company and Jarl. 4.3 The Company and Jarl are not under any obligation to issue, and no person has a right to call for the issue or transfer (or to restrict the free transfer) of, any share or other security in the Company or Jarl at any time. 4.4 The Company and Jarl: (a) have full power to own their respective assets and their respective businesses and to carry on their respective businesses as they are currently conducted; (b) are not registered and are not required to be registered in any place outside their respective places of incorporation; and (c) are duly incorporated under the laws of the jurisdictions respectively specified in relation to them in schedules 1 (2) and 1(3). 4.5 The Company and Jarl are not the registered holders or beneficial owners of: (a) any shares in any other company; (b) any units in any unit trust; or (c) any other ownership interests in any other entity. 4.6 The Data Room Documentation contains an accurate and current copy of the constitution of the Company, being 9.5.4. 4.7 The Data Room Documentation contains an accurate and current copy of the constitution of Jarl, being 9.6.4. 4.8 Neither the Company nor Jarl have received notice of any application or intended application for rectification of its register of members or of any other register which it is required by law to maintain and, the Seller is not aware of

Corrs Chambers Westgarth any facts, matters or circumstances which are likely to justify or give rise to any such application. 5 Year End Accounts - not used 6 Compliance 6.1 So far as the Seller is aware, there are no instances of non-compliance by the Company and Jarl with applicable laws in relation to the conduct of the Business or the ownership and use of the Assets and Seller Assets where such non-compliance would result in a liability or restriction materially and adversely affecting the Business (taken as a whole). 6.2 As far as the Seller is aware, the Company and Jarl hold all statutory licences, permits, consents and Authorisations necessary for the proper carrying on of their respective activities all of which are: (a) fully paid up; (b) being materially complied with; (c) in full force and effect; and (d) not liable to be revoked in whole or in part. 6.3 No notice received by the Company or Jarl from any Government Agency remains outstanding which affects or relates to the Business or any of the Assets and Seller Assets which is likely to give rise to any material adverse consequences to the Business. 6.4 The Seller is not aware of any facts, matters or circumstances that may prejudice the continuance or renewal of the statutory licenses, permits, consents and Authorisations referred to in schedule 8 (6.2) in their current form. 6.5 All accounts, books, ledgers and financial and other records of the Company and Jarl have been maintained in accordance with applicable laws and are up to date in all material respects and are in the possession or under the control of the Company and Jarl (as applicable). 7 Information The Data Room Documentation as a whole was compiled in Good Faith and for the purposes of informing prospective purchasers of the Sale Shares about the Sale Shares, the Company and Jarl. 8 Litigation 8.1 There are no Proceedings commenced by or against the Company or Jarl.

Corrs Chambers Westgarth 8.2 The Company and Jarl have not received any written notice of Proceedings commenced against the Company or Jarl. 8.3 No written notice has been given or received by the Company or Jarl in relation to any potential Proceedings. 8.4 The Seller is not aware of any facts, matters or circumstances, which are likely to give rise to any Proceedings by or against the Company. 8.5 There is no: (a) unsatisfied judgment, order or award outstanding against the Company or Jarl; or (b) execution or process of any court or authority issued against or levied or enforceable upon or against the Company or Jarl, the Assets or the Sale Assets, whether or not such execution or process has been stayed. 8.6 No investigation or inquiry by any parliament, parliamentary committee or body, Government Agency or External Administrator is in progress or pending or announced or threatened in writing in connection with the Company or Jarl. 9 Financial obligations and receivables 9.1 Neither the Company nor Jarl have any Third Party Debt. 9.2 Neither the Company nor Jarl have received any notice which remains outstanding in relation to an event of default or non-compliance in relation to any Third Party Debt or under any Security Interest given by the Company or Jarl in respect of such Third Party Debt, or which requires the repayment of any Third Party Debt before its due date for payment for any reason. 9.3 As far as the Seller is aware, there are no existing or unremedied events of default or non-compliance in relation to any Third Party Debt or under any Security Interest given by the Company or Jarl in respect of such Third Party Debt and there are no other facts, matters or circumstances which are likely to (whether immediately or after notice or lapse of time) entitle a person to require the repayment of any Third Party Debt before its due date for payment for any reason or to enforce any Security Interest given by the Company or Jarl in respect of such Third Party Debt. 9.4 Neither the Company nor Jarl have issued any debentures, bonds (other than performance bonds), notes or similar debt instruments under which it has any outstanding liability. 9.5 The notices by the Seller under clause 11.2, when given and at the time given, will contain materially accurate details of the information required under that clause. 9.6 As far as the Seller is aware, there are no guarantees or securities given by a person other than the Company or Jarl before Completion in respect of the respective obligations of the Company or Jarl, other than those described in schedule 11 (1).

Corrs Chambers Westgarth 9.7 Neither the Company nor Jarl has given any guarantees or securities before Completion in respect of the obligations of another person, other than those described in schedule 12(3). 9.8 There is no action by any other person which might adversely affect the registration, enforcement or priority of any Security Interest registered on the PPS Register by the Company or Jarl as the secured party. 9.9 At Completion the Company and Jarl have paid all Royalty Interests. 9.10 Neither the Seller nor the Seller Affiliates receive directly or indirectly royalties from a Non-MPA Royalty Interest. 10 Assets 10.1 The Assets are: (a) legally and beneficially owned by the Company except the Petroleum Tenements in respect of which the Company is the registered holder of the relevant licence and holds all legal and beneficial rights to be so registered; (b) fully paid for; and (c) at Completion, free from all Encumbrances and other third party interests or rights other than Permitted Encumbrances. 10.2 The Seller Assets are: (a) legally and beneficially owned by the Seller and Seller Affiliates; (b) fully paid for; and (c) at Completion, free from all Encumbrances and other third party interests or rights other than Permitted Encumbrances. 10.3 The Petroleum Tenements are in good standing and the Seller is not aware of any fact, matters or circumstances which might lead to the cancellation or forfeiture of any of the Petroleum Tenements. 11 Real Property 11.1 Neither the Company nor Jarl have any interest in land except for the Company's interests in the Properties. 11.2 The Properties comprise all the land and premises owned, used or occupied by the Company and Jarl as owner, tenant or occupier. 11.3 All deeds and documents necessary to prove title to the Owned Properties are in the possession or under the control of the Company. 11.4 All deeds and documents necessary to prove title to the Alice Springs Property are in the possession or under the control of the Seller.

Corrs Chambers Westgarth 11.5 As far as the Seller is aware, except for the Permitted Encumbrances, none of the Properties is: (a) affected by any rights of adverse possession, easements, covenants or rights of way; (b) affected by any leases, licences or other possessory agreements; (c) affected by any other Encumbrances; or (d) the subject of any claim notified to the Seller or the Company in writing that any third party asserts an ownership interest in the Properties (as applicable), which, in any of these cases, would be likely to have a materially adverse effect on the current use or value of the Properties. 11.6 The Company has the exclusive occupation and quiet enjoyment of the Properties used or occupied by it. 11.7 The Seller is not in breach of the Business Property Leases. 11.8 The Seller is the legal and beneficial owner of the Alice Springs Property free from all Encumbrances other than the Permitted Encumbrances. 11.9 As far as the Seller is aware, there is no material breach of, or material default under, any Lease, agreement, covenant, applicable legislation, regulations or by-laws in relation to the Properties or their use. 11.10 The Company has not received any third party Claim or any written notice to rectify any default, vacate or quit or any other notice or demand of a material nature from any third party in respect of any of the Properties, including in respect of their use or occupancy by the Company and, as far as the Seller is aware, there are no facts, matters or circumstances which are likely to entitle a third party to give any such notice. 11.11 The Company has not received, in relation to the Properties, any notice of any material breach of any applicable legislation, regulations or by laws (including that the current use of any of the Properties breaches the requirements of any relevant planning scheme) which remains undischarged and, as far as the Seller is aware, there are no facts, matters or circumstances exist which are likely to constitute or give rise to any such breach. 11.12 The Company has not received a notice, order or resolution of any competent authority for the compulsory acquisition or resumption of any of the Properties and, as far as the Seller is aware, there is no proposal for, or facts, matters or circumstances, which are likely to result in, such a notice, order or resolution. 11.13 Each Lease is valid and binding in accordance with its terms and the Company is not in material breach of, or material default under, any Lease. 11.14 The Company has not received any notice, order, declaration, report, recommendation or approved proposal of a Government Agency or other third party that would materially adversely affect the use of the Properties or require the expenditure of money on them and, as far as the Seller is aware, there is

Corrs Chambers Westgarth no proposal for, or facts, matters or circumstances, which are likely to result in, such a notice, order, declaration, report, recommendation or approved proposal. 11.15 There is no material dispute between the Company and any Government Agency having jurisdiction over any of the Properties or any landlord or owner of a Leased Property. 11.16 The Company has not agreed to any material assignment, subletting, parting with possession or surrender of a Leased Property or any part of a Leased Property. 12 Environmental 12.1 The Company and the Seller has not received any: (a) written notice of any Claims, investigations, prosecutions or proceedings brought or threatened against or involving the Company; or (b) written complaint, order, requirement or notification from any Government Agency, in respect of any: (c) breach of any Environmental Law or any Environmental Authorisation; or (d) Environmental Matter, which remains outstanding, and the Seller is not aware, of any facts, matters or circumstances which are likely to give rise to any such Claims, investigations, prosecutions, proceedings, complaints, orders, requirements or notifications. 12.2 As far as the Seller is aware, there is no Contamination present in, on, under or emanating from the Properties or Petroleum Tenements, or in, or under any other part of the Environment which has originated, or emanated, from the Properties or Petroleum Tenements, which: (a) comprises a material non-compliance with any Environmental Law; (b) is being, or is reasonably likely to be, investigated, monitored, treated, contained, remediated or removed under any Environmental Law, Authorisation or Lease; or (c) is required to be notified to a Government Agency under any Environmental Law. 12.3 Each Environmental Authorisation has been obtained and has at all relevant times been effective so that, and, so far as the Seller is aware, there are no facts, matters or circumstances, which are likely to: (a) constitute a material contravention; (b) result in the revocation of or variation in any material respect; or (c) prejudice the continuance or renewal in the name of the Company;

Corrs Chambers Westgarth of any Environmental Authorisation or Petroleum Tenement. 12.4 Any condition or restriction imposed by any Environmental Authorisation or Petroleum Tenement has been duly performed and complied with in all material aspects, and the Seller is not aware of any breach of any condition or restriction imposed by any Environmental Authorisation or Petroleum Tenement. 12.5 As far as the Seller is aware, the conduct of the Business and the operation of the Assets and the Properties are in compliance with all Environmental Laws and with any condition, requirement or restriction imposed in any Environmental Authorisation. 12.6 As far as the Seller is aware, the condition of the Environment of any Petroleum Tenement or Property is such that it does not require the giving of any notice to a Government Agency pursuant to an Environmental Law. 12.7 There are no Liabilities for breach of an Environmental Law or Environmental Authorisation for the Company’s disposal of water or other substance at or into Lake Lewis. 13 Workplace Health and Safety 13.1 Neither the Company nor Jarl have received written notice of any Claims, investigations or proceedings made or threatened against the Company, Jarl or employees of the Business in respect of accidents, injuries, disease or any other harm to the health and safety of employees, contractors or other persons, made under or as a result of breach (or alleged breach) of any applicable law and each approved Code of Practice concerning workplace health and safety and which remain outstanding and, the Seller is not aware of any facts, matters or circumstances which are likely to give rise to any such Claims, investigations or proceedings. 14 Employees The Company has no employees. 15 Superannuation - not used 16 Contracts 16.1 As at the Completion Date, neither Company nor Jarl have entered into any Contract other than: (a) in the ordinary course of business; and (b) on arm's length terms. 16.2 All material Contracts have been identified to the Buyer.

Corrs Chambers Westgarth 16.3 Except for this Deed, as at Completion, neither the Company nor Jarl will have any Contract or understanding with the Seller or a Seller Affiliate. 16.4 As far as the Seller is aware, neither the Company nor Jarl is in breach of any Contract. 16.5 Neither the Company nor Jarl has given or received a notice of termination or intended termination or material default of any Contract, and the Seller is not aware of any facts, matters or circumstances, which are likely to lead to the giving or receiving of any such notice. 16.6 Neither the Seller nor the Company is aware of any current material disputes in relation to any Contract. 16.7 There are no offers, tenders or quotations made by the Company or Jarl which are outstanding and capable of acceptance by a third party which would give rise to a contractual obligation binding on the Company or Jarl. 17 Insurances 17.1 The Data Room Documentation contains complete and accurate particulars of all insurance policies taken out by or for the benefit of the Company and Jarl. 17.2 The Company and Jarl have, and have had at all material times, valid and adequate insurances: (a) which are required by law to be effected by it; and (b) otherwise in respect of all risks which are normally and prudently insured against by persons carrying on businesses similar to the Business and holding assets similar to the Assets for such amounts as are prudent. 17.3 Each of the contracts of insurance and indemnity taken out by the Company and Jarl in respect of the Business and the material Assets of an insurable nature (Insurances) is in force and, the Seller is not aware of any facts, matters or circumstances, which are likely to lead to any of them being void or voidable, or that would permit an insurer to cancel the Insurances or refuse or materially reduce a Claim, or materially increase a premium payable in respect of the Insurances. 17.4 All premiums in respect of the Insurances will have been paid up to the Completion Date. 17.5 With respect to the Company, Jarl or the Seller, there are no material Claims made but unpaid under the Insurances. 17.6 As far as the Seller is aware, the Company and Jarl have not failed to give any notice or present any Claim of which it is aware under any of the Insurances. 18 Taxation Consolidation

Corrs Chambers Westgarth 18.1 The Company and the Seller have each been members of the Seller Consolidated Group at all times since 1 July 2003 up to and including the Completion Date. 18.2 All members of the Seller Consolidated Group, including the Company, have executed and are parties to the Tax Sharing Agreement. 18.3 The Tax Sharing Agreement is a valid tax sharing agreement under section 721-25(3) of the ITAA 1997 that applies, in respect of each member of the Seller Consolidated Group, for all periods from the date the relevant member joined the Seller Consolidated Group up to and including the Completion Date. 18.4 The head company of the Seller Consolidated Group has paid all ‘group liabilities’ (as defined in section 721-10 of the ITAA 1997) that it is liable to pay in respect of all periods up to and including the Completion Date on or before the date on which each of those liabilities became due and payable. 18.5 All contribution amounts or other amounts required to be paid in accordance with the Tax Sharing Agreement or section 721-35 of the ITAA 1997 that the Company, or any other entity that has ceased to be a member of the Seller Consolidated Group, is or may become liable to pay (including exit contributions) have been or will be paid prior to the Completion Date. 18.6 All amounts required to be paid in accordance with any tax funding agreement for the Seller Consolidated Group that the Company, or any other entity that has ceased to be a member of the Seller Consolidated Group, is or may become liable to pay (including exit contributions) have been or will be paid prior to the Completion Date. 18.7 The Seller Consolidated Group will elect to apply Subdivision 705-E of the Income Tax Assessment Act 1997 to any tax cost setting errors of the group which affect assets of the Company. Taxes Generally 18.8 The Company is a resident of Australia for Australian Tax purposes and of no other country and does not have any permanent establishment in a country outside Australia. 18.9 The Company and Jarl has no Liabilities in respect of unpaid and unassessed Taxes in respect of matters before Completion. 18.10 All Tax Returns filed on or before Completion (or to be filed after Completion, in the case of a Pre-Completion Tax Return) for and on behalf of the Company: (a) have been or will be prepared, made and lodged by the due dates for filing such returns; (b) have been prepared or made in accordance with the relevant Tax Law; (c) have been prepared or made having taken reasonable care and with full and true disclosure (to the extent required by law); and (d) do not contain any statement that is false, misleading or deceptive, whether by omission or otherwise.

Corrs Chambers Westgarth 18.11 The Company has maintained and holds at the Completion Date proper, accurate and adequate records to enable it to comply with its obligations under Tax Law. 18.12 Any obligation of the Company under any Tax Law to withhold amounts at source and/or remit those amounts to a Government Agency has been complied with. 18.13 There are no current, threatened or pending, and there have not been in the five years preceding Completion any, disputes, audits or demands as between the Company (or the representative member of the Seller GST Group) and a Government Agency, or as between Jarl and a Government Agency, relating to a Tax matter and the Seller is not aware of any facts, matters or circumstances, which are likely to give rise to any Tax returns or assessments in respect of any period ending on or before the Completion Date being disputed, audited, reviewed or examined or the deprivation of any Tax relief or advantage that might otherwise have been available to the Company or Jarl under any Tax Law. 18.14 The share capital account of the Company is not tainted within the meaning of Division 197 of the ITAA 1997. 18.15 The Company has complied with all obligations under laws relating to Taxes. GST 18.16 Jarl has not been a member of any GST group. 18.17 The Company has not been a member of any GST group, other than the Seller GST Group. 18.18 The Company has been a member of the Seller GST Group at all times from the later of: (a) the formation of the Seller GST Group; or (b) if the Company was not eligible to be a member of the Seller GST Group at the time of its formation, the first date that the Company became eligible to be a member of the Seller GST Group, up to the Completion Date. 18.19 The Company does not have, and will not have any liability or will be required to pay any amount in respect of the Seller GST Group under section 444-90(1) of Schedule 1 to the TAA. 18.20 Jarl and the representative member of the Seller GST Group has paid all amounts that it is liable to pay under an indirect tax law in respect of all periods up to and including the Completion Date on or before the date on which each of those liabilities became due and payable. 18.21 Jarl and the representative member of the Seller GST Group has not committed any offence against an indirect tax law.

Corrs Chambers Westgarth 18.22 Jarl and members of the Seller GST Group (including any member who has left the Seller GST Group) have not participated in any schemes or transactions to which Division 165 of the GST Act applies or might apply. 18.23 All GST invoices or other documents required to be issued to any person or agency under the GST Law in respect of all supplies, importations or other transactions made by Jarl and the Company before Completion have been or will be correctly prepared and duly issued. 18.24 Jarl and the Company will not have any liabilities after Completion to pay increased amounts of consideration, or any form of indemnity or gross up, on account of GST payable by any other person on any supply, importation or other transaction occurring before Completion. 18.25 Jarl and the Company has not been a party to any contract, deed, arrangement or understanding in respect of which it is or will become liable to pay GST without being entitled to increase the consideration payable under the contract, deed, arrangement or understanding or otherwise seek reimbursement so that it retains the amount it would have retained but for the imposition of GST (unless the consideration was explicitly described as being GST inclusive). 18.26 Jarl has not been a participant of any GST Joint Venture. 18.27 The Company has not been a participant of any GST Joint Venture, other than the Palm Valley GST Joint Venture and previously the Mereenie GST Joint Venture, of which Santos Limited was the joint venture operator. 18.28 The Company has been a participant of the Palm Valley GST Joint Venture at all times from the later of: (a) the formation of the Palm Valley GST Joint Venture; or (b) if the Company was not eligible to be a participant of the Palm Valley GST Joint Venture at the time of its formation, the first date that the Company became eligible to be a participant of the Palm Valley GST Joint Venture, up to the Completion Date. 18.29 The Company does not have, and will not have, any liability or be required to pay any amount in respect of the Palm Valley GST Joint Venture or as far as the Seller is aware to its actual knowledge without due enquiry the Mereenie GST Joint Venture, under section 444-80(1) of Schedule 1 to the TAA. 18.30 The joint venture operator of the Palm Valley GST Joint Venture and as far as the Seller is aware to its actual knowledge without due enquiry of the Mereenie GST Joint Venture, has paid all amounts that it is liable to pay under an indirect tax law in respect of all periods up to and including the Completion Date on or before the date on which each of those liabilities became due and payable. 18.31 The joint venture operator of the Palm Valley GST Joint Venture and as far as the Seller is aware to its actual knowledge without due enquiry of the Mereenie GST Joint Venture, has not committed any offence against an indirect tax law.

Corrs Chambers Westgarth 18.32 Members of the Palm Valley GST Joint Venture (including any member who has left the Palm Valley GST Joint Venture) and as far as the Seller is aware to its actual knowledge without due enquiry of the Mereenie GST Joint Venture (including any member who has left the Mereenie GST Joint Venture), have not participated in any schemes or transactions to which Division 165 of the GST Act applies or might apply. Stamp Duty 18.33 Jarl and the Company has not been a party to a transaction or document with the Seller or any of its Related Bodies Corporate prior to Completion that: (a) would have been liable to Duty but for relief granted in writing by a Government Agency; and (b) will give rise to a liability for Duty as a result of any change of ownership or control of the Company upon Completion. 18.34 All stamp duties payable on all material contracts, agreements, deeds, securities or other instruments to which Jarl and the Company is party, or which have been executed for its benefit, have been assessed and duly paid, and will be enforceable after Completion without payment of any further stamp duties. 18.35 No Relief from Stamp Duty has been improperly obtained, nor has any event occurred as a result of which any such duty from which any Group Entity has obtained Relief, has become payable. PRRT 18.36 The Company has not transferred or been required to transfer any exploration expenditure incurred in respect of any of its interests in projects under the PRRTA Act to any other company and no such transfer will occur prior to Completion. Withholding taxes 18.37 The Company will not have any liabilities after Completion: (a) to refund amounts incorrectly withheld or deducted on account of tax from payments or non cash benefits made or provided to another person before Completion; (b) to account for or pay any tax due by a non resident in respect of money or property of which the Company has had the receipt, control or disposal before Completion; (c) to account for or pay any tax due on income, profits or capital gains derived as agent, trustee or otherwise on behalf of another person before Completion. Employee and contractor taxes

Corrs Chambers Westgarth 18.38 The Company will not have any liabilities after Completion because of any failure to withhold, deduct or pay amounts due for or on account of any tax in respect of any payments or non cash benefits made or provided to employees, contractors or any other persons providing labour or services before Completion, including without limit any amounts payable on account of: (a) PAYG withholding; (b) fringe benefits tax; (c) superannuation guarantee charge; (d) payroll tax; (e) workers' compensation levies or contributions; or (f) HECS, HELP, family tax benefit, child support or other social security items. 18.39 The Company has complied with all obligations in respect of tax file numbers of employees. Other taxes 18.40 There are no available diesel fuel rebates. Rulings 18.41 All tax rulings obtained by the Company or the head company of the Seller Consolidated Group relating to the activities of the Company before Completion from any Tax Authority have been disclosed in writing to the Buyer before the date of this Deed. All assumptions as to facts or otherwise on which an Tax Authority has relied in giving any such tax ruling have been and will remain valid up to Completion. Registrations 18.42 All registrations required to be obtained by the Company in respect of its activities up to Completion for the purposes of any tax law before Completion (including without limit any required for the purposes of income tax, GST, Australian Business Number laws, tax file number laws, PAYG withholding, payroll tax, land tax, or customs and excise duties) have been duly obtained and will be duly maintained up to Completion.

Corrs Chambers Westgarth Schedule 9 Buyer Warranty Mechanics and Buyer Warranties 1 Warranties by Buyer and Buyer Guarantor 1.1 Buyer Warranties true and accurate Each of Buyer and Buyer Guarantor severally warrant and represent to each other party that each of the Buyer Warranties, as applicable, are true, complete and accurate, in respect of itself only, as at each of: (a) the Execution Date; and (b) the Completion Time; except that if a Buyer Warranty is expressed to be given at a particular time, that Buyer Warranty is given only at that time. 1.2 Buyer Warranties construed independently Each Buyer Warranty must be construed independently and is not limited by reference to another Buyer Warranty. 1.3 Buyer Warranties survive Completion Each Buyer Warranty will remain in full force and be binding despite Completion. 1.4 Reliance (a) The Buyer and Buyer Guarantor acknowledge that the Seller has entered into, and will Complete, this Deed in reliance on the Buyer Warranties. (b) The Seller: (i) acknowledges that the only statements, representations and warranties by or on behalf of the Buyer and Buyer Guarantor on which the Seller has relied in entering into and performing this Deed are those expressly set out in this Deed (including in the Buyer Warranties); and (ii) agrees that any Claim for breach of Buyer Warranties by the Seller must be based solely on, and limited to, the express provisions of this Deed and that, to the maximum extent permitted by law, all terms and conditions that may be implied by law in any jurisdiction and which are not expressly set out in this Deed are excluded, or, if they cannot be excluded, the liability under them is limited to the maximum extent permitted by law.

Corrs Chambers Westgarth 1.5 Benefit of Buyer Warranties The Buyer Warranties are given for the benefit of the Seller and may not be relied on by any other person. 1.6 No termination for breach of Buyer Warranties After Completion, a breach of any of the Buyer Warranties does not entitle the Seller to terminate or rescind this Deed. 2 Indemnity for breach of Buyer Warranties Each of Buyer and Buyer Guarantor indemnifies the Seller against, and must pay to the Seller on demand an amount equal to, all Loss suffered or incurred by the Seller arising from or in connection with a breach of the Buyer Warranties given by the Buyer or Buyer Guarantor, as applicable, except to the extent that the Buyer Warranty or the Buyer's or Buyer Guarantor’s liability for the Loss is limited or qualified under clause 22.4 and this schedule 9. 3 Qualifications and limitations in relation to Buyer Warranties 3.1 Disclosure, Seller's knowledge and public records The Seller must not claim that any fact, matter or circumstance renders any of the Buyer Warranties untrue or inaccurate or causes them to be breached, and the Buyer and the Buyer Guarantor are not liable to the Seller in respect of such a Warranty Claim, if that fact, matter or circumstance is: (a) fairly disclosed or fairly recorded in the material disclosed to the Seller by the Buyer, so that the Seller could reasonably be expected to consider and understand the nature, import and significance of the fact, matter or circumstance disclosed or recorded; (b) known to the Seller on or before the Execution Date, or which ought reasonably to have been known to the Seller on or before the Execution Date if it had made all reasonable enquiries of its officer, employees, agents and advisers; or (c) available by public searches or inspection of publicly available documents or registers. 3.2 Time limits The Buyer and Buyer Guarantor, as applicable, are not liable to the Seller in respect of a Warranty Claim unless the Seller gives notice of the Warranty Claim (including a notice and in accordance with the procedure, with the necessary changes made for Seller Warranty Claims, under schedule 7 (4)) to the Buyer or Buyer Guarantor: (a) in the case of a matter in which the Seller or Seller Guarantor made a specific written due diligence request, and to the extent of information the

Corrs Chambers Westgarth Buyer Guarantor would have disclosed information but did not do so for the stated reasons(s) in response to that request, on or before the date which is 24 months after the Completion Date; and (b) in the case of all other Buyer Warranties, on or before the date which is 12 months after the Completion Date. 3.3 Minimum amount for Buyer Warranty Claims (a) The Seller must not make a Warranty Claim against the Buyer or Buyer Guarantor, as applicable, unless the amount claimed in respect of the individual Warranty Claim (or Warranty Claims of substantially the same nature and arising out of substantially the same facts, matters or circumstances) exceeds $50,000. (b) The Buyer or Buyer Guarantor, as applicable, is not liable to the Seller in respect of a Warranty Claim unless: (i) the amount finally adjudicated or agreed to be payable in respect of the individual Warranty Claim (or Warranty Claims of substantially the same nature and arising out of substantially the same facts, matters or circumstances) exceeds $50,000; and (ii) the aggregate amount finally adjudicated or agreed to be payable in respect of all Warranty Claims permitted to be made under schedule 9(3.3)(b)(i) is more than $50,000. 3.4 General limitations The Buyer and Buyer Guarantor, as applicable, are not liable to the Seller in respect of a Warranty Claim: (a) to the extent that the Warranty Claim is as a result of or in consequence of any voluntary act, voluntary or negligent omission, transaction or arrangement of, or on behalf of, the Seller or a Seller Affiliate after Completion (unless the act, omission, transaction or arrangement occurs pursuant to an express right under this Deed); (b) to the extent that the Warranty Claim is as a result of or arises from: (i) the enactment or amendment of any legislation or regulations; (ii) a change in the judicial or administrative interpretation of the law; or (iii) a change in the practice or policy of any Government Agency, after the Execution Date, including legislation, regulations, amendments, interpretation, practice or policy which takes effect retrospectively; (c) to the extent that, within 18 months after written notice being given under schedule 9 in respect of: (i) the Warranty Claim; or (ii) Warranty Claims which, in aggregate, claim an amount in excess of the amount specified in schedule 9 3.3(b)(ii),

Corrs Chambers Westgarth none of the following have occurred: (iii) the Warranty Claim is admitted by the Buyer or Buyer Guarantor; (iv) the Warranty Claim is settled between the Buyer or Buyer Guarantor and the Seller; or (v) the Seller institutes and serves legal proceedings on the Buyer or Buyer Guarantor in respect of the Warranty Claim. (d) for any Loss suffered or incurred by the Seller arising from or in connection with a breach of the Buyer Warranties to the extent that the Seller is entitled to receive a payment from a person (including an insurer) other than the Buyer in recovery or reimbursement of, or compensation for, the Loss suffered or incurred by the Seller, the arising from or in connection with a breach of the Buyer Warranties. 3.5 Maximum liability for Buyer Warranty Claims The maximum aggregate liability of the Buyer and Buyer Guarantor together (notwithstanding Buyer and Buyer Guarantor have provided their warranties separately) to the Seller in respect of all Warranty Claims in respect of Buyer Warranties is $7.5 million. 3.6 Circumstances where qualifications and limitations do not apply None of the limitations in schedule 9 (3) apply to a Warranty Claim to the extent that it arises from or in connection with, or is increased as a result of, any deception or fraud by or on behalf of the Buyer or Buyer Guarantor. 3.7 Indirect and consequential Loss Neither the Buyer nor the Buyer Guarantor is liable to the Seller for any Loss suffered or incurred by the Seller arising from or in connection with a breach of the Buyer Warranties or any other breach by the Buyer or Buyer Guarantor of this Deed: (a) which does not arise naturally or in the ordinary course of things from that breach; or (b) which constitutes, or arises from or in connection with: (i) a loss of revenue, profit or opportunity; (ii) a loss of goodwill; or (iii) a loss of business reputation, even if such Loss arises naturally or in the usual course of things from that breach. 3.8 Mitigation of Loss The Seller must, mitigate its Loss in respect of any Warranty Claim, and the Buyer's and the Buyer Guarantor’s liability in respect of the Loss suffered or incurred by the Seller arising from or in connection with the relevant breach of the Buyer Warranties will be reduced to the extent that the Seller fails to do so.

Corrs Chambers Westgarth 3.9 Awareness Where a provision of this Deed refers to the Buyer’s awareness or knowledge, the Buyer will be deemed to know or be aware of a particular fact, matter or circumstance only if any of the Buyer’s directors or managers or any of the Buyer Guarantor’s directors or managers are actually aware of that fact, matter or circumstance on the date the Buyer Warranty is given or at the relevant time (as applicable). Where a provision of this Deed refers to the Buyer Guarantor’s awareness or knowledge, the Buyer Guarantor will be deemed to know or be aware of a particular fact, matter or circumstance only if any of the Buyer Guarantor’s directors or managers are actually aware of that fact, matter or circumstance on the date the Buyer Warranty is given or at the relevant time (as applicable). 4 Buyer Warranties 4.1 Capacity (a) Each of the Buyer and Buyer Guarantor is duly incorporated and validly exists under the law of its place of incorporation. (b) The execution, delivery and performance of this Deed: (i) has been properly authorised by all necessary corporate action of the Buyer and Buyer Guarantor; (ii) does not and will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under: (A) any provision of its constitution; (B) any material term or provision of any security arrangement, undertaking, agreement or deed to which it is a party or is subject to or by which it is bound; or (C) any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject to or by which it is bound. (c) The Buyer and the Buyer Guarantor has full corporate power and lawful authority to execute and deliver this Deed and to consummate and perform its obligations under this Deed. (d) This Deed constitutes a legal, valid and binding obligation on each of the Buyer and Buyer Guarantor enforceable in accordance with its terms. (e) Neither Buyer nor the Buyer Guarantor is aware of any facts that could reasonably be expected to have a material adverse effect affecting the assets or financial condition of the Buyer Group Companies as a whole which as at the Completion Date have not been accounted for by the Company in its forecasts, estimates or projections and, which required disclosure for the purposes of the ASX Listing Rules.

Corrs Chambers Westgarth 4.2 Solvency (a) Neither the Buyer nor the Buyer Guarantor has received a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such notice or applied for deregistration under section 601AA of the Corporations Act (or received a notice or communication, or applied, under any equivalent laws of another jurisdiction). (b) No order has been made, or application or other process filed or threatened, or resolution passed or a notice of intention given to pass a resolution for the winding up or dissolution of the Buyer or the Buyer Guarantor and there are no facts, matters or circumstances justifying commencement of any such action. (c) No Controller has been appointed in respect of any property of the Buyer or the Buyer Guarantor and there are no facts, matters or circumstances justifying any such appointment. (d) No liquidator, provisional liquidator or person having a similar or analogous function under the law of any jurisdiction has been appointed in respect of the Buyer or the Buyer Guarantor and, as far as the Buyer and Buyer Guarantor is aware, there are no facts, matters or circumstances justifying such an appointment. (e) Neither the Buyer nor the Buyer Guarantor has entered into or taken steps, and does not propose, to enter into, any arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise for the benefit of all or any class of its creditors or members or a moratorium involving any of them. (f) No distress, attachment or execution has been levied or become enforceable against the Buyer or the Buyer Guarantor or any of its assets and, as far as the Buyer and Buyer Guarantor is aware, there are no facts, matters or circumstances justifying such a writ. (g) Each of the Buyer and Buyer Guarantor is able to pay its debts as and when they fall due. (h) Neither the Buyer nor the Buyer Guarantor is taken under applicable laws to be unable to pay its debts and has not stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts. 4.3 Warranties on Consideration Shares The Buyer Guarantor warrants that as at each of the Completion Date and the date of issue of the Consideration Shares (if those dates are different): (a) the Consideration Shares will be issued free from any Encumbrance and will rank equally with all other Buyer Guarantor Shares on issue in all respects, including in respect of any rights;

Corrs Chambers Westgarth (b) the Buyer Guarantor has satisfied all conditions necessary to enable it to lodge with ASX a notice under section 708A(5)(e)(i) of the Corporations Act which complies with section 708A(6) of the Corporations Act; (c) trading in the Buyer Guarantor Shares on ASX was not suspended for more than a total of five days during the period of 12 months before the day on which the Consideration Shares are issued; (d) upon issue, the Consideration Shares will be fully paid and validly issued and no money will be owing in respect of them; (e) it has no knowledge of any undisclosed event or circumstance affecting or relating to the Buyer Guarantor which is presently disclosable to the ASX in order to comply with applicable laws or ASX Listing Rules; (f) the financing arrangements in place or to be put in place with Macquarie to allow it to fund the Base Purchase Price in whole or in part, do not and will not require the Buyer Guarantor to issue shares or securities which would materially dilute the proportion of the total issued Buyer Guarantor Shares which the Consideration Shares would otherwise represent relative to the number of the total issued Buyer Guarantor Shares immediately prior to Completion and allotment of the Consideration Shares. For the purposes of this paragraph (f), an issue of shares constituting less than a Material Buyer Share Issue will not represent a material dilution; (g) excluding the financing arrangements in place or to be put in place with Macquarie to allow it to fund the Base Purchase Price in whole or in part, neither the Buyer Guarantor nor any Buyer Group Company is party to any material agreement or arrangement creating or which could create liens, charges encumbrances or other security interests against any assets owned by a Buyer Group Company outside the ordinary course of the Buyer Guarantor's or Buyer Group Company's business, nor is the Buyer Guarantor or any Buyer Group Company subject to any order, judgement, arbitration award, writ or decree which grants or requires the creation of liens, charges encumbrances or other security interests against any assets of the Buyer Guarantor or a Buyer Group Company; (h) there are no Proceedings commenced by or as far as the Buyer Guarantor is aware, against a Buyer Group Company and the Buyer Guarantor is not aware of any facts or circumstances which could give rise to any Proceedings in the future which has as at the Execution Date required disclosure for the purposes of the ASX Listing Rules nor is it aware that any such Proceedings have been threatened to be brought against a Buyer Group Company; (i) no written formal dispute notice has been given or received by a Buyer Group Company in relation to any potential Proceedings; (j) excluding options, the Buyer Guarantor is not bound to a transaction that would or could give rise to a Material Buyer Share Issue;

Corrs Chambers Westgarth (k) there are no claims, allegations or demands which any Buyer Group Company has received, requiring disclosure for the purposes of the ASX Listing Rules, nor is the Buyer Guarantor aware of any circumstances or events which may give rise to such claims, allegations or demands, relating to any of the material contracts, arrangements or agreements to which any Buyer Group Company is a party as at the Execution Date requiring disclosure for the purposes of the ASX Listing Rules; (l) none of the petroleum tenements in which any Buyer Group Company has an interest is subject to forfeiture, cancellation, or revocation (other than pursuant to and to the extent of a compulsory relinquishment, cancellation or surrender required under the Petroleum Act 1984 (NT), the Petroleum Act 1923 (Qld) or the Petroleum and Gas (Production and Safety) Act 2004 (Qld) or the terms of the tenement) and the Buyer Guarantor are not aware of any circumstances or events that could lead to any such action being taken, nor as at the Execution Date has a voluntary surrender final decision been made for such petroleum tenements by any member of the Buyer Group Company; (m) Neither the Buyer Guarantor nor any other Buyer Group Company is subject to any line of credit or financing facility which would allow the financier or a third party to require a Material Buyer Share Issue as a result of or consequent upon Completion or the entry into of this Deed; (n) none of the Buyer Guarantor or any Buyer Group Company has any material debt or liability except as fully disclosed to the ASX; (o) neither, the Buyer Guarantor nor any Buyer Group Company has any contingent liabilities, off-balance sheet liabilities, or partnership liabilities, tax liabilities, forward or long term commitments or unrealized or anticipated losses from any unfavourable commitments, incurred outside the ordinary course of the Buyer Guarantor’s business, which has required disclosure for the purposes of the ASX Listing Rules; (p) neither the Buyer Guarantor has received any notice which remains outstanding in relation to an event of default or non-compliance in relation to any debts or under any Security Interest given by the Buyer Guarantor or a Buyer Group Company in respect of any debt or financial facility, or which requires the repayment of any debt before its due date for payment for any reason; (q) as far as the Buyer Guarantor is aware, there are no existing or unremedied events of default or non-compliance in relation to any debt or under any Security Interest given by the Buyer Guarantor or any Buyer Group Company and there are no other facts, matters or circumstances which are likely to (whether immediately or after notice or lapse of time) entitle a person to require the repayment of any debt before its due date for payment for any reason or to enforce any Security Interest given by the Buyer Guarantor or any Buyer Group Company;

Corrs Chambers Westgarth (r) the Buyer Guarantor has not issued any debentures, bonds, notes or similar debt instruments under which it has any outstanding liability; and (s) the Buyer Guarantor is in compliance with its periodic and continuous disclosure obligations under the ASX Listing Rules and the Corporations Act and has, to the extent required under the ASX Listing Rules and Corporations Act, disclosed to ASX all material information concerning the assets and liabilities, financial position and performance and profits and losses of the Buyer Guarantor and its business operations of which the Buyer Guarantor is aware. 4.4 Warranties on Central Petroleum Tenements The Buyer Guarantor warrants that as at each of the Completion Date and the date of issue of the Consideration Shares (if those dates are different): (a) Other than as disclosed to the ASX, there are no private royalty interests relating to any of the Central Petroleum Tenements and there is no matter, issue or dispute relating to any private royalty interests affecting the Central Petroleum Tenements which has required disclosure for the purposes of the ASX Listing Rules. For the purposes of this paragraph (a), a private royalty interest excludes any royalties or other payments payable or paid to the Central Land Council or other Traditional Owners of the land on which the Buyer Guarantor conducts its operations. (b) The Central Petroleum Tenements are in good standing. (c) Neither the Buyer Guarantor nor any relevant Buyer Group Company is aware of any breach under any of the Central Farm-out Agreements and there are no grounds or circumstances of which the Buyer Guarantor is aware which could give rise to any such breach. (d) Other than transfers permitted under the Central Farm-out Agreements, there are no grounds or circumstances known to the Buyer Guarantor which would allow the farminees under any of the Central Farm-out Agreements to claim to acquire or to require the forfeiture of the interests of the Buyer Guarantor or the relevant Buyer Group Company in the Central Petroleum Farm-out Petroleum Tenements.

Corrs Chambers Westgarth

Schedule 10

Properties

1 Owned Properties

Registered Proprietor	Street address	Title particulars	Description
None			

2 Leased Properties

Lessee	Registered Proprietor	Street address and title particulars	Description
None			

3 Seller Owned Properties

Registered Proprietor	Street address	Title particulars
Magellan Petroleum Australia Pty Ltd	8 Coulthard Court, Alice Springs, Northern Territory	Allotment 4914

4 Business Leasehold Properties

Registered Proprietor	Street address	Title particulars
167 Eagle Street Pty Ltd ACN 096 451 017	Level 1, 167 Eagle Street, Brisbane, Queensland	Part of the first floor of the building on Lot 2

Corrs Chambers Westgarth on RP 905881. 167 Eagle Street Pty Ltd ACN 096 451 017 Basement of building at 145 Eagle Street, Brisbane Car parking licence for 3 car spaces associated with office lease at 167 Eagle Street 5 Business Equipment Leases Description Lessor Lease Term Lease of DM 130 postage meter Pitney Bowes Determinable on 30 days’ notice

Corrs Chambers Westgarth Schedule 11 Seller Guarantees Company Guarantees and Bank Guarantees 1 Bank Guarantees Issued at the request of Favouree Issuer Amount Magellan Petroleum Australia Pty Ltd for the benefit of the Company Minister for Mines and Energy (Northern Territory) in respect of RL 2 (Dingo licence) National Australia Bank Limited $50,000 Magellan Petroleum Australia Pty Ltd 167 Eagle Street Pty Ltd ACN 091 451 017 $70,813

Corrs Chambers Westgarth Schedule 12 Encumbrances 1 Mortgages and other Encumbrances over Properties Nil 2 Encumbrances Nil 3 Permitted Encumbrances Storage Agreement between the Seller and Statoil Australia Theta B.V. in respect of the Alice Springs Property Storage Licence between the Seller and R & M Dehne Pty Ltd, dated 23 April 2008, in respect of the Alice Springs Property Royalty Interests relating to the Petroleum Tenements All obligations and liabilities of the Company under each of the Material Contracts Bond and undertaking given by Company to the Northern Territory Government in the amount of $100,000 in respect of Palm Valley Production Lease ( OL) 3

Corrs Chambers Westgarth Schedule 13 Related Party Debt and Receivables 1 Related Party Debts $36,671,043.20 2 Related Party Receivables $38,451,958.44

Corrs Chambers Westgarth Schedule 14 Dingo Contracts All contracts are with the Seller: (A) Gemseekers International Pty Ltd dated 17 October 2013 relating to appointment of Steve Dykes as Project Manager; (B) Nixon Solutions Pty Ltd dated 11 November 2013 relating to appointment of John Blaine as Project Validator; (C) Cypher Consulting Pty Ltd dated 27 June 2013 engagement of Nick Hall, Geologist; (D) Kamenar and Associated Pty Ltd dated 26 June 2012 relating to appointment of Alberto Kamenar Reservoir Engineer; (E) Land and Data Access Agreement with Santos Limited dated 8 July 2013 relating to seismic acquisition work in the area of RL2.

Corrs Chambers Westgarth

Execution

Executed as a deed.

Executed by **Magellan Petroleum Australia Pty Ltd (ACN 009 728 581)**)
)

[signature]	[signature]
Company Secretary/Director	Director
MARK BRANNUM	John T Wilson
Name of Company Secretary/Director (print)	Name of Director (print)

Executed by **Magellan Petroleum (N.T) Pty. Ltd. (ACN 009 718 183)**)
)

....	....
Company Secretary/Director	Director
....	....
Name of Company Secretary/Director (print)	Name of Director (print)

Executed by **Magellan Petroleum Corporation**)
)

[signature]	[signature]
Authorised Person	Witness
MARK BRANNUM	Matthew Ciardiello
Name and role of Authorised Person (print)	Name of Witness (print)

Com Chambers W estgarth Execution Executed as a deed. Executed by Magellan Petroleum Australia Pty ltd (ACN 009 728 581) Company Secretary/Director Name of Company Secretary/Director (print) Executed by Magellan Petroleum (N.T) Ply. ltd. (ACN 009 718183) Director Name of Director (print) .. PiG. '. ... ~I.(Y ... .Y. ... .. .. l .· .. .. ~ . Name of GempaAy-Secretary/D \'~~-:--::--~'1 (print) Executed by Magellan Petroleum Corporation Authorised Person Name and role of Authorised Person (print) Witness Name of Witness (print)

Corrs Chambers Westgarth

Executed by **Jarl Pty. Ltd. (ACN 009 699 183)**)
)

....
~~Company Secretary~~/Director

MERVYN V. COWIE
....
Name of ~~Company Secretary~~/Director (print)

....
Director

JOSEPH PATRICK MERCER
....
Name of Director (print)

Executed by **Central Petroleum Limited (ACN 083 254 308)**)
)

....
Company Secretary/Director

....
Name of Company Secretary/Director (print)

....
Director

....
Name of Director (print)

Executed by Central Petroleum PVD Pty. Ltd (ACN 167 440 020))
)

....
Company Secretary/Director

....
Name of Company Secretary/Director (print)

....
Director

....
Name of Director (print)

Corrs Chambers Westgarth

Executed by **Jarl Pty. Ltd. (ACN 009 699 183)**)
)

....

Company Secretary/Director | Director

....

Name of Company Secretary/Director (print) | Name of Director (print)

Executed by **Central Petroleum Limited (ACN 083 254 308)**)
)

....

Company Secretary/~~Director~~ | Director

Daniel White | Richard Cottee

....

Name of Company Secretary/~~Director~~ (print) | Name of Director (print)

Executed by **Central Petroleum PVD Pty. Ltd (ACN 167 440 020)**)
)

....

Company Secretary/~~Director~~ | Director

Daniel White | Richard Cottee

....

Name of Company Secretary/~~Director~~ (print) | Name of Director (print)

Corrs Chambers Westgarth Annexure A Seller Contracts The contracts between the Seller and third parties for the provision of services: Name of service provider Type of Service 6ys FTP hosting and transferring files between the Seller and Third Parties Anittel Maintenance support of Netbox Blue Software Anittel Support for VMware software Anittel Warranty Supper – HP next day support for DL380G4 server – (controller server). Anittel Symantec Protection Suite Enterprise Edition 4.0 (Anti Virus and Backup Protection Suite for whole IT environment. Anittel Support and Maintenance Contract for IT support. Australian Performing Rights Association License fees for music on hold at Level 1, 167 Eagle Street office premises Bentley Systems Microstation Select – Drafting Software Bentley Systems Cadscript Select Subscription – Drafting software Corporate Montage Geoxpressions – software complementing drafting Emerson Network Power Maintenance Agreement for air conditioning in server room at Level 1, 167 Eagle Street, Brisbane Grace Records Off site storage management including backup tapes. Infomatic Computers Mfiles 5 x Names User Licence 5 x Concurrent User Licence in respect of document management system ITT Communications Telephone system maintenance at Level 1, 167 Eagle Street, Brisbane Sage Micropay Meridian Migration Software, Maintenance and Support. Redman Solutions Archive manager email system Recall Offsite storage and service agreement

Corrs Chambers Westgarth Name of service provider Type of Service Schneider Electric IT Australia Pty Ltd Maintenance of Smart UPS. Technology One Finance 1 Accounting System Telstra Directory Listing Agreement 1 – BRI Telstra Directory Listing – Agreement 2 (SA) Telstra Telstra Internet Direct Premium Package – Ethernet Telstra Business Mobile Plus plan service upgrade Telstra Recontracting of USB modems Telstra Alice Springs Office ADSL 512/512. Telstra Palm Valley Gas Plant “Next G” Service Telstra Head office 1536k Metro Service Telstra IP Wireless Port Service Telstra Basic Radius Server Service Telstra Palm Valley Satellite Phone Service Telstra Mobile phone for Glen Tilbrook at Palm Valley.

Corrs Chambers Westgarth Annexure B Asset Register Identified assets owned by the Company: Description of asset Location of asset 1 x 2 WHEEL TRAILER PV#9  MAXILIFT CRANE‐TOY. L/CRSR T/T Carport  MOTOROLA RADIO (trans to 973‐074. 16.06.10) Carport  MOTOROLA RADIO ‐(trans to 900‐947)  Alice Spring Property  MOTOROLA RADIO (now in 954‐398) Carport  FORKLIFT ‐ HINDE H30D ‐ (includes overheads of  $1,260 & delivery fee $2,200) Warehouse  MOTOROLA RADIO‐ (now in 954‐398) Alice Spring Property  MOTOROLA RADIO‐ (now in 986‐841) includes  overheads of $12.30 Alice Spring Property  YALE FORKLIFT ‐ (includes overheads of $50) ASP Warehouse  TOYOTA TROOP CARRIER MANUAL (includes Motorola  & overheads of 2,991.41) Alice Spring Property  TOYOTA L'CRSR WAGON (includes Motorola $1,680) Carport  TOYOTA L'CRSR MILITARY 4.5 LTR TURBO includes  overheads of $3,124.98 Carport  TOYOTA LANDCRUISER MILITARY 4.5 LTR includes  overheads of $3,120.15 Alice Spring Property  PV MOTOR VEHICLES ‐ 47.977% UPLIFT RE SANTOS  ASSET SWAP Alice Spring Property  HINO TRUCK (INCLUDES OVERHEADS) Alice Spring Property  PLAN CABINET  Alice Spring Property  WHITE BOARD Alice Spring Property  SEAGATE SCSI‐2 EXTERNAL DDS‐2 "DAT"     TAPE DRIVE  (BRISBANE OFFICE ‐ IKP PC) Alice Spring Property  1 x ADAPTEC PCI/SCSI‐2 CARD & TERMINATOR      (BRISBANE OFFICE ‐ IKP'S PC) Alice Spring Property

Corrs Chambers Westgarth Description of asset Location of asset '1 SCSI‐2 CABLE (BNE. OFFICE ‐ IKP'S PC) Alice Spring Property  1 x PULSAR EX15 UPS SYSTEM,PLUG IN SOCKETS,      FAULT TOLERANT MODULE ‐ PALM VALLEY     GAS  PLANT CONTROL ROOM Alice Spring Property  SUPPLY 1 x 4 GIG HARD DRIVE ‐ PALM VALLEY    GAS  PLANT CONTROL ROOM Alice Spring Property  1 x WINDOWS 2000 PROFESSIONAL & FRT Alice Spring Property  1 X HARDDRIVE WD600BB 60BB 720rpm  Alice Spring Property  L24110 DELL DIMENSION TM 4700 PENTIUM 4520  W/HT DESKTOP PLUS OVERHEADS Alice Spring Property  DELL PORTABLE ALD610‐DELL LATTI Alice Spring Property  DELLCOMPUTER DIMESION 9150 PV & ACCESS Alice Spring Property  1X DELL LATITUDE 630 LAPTOP + 3 YEARS COMPLE  COVER FOR GAT Alice Spring Property  1 X READYNAS NV + 4BAY GIGABIT DESKTOP NAS &  2XMAXTOR DIAMONDMAX 500GB SATA 16MB ‐PV Alice Spring Property  ADOBE ACROBAT V8 STD & SYMANTEC BACKUP EXEC  SYSTEM RECOVERY DESKTOP V8.0 Alice Spring Property  T3400 PRECISION 19 INCH FLATSCREEN WITH OFFICE  2007 OEM VERSION & 500GB SEGATE BACKUP Alice Spring Property  CENTRAL COMMS SUPPY AND INSTAL WIRELESS  BROADBAND CONNECTION PARTS, LABOUR  Alice Spring Property  DELL 8P614 REPLACEMENT MOTHERBOARD Alice Spring Property  PV COMPUTER HARDWARE & SOFTWARE ‐ 47.977% #  UPLIFT RE SANTOS ASSET SWAP Alice Spring Property   ACCRUAL 02 ‐ 1 X DELL OPTIPLEX 9020 SFF PC (includes  overheads) Alice Spring Property  BBQ in accommodation/outdoor area Palm Valley ‐ Accommodation  area  Generators Palm Valley ‐ Generator shed  Oil and coolant container storage area (empty) Palm Valley ‐ Generator shed  Second freezer in back room Palm Valley ‐ Kitchen  Freezer in back room Palm Valley ‐ Kitchen  Ice maker in back room Palm Valley ‐ Kitchen  Dishwasher in kitchen Palm Valley ‐ Kitchen

Corrs Chambers Westgarth Description of asset Location of asset Gas cooker in kitchen Palm Valley ‐ Kitchen  Gas cooker and rangehood in kitchen Palm Valley ‐ Kitchen  Microwave, bench and shelving in kitchen Palm Valley ‐ Kitchen  Dryers x 2 in laundry Palm Valley ‐ Laundry  Washing machine #2 in laundry Palm Valley ‐ Laundry  Washing machine #1 in laundry Palm Valley ‐ Laundry  Equipment in PV#2 Compressor area control room Palm Valley ‐ PV#2 Compressor  area  Pool table, 2 x treadmills and fridge in recreation room Palm Valley ‐ Recreation Room  Bench area and lounge chair in recreation room Palm Valley ‐ Recreation Room  Lounge chairs and paytv rack in recreation room Palm Valley ‐ Recreation Room  Lounge chairs and exercise bike in recreation room Palm Valley ‐ Recreation Room  Battery testers x 3 ‐ Arlec, Leader and Dryfit Palm Valley ‐ Warehouse  Makita Drop Saw Palm Valley ‐ Warehouse, back  store  WIA Welder Palm Valley ‐ Warehouse, back  store  2 x whipper snipper Palm Valley ‐ Warehouse, front  store  Stihl air blower Palm Valley ‐ Warehouse, front  store  Mower Palm Valley ‐ Warehouse, front  store  Used parts Palm Valley #4  Used parts Palm Valley #4  Used parts Palm Valley #4  Well head PV #4 Palm Valley #4  Storage drums Palm Valley #4  Storage drums Palm Valley #4  Salinity tanks Palm Valley #4  Gym equipment Palm Valley ‐ Gym  Gym equipment Palm Valley ‐ Gym  PayTV rack  Palm Valley ‐ Recreation Room

Corrs Chambers Westgarth Description of asset Location of asset Inventory listed in Annexure J, with allowances made  from creation of the document until Completion Date  for items consumed.

Corrs Chambers Westgarth

Annexure C

Seller Assets

The assets owned by the Seller:

Description of Seller Asset	Location of Seller Asset	Transferee
1 x HP LASERJET 4000M PRINTER-S/N SGEW385404	Business Leasehold Property	Buyer Guarantor
HP DESIGNJET 1055cm PLOTTER RE GEOQUEST WORKSTATION	Business Leasehold Property	Buyer Guarantor
PROJECT MANAGEMENT FEE - CATEGORY A-50%	Business Leasehold Property	Buyer Guarantor
INSTALL & CONFIGURE SOFTWARE INCL IDR-50%	Business Leasehold Property	Buyer Guarantor
ELECTRONIC WHITEBOARD	Business Leasehold Property	Buyer Guarantor
1 HP LASERJET 4200 TN PRINTER (BMcl Office) DEPOSIT OF $1557.62 PAID ON 1/10/03 BAL 14/10	Business Leasehold Property	Buyer Guarantor
NETGEAR GS524T 24 PORT GIGABIT SWITCH	Business Leasehold Property	Buyer Guarantor
1 DELL PRECISION 470 DESKTOP PC COMPUTER MONITOR KEYBOARD & MOUSE	Business Leasehold Property	Buyer Guarantor
RACK CABINET, KVM SWITCH , TOWER TO ROCK kit	Business Leasehold Property	Buyer Guarantor
BACKUP UNIT - 4.16 TB 8 TAPE CAPACITY UNIT (NO LONGER USED BUT TEMPORARILY RETAINED DUE TO OLD BACKUPS)	Business Leasehold Property	Buyer Guarantor
INSTALLATION AND PROJECT COSTS V12-ED67	Business Leasehold Property	Buyer Guarantor
INVIZAGE HP PROLIANT DL380G4 SERVER & indows 2003	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
INVIZAGE KVM CBLE - NEW SERVER	Business Leasehold Property	Buyer Guarantor
INVIZAGE PROJECT MAN. NEW SERVER	Business Leasehold Property	Buyer Guarantor
INVIZAGE ASSEMBLE CONFIG.& BURN SERVER	Business Leasehold Property	Buyer Guarantor
INZIZAGE SEAGATE - HARDDRIVE SCSI CHEETAH 10k	Business Leasehold Property	Buyer Guarantor
DELL COMPUTER 5 X DELL OPTIPLEX 745 DESKTOPS N341011-JPM,BH,KSA,AJN,EMC	Business Leasehold Property	Buyer Guarantor
DELL COMPUTER 6 X DELL 19 ULTRASHARP1907FP MONITORS	Business Leasehold Property	Buyer Guarantor
DELL PRECISION 390 (XP) AW 390 (JT Office)	Business Leasehold Property	Buyer Guarantor
4XDELL 20INCH 2007 FP ULTRASHARP LCD MONITORS$735.90 EACH - 2 X S.MACKIE & 2 X K. DUPS	Business Leasehold Property	Buyer Guarantor
1 X DELL ULTRASHARP 1708 LCD MONITOR5 X LCD DELL MONITORS & 1 X DELL 755DT OPTIPLEX DESKTOP PC FOR RECEPTION	Business Leasehold Property	Buyer Guarantor
1X RT8000 VA UPS SYSTEM FOR SERVER ROOM	Business Leasehold Property	Buyer Guarantor
1X POWER EDGE 2950 SERVER RE FINANCE ONE	Business Leasehold Property	Buyer Guarantor
1X ISCI SAN MD 3000I FOR SERVER ROOM + 3YRE GOLD SUPPORT	Business Leasehold Property	Buyer Guarantor
2X SAN SWITCHES (POWER CONNECT 5424'S)FOR SERVER ROOM	Business Leasehold Property	Buyer Guarantor
PK BUSINESS ADV HP 2GB REG PC2-322 370GA,380G5 INSTALL AND RUN CHECKS	Business Leasehold Property	Buyer Guarantor
PK BUSINESS ADV 2 XHP NC380T PCI-E DP MFN1000 GIG ADP + ADAPTOR CARD WITH RAID,DEL	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
2X HP PROCURVE NETWORK SWITCHES PO 16782	Business Leasehold Property	Buyer Guarantor
PURCHASE AND INSTALL 2 X HP PROCURVEIBM SYSTEM	Business Leasehold Property	Buyer Guarantor
IT PROJECT NEW HARDWARE - PKBA	Business Leasehold Property	Buyer Guarantor
LINDY AUST NETWORK CABLES - PART OF NETWORK UPGRADE	Business Leasehold Property	Buyer Guarantor
1 X NETGEAR PFP319 W/LESS VPN FIREWALL ROUTER	Business Leasehold Property	Buyer Guarantor
DELLCOMPUTER 8 GB ADDITIONAL MEMORY FORSERVER - POWEREDGE 2950 RACK MOUNT SERVER	Business Leasehold Property	Buyer Guarantor
2XIBM 300GB 15K HOT SWAP HARD DRIVES	Business Leasehold Property	Buyer Guarantor
2 x 2 TB LACIE BIGDISK QUADRU EXTERNAL DRIVES PLUS INSTALLATION	Business Leasehold Property	Buyer Guarantor
INSTALL RAM ESX HOST, CONFIG NEW DISK FC SAN & B/UP SYS1 DATA MOVE	Business Leasehold Property	Buyer Guarantor
8 X 512 MB RAM DDR2 FOR DELL COMPUTERS	Business Leasehold Property	Buyer Guarantor
PRECISION T5500 MAPPING SYSTEM	Business Leasehold Property	Buyer Guarantor
5X ADDITIONAL HDDS FOR IBM300GB SWAP DRIVES	Business Leasehold Property	Buyer Guarantor
2 x DELL LATITUDE E4300 LAPTOPS (Boardroom & Tech)	Business Leasehold Property	Buyer Guarantor
4XDELL 22" WIDE SCREENS 2XJPM,1XBMCI AND 1 SPARE	Business Leasehold Property	Buyer Guarantor
2XDELL PRECISION T350 WORKSTATIONS JPM MVC	Business Leasehold Property	Buyer Guarantor
4XDELL OPTIPLEX 780 BH,VEI,BMCI,GE	Business Leasehold Property	Buyer Guarantor
DELL COMPUTER OPTIPLEX TM980DT (JPM)	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
DELL PROFESSIONAL 23 INCH MONTIORS	Business Leasehold Property	Buyer Guarantor
1XDELL LATITUDE E640 LAPTOP (MVC)	Business Leasehold Property	Buyer Guarantor
PK BUSINESS SYSTEM EXP3000 12 BAY EXPANSION UNIT	Business Leasehold Property	Buyer Guarantor
PK BUSINESS SYSTEM EXP3000 12 BAY EXPANSION UNIT	Business Leasehold Property	Buyer Guarantor
1XDELL SERVER KEYBOARD & CONSOLE RACK (Server Room)	Business Leasehold Property	Buyer Guarantor
SANS PROJECT - IMPLEMENTATION BY ANITTEL	Business Leasehold Property	Buyer Guarantor
DELL COMPUTER 1 X LATITUDE E6430S LAPTOP (JPM)	Business Leasehold Property	Buyer Guarantor
2XSAMSUNG S27A850TSK LED MONITORS (TECH OFFICE)	Business Leasehold Property	Buyer Guarantor
1 PETROSEIS VER. 5.0 INCL. CONTOUR DIGITIZING AND BACK - INTERPOLATION	Business Leasehold Property	Buyer Guarantor
TERRASCIENCES COPMUTER SOFTWARE AGREEMENT TS-87-349	Business Leasehold Property	Buyer Guarantor
ONCE-OFF LICENSE FEE RE PETROSEIS PC SOFTWARE FOR DIGITISING & PLOTTING	Business Leasehold Property	Buyer Guarantor
SINGLE IBM PC LICENCE - PGC-1 GRIDDING & CONTOURING	Business Leasehold Property	Buyer Guarantor
4xCOREL OFFICE 8 (2 SCRAPPED 2 REMAINING)	Business Leasehold Property	Buyer Guarantor
1 x COREL 8 DRAW UPGRADE	Business Leasehold Property	Buyer Guarantor
PAYMENTS/DOMESTIC & INT.FUNDS TFR	Business Leasehold Property	Buyer Guarantor
MICROSTATION UPGRADE OF SOFTWARE	Business Leasehold Property	Buyer Guarantor
PETROSUP GRAPHIC DRIVER BUNDEL (DGW,CGM,POSTSCRIPT & DXT) SOFTWARE	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
7 MICROSOFT WINDOWS XP PRO UPGRADE WITH S'WARE ASSURANCE - NT	Business Leasehold Property	Buyer Guarantor
3 MICROSOFT WINDS XP PRO UPGRADE WITH S'WARE ASSURANCE - WIN 98	Business Leasehold Property	Buyer Guarantor
1 MICROSOFT WINDOWS XP PRO MEDIA	Business Leasehold Property	Buyer Guarantor
30 SYMANTEC ANTIVIRUS ENTERPRISE ED 8.5 CROSSGRADE (LIC C)	Business Leasehold Property	Buyer Guarantor
30 SYMANTEC ANTIVIRUS ENTERPRISE ED 8.5 2ND YR MAINTENANCE (LIC C)	Business Leasehold Property	Buyer Guarantor
1 SYMANTEC ANTIRIVIRUS ENTERPRISE ED 8.5 MEDIA KIT	Business Leasehold Property	Buyer Guarantor
MICROSOFT MS PROJECT 2002 VERSION UPGRADE	Business Leasehold Property	Buyer Guarantor
FINANCE ONE LICENCE FEES DUE ON CONTRACT SIGNING 50% - NO DEPRN IN 04 AS PER EY	Business Leasehold Property	Buyer Guarantor
FINANCE ONE CONSULTING - MICHELLE RYAN	Business Leasehold Property	Buyer Guarantor
SYMANTEC V21 PROTECTOR ENTERPRISESERVER 2.0 MEDIA	Business Leasehold Property	Buyer Guarantor
MICROSOFT WINDOWS SERVER 2003 STANDARDOB SOFTWARE	Business Leasehold Property	Buyer Guarantor
MICROSOFT SQL SERVER 2000 STANDARD & LICENCE	Business Leasehold Property	Buyer Guarantor
FINANCE ONE CONSULTING AIM STUDY	Business Leasehold Property	Buyer Guarantor
FINANCE ONE CONSULTING AIM STUDY REVIEW	Business Leasehold Property	Buyer Guarantor
FINANCE ONE CONSULTING TEST PROTO TYPE	Business Leasehold Property	Buyer Guarantor
FINANCE ONE 50% ACCOUNTING SOFTWARE LICENCE FEES	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
SYMANTEC ANTIVIRUS ENTERPRISE ED 9.0GOLD MAINTENANCE RENEWAL	Business Leasehold Property	Buyer Guarantor
CONSULTANCY FEES FOR OCT 04 PRIMARY DEVELOPMENT AND INSTALLATION OF NEW DATBASE SYSTEM	Business Leasehold Property	Buyer Guarantor
TECHNOLOGY ONE CONSULTING	Business Leasehold Property	Buyer Guarantor
RYAN	Business Leasehold Property	Buyer Guarantor
TECHNOLOGY ONE - REIMBURSE CONSULT	Business Leasehold Property	Buyer Guarantor
SYMANTIC LIVESTATE DESKTOP SOFTWARE	Business Leasehold Property	Buyer Guarantor
SEISMIC MICRO TECHNOLOGY MAINTENANCEFROM 30/11/04 TO 29/11/05 SERIAL NO. 5714	Business Leasehold Property	Buyer Guarantor
TECHNOLOGY ONE - CREDIT ON CONSULTING	Business Leasehold Property	Buyer Guarantor
OILFIELD MANAGER SOFTWARE LICENCEAND MAINTENANCE	Business Leasehold Property	Buyer Guarantor
OILFIELD MANAGER SOFTWARE LICENCE	Business Leasehold Property	Buyer Guarantor
TECHNOLOGY ONE - CONSULT FEE S LEWIN /M RYAN 29/11 - 16/12/04	Business Leasehold Property	Buyer Guarantor
URBAN SOFTWARE - CONSLT FEE IMPLEMENTATIONTECHNOLOGY ONE - CONSULT FEE S LEWIN	Business Leasehold Property	Buyer Guarantor
TECHNOLOGY ONE - CONST FEES - SARA COLLINGS - 18/10/04	Business Leasehold Property	Buyer Guarantor
TECHNOLOGY ONE - CONSLT FEES S COLLINGS - 7/2/05	Business Leasehold Property	Buyer Guarantor
TECHNOLOGY ONE - CONSLT FEES S LEWINF1 GO LIVE ASSISTANCE & USER GUIDES	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
LOGICOM 1 USER SINGLE SITE NETWORK LICENCE FEES	Business Leasehold Property	Buyer Guarantor
SCHLUMBERGER COMPUTER SOFTWARECONSULTANCY FEES JARED PHILPOT OFM	Business Leasehold Property	Buyer Guarantor
TECHNOLOGY FIN 1 CONS FEES P BATH 09-12/08/05	Business Leasehold Property	Buyer Guarantor
P BATH INVOICE REVERSE VIA CREDIT NOTE 0075	Business Leasehold Property	Buyer Guarantor
SCHLUMBERGER WRLD PEEP & PEEP INTL SOFTWARE	Business Leasehold Property	Buyer Guarantor
TECH FIN 1 CONS FEES S TUCKETT E PRO 02/11/05	Business Leasehold Property	Buyer Guarantor
TECH FIN 1 CONS FEES D LILEY TIME RECORD 28/11/05	Business Leasehold Property	Buyer Guarantor
SEISMIC MICRO-T EARTHPAK FOR NT	Business Leasehold Property	Buyer Guarantor
SEISMIC MICRO T 2D /3DPAK FOR NT SOFTWARE	Business Leasehold Property	Buyer Guarantor
TECH FIN 1 CONS FEES G HALLIDAY 13-17/03/06	Business Leasehold Property	Buyer Guarantor
TECH FIN 1 CONS FEES G HALLIDAY 24,27&28/03/06	Business Leasehold Property	Buyer Guarantor
INVIZAGE MICROSOFT WINDOWS XP PRO W/SP2	Business Leasehold Property	Buyer Guarantor
INVIZAGE MICROSOFT OFFICE 2003 PROF, OB LIC.	Business Leasehold Property	Buyer Guarantor
INVIZAGE MICROSOFT OFFICE 2003 PROF, MEDIA KIT	Business Leasehold Property	Buyer Guarantor
INVIZAGE MICROSOFT PROJECT 2003-OPEND BUS LIC	Business Leasehold Property	Buyer Guarantor
INVIZAGE MICROSOFT PROJECT 2003-CD MEDIA KIT	Business Leasehold Property	Buyer Guarantor
CONSULTING FEES FIN ONE 10 DAYS @1,540+5%	Business Leasehold Property	Buyer Guarantor
ADOBE ACROBAT PROFESSIONAL V7 WIN RET	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
ADOBE ACROBAT V 7 WIN RETAIL & DELIVERY	Business Leasehold Property	Buyer Guarantor
M'SOFT WINDOWS SERVER 2003 STANDARD R3 ENG	Business Leasehold Property	Buyer Guarantor
M'SOFT OFFICE 2003 SM BUS EDIT	Business Leasehold Property	Buyer Guarantor
SYMANTEC ENTERPRISE FAULT M/BOX X OPTIM MS EXCH 7.5	Business Leasehold Property	Buyer Guarantor
PROJECT ROLLOUT & QUEST ARCHIVE MANAGER	Business Leasehold Property	Buyer Guarantor
SYMANTEC SYSTEM RECOVERY LIC. X6	Business Leasehold Property	Buyer Guarantor
SYMANTEC SYSTEM RECOVERY S/W MEDIA DISK X1	Business Leasehold Property	Buyer Guarantor
CITIBANK MVC - ADOBE ACROBAT 9.0 FOR LAPTOP	Business Leasehold Property	Buyer Guarantor
PAYROLL SOLUTIONS MIGRATION OF MERIDIAN	Business Leasehold Property	Buyer Guarantor
REDMAN SOLUTION HEALTH CHECK , UPGRADE	Business Leasehold Property	Buyer Guarantor
INFOMATIC RE M FILES PROOF OF CONCEPT	Business Leasehold Property	Buyer Guarantor
ACCRUAL02 - 1 X MICROSOFT WINDOWS 7 PRO	Business Leasehold Property	Buyer Guarantor
ACCRUAL02 - 1 X MICROSOFT OFFICE 2013 PRO	Business Leasehold Property	Buyer Guarantor
2 EXTENSION MODULES & 30 TRAYS RE ALICE SPRINGS CORE SHED SHELVING	Alice Springs Property	Company
1 x KELVINATOR H5000 500lt CHEST FREEZER - ASP WAREHOUSE	Alice Springs Property	Company
MPAL PIPEYARD - 8 COULTHARD CRT., ALICE SPRINGS	Alice Springs Property	Buyer Guarantor
OFFICE BUILDING & WAREHOUSE	Alice Springs Property	Buyer Guarantor
1 STEEL STORAGE CABINET	Alice Springs Property	Buyer Guarantor
2 TABLES (MADE TO ORDER)	Alice Springs Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
1 THREE DRAWER FILING CABINET	Alice Springs Property	Buyer Guarantor
2 BENDIX STACKING CHAIRS	Alice Springs Property	Buyer Guarantor
1 SIX DRAWER PLAN CABINET	Alice Springs Property	Buyer Guarantor
1 GODFREY 4 DRAWER FILING CABINET & 4 SETS CHASSIS'	Alice Springs Property	Buyer Guarantor
1 GREY 3 DRAWER FILING CABINET	Alice Springs Property	Buyer Guarantor
3 BLOCK SERIES DESKS WITH PEDESTAL & 3 DRAWERS	Alice Springs Property	Buyer Guarantor
1 BLOCK SERIES DESK WITH PEDESTAL & 3 DRAWERS	Alice Springs Property	Buyer Guarantor
1 BLOCK SERIES DESK WITH PEDESTAL & RETURN	Alice Springs Property	Buyer Guarantor
4 THREE DRAWER FILING CABINETS & 12 FRAMES	Alice Springs Property	Buyer Guarantor
7 WINDSOR LOW BACK VISITORS CHAIRS (EPSOM GREEN)	Alice Springs Property	Buyer Guarantor
1 WINDSOR HIGH BACK EXECUTIVE CHAIRS (EPSOM GREEN)	Alice Springs Property	Buyer Guarantor
1 KELVINATOR H700FF 25cb.ft.FREEZER	Alice Springs Property	Buyer Guarantor
2 THREE DRAWER FILING CABINETS D/W	Alice Springs Property	Buyer Guarantor
1 THREE DRAWER FILING CABINET	Alice Springs Property	Buyer Guarantor
OFFICE PARTITIONS	Alice Springs Property	Buyer Guarantor
3 DESKS WITH PEDESTALS & 3 DRAWERS 1650 x 900	Alice Springs Property	Buyer Guarantor
1 GODFREY FILING CABINET DRIFTWOOD	Alice Springs Property	Buyer Guarantor
2 EXECUTIVE CHAIRS	Alice Springs Property	Buyer Guarantor
1 COFFE TABLE	Alice Springs Property	Buyer Guarantor
1 BROWNBUILT 3 DRAWER FILING CABINET	Alice Springs Property	Buyer Guarantor
1 BROWNBUILT COUNTER HIGH CUPBOARD C/W 2 SHELVES	Alice Springs Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
1 MODEL DE3 FREESTANDING TYPIST MODEL A CREDENZA - "BLACKBEAN"	Alice Springs Property	Buyer Guarantor
1 TYPIST CHAIR	Alice Springs Property	Buyer Guarantor
1 KELVINATOR N400 2 DOOR FRIDGE	Alice Springs Property	Buyer Guarantor
1 TEAK RETURN TABLE (RADIO ROOM)	Alice Springs Property	Buyer Guarantor
1 TEAK TROLLY (RE PHOTOCOPIER)	Alice Springs Property	Buyer Guarantor
3M SOLAR FILM WINDOW TREATMENT - BLDG WINDOWS - ASP RELOCATION	Alice Springs Property	Buyer Guarantor
VERTICAL BLINDS - ALL WINDOWS - ASP RELOCATION	Alice Springs Property	Buyer Guarantor
SHELVING FOR DOCUMENT STORAGE AREA - ASP RELOCATION	Alice Springs Property	Buyer Guarantor
RECEPTION CUPBOARD - ASP - RELOCATION TO COULTHARD COURT	Alice Springs Property	Buyer Guarantor
OFFICE 1 SHELVING UNIT - ASP RELOCATION	Alice Springs Property	Buyer Guarantor
OFFICE 2 SHELVING UNIT - ASP RELOCATION	Alice Springs Property	Buyer Guarantor
OFFICE 3 SHELVING UNIT - ASP RELOCATION	Alice Springs Property	Buyer Guarantor
1 x RECEPTION DESK/WORKSTATION INCL. 2 DRAWER MOBILE & FOOTREST	Alice Springs Property	Buyer Guarantor
1 x ERGO MED.BACK NO ARMS TYPIST CHAIR	Alice Springs Property	Buyer Guarantor
1 KAB SEATING DIRECTORS DELUX CHAIR	Alice Springs Property	Buyer Guarantor
CANNON FAX / PRINTER SERIAL MVF01556	Alice Springs Property	Buyer Guarantor
DIMEX PORTABLE AIR CONDITIONER ASPO	Alice Springs Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
MISCELLANEOUS ITEMS INCL. PAINTINGS	Business Leasehold Property	Buyer Guarantor
1 RETURN UNIT SPECIAL TASMANIAN OAK(JASON)	Business Leasehold Property	Buyer Guarantor
1 DESK & RETURN (TASMANIAN OAK)(JASON)	Business Leasehold Property	Buyer Guarantor
2 1800 x 900 BOOKCASES (ONE DINGO , ONE UK OFFICE)	Business Leasehold Property	Buyer Guarantor
1 TASMANIAN OAK CABINET WITH DOORS AND SHELVES	Business Leasehold Property	Buyer Guarantor
1 6' x 3' MURAL WHITE MARKER BOARD	Business Leasehold Property	Buyer Guarantor
1 DESK AND RETURN (JOE MORFEA)	Business Leasehold Property	Buyer Guarantor
1 WALL UNIT (NO BACK) BUILT-IN TASMANIAN OAK (BRUCE MCINNES)	Business Leasehold Property	Buyer Guarantor
1 3'x 3'THREE SHELF W/BOOKCASE (TECH AREA)	Business Leasehold Property	Buyer Guarantor
BOARDROOM TABLE EXTENSION	Business Leasehold Property	Buyer Guarantor
1 TR 183 x 183 MATT WHITE SCREEN	Business Leasehold Property	Buyer Guarantor
1 HT01/SH895 SECONDHAND SELECTRIC TYPWRITER S/No.0108073 (ASP)	Business Leasehold Property	Buyer Guarantor
1 6' x 3' BOOKCASE (UK OFFICE)	Business Leasehold Property	Buyer Guarantor
2 BOOKCASE UNITS (2200 x 900 x 350)(UK OFFICE)	Business Leasehold Property	Buyer Guarantor
1 6' x 3' NAMCO METAL STATIONERY CUPBOARD (KOALA & STONE)(JASONS OFFICE)	Business Leasehold Property	Buyer Guarantor
1 SHELVE UNIT FOR COMPUTER ROOM C/W HANGER CHASSIS (GALACTIC BEIGE)(SERVER ROOM)	Business Leasehold Property	Buyer Guarantor
1 COF-G 1800mm COMPACTUS	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
6 BOOKCASES 1650mm x 900mm x 350mm(ONLY 2 REMAIN IN BH OFFICE)	Business Leasehold Property	Buyer Guarantor
5 DESKS & 1 RETURNS (BRENT HAS RETURN, BRUCE, DINGO, PV, UK)	Business Leasehold Property	Buyer Guarantor
4 MURDOCH BLACK BEAN ARM CHAIRS(2 BH, 2 KSA)	Business Leasehold Property	Buyer Guarantor
1 VERTIPLAN MODEL VJD WITH STEPS(PV ROOM)	Business Leasehold Property	Buyer Guarantor
1 IVANAC ORIGINAL OIL PAINTING	Business Leasehold Property	Buyer Guarantor
2 STORAGE CABINETS W/- SLIDING DOORS IN VICTORIAN ASH FINISH - PAYROLL(1x JASON OFFICE)	Business Leasehold Property	Buyer Guarantor
1 LAMINATE TOP CABINET W/- SLIDING DOORS IN VICTORIAN ASH 1700x900 - KAN	Business Leasehold Property	Buyer Guarantor
1 BUILT-IN CORNER UNIT - BRUCE OFFICE	Business Leasehold Property	Buyer Guarantor
2 BOOKCASES - 1800 x 900 x 300(BRUCE OFFICE)	Business Leasehold Property	Buyer Guarantor
2 BOOKCASES - 2200 x 900 x 340 (UK OFFICE)	Business Leasehold Property	Buyer Guarantor
1 COFFEE-KING COFFEE MAKER & WARMER	Business Leasehold Property	Buyer Guarantor
1 TASMANIAN OAK DESK & RETURN (KAN)	Business Leasehold Property	Buyer Guarantor
3 PRECISION x 4 DRAWER FILING CABINETS (JOE, BRUCE, DINGO)	Business Leasehold Property	Buyer Guarantor
3 x 4 DRAWER NAMCO FILING CABINETS (VANESSA)	Business Leasehold Property	Buyer Guarantor
2 TAS. OAK DESKS & RETURNS (VANESSA AND MERVE)	Business Leasehold Property	Buyer Guarantor
1 x OAK MELAMINE BOOKCASE (1800mm x 900mm x 350mm) MVC	Business Leasehold Property	Buyer Guarantor
1 x OAK BOOKCASE 900 x 900 (KSA)	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
1 OAK BOOKCASE (900 x 900 x 300) (MVC)	Business Leasehold Property	Buyer Guarantor
1 x BOOKCASE 1650X900X350 IN ALPINE ASH MELAMINE (MVC)	Business Leasehold Property	Buyer Guarantor
1 EPK-21 ELECTRIC COIL BINDING MACHINE(STATIONARY ROOM)	Business Leasehold Property	Buyer Guarantor
1 x 4 DRAWER PRECISION FILING CABINET (JPM) - BROWN/BEIGE -	Business Leasehold Property	Buyer Guarantor
1 x 4 DRAWER NAMCO FILING CABINET - KOALA/STONE - MERVE OFFICE	Business Leasehold Property	Buyer Guarantor
1 x 2 DRAWER NAMCO FILING CABINET - BROWN/BEIGE - AILSA OFFICE	Business Leasehold Property	Buyer Guarantor
1 x 2 DRAWER NAMCO FILING CABINET - KOALA/STONE - ALISA OFFICE	Business Leasehold Property	Buyer Guarantor
1 x LASEREX LASER POINTER LPD450QL - S/No. H35483(BOARD ROOM)	Business Leasehold Property	Buyer Guarantor
1 x 4 DRAWER NAMCO FILING CABINET - KOALA/WILD OAT - MERV OFFICE	Business Leasehold Property	Buyer Guarantor
3 x BOOKCASES - VARIOUS SIZES FOR TECHNICAL WORK AREA UK AND PV ROOM	Business Leasehold Property	Buyer Guarantor
1 x 1800H x 500D WALL UNIT WITH BOOKCASE - EUROPEAN OAK TIMBER VENEER (MVC)	Business Leasehold Property	Buyer Guarantor
1 x 900W x 500D x 740H C/BOARD - SLID.DOORS - EUROPEAN OAK TIMBER VENEER (MVC)	Business Leasehold Property	Buyer Guarantor
1 x 1,450L x 900H x 500D BOOKCASE - BLACK BEAN TIMBER TIMBER VENEER (UK ROOM)	Business Leasehold Property	Buyer Guarantor
1 x 1800H x 500D WALL UNIT WITH BOOKCASE - EUROPEAN OAK TIMBER VENEER (MVC)	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
2 x 1400 x 900 x 300 BOOKCASES - EUROPEAN OAK TIMBER VENEER (1XJPM)(1XBOARDROOM)	Business Leasehold Property	Buyer Guarantor
1 x KERRY NOBBS 'FINKE RIVER' PAINTING - OFFICE (RECEPTION ENTERANCE)	Business Leasehold Property	Buyer Guarantor
2 x 1800L x 250W x 890H BOOKCASES WITH CUT OUTS FOR AIR FLOW - EUROPEAN OAK (BOARD ROOM)	Business Leasehold Property	Buyer Guarantor
3 x BROWN BUILT 4 DRAWER FILING CABINETS (3XUK, 1XGARF,1XJASON)	Business Leasehold Property	Buyer Guarantor
1 HALF HEIGHT STATIONERY C/BOARD(TECH AREA 167 EAGLE)	Business Leasehold Property	Buyer Guarantor
2 FULL HEIGHT SHELVING UNITS (EX GVP)(1 VANESSA)	Business Leasehold Property	Buyer Guarantor
1 PHOTOCOPY CABINET 600mm x 600mm (TECH AREA 167 EAGLE)	Business Leasehold Property	Buyer Guarantor
2 WHITE BOARDS - 1800mm x 900mm	Business Leasehold Property	Buyer Guarantor
1 BOOKCASE - 900mm x 900mm (EX GVP)	Business Leasehold Property	Buyer Guarantor
1 BOOKCASE - 800mm x 1800mm (EX GVP)	Business Leasehold Property	Buyer Guarantor
1 JOHN IVANACC PAINTING FOR WALL (GVP)	Business Leasehold Property	Buyer Guarantor
6 x DELUX TUB CHAIRS - FUTURE SHAPES - NAVY (2XJPM, 2XMVC,2XBMCI)	Business Leasehold Property	Buyer Guarantor
1 x POWER PLAY HIGHBACK EXECUTIVE CHAIR - BLACK LEATHER & DELIVERY (TECH OFFICE)	Business Leasehold Property	Buyer Guarantor
2 x 1800 x 900 CUPBOARDS WITH OVERHEAD BOOKCASE - EUROPEAN OAK (JPM 167 EAGLE)	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
1 x 1200 SLIDING DOOR B/CASE - GREY (TECH AREA)	Business Leasehold Property	Buyer Guarantor
1 x 1650 x 900 x 300 EUROPEAN OAK VENEER BOOKCASE (JPM)	Business Leasehold Property	Buyer Guarantor
1 x 1800 x 250 x 890 B/CASE WITH CUT OUTS FOR AIRFLOW- EUROPEAN OAK VENEER (MVC)	Business Leasehold Property	Buyer Guarantor
1 x 2200 x 900 x 300 BOOKCASE - TIMBER(DINGO)	Business Leasehold Property	Buyer Guarantor
1 x OPTIMA HIGHBACK BLACK LEATHER EXECUTIVE CHAIR & DELIVERY (DDB)	Business Leasehold Property	Buyer Guarantor
1 x PLANIX 7 PLANIMETER & FREIGHT	Business Leasehold Property	Buyer Guarantor
330 HEAT LAMINATOR - S/N 3303-2704	Business Leasehold Property	Buyer Guarantor
UF880 PANASONIC FAX S/No. 01980400059 & 2mb MEMORY CARD	Business Leasehold Property	Buyer Guarantor
1 x 1200L x 500D x 730H CUPBOARD (TECH)	Business Leasehold Property	Buyer Guarantor
1 x 900L x 300W SHELF (DINGO)	Business Leasehold Property	Buyer Guarantor
10 x COMFORT ERGO CHAIRS (NO ARMS) 5xCHARCOAL/5 x WINE (VANESSA, JASON, AILSA, DANA, RECEPTION, GARF) 6 ONLY REMAIN AT 167 EAGLE ST	Business Leasehold Property	Buyer Guarantor
1 ECI CUPBOARD - COMPUTER ROOM	Business Leasehold Property	Buyer Guarantor
1 HIGH BACK BLACK FABRIC OPRATOR CHAIR	Business Leasehold Property	Buyer Guarantor
1 IBM TYPEWRITER -S/N11-X7862 (Stationery Room)	Business Leasehold Property	Buyer Guarantor
SUPPLY & INSTALL. OF PANASONIC KX TDA SUPPY & INSTALL TELEPHONE SYSTEM	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
POLYCOM SOUNSTATION 2EX S/NH20203009CDF	Business Leasehold Property	Buyer Guarantor
550 DN PRINTER (TRANSFER FROM HARDWARE LEDGER)	Business Leasehold Property	Buyer Guarantor
GBC FORDIGRAPH 21255 SHREDDER MODEL 1226	Business Leasehold Property	Buyer Guarantor
AV MEDIA MEDIA SYSTEM VPROJM1818E URBAN OFFICE BALANCE PMT BOARDROOM	Business Leasehold Property	Buyer Guarantor
URBAN OFFICE PMT BOARDROOM CHAIRS X 5	Business Leasehold Property	Buyer Guarantor
URBAN OFFICE 7X B'ROOM CHAIRS	Business Leasehold Property	Buyer Guarantor
LEADING SOLUTIONS - HP COLOUR LASERJETMOVING CANVAS PAINTING OF "GOSSES BLUFF" FOR BOARDROOM - 5 PANELS	Business Leasehold Property	Buyer Guarantor
OFFICE CHAIR WITH ARM RESTS - PAUL LOW	Business Leasehold Property	Buyer Guarantor
FISHER &PAYKEL F/FREE FRIDGE - KITCHEN	Business Leasehold Property	Buyer Guarantor
1 X 4210 DELL RACK (CABINET) FOR SERVER ROOM	Business Leasehold Property	Buyer Guarantor
CANNON PHOTOCOPIER IRC 5185 COLOUR (LESS TRADE IN ON IR5000 ITRD)	Business Leasehold Property	Buyer Guarantor
2X COMBMAC 240E ELECTRIC COMB BINDING MACHINE	Business Leasehold Property	Buyer Guarantor
AIR CONDITIONING FOR SERVER ROOM (SERVER ROOM)	Business Leasehold Property	Buyer Guarantor
CONSULTANT ADVICE AIR CONDITIONING UNIT	Business Leasehold Property	Buyer Guarantor
EMERSON NETWORK UPGRADE	Business Leasehold Property	Buyer Guarantor
LEXMARK C543DN LASER PRINTER - JPM	Business Leasehold Property	Buyer Guarantor
ACCRUAL OFFICE FURNITURE & EQUIPMENT	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
REVERSAL	Business Leasehold Property	Buyer Guarantor
F & P FRIDGE	Business Leasehold Property	Buyer Guarantor
OMEGA WISHWASHER	Business Leasehold Property	Buyer Guarantor
PANASONIC INVERTER MICROWAVE	Business Leasehold Property	Buyer Guarantor
DELONGHI COFFEE MACHINE	Business Leasehold Property	Buyer Guarantor
ACCRUAL OFFICE FURNITURE & EQUIPMENT	Business Leasehold Property	Buyer Guarantor
NEW RECEPTION DESK -WISE DESIGNS	Business Leasehold Property	Buyer Guarantor
WARIGAL 50%DEPOSIT BUILD NEW RECEPTION DESK	Business Leasehold Property	Buyer Guarantor
OFFICE FURNITURE 3 X METRO EXE CHAIRS	Business Leasehold Property	Buyer Guarantor
2 X SYDNEY SINGLE LOUNGE CHAIRS	Business Leasehold Property	Buyer Guarantor
ITT COMMUNICAITON SUPP & INSTAL S'SUNG PLASMA TV BOARDROOM	Business Leasehold Property	Buyer Guarantor
WARIGAL M PTY LTD FINAL PAYMENT FOR INSTAL OF NEW RECEPTION DESK	Business Leasehold Property	Buyer Guarantor
TDA INTERIORS PROGRESS PAYMENT NO. 1 - FIT OUT 167 EAGLE STREET	Business Leasehold Property	Buyer Guarantor
TDA INTERIORS PROGRESS PAYMENT NO. 2 - FIT OUT 167 EAGLE STREET	Business Leasehold Property	Buyer Guarantor
MARBLE WORKS PT MANUFACTURE & INSTALL SPLASHBACK FROM EXISTING STONE INCLUDES PICK UP OF STONE	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth

Description of Seller Asset	Location of Seller Asset	Transferee
TDA INTERIORS FINAL PAYMENT - FIT OUT 167 EAGLE STREET	Business Leasehold Property	Buyer Guarantor
LESSOR INCENTIVE - GWC HOLDINGS PTY LTD	Business Leasehold Property	Buyer Guarantor
WISE DESIGNS CU 2 DOORS TO EXISTING FILING UNIT (AP ROOM)	Business Leasehold Property	Buyer Guarantor
AMICUS INTERIOR WORK REQUESTED - SOUND PROOF SERVER ROOM	Business Leasehold Property	Buyer Guarantor

Corrs Chambers Westgarth Annexure D Plant and Equipment Plant and equipment owned by the Company: Description of Plant and Equipment  Location of Plant and Equipment  380D D.W.T. WITH KPA WTS. / NATA   CERTIFIED  Palm Valley ‐ Instrument Room  FREIGHT ‐ RE DEADWEIGHT TESTER  Palm Valley ‐ Instrument Room  PORTABLE DIESEL PRESSURE CLEANER  Palm Valley ‐ Warehouse  1 x 415 VOLT 250AMP LINCOLN WELDER c/w  LEADS  Palm Valley ‐ Warehouse  1 x ARLEC 200 BATTERY CHARGER  Palm Valley ‐ Warehouse  1 x DURST BATTERY CHARGER/TESTER INCL.     CALLS,S&W,O/H'S  Palm Valley ‐ Warehouse  1 x SAE32 WASHER ‐ DEGREASER CLEANING     TANK INCL. CALLS,S&W,O/H'S  Palm Valley ‐ Warehouse  DRY BLOCK TEMP CALIBRATOR ‐ HAND    HELD &  H/D HARD CASE,D&C,O/H'S  Palm Valley ‐ Warehouse  PPS 40 HYDRAULIC SCALE,D&C,O/H'S  Palm Valley ‐ Warehouse  RIDGID THREADING MACHINE     ‐ UNIVERSAL  PIPE THREADER  Palm Valley ‐ Warehouse  1 x METRIX 5500 VIBRATION METER  Palm Valley   1 x EL481 EYE WASH & BODY SPRAY     STATION ‐  48 LITRE  Palm Valley ‐ Warehouse  1 x XL900 MULTI‐GYM + FRT  Palm Valley ‐ Gym  CHAINSAW & WEED SPRAYER   Palm Valley ‐ Warehouse  FIBRESCOPE OLYMPUS   Palm Valley ‐ PV#2 Compressor Control  Room  PV FIELD EQUIPMENT  ‐ 47.977% UPLIFT RE  SANTOS ASSET SWAP  N/A

Corrs Chambers Westgarth Annexure E Data Room Documentation

[1] 1.0 Flyer [1.1] 1.1 Project Mozart Flyer.pdf [2] 2.0 Model [2.1] 2.1 PHDWin Outputs [2.1.1] 2.1.1 Revised - PV Monthly - AUD.xls [2.1.2] 2.1.2 Revised - PV Monthly - USD.xls [2.1.3] 2.1.3 Palm Valley Extended life monthly - AUD.xls [2.1.4] 2.1.4 Revised - Dingo Monthly - AUD.xls [2.1.5] 2.1.5 Revised - Dingo Monthly - USD.xls [2.1.6] 2.1.6 Dingo Extended Life Monthly - AUD.xls [2.2] 2.2 PV + Dingo cash flow model - 2013.10.04.xlsx [2.3] 2.3 Assumptions Book - 2013.10.08.docx [3] 3.0 Commercial [3.1] 3.1 Palm Valley [3.1.1] 3.1.1 Historic JV Accounts [3.1.1.1] 3.1.1.1 PVJV - Jun 13.pdf [3.1.1.2] 3.1.1.2 PVJV - Jun 12.pdf [3.1.1.3] 3.1.1.3 PVJV - Jun 11.pdf [3.1.1.4] 3.1.1.4 PVJV - June 10.pdf [3.1.1.5] 3.1.1.5 PVJV - June 09.pdf [3.1.1.6] 3.1.1.6 PVJV - June 08.pdf [3.1.1.7] 3.1.1.7 Palm Valley OCM Presentation 20-May-2011.pdf [3.1.1.8] 3.1.1.8 PVJV 5 year expenditure_June 2013.xlsx [3.1.2] 3.1.2 GSPA [3.1.2.1] 3.1.2.1 Concession GSPAs [3.1.2.1.1] 3.1.2.1.1 APA Gas Schedules [3.1.2.1.1.1] 3.1.2.1.1.1 AGP_Magellan_GasSchedules_Sep 2012.pdf [3.1.2.1.1.2] 3.1.2.1.1.2 AGP_Magellan_GasSchedules_Oct 2012.pdf [3.1.2.1.1.3] 3.1.2.1.1.3 AGP_Magellan_GasSchedules_Nov 2012.pdf [3.1.2.1.1.4] 3.1.2.1.1.4 AGP_Magellan_GasSchedules_Dec 2012.pdf Mozart 1

[3.1.2.1.1.5] 3.1.2.1.1.5 AGP_Magellan_GasSchedules_Jan 2013.pdf [3.1.2.1.1.6] 3.1.2.1.1.6 AGP_Magellan_GasSchedules_Feb 2013.pdf [3.1.2.1.1.7] 3.1.2.1.1.7 AGP_Magellan_GasSchedules_Mar 2013.pdf [3.1.2.1.1.8] 3.1.2.1.1.8 AGP_Magellan_GasSchedules_Apr 2013.pdf [3.1.2.1.1.9] 3.1.2.1.1.9 AGP_Magellan_GasSchedules_May 2013.pdf [3.1.2.1.1.10] 3.1.2.1.1.a AGP_Magellan_GasSchedules_June 2013.pdf [3.1.2.1.1.11] 3.1.2.1.1.b AGP_Magellan_GasSchedules_July 2013.pdf [3.1.2.1.1.12] 3.1.2.1.1.c AGP_Magellan_GasSchedules_August 2013.pdf [3.1.2.1.2] 3.1.2.1.2 Santos Gas Payments [3.1.2.1.2.1] 3.1.2.1.2.1 (Jul-12) PV Gas Sales Invoices.pdf [3.1.2.1.2.2] 3.1.2.1.2.2 (Aug-12) PV Gas Sales Credit Adjustment Note (re revised 11-Oct12).pdf [3.1.2.1.2.3] 3.1.2.1.2.3 (Sep-12) PV Gas Sales Invoices.pdf [3.1.2.1.2.4] 3.1.2.1.2.4 (Oct-12) PV Gas Sales Invoices.pdf [3.1.2.1.2.5] 3.1.2.1.2.5 (Nov-12) PV Gas Sales Invoices - reissued 7Dec.pdf [3.1.2.1.2.6] 3.1.2.1.2.6 (Dec-12) PV Gas Sales Invoices.pdf [3.1.2.1.2.7] 3.1.2.1.2.7 (Jan-13) PV Gas Sales Invoices.pdf [3.1.2.1.2.8] 3.1.2.1.2.8 (Feb) PV Gas Sales Invoices.pdf [3.1.2.1.2.9] 3.1.2.1.2.9 (Mar-13) PV Gas Sales Invoices.pdf [3.1.2.1.2.10] 3.1.2.1.2.a (Apr-13) PV Gas Sales Invoices.pdf [3.1.2.1.2.11] 3.1.2.1.2.b (May-13) PV Gas Sales Invoices.pdf [3.1.2.1.2.12] 3.1.2.1.2.c (Jun-13) PV Gas Sales Invoices.pdf [3.1.2.1.2.13] 3.1.2.1.2.d (Jul-13) PV Gas Sales Invoices.pdf [3.1.2.1.2.14] 3.1.2.1.2.e (Aug-13) PV Gas Sales Invoices.pdf [3.1.2.1.2.15] 3.1.2.1.2.f Gas Price for Jul-12.pdf [3.1.2.1.2.16] 3.1.2.1.2.g Gas Price for Aug-12.pdf [3.1.2.1.2.17] 3.1.2.1.2.h Gas price for Sep-12.pdf [3.1.2.1.2.18] 3.1.2.1.2.i Gas Price for Oct 2012.pdf [3.1.2.1.2.19] 3.1.2.1.2.j Gas Price for Nov-12.pdf [3.1.2.1.2.20] 3.1.2.1.2.k Gas Price for Dec-12.pdf [3.1.2.1.2.21] 3.1.2.1.2.l Gas Price for January 2013.pdf [3.1.2.1.2.22] 3.1.2.1.2.m Gas Price for February 2013.pdf [3.1.2.1.2.23] 3.1.2.1.2.n Gas price for March 2013.pdf

[3.1.2.1.2.24] 3.1.2.1.2.o Gas price for April 2013.pdf [3.1.2.1.2.25] 3.1.2.1.2.p Gas price for May 2013.pdf [3.1.2.1.2.26] 3.1.2.1.2.q Gas price for June 2013.pdf [3.1.2.1.2.27] 3.1.2.1.2.r Gas Price for July 2013.pdf [3.1.2.1.2.28] 3.1.2.1.2.s Gas Price for August 2013.pdf [3.1.2.2] 3.1.2.2 Palm Valley - Gas Supply and Purchase Agreement - Dated 14-Sep-2011.pdf [3.1.2.3] 3.1.2.3 Email with regards to Santos PV GSPA nominations 25 September 2013.pdf [3.1.2.4] 3.1.2.4 Santos 2014 Annual Forecast estimate Palm Valley 28-Jun-13 READ WITH 3.1.2.3.pdf [3.1.3] 3.1.3 Petroleum Licence documentation [3.1.3.1] 3.1.3.1 Petroleum Lease No. 3 - Dated 09-Nov-1982.pdf [3.1.3.2] 3.1.3.2 Petroleum Lease No. 3 - Renewal 06-Nov-2003.pdf [3.1.3.3] 3.1.3.3 Application forTransfer PV Petroleum Lease No 3 - Dated 11-April-2012 - Approved 21-May-2012.pdf [3.1.4] 3.1.4 GTA - AGP Magellan Parking Service - Dated 25-May-2012.pdf [3.1.5] 3.1.5 Palm Valley - Central Land Council Agreement - Dated 21-Apr-2004.pdf [3.1.6] 3.1.6 Palm Valley - PRRT Starting Base.pdf [3.2] 3.2 Dingo [3.2.1] 3.2.1 Retention and Petroleum Licence documentation [3.2.1.1] 3.2.1.1 Rentention Licence No. RL2 - Variation - 23 May 1996.pdf [3.2.1.2] 3.2.1.2 Retention Licence No. RL2 - 1st Renewal 27-Oct-1998.pdf [3.2.1.3] 3.2.1.3 Retention Licence No. RL2 - 2nd Renewal 17-Feb-2004.pdf [3.2.1.4] 3.2.1.4 Retention Licence No. RL2 - 3rd Renewal 04-Feb-2009.pdf [3.2.1.5] 3.2.1.5 Retention Licence No. RL2 - Document Dated 25-May-1992.pdf [3.2.1.6] 3.2.1.6 Dingo - Application for Petroleum Licence 13081mvc - 12-Jul-2013.pdf [3.2.1.7] 3.2.1.7 Application for Transfer DingoRL No 2 - Dated 11-April-2012 - Approved 18-May-2012.pdf [3.2.2] 3.2.2 Dingo Gas Field - Gas Supply and Purchase Agreement (Magellan and PWC) dated 12-Sep-2013.pdf [3.2.3] 3.2.3 Dingo - Submission to Undertake RTN Dingo PL 13082mvc 12-Jul-2013.pdf [3.2.4] 3.2.4 Dingo - Native Title summary.docx [3.2.5] 3.2.5 Consumer Price Index - Jun Quarter 2013 - ABS 6401-1.pdf [3.2.6] 3.2.6 Dingo PRRT Market Value.pdf [3.3] 3.3 Assets Maps [3.3.1] 3.3.1 Dingo.jpg [3.3.2] 3.3.2 PV Dingo.jpg

[3.3.3] 3.3.3 Palm Valley Central Treatment Plant Aerial.JPG [3.4] 3.4 Royalties [3.4.1] 3.4.f Palm Valley Royalty Assessments [3.4.1.1] 3.4.f.1 Palm Valley 2011-12 Royalty Assessment.pdf [3.4.1.2] 3.4.f.2 Palm Valley 2010-11 Royalty Assessment.pdf [3.4.2] 3.4.1 Royalty Interest Summary.pdf [3.4.3] 3.4.2 Seq 924 - Palm Valley - Central Land Council Agreement - Dated 21-Apr-2004.pdf [3.4.4] 3.4.3 Jarl - Magellan.pdf [3.4.5] 3.4.4 Seq 150 - Overriding Royalty PL3 - No. 15 Jarl-Catawba - Dated 27-Nov-1968.pdf [3.4.6] 3.4.5 Seq 154 - Overriding Royalty No. 19 Jarl-MPAL - Dated 14-Nov-1979.pdf [3.4.7] 3.4.6 Seq 155 - Overriding Royalty No. 20 Jarl-Canso - Dated 14-Nov-1979.pdf [3.4.8] 3.4.7 Seq 162 - Overriding Royalty No. 27 Jarl-MPC-RMH - Dated 11-Jul-1980.pdf [3.4.9] 3.4.8 Seq 171 - Overriding Royalty PL3 - No. 01 Hembdt - Dated 28-Dec-1961.pdf [3.4.10] 3.4.9 Seq 175 - Overriding Royalty PL3 - No. 02 Jarl - Dated 25-Sep-1964.pdf [3.4.11] 3.4.a Seq 191 - Overriding Royalty PL3 - No. 30 Jarl-Canso - Dated 24-Dec-1982.pdf [3.4.12] 3.4.b Seq 382 - Overriding Royalty PL3 - No. 14 Jarl-McNaughton - Dated 20-June-1967.pdf [3.4.13] 3.4.c 130923 Overriding Royalty Holders over the Palm Valley Field (file note)....pdf [3.4.14] 3.4.d Seq 1493 - Deed of Assignment & Assumption - Overriding Royalty (Jarl-Ca....pdf [3.4.15] 3.4.e Seq 1494 - Deed of Assignment and Assumption - Overriding Royalty (Hembd....pdf [3.5] 3.5 Environmental [3.5.1] 3.5.1 Palm Valley 2007 Environmental Impact & Flora-Fauna Survey - Final Report.pdf [3.5.2] 3.5.2 Dingo - Environmental Impact included in Application for Petroleum Licence - 12-Jul-2013.pdf [3.6] 3.7 Fixed Asset Registers [3.6.1] 3.7.1 Asset Register (Accounting) -PV FIELD EQUIPMENT.XLSX [3.6.2] 3.7.2 Asset Register (Accounting) -PV MOTOR VEHICLES.XLSX [3.6.3] 3.7.3 Asset Register (Accounting)- PV OFFICE FURNITURE & EQUIP..xlsx [3.6.4] 3.7.4 Asset Register (Accounting)-PV HARDWARE & SOFTWARE.XLSX [3.7] 3.8 Tax [3.7.1] 3.8.1 Income Tax [3.7.1.1] 3.8.1.1 2011 Magellan Petroleum Australia Ltd Company Tax Return.pdf [3.7.1.2] 3.8.1.2 2012 Magellan Petroleum Australia Ltd Company Tax Return.pdf [3.7.1.3] Thumbs.db

[3.7.2] 3.8.4 Payroll Tax [3.7.2.1] 3.8.4.1 NT Payroll Tax 2012-13 Annual Return and Payment.pdf [3.7.2.2] 3.8.4.2 QLD Payroll Tax 2012-13 Annual Return and Refund.pdf [3.7.2.3] 3.8.4.3 QLD Payroll tax Audit Dated 2 Feb 2011.pdf [3.7.3] 3.8.5 Fringe Benefits Tax [3.7.3.1] 3.8.5.1 MPAL 2013 FBT Return.PDF [3.7.3.2] 3.8.5.2 MPAL Fringe Benefits Tax Account.pdf [3.7.4] 3.8.6 GST [3.7.4.1] 3.8.6.1 MPAL Integrated GST Account.pdf [3.7.5] 3.8.2 Asset Registers (Tax) MPNT JUNE 13 DEPRN - PVJV 52.023% share assets.xls [3.7.6] 3.8.3 Asset Registers (Tax) MPNT JUNE 2013 DEPRN - PVJV 47.997% additional share.xls [3.8] 3.6 Amadeus Basin Assets as at 30-Jun-13.pdf [4] 4.0 Legal [4.1] 4.1 Palm Valley [4.1.1] 4.1.1 Palm Valley Joint Venture Deed of Assumption, Consent and Termination - Signed - Dated 01-Dec-2011.pdf [4.1.2] 4.1.2 Application forTransfer PV Petroleum Lease No 3 - Dated 11-April-2012 - Approved 21-May-2012.pdf [4.2] 4.2 Dingo [4.2.1] 4.2.1 Dingo Joint Venture Deed of Assumption, Consent and Termination - Signed - Dated 01-Dec-2011.pdf [4.3] 4.3 Asset Swap - Sale Agreement - Dated 14-Sep-2011 - Conformed Copy.pdf [4.4] 4.4 Asset Swap - Sale Agreement - Deed of Variation - Dated 02-Feb-2012.pdf [5] 5.0 Technical [5.1] 5.1 Palm Valley [5.1.1] 5.1.1 Production Reports [5.1.1.1] 5.1.1.1 Palm Valley Gas Field Production Report - September 2011.pdf [5.1.1.2] 5.1.1.2 Palm Valley Gas Field Production Report - September 2012.pdf [5.1.1.3] 5.1.1.3 PV Production Database.xlsx [5.1.2] 5.1.10 Reservoir Fluid Data [5.1.2.1] 5.1.10.1 Palm Valley Well Compositions.pdf [5.1.2.2] 5.1.10.2 Palm Valley Formation Water Analyses - PEAD0001031-467111.PDF [5.1.2.3] 5.1.10.3 Mereenie Palm Valley Darwin Gas Analyses Dec-07 .pdf [5.1.2.4] 5.1.10.4 Palm Valley Sales Gas Analysis 06-Jan-2012.pdf [5.1.2.5] 5.1.10.5 Palm Valley Sales Gas Analysis 31-Jan-2013.pdf

[5.1.3] 5.1.11 Core Data [5.1.3.1] 5.1.11.1 Core Fracture Study of Palm Valley 1, 3 and 4, C Barr, Apr 1989.pdf [5.1.3.2] 5.1.11.2 Palm Valley 01 Mercury Injection Capillary Pressure Tests, McKay, 1966 .pdf [5.1.3.3] 5.1.11.3 Palm Valley 03 Routine Core Analysis Results Core Labs.pdf [5.1.3.4] 5.1.11.4 Palm Valley 04 Routine Core Analysis Results Core Labs QLD-CA-176.pdf [5.1.3.5] 5.1.11.5 Palm Valley 04 Special Core Analysis 304-85017, Core Labs, Apr 1985.pdf [5.1.3.6] 5.1.11.6 Palm Valley 07 Core - Photos, Routine Analysis Core Labs, Orientation and Petrologic Analysis.pdf [5.1.3.7] 5.1.11.7 Palm Valley 07 Core Analysis Summary and Interp of Results, M D Berry, Feb 1991.pdf [5.1.3.8] 5.1.11.8 Palm Valley 07 Core Structure Study, C Barr, Sep 1989.pdf [5.1.3.9] 5.1.11.9 Palm Valley 08,8A Core - Orientation, Photos and Bedding Direction Reports.pdf [5.1.4] 5.1.12 Well Test Reports [5.1.4.1] 5.1.12.1 Palm Valley 01 19650829 Engineering Study of Static Gradient, Modified Isochronal, Pressure.pdf [5.1.4.2] 5.1.12.2 Palm Valley Well Pressure Test Nov-2005.pdf [5.1.4.3] 5.1.12.3 Palm Valley Well Pressure Test Reports Mar-2010.pdf [5.1.4.4] 5.1.12.4 Palm Vallley Well Pressure Test Reports 2011-Nov.pdf [5.1.5] 5.1.13 Seismic Data [5.1.5.1] 5.1.13.1 2005 Palm Valley Seismic Interpretation Report, Magellan.pdf [5.1.6] 5.1.14 Geochemistry, Paleontology and Palynology [5.1.6.1] 5.1.14.1 1982 Source Rock Evaluation of Palm Valey 03, Core Labs .pdf [5.1.6.2] 5.1.14.2 1982 Thermal maturation of potential Cambrian source rocks in the Amadeus Basin, Gorter .pdf [5.1.6.3] 5.1.14.3 1984 Hydrocarbon Generation in the Amadeus Basin, Jackson et al .pdf [5.1.6.4] 5.1.14.4 1993 Palm Valley 08,8A Mineralog Analysis - Core Labs.pdf [5.1.6.5] 5.1.14.5 Biostratigraphic examination of selected ordovician samples from Amadeus Basin, Cooper1981 .pdf [5.1.6.6] 5.1.14.6 Palynological Report on Core and Cuttings from eight wells in the Amadeus Basin, Owen and Glikson .pdf [5.1.7] 5.1.2 Reservoir Management Plan [5.1.7.1] 5.1.2.1 Palm Valley Gas Field - Reservoir Management Plan - January 2013.pdf [5.1.8] 5.1.3 Geology overview [5.1.8.1] 5.1.3.1 Development of a Fractured Reservoir Model for the Palm valley Gas Field - APPEA Journal 1998.pdf [5.1.9] 5.1.4 P over Z and Pressure Test Reports [5.1.9.1] 5.1.4.1 Palm Valley Well Pressure Test Reports Mar-2010.pdf [5.1.9.2] 5.1.4.2 Palm Valley Well Pressure Test Reports Nov-2005.pdf [5.1.9.3] 5.1.4.3 Palm Vallley Well Pressure Test Reports 2011-Nov.pdf

[5.1.9.4] 5.1.4.4 Material Balance P-on-Z Worksheet Updated Nov-2011_Ver0.xlsx [5.1.10] 5.1.5 Gross Heating [5.1.10.1] 5.1.5.1 AGP_Magellan_GasSchedules_July 2013.pdf [5.1.10.2] 5.1.5.2 AGP_Magellan_GasSchedules_August 2013.pdf [5.1.11] 5.1.8 Well Completion Reports [5.1.11.1] 5.1.8.1 Palm Valley 01 downhole diagram.pdf [5.1.11.2] 5.1.8.2 Palm Valley 01 Well Completion Report.pdf [5.1.11.3] 5.1.8.3 Palm Valley 02 downhole diagram.pdf [5.1.11.4] 5.1.8.4 Palm Valley 02 Well Completion Report.pdf [5.1.11.5] 5.1.8.5 Palm Valley 03 downhole diagram.pdf [5.1.11.6] 5.1.8.6 Palm Valley 03 Well Completion Report.pdf [5.1.11.7] 5.1.8.7 Palm Valley 04 downhole diagram.pdf [5.1.11.8] 5.1.8.8 Palm Valley 04 Well Completion Report Enclosure 4.pdf [5.1.11.9] 5.1.8.9 Palm Valley 04 Well Completion Report.pdf [5.1.11.10] 5.1.8.a Palm Valley 05 downhole diagram.pdf [5.1.11.11] 5.1.8.b Palm Valley 05 Well Ccompletion Report Enclosure 3.pdf [5.1.11.12] 5.1.8.c Palm Valley 05 Well Completion Report.pdf [5.1.11.13] 5.1.8.d Palm Valley 06 A B Well Completion Report.pdf [5.1.11.14] 5.1.8.e Palm Valley 06 downhole diagram.pdf [5.1.11.15] 5.1.8.f Palm Valley 06 Well Completion Report Enclosure 7.pdf [5.1.11.16] 5.1.8.g Palm Valley 07 downhole diagram.pdf [5.1.11.17] 5.1.8.h Palm Valley 07 Well Completion Report Enclosure 4.pdf [5.1.11.18] 5.1.8.i Palm Valley 07 Well Completion Report.pdf [5.1.11.19] 5.1.8.j Palm Valley 08 downhole diagram.pdf [5.1.11.20] 5.1.8.k Palm Valley 08,08A Well Completion Report Enclosure 10.pdf [5.1.11.21] 5.1.8.l Palm Valley 08,08A Well Completion Report Enclosure 11.pdf [5.1.11.22] 5.1.8.m Palm Valley 08,8A Well Completion Report.pdf [5.1.11.23] 5.1.8.n Palm Valley 09 downhole diagram.pdf [5.1.11.24] 5.1.8.o Palm Valley 09 Well Completion Report.pdf [5.1.11.25] 5.1.8.p Palm Valley 10 downhole diagram.pdf [5.1.11.26] 5.1.8.q Palm Valley 10,10A Well Completion Report Enclosure 5.pdf [5.1.11.27] 5.1.8.r Palm Valley 10,10A Well Completion Report.pdf

[5.1.11.28] 5.1.8.s Palm Valley 11 downhole diagram.pdf [5.1.11.29] 5.1.8.t Palm Valley 11ST Well Completion Report Enclosure 4.pdf [5.1.11.30] 5.1.8.u Palm Valley 11ST Well Completion Report.pdf [5.1.12] 5.1.9 Well Logs [5.1.12.1] 5.1.9.1 Palm Valley Formation Tops.pdf [5.1.13] 5.1.6 Palm Valley Prelimiary Closure Planning and Costing Report - GPA Engineering Rev 0 16-Jun-2011.pdf [5.1.14] 5.1.7 Magellan PV-09 production program air pack and Micro coil option.pdf [5.2] 5.2 Dingo [5.2.1] 5.2.1 Geology overview [5.2.1.1] 5.2.1.1 CTP - Northern Amadeus Basin Overview.pdf [5.2.1.2] 5.2.1.2 South East Amadeus Basin_Young_Ambrose.pdf [5.2.2] 5.2.10 Well Test Reports [5.2.2.1] 5.2.10.1 Dingo 02 19910409 Flow Test Report.pdf [5.2.2.2] 5.2.10.2 Dingo 02 and 03 19910413 Well Testing Program Report.pdf [5.2.3] 5.2.11 Seismic Data [5.2.3.1] 5.2.11.1 Dingo Seismic Interpretation - Magellan Sep-2012.pdf [5.2.4] 5.2.12 Geochemistry, Paleontology and Palynology [5.2.4.1] 5.2.12.1 Dingo 01 Hydrocarbon Source Rock Evaluation, CoreLabs 1982, GCS82029 .pdf [5.2.4.2] 5.2.12.2 Dingo 01 Palynological Report - Owen 1982 .pdf [5.2.4.3] 5.2.12.3 Dingo 01 Source Rock Study - Marchioni 1982 .pdf [5.2.4.4] 5.2.12.4 Dingo 01 Source-Bed Evaluation, CoreLabs 1982, GCS81111A .pdf [5.2.4.5] 5.2.12.5 1982 Thermal maturation of potential Cambrian source rocks in the Amadeus Basin, Gorter 1982 .pdf [5.2.4.6] 5.2.12.6 1984 Hydrocarbon Generation in the Amadeus Basin, Jackson et al .pdf [5.2.4.7] 5.2.12.7 Biostratigraphic examination of selected ordovician samples from Amadeus Basin, Cooper1981 .pdf [5.2.4.8] 5.2.12.8 Palynological Report on Core and Cuttings from eight wells in the Amadeus Basin, Owen and Glikson .pdf [5.2.5] 5.2.13 Downhole Diagrams [5.2.5.1] 5.2.13.1 Dingo 01 downhole diagram .pdf [5.2.5.2] 5.2.13.2 Dingo 02 downhole diagram .pdf [5.2.5.3] 5.2.13.3 Dingo 03 downhole diagram .pdf [5.2.6] 5.2.2 Pre-FEED [5.2.6.1] 5.2.2.1 Dingo Gas Field Development - Pre-FEED Report - GPA Engineering 12342-RPT-001 Rev 0 May-2013.pdf [5.2.7] 5.2.3 Well Completion Reports

[5.2.7.1] 5.2.3.1 Dingo-1 Well Completion Report Pancon Apr-1982.pdf [5.2.7.2] 5.2.3.2 Dingo-2 Well Completion Report Pancon Oct-1984.pdf [5.2.7.3] 5.2.3.3 Dingo-3 Well Completion Report - Magellan Apr-1991.pdf [5.2.7.4] 5.2.3.4 Dingo-4 Well Completion Report - Magellan Jul-1992.pdf [5.2.8] 5.2.4 Flow Tests [5.2.8.1] 5.2.4.1 Dingo-2 & 3 Flow Testing Program April-May 1991 - Magellan Jul-91.pdf [5.2.8.2] 5.2.4.2 Dingo-2 Well Flow Test - OilServ Australia Apr-1991-Part 1.pdf [5.2.8.3] 5.2.4.3 Dingo-2 Well Flow Test - OilServ Australia Apr-1991-Part 2.pdf [5.2.8.4] 5.2.4.4 Dingo-3 Flow Well Test - OilServ Australia Apr-1991-Part 1.pdf [5.2.8.5] 5.2.4.5 Dingo-3 Flow Well Test - OilServ Australia Apr-1991-Part 2.pdf [5.2.9] 5.2.5 Gas specification [5.2.9.1] 5.2.5.1 Dingo Raw Gas - Average Gas Spec (28-Feb-2013) .pdf [5.2.10] 5.2.7 Dingo-3 Workover [5.2.10.1] 5.2.7.1 Dingo-2 Tubing Head Gas Analyses - Bureau Veritas Report 12PEAD0037242-723938 23-Aug-2012.PDF [5.2.10.2] 5.2.7.2 Dingo-2 Wellhead Gas Analyses - Bureau Veritas - 31-01-2013 - 13PEAD0001858-744680.pdf [5.2.10.3] 5.2.7.3 Dingo-3 Tubing Head Gas Analyses - Bureau Veritas Report 12PEAD0037242-723938 23-Aug-2012.PDF [5.2.11] 5.2.8 Reservoir Fluid Data [5.2.11.1] 5.2.8.1 Dingo-2 Tubing Head Gas Analyses - Bureau Veritas Report 12PEAD0037242-723938 23-Aug-2012.PDF [5.2.11.2] 5.2.8.2 Dingo-2 Wellhead Gas Analyses - Bureau Veritas - 31-01-2013 - 13PEAD0001858-744680.pdf [5.2.11.3] 5.2.8.3 Dingo-3 Tubing Head Gas Analyses - Bureau Veritas Report 12PEAD0037242-723938 23-Aug-2012.PDF [5.2.12] 5.2.9 Core Data [5.2.12.1] 5.2.9.1 Dingo 01 Core Thin Section Analysis, Davies & Assoc. .pdf [5.2.12.2] 5.2.9.2 Dingo 02 Routine Core Analysis and Petrography Reports, Amdel 1984 .pdf [5.2.12.3] 5.2.9.3 Dingo 02 Routine Core Analysis and colour photography, CoreLabs July 1984, CA2-CA21 .pdf [5.2.13] 5.2.6 Dingo-1 Redrill - High Level Cost Review - Lugus Resources Apr-2013.pdf [5.3] 5.3 Amadeus Basin [5.3.1] 5.3.1 CTP Amadeus-Unconventional-Assessment Lower Larapinta Group.pdf [5.4] 5.4 Digital Data notice.docx [6] 6.0 Company Information [6.1] 6.1 Magellan Petroleum Financial Reports [6.1.1] 6.1.1 2011 MPAL Financial Report - final (lodged 28-Oct11).pdf [6.1.2] 6.1.2 2012 MPAL Financial Report - FINAL (lodged 28-Sep'12).pdf

[6.2] 6.2 MPA Organisational Chart [6.2.1] 6.2.1 MPA Corporate Organisation Chart - Sep-2013.pdf [6.2.2] 6.2.2 MPA Organisational Chart Descriptions.pdf [6.2.3] 6.2.3 MPA Staff Organisation Chart.pdf [6.3] 6.3 Magellan Petroleum (NT) Financial Reports [6.3.1] 6.3.1 2011 MPNT Financial Report.pdf [6.3.2] 6.3.2 2012 MPNT Financial Report.pdf [6.4] 6.4 Quarterly MPAL P&L [6.4.1] 6.4.1 Quarterly P&Ls MPAL 2011 to 2013_001.pdf [7] 7.0 Reserves Report [7.1] 7.2 Historic Reserves Reports [7.1.1] 7.2.1 2009 Palm Valley Reserves as at 31-Dec-2008 Final Report, Magellan.pdf [7.1.2] 7.2.2 1995 Palm Valley Reservoir Study Update, GeoQuest, Mar 1996.pdf [7.1.3] 7.2.3 1995 Palm Valley Reservoir Study Update- Figures, Tables, GeoQuest, Mar 1996_Part 1.pdf [7.1.4] 7.2.4 1995 Palm Valley Reservoir Study Update- Figures, Tables, GeoQuest, Mar 1996_Part 2.pdf [7.1.5] 7.2.5 1999 Palm Valley Reservoir Study Update, Poollen, Au, Jan 2000.pdf [7.1.6] 7.2.6 2009 Palm Valley Reserves - RISC Audit - SPE PRMS 30Jun09.pdf [7.2] 7.1 Amended Ryder Scott June 2013.pdf [7.3] Amended Ryder Scott Reserves Report [8] 8.0 Management Presentation [9] Central Petroleum Q&A [9.1] 3.4.f Palm Valley Royalty Assessments [9.1.1] 3.4.f.1 Palm Valley 2011-12 Royalty Assessment.pdf [9.1.2] 3.4.f.2 Palm Valley 2010-11 Royalty Assessment.pdf [9.1.3] Thumbs.db [9.2] 3.8.4 Payroll Tax [9.2.1] 3.8.4.1 NT Payroll Tax 2012-13 Annual Return and Payment.pdf [9.2.2] 3.8.4.2 QLD Payroll Tax 2012-13 Annual Return and Refund.pdf [9.2.3] 3.8.4.3 QLD Payroll tax Audit Dated 2 Feb 2011.pdf [9.2.4] Thumbs.db [9.3] 3.8.5 Fringe Benefits Tax [9.3.1] 3.8.5.1 MPAL 2013 FBT Return.PDF

[9.3.2] 3.8.5.2 MPAL Fringe Benefits Tax Account.pdf [9.3.3] Thumbs.db [9.4] 3.8.6 GST [9.4.1] 3.8.6.1 MPAL Integrated GST Account.pdf [9.4.2] Thumbs.db [9.5] Application for Dingo Pipeline Licence [9.5.1] Dingo Pipeline - Construction Environmental Management Plan - Low Ecological v2 15-Jan-2014.pdf [9.5.2] Dingo Pipeline - Design, Construction and Operation Validation Terms of Reference Rev 0 11-Dec-2013.pdf [9.5.3] Dingo Pipeline Project Archaeological Assessment - T Hill Dec-2013.pdf [9.5.4] Energy Pipelines Act Tenure Issues For Dingo Gas Field To Brewer Estate Gas Pipeline - Ward Kellar 16-Dec-2013.pdf [9.5.5] Enviro IA - Proposed Dingo Gas Pipeline to Brewer Estate.pdf [9.5.6] MPA RL2 - PEP - 001 Project Execution Plan Rev 0 - 16-Dec-2013.pdf [9.5.7] MPA RL2 - PMP - 001 Pipeline Management Plan Rev 0 - 16-Dec-2013.pdf [9.5.8] Maegllan Application for Pipeline Licence Rev1 - Full version 13137mvc.pdf [9.6] Da Gama - Due Diligence Check List - Jarl Pty Ltd [9.6.1] Da Gama - Due Diligence Check List - Jarl Pty Ltd ANSWERS.doc [9.6.2] Item 1(b).1 - Share transfers.pdf [9.6.3] Item 1(b).2 - ASIC company Summary.pdf [9.6.4] Item 1(c).1 - Constitution.pdf [9.6.5] Item 1(e).1 Jarl - Directors & Officers.pdf [9.6.6] Item 1(g).1 jarl minutes_001.pdf [9.7] Da Gama - RFI (5 December 2013) [9.7.1] Da Gama - RFI (5 December 2013).docx [9.7.2] Item 2.1 - Environmental Assessment & Management Report - PV Gas Project - Dames & Moore 1982 Appendices.pdf [9.7.3] Item 2.2 - Environmental Assessment & Management Report - PV Gas Project - Dames & Moore 1982 Text.pdf [9.7.4] Item 3.1 - Environment Australia - PV-11 Referral Decision - 28-Oct-2003.pdf [9.7.5] Item 4.1 - DLPE letter of approval - Disposal of Brine on Lake Lewis - 01-Dec-1998.pdf [9.7.6] Item 4.2 - DLPE letter of approval - Disposal of Salt on Lake Lewis -11-Dec-1998.pdf [9.7.7] Item 4.3 - AAPA Authority Certificate - Disposal of Brine & Salt on Lake Lewis - 08-Dec-1998.pdf [9.7.8] Thumbs.db [9.8] Da Gama - RFI (9 December 2013) [9.8.1] Da Gama - RFI (9 December 2013) MPA Response.docx

[9.8.2] Da Gama - RFI (9 December 2013) UPDATED RESPONSE.docx [9.8.3] Item 1(1) - Carparking Licence Agreement 15-Jun-2012.pdf [9.8.4] Item 2.1 - Burgoyne Case Writ.pdf [9.8.5] Item 2.2 - Magellan Summary of Burgoyne Case.pdf [9.8.6] Item 4(1) - PL3 Compliance Audit 2012 - Submission Cover Letter and Text - no Appendices.pdf [9.8.7] Item 9(1) - DME Email re RL2 Renewal - Request for prior expenditure statement 26-Nov-2013.pdf [9.9] Da Gama - RFI (11 December 2013) [9.9.1] Da Gama - RFI (11 December 2013).docx [9.9.2] Item 1(1) - MPAL - National Greenhouse Energy Annual Report 2008-09 - 22-Oct-2010.pdf [9.9.3] Item 1(2) - MPAL - National Greenhouse Energy Annual Report 2009-10 - 28-Oct-2010.pdf [9.9.4] Item 1(3) - MPAL - National Greenhouse Energy Annual Report 2010-11 - 21-Oct-2011.pdf [9.9.5] Item 1(4) - MPAL - National Greenhouse Energy Annual Report 2011-12 - 17-Sep-2012.pdf [9.9.6] Item 4(1) - Palm Valley Environmental Incident Register as at 30-Nov-2013.pdf [9.10] Da Gama - RFI (30 January 2014) [9.10.1] Da Gama - RFI (30 January 2014) Answers.docx [9.10.2] Item 1.1 - Termination of Pipeline Leveraged Lease.pdf [9.10.3] Item 1.2 - Lohengrin Pty Ltd Resolution of Directors.pdf [9.10.4] Item 1.3 - Media Release - NTs Major Gas Pipeline purchased by APA 17062011.pdf [9.10.5] Item 2.1 - Pitney Bowes Agreement.pdf [9.11] Dingo Field - Other Documents [9.11.1] Aboriginal Areas Protection Authority Letter - 09-Dec-2013 Abstract of Records.pdf [9.11.2] Brewer Estate Land Survey - Calder Harris - 317303 - 22-12-2013.pdf [9.11.3] DPLE - NTP 6219 Brewer Estate Development Application Consent 20-Dec-2013.pdf [9.11.4] Enviro IA - Proposed City Gate Gas Treatment Facility at the Brewer Industrial Estate.pdf [9.11.5] Magellan Dingo Gas Field Dev MASTER PROJECT SCHEDULE Rev04 17-Dec-2013.pdf [9.11.6] Magellan Dingo Project - Master Project Schedule - SDykes email 19-Dec-2013.pdf [9.11.7] Statement of Effect - Brewer estate Subdivision - MasterPlan 1217REP01 - 14-Dec-2014.pdf [9.12] Dingo Petrel Project [9.12.1] Dingo.ptd [9.12.1.1] Ocean [9.12.1.1.1] LocalReservoirSeismicDataSource.dataSource [9.12.1.1.2] LocalReservoirSeismicDataSource.settings

[9.12.1.1.3] RealTimeMappings.xml [9.12.1.1.4] Slb.Drilling.Visualization.RealTime.Settings.xml [9.12.1.1.5] Slb.Petrel.UO.BBSampler.xml [9.12.1.1.6] Slb.Petrel.UO.CCSampler.xml [9.12.1.1.7] Slb.Petrel.UO.FFSampler.xml [9.12.1.1.8] Slb.Petrel.UO.Optimization.xml [9.12.1.1.9] Slb.Petrel.UO.PBSampler.xml [9.12.1.1.10] Slb.Petrel.UO.RSProxy.xml [9.12.1.1.11] Slb.Petrel.UO.UKProxy.xml [9.12.1.2] OceanDataPath [9.12.1.2.1] 9150F39B-141E-45af-996E-7B92EF75B7A1.xml [9.12.1.3] OceanExtensionData [9.12.1.3.1] OceanExtensionData.xml [9.12.1.4] SMD [9.12.1.4.1] GMS [9.12.1.4.2] ModelingData.xml [9.12.1.5] 0ac0cd87-fc8a-44b4-8193-ecae50fc4237.ptd [9.12.1.6] 0cfafb14-f4b7-45a6-89e3-adb8e522d012.ptd [9.12.1.7] 0eee4a8b-273c-44d1-b076-8ef618e30584.ptd [9.12.1.8] 1a831f0a-dee4-4346-bf00-c33af04e21ac.ptd [9.12.1.9] 1df8c6a0-5ee3-44ba-8ea7-2e950b72aa74.ptd [9.12.1.10] 1eb5e0fb-ff4a-4457-83aa-45d6a6569125.ptd [9.12.1.11] 1f166f0a-ed3d-4645-b7bb-e2e3e67b5762.ptd [9.12.1.12] 2afd1b14-6311-49b1-89f2-a88bd27d04a6.ptd [9.12.1.13] 2c43f1f2-5e32-468b-8f56-9416a80b2985.ptd [9.12.1.14] 2db0d99a-398d-4a5e-a565-421e7057b0a2.ptd [9.12.1.15] 2ea9db89-64e4-4a6f-a895-ec268d938a00.ptd [9.12.1.16] 2faae8d8-3e8f-46b7-94fa-1ca6ac6c858e.ptd [9.12.1.17] 3adef60a-30a6-4a89-8e8e-85fd274c5c1b.ptd [9.12.1.18] 3b41311c-66a1-4275-94d0-ab1e9baf4f09.ptd [9.12.1.19] 3bb07268-349a-4f23-9b4c-423f2668cb3f.ptd [9.12.1.20] 3bf0b557-1817-443f-ba5b-2816c2c8d69d.ptd

[9.12.1.21] 3c45e2cf-0be1-4b8c-8a48-817fc083c4b6.ptd [9.12.1.22] 3c99845e-cf67-4522-94ae-a8fc534164e4.ptd [9.12.1.23] 3d38bf0a-bc11-40c5-9e1d-1c1c06d755c6.ptd [9.12.1.24] 3de08c4e-80e8-4a18-b7f1-fe123c8d6e7f.ptd [9.12.1.25] 3e9c0eb3-aeb0-48ae-96ae-5ace91d17c21.ptd [9.12.1.26] 3f2e011f-d4f1-40cf-a638-e74009d66ca1.ptd [9.12.1.27] 3f51a7a0-5087-4ad2-97b8-f7187cdff558.ptd [9.12.1.28] 3f744b61-99cb-4180-9b67-1adf2cc7f709.ptd [9.12.1.29] 3fa9a7af-e72b-46d2-b8f6-05b6ae654d55.ptd [9.12.1.30] 4aafcbdc-4070-45e6-93d9-3cdaa578889f.ptd [9.12.1.31] 4c90a92b-5fd8-4ca5-ab03-ec709f58b74d.ptd [9.12.1.32] 4f477bc7-38cc-491b-8fbd-b11b6ad116bd.ptd [9.12.1.33] 5a1ae21e-5e2e-4fdc-b0c7-5677ff778a7c.ptd [9.12.1.34] 5b8a7b44-ec0f-4354-946a-d5e6a43c0e38.ptd [9.12.1.35] 5b631c51-5a8b-474f-8941-c350afae4bf0.ptd [9.12.1.36] 5c41823e-2d1f-4631-9c40-3c196cdb5678.ptd [9.12.1.37] 5ca9f806-b674-4ae6-88e1-3fb745b951e0.ptd [9.12.1.38] 5df91b4a-fc36-4c2f-b25d-83604bdba45d.ptd [9.12.1.39] 5f791402-4352-4927-a6df-39ff3f68dee5.ptd [9.12.1.40] 06d628db-8fc3-43c7-8dd9-e7b0ef9ea0a3.ptd [9.12.1.41] 6f28aaca-9d5e-4897-a3cd-cd905dddaf11.ptd [9.12.1.42] 07a0d0c7-aa2b-4cff-bc6a-122a66738e42.ptd [9.12.1.43] 7c93eade-bebd-417e-a068-b005aab35275.ptd [9.12.1.44] 7e2376dd-5213-4a9b-9159-478bf8880afd.ptd [9.12.1.45] 7f44579e-71ba-4205-926e-994a43198cb2.ptd [9.12.1.46] 8c21937a-6ed8-4196-a27f-b42c0c15d23e.ptd [9.12.1.47] 8d30b0ba-022c-4249-b1cc-6bb0cdc6e4d7.ptd [9.12.1.48] 8d939ec5-82ca-43ef-98ab-066e38d6d581.ptd [9.12.1.49] 8df4e077-57a6-44b4-ab2d-eccfe00edd7b.ptd [9.12.1.50] 8e55bba3-0fab-4908-8aca-401d6e13ccdd.ptd [9.12.1.51] 8e907ff1-f07a-4594-9339-668a4d51eff9.ptd [9.12.1.52] 9cfb3bdd-91c5-45b2-a806-bada064dcdf6.ptd

[9.12.1.53] 9d9bf657-f790-4d8c-a144-a52752f2f2b3.ptd [9.12.1.54] 9f441f6e-4c2a-43a3-a29e-a44337f937c0.ptd [9.12.1.55] 10c22e23-4446-434e-8064-c1e03af73afe.ptd [9.12.1.56] 10e32d13-2810-424c-ac66-26decb76f206.ptd [9.12.1.57] 13f5d46b-8082-45dc-b979-e929858908c9.ptd [9.12.1.58] 15e2dee7-b143-4204-a7a3-daa6e208fad5.ptd [9.12.1.59] 19cf91ab-3572-4d88-9250-5d8e3499bf4f.ptd [9.12.1.60] 19fcc090-7e36-4906-b7a0-c5aeaf02fb40.ptd [9.12.1.61] 22f60a7a-1c16-443b-9213-81ed19afdc3f.ptd [9.12.1.62] 24a9261b-06dd-4288-ad12-f51e6e9137dc.ptd [9.12.1.63] 30f6c77c-11ba-4de1-aff8-2e934a80768a.ptd [9.12.1.64] 36e93e73-bc5a-4fa6-af80-235d1c7b2cdb.ptd [9.12.1.65] 38c3a909-eb8c-470c-a3da-676873fac89f.ptd [9.12.1.66] 40e0a786-4ddd-4770-a46c-8318f6554fd6.ptd [9.12.1.67] 46dd022a-d177-4c07-ae1d-ebdc0e844abe.ptd [9.12.1.68] 47eda06e-108d-4ec6-bccd-06612e708730.ptd [9.12.1.69] 48b9c077-a00d-4ae2-9963-856a58a8f004.ptd [9.12.1.70] 056e0c74-e066-4ecc-9568-67d877730e41.ptd [9.12.1.71] 63ca14e2-4cf2-4abf-9768-db2a071a4d56.ptd [9.12.1.72] 66e29149-ef12-48b7-a912-dcc52a892533.ptd [9.12.1.73] 66f0619b-2c0d-48f6-87cf-52b5b3386ee9.ptd [9.12.1.74] 67a84ba9-512b-4a8e-9d85-38bf5651b17b.ptd [9.12.1.75] 69fca13b-32ab-4f7c-9e3b-b81997d3d15a.ptd [9.12.1.76] 71ba7fc5-2cdd-4d4d-8bff-8f30988ddb2b.ptd [9.12.1.77] 75d75431-74fd-4e1c-b7cd-b2e5d5db47cf.ptd [9.12.1.78] 079d183d-9771-4a1b-a478-f838f4fb6d11.ptd [9.12.1.79] 83f97ec7-f62b-4f89-aed2-1f861e637b71.ptd [9.12.1.80] 87ecc200-84b0-4802-b5f0-545a15f8b6b4.ptd [9.12.1.81] 89c323fa-ad6f-4da2-8e64-5a3c772003bf.ptd [9.12.1.82] 91d0f77c-b7cb-4b80-ad57-5fee9377d8c5.ptd [9.12.1.83] 98a34e2f-be3f-4eba-b06a-a00938e0c41f.ptd [9.12.1.84] 98a95ef8-7063-4a6d-aceb-5b64ad8c6331.ptd

[9.12.1.85] 201b9183-412b-4e31-8f94-ab0e2ee52f09.ptd [9.12.1.86] 258b2c0b-c95b-455b-a602-c73dab3c43e7.ptd [9.12.1.87] 260c8b1b-33e7-44af-89c1-f653dd0e0be3.ptd [9.12.1.88] 297b1ce6-bf0e-4ca6-a696-bb12903e5b1d.ptd [9.12.1.89] 341c3ee5-bccc-4317-ab9d-af6c6d96e3a2.ptd [9.12.1.90] 408c99bc-5c13-4e5a-9f9a-2b183a8c49d2.ptd [9.12.1.91] 683ab90f-5246-4855-a4b7-3c0c4e897e0d.ptd [9.12.1.92] 733b2c2c-5b65-448a-bf66-1eca208060b1.ptd [9.12.1.93] 818d0429-709a-4401-b283-af6ee6e019e3.ptd [9.12.1.94] 824bca30-e293-4308-83b0-ff916f4387a1.ptd [9.12.1.95] 856c1bab-1dd9-41c2-8812-350b1f3a6431.ptd [9.12.1.96] 856da8e5-6287-4512-963e-0fd214899f54.ptd [9.12.1.97] 963a235a-6a00-4d4a-8084-0fc1ad6b09ca.ptd.bak [9.12.1.98] 1586aeae-322b-45d7-8155-9b2822d2879d.ptd [9.12.1.99] 2065b9ed-663e-4861-a8e8-72ab792a08cf.ptd [9.12.1.100] 2296fb9d-effd-4613-aa2e-f882049b1094.ptd [9.12.1.101] 2358b431-92d8-458f-854c-31f9cc956067.ptd [9.12.1.102] 2690eef8-37e4-4a41-8590-c28b13a38e2e.ptd [9.12.1.103] 3067ec24-d3ef-4105-ba36-dbc8c6ac92d5.ptd [9.12.1.104] 5425b92c-9193-4947-a176-c5a391fba756.ptd [9.12.1.105] 6802a360-ede6-4d48-aae9-ce8a9a7a2787.ptd [9.12.1.106] 07242d62-d426-4e7c-b428-e50b57cdf55c.ptd [9.12.1.107] 7737c8da-2dc5-43f6-847b-0b9c031105cc.ptd [9.12.1.108] 8370b0de-47ed-40e2-b3ba-1f540d19eca6.ptd [9.12.1.109] 8555c3d8-b296-475e-b1b5-2e054a85fda3.ptd [9.12.1.110] 9075bb7b-2c1a-42d7-bbb1-430d3f86527c.ptd [9.12.1.111] 9121e418-34cf-45a7-97f7-e8bfb879c455.ptd [9.12.1.112] 30889ad9-5110-46a0-b23f-41c50c75fe13.ptd [9.12.1.113] 36009a01-3cd8-48ae-8b46-1673867ed2d0.ptd [9.12.1.114] 36704d76-24f8-4f4e-88b7-79754c6fc880.ptd [9.12.1.115] 48407fe2-be4b-4768-a402-418743a8c4e4.ptd [9.12.1.116] 51716fa6-c2aa-4266-aafe-4ae131596af2.ptd

[9.12.1.117] 415489cd-7d2d-456e-ae49-d8a2171a3e4f.ptd [9.12.1.118] 0520284b-fcb6-4c18-8d4a-a5c90b1de149.ptd [9.12.1.119] 589782a3-78a4-4666-bf33-5fe770d18113.ptd [9.12.1.120] 742218e9-df43-46b0-b98a-8b1360a96b16.ptd [9.12.1.121] 921555b8-ca53-4ed3-9670-b3d175c0c9b4.ptd [9.12.1.122] 0962115e-e9b4-4b1f-82be-2e692ab64db8.ptd [9.12.1.123] 01386751-921b-4443-8415-ca982d52c01c.ptd [9.12.1.124] 4861692a-f00c-4d7e-a72d-68d13cc1caa5.ptd [9.12.1.125] 5766016f-0e2e-4bfc-88b9-99e8e2562497.ptd [9.12.1.126] 9305407c-1c52-4dfa-980e-e732c392cbc5.ptd [9.12.1.127] 10333146-c2d9-4b64-901c-26e922972b5e.ptd [9.12.1.128] 36996255-934d-4d7d-9568-6884a413e2c0.ptd [9.12.1.129] 45262086-ec99-4f0c-808c-e1b01945c818.ptd [9.12.1.130] 67949139-5efa-4de7-b042-9a11033ec2e0.ptd [9.12.1.131] 88571871-9293-4220-a673-3697d00eef40.ptd [9.12.1.132] 92669647-5297-4be0-b105-1eace6025506.ptd [9.12.1.133] Classes.ptd [9.12.1.134] Classes.ptd.bak [9.12.1.135] Desktop.ini [9.12.1.136] Docking.bin [9.12.1.137] LineGeometry.ptd [9.12.1.138] LineGeometry.ptd.bak [9.12.1.139] LineGeometryAPD.ptd [9.12.1.140] LineGeometryAPD.ptd.bak [9.12.1.141] LineGeometryHDR.ptd [9.12.1.142] LineGeometryHDR.ptd.bak [9.12.1.143] LineGeometryLOD.ptd [9.12.1.144] LineGeometryLOD.ptd.bak [9.12.1.145] Petrel.ico [9.12.1.146] a1de4220-fafa-41e3-a782-861c5020548e.ptd [9.12.1.147] a9f79014-6001-4323-9fbc-2fc2a31f9ce9.ptd [9.12.1.148] a21dcdd2-3fd1-449e-b054-01b8f6921fa9.ptd

[9.12.1.149] a62df2ff-9694-472c-a955-29c84df64f9f.ptd [9.12.1.150] a1458d59-646a-4a20-8483-73d4d0e87aa4.ptd [9.12.1.151] a44716c4-3014-4f9f-ab45-2aad8b28593f.ptd [9.12.1.152] a69344eb-f16c-4899-90c4-71ba87a961d7.ptd [9.12.1.153] a75936d9-3a15-493c-91c4-844f988f2cd1.ptd [9.12.1.154] a82719d8-6f4a-4075-8b5c-4e0ec48ae8cb.ptd [9.12.1.155] ab0bd7c2-9613-4922-9eee-2b7e959a0b84.ptd [9.12.1.156] ada2a56e-2826-4b99-bcc7-9db63f0e13f6.ptd [9.12.1.157] ae1e4b43-941e-42e9-bc9a-ddd29d4dce74.ptd [9.12.1.158] ae84ea84-2f40-4b00-be2d-c366c5fe2139.ptd [9.12.1.159] b2e630ed-25b2-46c3-9889-108743957f54.ptd [9.12.1.160] b2e3431d-7443-4915-b79d-3d638817e6b1.ptd [9.12.1.161] b2fa96da-478c-47b2-a914-8ea04bffddc1.ptd [9.12.1.162] b3e72b2f-eb83-4aa8-8ff8-7fea981d9379.ptd [9.12.1.163] b6c41a39-cfaa-4dad-99e1-87965c4c37b1.ptd [9.12.1.164] b9db1017-94e2-4fd0-a3d2-8f2f365c04e6.ptd [9.12.1.165] b601c881-fef1-4a86-b2cb-4b6d49a911a7.ptd [9.12.1.166] b26458f9-e460-4de1-b1d4-36f39d3be37d.ptd [9.12.1.167] b31390ce-4daa-4056-a907-9ad052cc8509.ptd [9.12.1.168] b36065fa-3b0f-46d0-8e47-f8419a562f44.ptd [9.12.1.169] b1982178-4492-4dc1-9c5b-725c69209367.ptd [9.12.1.170] b7692877-3876-4bcd-bca3-7a4d2a75ba41.ptd [9.12.1.171] ba181529-f2a0-401c-aef5-d5e86187a34b.ptd [9.12.1.172] bad7b732-8227-4316-b5e7-262963455f04.ptd [9.12.1.173] bb49aedd-c6e1-4645-8ab6-605645efa739.ptd [9.12.1.174] bcee11ad-0e33-4611-8e98-ab362d8c4195.ptd [9.12.1.175] bd585bcb-353a-491a-a6eb-16bfcba02475.ptd [9.12.1.176] be03eb67-73bc-4976-8687-6c6fb3bb63b6.ptd [9.12.1.177] bef5a4ca-dd67-49db-abd2-6814528790c6.ptd [9.12.1.178] bfc8b962-3cca-4a88-86df-6bb0afa81bea.ptd [9.12.1.179] c1f46a43-d98d-4cf5-83ab-30602f068605.ptd [9.12.1.180] c4faa561-9649-4d18-94df-c401cab713ef.ptd

[9.12.1.181] c7a2b9bc-5481-49e5-bd0d-22673f0900c0.ptd [9.12.1.182] c882f8a9-f63f-4010-b785-8088666e9c41.ptd [9.12.1.183] c07141b0-f7d0-410e-a3ae-063e23a0eb8e.ptd [9.12.1.184] c7200aba-1d75-4411-955e-b194a23898ef.ptd [9.12.1.185] c7949a5e-bc85-4492-bf87-e330f8c2091d.ptd [9.12.1.186] c8943ae6-8840-42bc-94d4-bacb0476ec24.ptd [9.12.1.187] c644880a-a6a7-4629-81cc-dd95d2a73b0f.ptd [9.12.1.188] cb1d1a3f-73e3-4da9-96b9-f7b98f649546.ptd [9.12.1.189] cb39cdf4-bf5f-44d2-b722-a16968208d03.ptd [9.12.1.190] cc249a01-b92d-4266-a22f-88cc33a1aa7c.ptd [9.12.1.191] cdc8eca5-cbaf-481f-9584-31a40617beb7.ptd [9.12.1.192] cde76578-782f-40c6-9bb6-a9150b600979.ptd [9.12.1.193] ce36111e-2c98-4fd5-ba89-dc4131c19620.ptd [9.12.1.194] d3a1caeb-fe98-4c26-bb05-67852019b3b1.ptd [9.12.1.195] d3b1b01a-777f-49c9-8c44-4ce8d6ec8906.ptd [9.12.1.196] d7d32bbd-0e9f-4010-883e-0d8fb4d58acd.ptd [9.12.1.197] d8f23451-b4c9-4204-9d65-d19bd830dfac.ptd [9.12.1.198] d09a3be4-1cfa-423f-9d70-3d9d84bdcf51.ptd [9.12.1.199] d21a448d-9198-4204-a3a1-fc05fcced755.ptd [9.12.1.200] d46d4a1b-a300-453e-b733-8c24e73ae52d.ptd [9.12.1.201] d050ba0b-a126-41e4-914c-341ad3d5bfe9.ptd [9.12.1.202] d67e5f1a-f519-4f33-99b9-566cacdde9ed.ptd [9.12.1.203] d70a82d4-2fa8-46d4-9c75-9e24c07a83a4.ptd [9.12.1.204] d78d62f3-65b9-4402-8df1-6b211ef53bfa.ptd [9.12.1.205] d959db2a-7af5-4c08-937f-12ae2d7faaa6.ptd [9.12.1.206] d2778a4c-9043-404b-9018-88967a4680be.ptd [9.12.1.207] d7354259-b69c-425d-bd85-221bd5e579ab.ptd [9.12.1.208] dcbf3378-cdc4-4d7a-b3d1-2b1fc26e3a0b.ptd [9.12.1.209] dd5e2513-e9d5-4a95-a612-1ad8529911c0.ptd [9.12.1.210] dd56db3b-7662-47f3-9e34-eedf22b7ae10.ptd [9.12.1.211] dff0fd64-7043-4f0c-8948-24fdfb803031.ptd [9.12.1.212] dingo.log.bak

[9.12.1.213] e1da3adc-b1da-4df9-81c7-5bff9c221513.ptd [9.12.1.214] e2de0d5d-66c7-4369-96a7-078b37aed853.ptd [9.12.1.215] e8cdd54c-647f-4d76-806b-6e8e6460d6a5.ptd [9.12.1.216] e21a4a25-2caa-4f9d-ba46-0649ceb2b0d5.ptd [9.12.1.217] e93c5c07-cb9b-4ea3-be86-da97333cf451.ptd [9.12.1.218] e382b68b-46e8-4b17-b948-b512f062aef3.ptd [9.12.1.219] e00448b2-00df-4f97-82c5-9f3997b75868.ptd [9.12.1.220] e240013b-a3ad-4d2f-b619-c59385b8653f.ptd [9.12.1.221] e346697e-0633-4a7f-9615-0842c5396eb4.ptd [9.12.1.222] ea624fc0-c92e-4c44-b2e6-a66ec93c312d.ptd [9.12.1.223] ed2501a1-b0ca-4f85-9fe2-9258d098fd49.ptd [9.12.1.224] ee6e9747-3a84-4017-a2af-a3d8a966d45e.ptd [9.12.1.225] ef2d258e-54a4-406e-8773-9025be3a9842.ptd [9.12.1.226] ef5a0dfe-2bcd-4d8a-bba9-039162185907.ptd [9.12.1.227] f9b36389-8104-4367-8b32-b31fb1589c81.ptd [9.12.1.228] f9d6ae8d-7d80-4a3d-a6fa-05c88d902b03.ptd [9.12.1.229] f9ffeeb2-65c0-41ab-9e22-276bb0e2d2ea.ptd [9.12.1.230] f068d697-2243-4c12-8cb2-fdb3e9565d04.ptd [9.12.1.231] f159cd8e-c092-4d6f-9b97-5485e67cb5f3.ptd [9.12.1.232] f552fa74-169e-4291-b042-038c18826614.ptd [9.12.1.233] f24626b6-6a63-42bd-baa9-2e988ab81785.ptd [9.12.1.234] f165971b-08c2-4288-8d9a-41f713e9747e.ptd [9.12.1.235] fa1603cf-2797-4fa3-b200-78286f49116a.ptd [9.12.1.236] fa133863-b2c7-44fe-ba2d-77c155c3a392.ptd [9.12.1.237] fb7bc504-ff48-4429-8ae8-af2988f498b3.ptd [9.12.1.238] fb7c510e-5544-4ec4-8aab-464f22501cde.ptd [9.12.1.239] fb43463f-146c-4f9f-930e-d827ebbd79df.ptd [9.12.1.240] fcd5ac46-bdf6-480a-98fa-ff28b618972a.ptd [9.12.1.241] fe18c221-a2a4-472e-adff-3eff4233a901.ptd [9.12.1.242] fe82b67e-d831-492d-9ffc-437a3d84038c.ptd [9.12.1.243] fe782f65-71ce-44ef-a5e6-fe3ddd0ab3a8.ptd [9.12.1.244] fefbb8cf-cd17-488b-93ef-f984adac8baf.ptd

[9.12.1.245] ff6d2ccb-83b4-413a-9952-08483e0593a1.ptd [9.12.1.246] ffc88bd1-f405-488e-8c19-ca567f1b90af.ptd [9.12.1.247] project_information.xml [9.12.2] Dingo.pet [9.12.3] Petrel Model Cross sections.pptx [9.13] Dingo Terrastation [9.13.1] Dingo.BXX [9.13.2] Dingo.CXX [9.13.3] Dingo.W01 [9.13.4] Dingo.W02 [9.13.5] Dingo.W03 [9.13.6] Dingo.W04 [9.13.7] Dingo.WXX [9.13.8] Dingo.Z01 [9.13.9] Dingo.Z02 [9.13.10] Dingo.ZXX [9.13.11] Dingo.cpl [9.13.12] Dingo.wel [9.13.13] Dingo 1 Arumbera Header.plt [9.13.14] Dingo 1 Arumbera Header.tpl [9.13.15] Dingo 1 Arumbera_Interp.jpg [9.13.16] Dingo 1 Arumbera_Interp.plt [9.13.17] Dingo 1 Arumbera_Interp_9_4_13.pdf [9.13.18] Dingo 1 Arumbera_Interp_9_4_13.plt [9.13.19] Dingo 1 Arumbera_Interp_27_3_13.plt [9.13.20] Dingo 1 Arumbera_Interp_prelim.pdf [9.13.21] Dingo 1 Deviation Plot.jpg [9.13.22] Dingo 1 Deviation Plot.pdf [9.13.23] Dingo 1 Deviation Plot.plt [9.13.24] Dingo 1 Deviation calculations.asc [9.13.25] Dingo 1 Deviation data.asc [9.13.26] Dingo 1 Julie Header.plt

[9.13.27] Dingo 1 Julie Header.tpl [9.13.28] Dingo 1 Julie_Interp.jpg [9.13.29] Dingo 1 Julie_Interp.plt [9.13.30] Dingo 1 Julie_Interp_9_4_13.pdf [9.13.31] Dingo 1 Julie_Interp_9_4_13.plt [9.13.32] Dingo 1 Julie_Interp_27_3_13.plt [9.13.33] Dingo 1 Julie_Interp_prelim.pdf [9.13.34] Dingo 1 NP_Julie_CAT1.jpg [9.13.35] Dingo 1 NP_Julie_CAT1.pdf [9.13.36] Dingo 1 NP_Julie_CAT1.txt [9.13.37] Dingo 1 NP_Julie_CAT2.jpg [9.13.38] Dingo 1 NP_Julie_CAT2.pdf [9.13.39] Dingo 1 NP_Julie_CAT2.txt [9.13.40] Dingo 1 NP_L_2990-3002_CAT1.jpg [9.13.41] Dingo 1 NP_L_2990-3002_CAT1.pdf [9.13.42] Dingo 1 NP_L_2990-3002_CAT1.txt [9.13.43] Dingo 1 NP_L_2990-3002_CAT2.jpg [9.13.44] Dingo 1 NP_L_2990-3002_CAT2.pdf [9.13.45] Dingo 1 NP_L_2990-3002_CAT2.txt [9.13.46] Dingo 1 NP_M_2981-88_CAT1.jpg [9.13.47] Dingo 1 NP_M_2981-88_CAT1.pdf [9.13.48] Dingo 1 NP_M_2981-88_CAT1.txt [9.13.49] Dingo 1 NP_M_2981-88_CAT2.jpg [9.13.50] Dingo 1 NP_M_2981-88_CAT2.pdf [9.13.51] Dingo 1 NP_M_2981-88_CAT2.txt [9.13.52] Dingo 1 NP_U_2963-75_CAT1.jpg [9.13.53] Dingo 1 NP_U_2963-75_CAT1.pdf [9.13.54] Dingo 1 NP_U_2963-75_CAT1.txt [9.13.55] Dingo 1 NP_U_2963-75_CAT2.jpg [9.13.56] Dingo 1 NP_U_2963-75_CAT2.pdf [9.13.57] Dingo 1 NP_U_2963-75_CAT2.txt [9.13.58] Dingo 1 Run Parameters.jpg

[9.13.59] JPG Dingo 1 Temperature Plot.jpg

[9.13.60] Dingo 1 Temperature Plot.pdf

[9.13.61] Dingo 1 Temperature Plot.plt

[9.13.62] JPG Dingo 1 Temperature Plot_2.jpg

[9.13.63] Dingo 2 Arumbera Header.plt

[9.13.64] Dingo 2 Arumbera Header.tpl

[9.13.65] JPG Dingo 2 Arumbera_Interp.jpg

[9.13.66] Dingo 2 Arumbera_Interp.plt

[9.13.67] Dingo 2 Arumbera_Interp_9_4_13.pdf

[9.13.68] Dingo 2 Arumbera_Interp_9_4_13.plt

[9.13.69] Dingo 2 Arumbera_Interp_27_3_13.plt

[9.13.70] Dingo 2 Arumbera_Interp_prelim.pdf

[9.13.71] Dingo 2 Core data.asc

[9.13.72] JPG Dingo 2 Core shift_A.jpg

[9.13.73] Dingo 2 Core shift_A.pdf

[9.13.74] Dingo 2 Core shift_A.plt

[9.13.75] JPG Dingo 2 Core shift_B.jpg

[9.13.76] Dingo 2 Core shift_B.pdf

[9.13.77] Dingo 2 Core shift_B.plt

[9.13.78] JPG Dingo 2 Deviation Plot.jpg

[9.13.79] Dingo 2 Deviation Plot.pdf

[9.13.80] Dingo 2 Deviation Plot.plt

[9.13.81] Dingo 2 Deviation calculations.asc

[9.13.82] Dingo 2 Deviation data.asc

[9.13.83] JPG Dingo 2 Interp for TEXT_9_4_13.jpg

[9.13.84] Dingo 2 Interp for TEXT_9_4_13.plt

[9.13.85] JPG Dingo 2 Interp for TEXT_Julie_9_4_13.jpg

[9.13.86] Dingo 2 Interp for TEXT_Julie_9_4_13.plt

[9.13.87] Dingo 2 Julie Header.plt

[9.13.88] Dingo 2 Julie Header.tpl

[9.13.89] JPG Dingo 2 Julie_Interp.jpg

[9.13.90] Dingo 2 Julie_Interp.plt

[9.13.91] Dingo 2 Julie_Interp_9_4_13.pdf [9.13.92] Dingo 2 Julie_Interp_9_4_13.plt [9.13.93] Dingo 2 Julie_Interp_27_3_13.plt [9.13.94] Dingo 2 Julie_Interp_prelim.pdf [9.13.95] Dingo 2 NP_2982-2992_15_3_13.txt [9.13.96] Dingo 2 NP_2982-2992_initial.txt [9.13.97] Dingo 2 NP_Julie_CAT1.jpg [9.13.98] Dingo 2 NP_Julie_CAT1.pdf [9.13.99] Dingo 2 NP_Julie_CAT1.txt [9.13.100] Dingo 2 NP_Julie_CAT2.jpg [9.13.101] Dingo 2 NP_Julie_CAT2.pdf [9.13.102] Dingo 2 NP_Julie_CAT2.txt [9.13.103] Dingo 2 NP_L_2982-93_CAT1.jpg [9.13.104] Dingo 2 NP_L_2982-93_CAT1.pdf [9.13.105] Dingo 2 NP_L_2982-93_CAT1.txt [9.13.106] Dingo 2 NP_L_2982-93_CAT2.jpg [9.13.107] Dingo 2 NP_L_2982-93_CAT2.pdf [9.13.108] Dingo 2 NP_L_2982-93_CAT2.txt [9.13.109] Dingo 2 NP_M_2968-75_CAT1.jpg [9.13.110] Dingo 2 NP_M_2968-75_CAT1.pdf [9.13.111] Dingo 2 NP_M_2968-75_CAT1.txt [9.13.112] Dingo 2 NP_M_2968-75_CAT2.jpg [9.13.113] Dingo 2 NP_M_2968-75_CAT2.pdf [9.13.114] Dingo 2 NP_M_2968-75_CAT2.txt [9.13.115] Dingo 2 NP_U_2955-65_CAT1.jpg [9.13.116] Dingo 2 NP_U_2955-65_CAT1.pdf [9.13.117] Dingo 2 NP_U_2955-65_CAT1.txt [9.13.118] Dingo 2 NP_U_2955-65_CAT2.jpg [9.13.119] Dingo 2 NP_U_2955-65_CAT2.pdf [9.13.120] Dingo 2 NP_U_2955-65_CAT2.txt [9.13.121] Dingo 2 Run Parameters.jpg [9.13.122] Dingo 2 Temperature Plot.jpg

[9.13.123] Dingo 2 Temperature Plot.pdf [9.13.124] Dingo 2 Temperature Plot.plt [9.13.125] Dingo 2 XP_CorePorxCoreK.jpg [9.13.126] Dingo 2 XP_CorePorxCoreK.plt [9.13.127] Dingo 2 XP_CorePorxDT.jpg [9.13.128] Dingo 2 XP_CorePorxDT.pdf [9.13.129] Dingo 2 XP_CorePorxDT.plt [9.13.130] Dingo 2 XP_CorePorxDT_Jul.plt [9.13.131] Dingo 2 XP_CorePorxPHIDEN_Jul.jpg [9.13.132] Dingo 2 XP_CorePorxPHIDEN_Jul.plt [9.13.133] Dingo 2 XP_CorePorxPHIDEN_Jul_Final.jpg [9.13.134] Dingo 2 XP_CorePorxPHIDEN_Jul_Final.plt [9.13.135] Dingo 2 XP_CorePorxPHIDT.jpg [9.13.136] Dingo 2 XP_CorePorxPHIDT.plt [9.13.137] Dingo 2 XP_CorePorxPHIDT_Final.jpg [9.13.138] Dingo 2 XP_CorePorxPHIDT_Final.plt [9.13.139] Dingo 2 XP_CorePorxPHIDT_Jul.plt [9.13.140] Dingo 2 XP_CorePorxPHIDT_Jul_Final.plt [9.13.141] Dingo 2 XP_CorePorxRHOB_Jul.jpg [9.13.142] Dingo 2 XP_CorePorxRHOB_Jul.plt [9.13.143] Dingo 3 Deviation Plot.jpg [9.13.144] Dingo 3 Deviation Plot.pdf [9.13.145] Dingo 3 Deviation Plot.plt [9.13.146] Dingo 3 Deviation calculations.asc [9.13.147] Dingo 3 Deviation data.asc [9.13.148] Dingo 4 Arumbera Header.plt [9.13.149] Dingo 4 Arumbera Header.tpl [9.13.150] Dingo 4 Arumbera Header_A.plt [9.13.151] Dingo 4 Arumbera_Interp.jpg [9.13.152] Dingo 4 Arumbera_Interp.plt [9.13.153] Dingo 4 Arumbera_Interp_8_4_13.pdf [9.13.154] Dingo 4 Arumbera_Interp_8_4_13.plt

[9.13.155] Dingo 4 Arumbera_Interp_27_3_13.plt [9.13.156] Dingo 4 Arumbera_Interp_prelim.pdf [9.13.157] Dingo 4 Deviation Plot.jpg [9.13.158] Dingo 4 Deviation Plot.pdf [9.13.159] Dingo 4 Deviation Plot.plt [9.13.160] Dingo 4 Deviation calculations.asc [9.13.161] Dingo 4 Deviation data.asc [9.13.162] Dingo 4 Julie Header.plt [9.13.163] Dingo 4 Julie Header.tpl [9.13.164] Dingo 4 Julie_Interp.jpg [9.13.165] Dingo 4 Julie_Interp.plt [9.13.166] Dingo 4 Julie_Interp_8_4_13.pdf [9.13.167] Dingo 4 Julie_Interp_8_4_13.plt [9.13.168] Dingo 4 Julie_Interp_27_3_13.plt [9.13.169] Dingo 4 Julie_Interp_prelim.pdf [9.13.170] Dingo 4 NP_Julie_CAT1.jpg [9.13.171] Dingo 4 NP_Julie_CAT1.pdf [9.13.172] Dingo 4 NP_Julie_CAT1.txt [9.13.173] Dingo 4 NP_Julie_CAT2.jpg [9.13.174] Dingo 4 NP_Julie_CAT2.pdf [9.13.175] Dingo 4 NP_Julie_CAT2.txt [9.13.176] Dingo 4 NP_L_3068-84_CAT1.jpg [9.13.177] Dingo 4 NP_L_3068-84_CAT1.pdf [9.13.178] Dingo 4 NP_L_3068-84_CAT1.txt [9.13.179] Dingo 4 NP_L_3068-84_CAT2.jpg [9.13.180] Dingo 4 NP_L_3068-84_CAT2.pdf [9.13.181] Dingo 4 NP_L_3068-84_CAT2.txt [9.13.182] Dingo 4 NP_M_3058-67_CAT1.jpg [9.13.183] Dingo 4 NP_M_3058-67_CAT1.pdf [9.13.184] Dingo 4 NP_M_3058-67_CAT1.txt [9.13.185] Dingo 4 NP_M_3058-67_CAT2.jpg [9.13.186] Dingo 4 NP_M_3058-67_CAT2.pdf

[9.13.187] Dingo 4 NP_M_3058-67_CAT2.txt [9.13.188] Dingo 4 NP_U_3045-58_CAT1.jpg [9.13.189] Dingo 4 NP_U_3045-58_CAT1.pdf [9.13.190] Dingo 4 NP_U_3045-58_CAT1.txt [9.13.191] Dingo 4 NP_U_3045-58_CAT2.jpg [9.13.192] Dingo 4 NP_U_3045-58_CAT2.pdf [9.13.193] Dingo 4 NP_U_3045-58_CAT2.txt [9.13.194] Dingo 4 Run Parameters.jpg [9.13.195] Dingo 4 Temperature Plot.jpg [9.13.196] Dingo 4 Temperature Plot.pdf [9.13.197] Dingo 4 Temperature Plot.plt [9.13.198] Dingo_0001.ADT [9.13.199] Dingo_0001.CMT [9.13.200] Dingo_0001.CVH [9.13.201] Dingo_0001.ENG [9.13.202] Dingo_0001.GSY [9.13.203] Dingo_0001.IHD [9.13.204] Dingo_0001.RUN [9.13.205] Dingo_0002.ADT [9.13.206] Dingo_0002.CVH [9.13.207] Dingo_0002.ENG [9.13.208] Dingo_0002.GSY [9.13.209] Dingo_0002.IHD [9.13.210] Dingo_0002.RUN [9.13.211] Dingo_0002.sft [9.13.212] Dingo_0003.ADT [9.13.213] Dingo_0003.CVH [9.13.214] Dingo_0003.IHD [9.13.215] Dingo_0004.ADT [9.13.216] Dingo_0004.CMT [9.13.217] Dingo_0004.CVH [9.13.218] Dingo_0004.ENG

[9.13.219] Dingo_0004.IHD [9.13.220] Dingo_0004.RUN [9.13.221] Dual Water model.jpg [9.13.222] Dual Water model.pdf [9.13.223] Magellan Logo_27_3_13.plt [9.13.224] MagellanPetroleum_Logo.jpg [9.13.225] MagellanPetroleum_Logo.tif [9.13.226] MagellanPetroleum_Logo_2.jpg [9.13.227] Net Pay Comparison.jpg [9.13.228] TVsurvey.tmp [9.13.229] Water Analyses_NaCl equivalent.xlsx [9.13.230] tm032424.18 [9.13.231] tm033728.18 [9.13.232] tm033810.14 [9.13.233] tm034140.14 [9.13.234] tm052709.4 [9.13.235] tm234048.18 [9.13.236] tm236044.13 [9.13.237] tm236116.9 [9.14] Financial DD Documents [9.14.1] Fixed Assets Registers with WDV.docx [9.14.2] Item 1.01 6.3.1 2011 MPNT Financial Report.pdf [9.14.3] Item 1.02 6.3.2 2012 MPNT Financial Report.pdf [9.14.4] Item 1.03 2013 MPNT Financial Report - FINAL (lodged 24-Oct'13).pdf [9.14.5] Item 1.04 MPNT TB_YTD June 2012.xlsx [9.14.6] Item 1.05 MPNT TB_YTD June 2013.xlsx [9.14.7] Item 1.06 MPNT TB_YTD Oct 2013.xlsx [9.14.8] Item 1.07 PV TB_Cumulative June 2012.pdf [9.14.9] Item 1.08 PV TB_Cumulative June 2013.pdf [9.14.10] Item 1.09 PV TB_Cumulative Oct 2013.pdf [9.14.11] Item 1.10 PV TB_YTD June 2012.pdf [9.14.12] Item 1.11 PV TB_YTD June 2013.pdf

[9.14.13] Item 1.12 PV TB_YTD Oct 2013.pdf [9.14.14] Item 1.13 PVJV - Jun 13.pdf [9.14.15] Item 1.14 PVJV - Oct 13.pdf [9.14.16] Item 1.15 PVJV_Expenditure & Contributions Reports_June 12.pdf [9.14.17] Item 1.16 Reconciliation of MPNT take up of PV_June 2012.xlsx [9.14.18] Item 1.17 Reconciliation of MPNT take up of PV_June 2013.xlsx [9.14.19] Item 1.18 Reconciliation of MPNT take up of PV_YTD Oct 2013.xlsx [9.14.20] Item 1.19 - 01 MPNT_Jun 2012_Interim 3.XLS [9.14.21] Item 1.20 - 01 MPNT_Jun 2013_Interim 3.XLS [9.14.22] Item 1.21 - 01 MPNT_Oct 2013_Interim 1.XLS [9.14.23] Item 1.22 01 MPNT_Nov 2013_Interim 1.xls [9.14.24] Item 2.01 - Board Audit Committee Report 11th September 2013.pdf [9.14.25] Item 8.01 - MPA Management Fee to MPNT.pdf [9.14.26] Item 9.01 - Trade Debtors & Bad Debts.pdf [9.14.27] Item 10.01 MPAL ASSET LISTING - 2014.xlsx [9.14.28] Item 10.01a MPAL ASSET LISTING - 2014 - UPDATED as at Nov 2013.xlsx [9.14.29] Item 10.01b MPA ASSET LISTING_WDV.xlsx [9.14.30] Item 10.02 MPNT ASSET LISTING - 2014.xlsx [9.14.31] Item 10.02a MPNT ASSET LISTING - 2014 - UPDATED as at Nov 2013.xlsx [9.14.32] Item 10.02b MPNT ASSET LISTING_WDV.xlsx [9.14.33] Item 19.01 - Rehabilitation Provision.pdf [9.14.34] Item 21.01 MPA Admin Costs.xlsx [9.14.35] Nov 13 TB PV Fixed asset_001.pdf [9.14.36] Project Mozart - Financial DD Answer to Q2.doc [9.14.37] Project Mozart - Financial DD Answers.doc [9.15] Further Legal DD Documents [9.15.1] Item 1.1 Brisbane office lease and car park licence.pdf [9.15.2] Item 1.2 Lease rental summary.pdf [9.15.3] Item 2.1 MPNT Alteration of Constitution.pdf [9.15.4] Item 5.1 Employee Listing.pdf [9.15.5] Item 5.2 - Employee List.pdf [9.15.6] Item 7.1 - Leave Summary and Liability to 31 Dec'13.pdf

[9.15.7] Item 8.1 - PV Royalty Overview.pdf [9.15.8] Item 8.2 - Dingo Royalty Overview.pdf [9.15.9] Item 8.3 - Seq 154 - Overriding Royalty No. 19 Jarl-MPAL - Dated 14-Nov-1979.pdf [9.15.10] Item 8.4 - Seq 156 - Overriding Royalty No. 18 Jarl-MPC - Dated 14-Nov-1979.pdf [9.15.11] Item 8.5 - Seq 139 - Overriding Royalty No. 02 Jarl - Dated 25-Sept-1964.pdf [9.15.12] Item 9.1 - Dingo Schedule of Expenditures for the period Ended 30-Sep-2013.pdf [9.15.13] Item 9.2 - Dingo Schedule of Expenditures for the period Ended 31-Oct-2013.pdf [9.15.14] Item 10.1 - Emails - PWC-Envestra - Brewer Estate tie-in Point - Nov-2013.pdf [9.16] GPA Dingo FEED and Other Documents [9.16.1] Dingo Development GPA FEED Progress Report 2013-10-25.pdf [9.16.2] Dingo Development GPA FEED Progress Report 2013-11-08.pdf [9.16.3] Dingo Development GPA FEED Progress Report 2013-12-04.pdf [9.16.4] Dingo Gas Field Development FEED Report - GPA Engineering 13321-FEED-001 Rev 0 19-dec-2013.pdf [9.16.5] GPA 13321-BOD-001 Dingo FEED Design Basis Rev 0A SD 121113 IHH 121113.pdf [9.16.6] GPA 13321-OPR-001 Dingo Field Operation and Control Philosophy r0A - 22-Nov-2013.pdf [9.16.7] GPA 13321-REP-003 Dingo Cost Estimate Report Rev 0.pdf [9.16.8] GPA 13321-REP-003 Dingo Cost estimate Report - Addendum Rev 0 19-Dec-2013.pdf [9.16.9] GPA 13321-SMS-001 Rev B - Draft Post SMS Issue - Threat Matrix -26-Nov-2013.pdf [9.16.10] GPA 13321-SPE-001 Specification for Composite Line Pipe Oct 13.pdf [9.16.11] GPA - 13321 Detail Design, Construction and Commissioning Proposal Rev 0A.pdf [9.16.12] MPA RL2 - PEP - 001 Project Execution Plan Rev 0 - 16-Dec-2013.pdf [9.16.13] Magellan Dingo Field Development FEED Proposal GPA 13321 Rev 0 20-Aug-2013.pdf [9.17] GPA Meeting (21 Jan 2014) requests [9.17.1] 13321-LIS-001 Dingo Issues List 6-1-2013.pdf [9.17.2] 13321-LIS-002 TQ Register - rF.PDF [9.17.3] 13321-REP-002-r0 -HAZOP Report for issue.pdf [9.17.4] 13321-SMS-001 SMS Report - Rev 0.pdf [9.17.5] GPA Engineering - Methanol as hydrate inhibitor (Dingo) 22-Jan-2013.pdf [9.17.6] Thumbs.db [9.18] Historic Royalty Information [9.18.1] Magellan Royalty Return NTGov Dec 13.pdf [9.18.2] PVJV Royalty Calculation_Dec 2013.xlsx

[9.18.3] Thumbs.db [9.19] LAS [9.19.1] Dingo [9.19.1.1] Interp LAS Files [9.19.1.1.1] Dingo 1_Interp.las [9.19.1.1.2] Dingo 2_Interp.las [9.19.1.1.3] Dingo 4_Interp.las [9.19.1.2] Raw Las Files [9.19.1.2.1] Dingo 1_Raw.las [9.19.1.2.2] Dingo 2_Raw.las [9.19.1.2.3] Dingo 3_Raw.las [9.19.1.2.4] Dingo 4_Raw.las [9.19.1.3] Dingo_01_logs.las [9.19.1.4] Dingo_02_logs.las [9.19.1.5] Dingo_03_logs.las [9.19.1.6] Dingo_04_logs.las [9.19.2] Palm Valley [9.19.2.1] PV11ST_Int_HALS-BHC-PEX_24July.las [9.19.2.2] PV11ST_TDSection_PEX-BHC-HALS.las [9.19.2.3] pv1logs.las [9.19.2.4] pv2logs.las [9.19.2.5] pv3logs.las [9.19.2.6] pv4logs.las [9.19.2.7] pv5logs.las [9.19.2.8] pv6blogs.las [9.19.2.9] pv7logs.las [9.19.2.10] pv8logs.las [9.19.2.11] pv9logs.las [9.19.2.12] pv10alogs.las [9.20] Legal DD Documents [9.20.1] AFE RL2-13-001 Dingo Field Development - FEED Engineering 01-Oct-13.pdf [9.20.2] AFE RL2-13-002 Dingo Field Development - Project Management 01-Oct-13.pdf

[9.20.3] AFE RL2-13-003 Dingo Field Development - Brewer Estate Land & Planning.pdf [9.20.4] AFE RL2-13-004 Dingo Field Development - Permitting Production & Pipeline Licences.pdf [9.20.5] Item 1.1.pdf [9.20.6] Item 1.2 (a) 090826 ASIC Certificate of Registration - MPNT.pdf [9.20.7] Item 1.2 (b) MPNT Alteration of Constitution.pdf [9.20.8] Item 1.2 (d) Names & Addresses of Directors etc.pdf [9.20.9] Item 1.2 (e) Bankers & Authorised Signatories.pdf [9.20.10] Item 1.2 (f) MPNT Board Minutes.pdf [9.20.11] Item 1.3 (a) 2,267,412 fully paid ord $2 shares.pdf [9.20.12] Item 1.3 (a) Shares.pdf [9.20.13] Item 1.3 (b) Shares.pdf [9.20.14] Item 1.4 Ltr from Qld Govt re Payroll Tax Audit.pdf [9.20.15] Item 3.1(e) (1) - Palm Valley GPA Operations Support Proposal 2010.pdf [9.20.16] Item 3.1(g)(1) - MPA PO 20105 - GPA FEED proposal 11-Oct-2013.pdf [9.20.17] Item 3.1(g)(2) - MPA PO 20111 - Mipela Geosolutions GIS 18-Nov-2013.pdf [9.20.18] Item 3.1(g)(3) - MPA PO 20114 - Calder Harris Surveyors 29-Nov-2013.pdf [9.20.19] Item 3.1(g)(4) - Ward Keller - Terms of Engagement 20-Aug-2013.pdf [9.20.20] Item 3.4(1) - Consultancy Contract - Stephen Dykes Gemseekers - 17-Oct-2013.pdf [9.20.21] Item 3.4(2) - Consultancy Contract - John Blain 11-Nov-2013, Ninox.pdf [9.20.22] Item 3.4(3) - Consultancy Contract - Cypher - Nick Hall 26-Jun-2013.pdf [9.20.23] Item 3.4(4) - Consultancy Contract - Alberto Kamenar 03-Jul-2012.pdf [9.20.24] Item 4.1(10) - Palm Valley CLC Advisory Committee Meeting 23-May-2013.pdf [9.20.25] Item 4.1(2) - DME Letter - 13-Aug-13 - Production Licence Advice.pdf [9.20.26] Item 4.1(3) - Ward Keller Letter 29-Aug-2013 - DME PL RTN Process.pdf [9.20.27] Item 4.1(4) - DME Letter - 04-Oct-13 - Production Licence Advice.pdf [9.20.28] Item 4.1(5) - Ward Keller Letter 10-Oct-2013 - DME PL RTN Process.pdf [9.20.29] Item 4.1(6) - NTDME Letter 15-Nov-2013 - Section 29 Notice of Proposed PL Grant.pdf [9.20.30] Item 4.1(7) - NT Government Gazette - Dingo PL Section 29 Notice - 20-Nov-2013.pdf [9.20.31] Item 4.1(8)- Ward Keller Letter 21-Nov-2013 - DME Pipeline Native Title.pdf [9.20.32] Item 4.1(9) - Ward Keller Email 22-Nov-2013 - DME Pipeline Native Title.pdf [9.20.33] Item 4.2(2) - Lake Lewis Indigenous Land Use Agreement - Dated 10-Nov-2004.pdf [9.20.34] Item 4.2(4) - Magellan Letter 17-Jul-13 - Dingo Development NT Agreement 13083mvc.pdf

[9.20.35] Item 4.2(5) - CLC Letter 13-Aug-2013 - Dingo Gas Field Development -- 201308131557.pdf [9.20.36] Item 4.2(6) - Magellan Letter 20-Aug-13 - Dingo Development 13092mvc.pdf [9.20.37] Item 4.2(7) - Dingo Gas Field - Production Agreement - CLC First Draft 20131120.pdf [9.20.38] Item 5.2(1) - Liberty Underwriters PV Recommendations Report - 5-6 February 2009.pdf [9.20.39] Item 5.2(2) - Liberty Underwriters PV Recommendations Status Table 090531.pdf [9.20.40] Item 5.4 - Palm Valley - Maintenance and Safety Inspection Schedules 20131130.pdf [9.20.41] Item 5.5 - Details of Encumbrances etc.pdf [9.20.42] Item 7.1(a)(1) - Dingo Application for Petroleum Licence 13081mvc - 12-Jul-2013.pdf [9.20.43] Item 7.1(a)(2) - Dingo Application for Renewal of RL2 13109mvc 30-Oct-2013.pdf [9.20.44] Item 7.1(e)(1) - Palm Valley Joint Venture Deed of Assumption, Consent and Termination - Dated 01-Dec-2011.pdf [9.20.45] Item 7.1(e)(2) - Transfer of Title PL3 - Kufpec to MPNT - Dated 25-Oct-2002.pdf [9.20.46] Item 7.1(e)(3) - Dingo RL2 - Transfer CSPL-MPNT - Dated 24-Jul-1998.pdf [9.20.47] Item 7.1(e)(4) - Dingo RL2 - Transfer CSPL-MPNT - Dated 24-Jul-1998.pdf [9.20.48] Item 7.1(e)(5) - Deed of Assumption and Consent - Dingo JV - 24-Jul-1998.pdf [9.20.49] Item 7.1(g)(1) - PV OCM Minutes 24-Nov-2010.pdf [9.20.50] Item 7.1(g)(2) - PV OCM Minutes 31-May-2010.pdf [9.20.51] Item 7.1(g)(3) - PV OCM Minutes 07-Sep-2009.pdf [9.20.52] Item 7.1(i)(1) - Palm Valley Program & Budget 2013-14 Final 20130630.pdf [9.20.53] Item 7.1(i)(2) - Budget Schedules 2013-14 Revenue Update 20131130.pdf [9.20.54] Item 7.1(i)(3) - MPA RL2 - Project Execution Plan - 001 Project Execution Plan Rev A 231126.pdf [9.20.55] Item 7.1(i)(4) - Dingo 13321-BOD-001 Design Basis Rev 0B.pdf [9.20.56] Item 7.1(i)(5) - MPA-RP-G-001 Monthly Report for October 2013 Rev 0 041113.pdf [9.20.57] Item 7.1(i)(6) - Dingo Progress Report 2013-11-08.pdf [9.20.58] Item 7.1(i)(7) - Dingo Progress Report 2013-10-25.pdf [9.20.59] Item 8.3(1) - RL2 - 3rd Renewal 04-Feb-2009 - DME Cover Letter.pdf [9.20.60] Item 8.3(2) - Petroleum Lease No. 3 - Renewal 06-Nov-2003.pdf [9.20.61] Item 8.6(1) - OL3 - Regulartory Compliance - Outstanding Itms 20120829 img-829134423-0001.pdf [9.20.62] Item 8.6(2) - PL3 Compliance Audit 2012 - Submission 12090mvc.pdf [9.20.63] Item 8.6(3) - PV Compliance Audit Report for NT Regulations v3 100604.pdf [9.20.64] Item 8.6(4) - RMI API750 Review and Audit PVGF v1 18-Jun-2010.pdf [9.20.65] Item 9.1(1)(b) - Palm Valley Gas Field Production Report - September 2010.pdf [9.20.66] Item 9.1(1)(c) - Palm Valley Gas Field Production Report - September 2011.pdf

[9.20.67] Item 9.1(1)(d) - Palm Valley Gas Field Production Report - September 2012.pdf [9.20.68] Item 10.1 (a,b,c,d,e,g,k) Employee Listing.pdf [9.20.69] Item 10.11 MPALSTD01-PO06_v1 - Corporate - Human Resources Policies and Procedures.pdf [9.20.70] Item 10.16 (1) - MSTD09-PV-RG001_v4 Palm Valley Hazardous Substances Register.pdf [9.20.71] Item 10.19(1) - NT WorkSafe Workplace Palm valley Inspection Report 20131008.pdf [9.20.72] Item 10.19(2) - MSTD09-PC15_v0 Management of Ergonomic and Manual Handling Risks.pdf [9.20.73] Item 10.2 (a) to (i) + 10.2 (q) & (r) - Employee List.pdf [9.20.74] Item 10.2 (u) - Redundancy Entitlements_MPA Personnel.pdf [9.20.75] Item 10.21(1) - Palm Valley HSE Incident Report 20131130.pdf [9.20.76] Item 10.21(2) - Dingo Safety Management Study-001 Rev B - Draft Post SMS Issue - Threat Matrix.pdf [9.20.77] Item 10.21(3) - Dingo Project Safety management Study - Overview Presentation 26-Nov-2013.pdf [9.20.78] Item 10.22(1) - Workers Compensation NT - Statement of Salaries 15-Oct-2013.pdf [9.20.79] Item 10.23(1) - Workers Compensation Claim - MPA - M Pilz May-2011.pdf [9.20.80] Item 10.24 (1) - Details of Employees Superannuation Arrangements.pdf [9.20.81] Item 10.24 (2) - Sunsuper-for-life-Product-Disclosure-Statement[1].pdf [9.20.82] Item 10.3 (b) 071010 Empl Contract - COWIE MV.pdf [9.20.83] Item 10.3 (b) 071010 Empl Contract - MORFEA JP.pdf [9.20.84] Item 10.3 (b) 071010 Empl Contract - McINNES B.pdf [9.20.85] Item 10.3 (c) 070629 Empl Contract - HOFMAN Brent.pdf [9.20.86] Item 10.3 (c) 070629 Empl Contract - IRVINE Vanessa.pdf [9.20.87] Item 10.3 (c) 070629 Empl Contract - KINGSFORD D.pdf [9.20.88] Item 10.3 (c) 070629 Empl Contract - NIGHTINGALE Ailsa.pdf [9.20.89] Item 10.3 (c) 070716 Empl Contract - KLEIDON S.pdf [9.20.90] Item 10.3 (c) 070716 Empl Contract - DEVENISH B.pdf [9.20.91] Item 10.3 (c) 070716 Empl Contract - ENGLISH T.pdf [9.20.92] Item 10.3 (c) 070716 Empl Contract - TILBROOK GA.pdf [9.20.93] Item 10.3 (c) 070716 Empl Contract - WHITFORD KJ.pdf [9.20.94] Item 10.3 (c) 070810 Empl Contract - THREADINGHAM Jason.pdf [9.20.95] Item 10.3 (c) 101112 Empl Contract - ANAND, KA.pdf [9.20.96] Item 10.3 (c) 120723 Empl Contract - LUCAS Lynette.pdf [9.20.97] Item 10.6 (a) - AWA's re AL&LSL.pdf [9.20.98] Item 11.10(1) - Alice Springs Office & Yard - Land Valuation 20-Apr-2011.pdf

[9.20.99] Item 11.10(2) - Storage Licence 8 Coulthard Street, Alice Springs - R Dehne - Dated 23-Apr-2008.pdf [9.20.100] Item 11.10(3) - Statoil PO4502876172 -Magellan-Statoil Australia - Dated 08-Sep-2013.pdf [9.20.101] Item 11.10(4) - NT Tourism Letter 06-Mar-2012 - Request for cooperation for Signature Lodge site at PL3.pdf [9.20.102] Item 11.12(1) - Ward Keller Letter 21-Nov-2013 - DME Pipeline Easements.pdf [9.20.103] Item 11.12(2) - Ward Keller Letter 21-Nov-2013 - DME Pipeline Easements Attachment.pdf [9.20.104] Item 11.14(1) - Magellan Letter 29-Oct-13 - Dingo Gas Field Development 13106mvc.pdf [9.20.105] Item 11.14(2) - Magellan Letter 29-Oct-13 - Dingo Gas Field Development 13107mvc.pdf [9.20.106] Item 11.14(3) - DLPE Letter 04-Nov-2013 - Owen Springs Station Access.pdf [9.20.107] Item 11.2(1) - NTDME - Audit Confirm Response - PL3 & RL2 Good Standing 30-Jun-2013.pdf [9.20.108] Item 11.2(2) - RL2 - Annual Rental Payment - 04-Feb-2013.pdf [9.20.109] Item 11.2(3) - PL3 - Annual Rental Payment - 06-Nov-2013.pdf [9.20.110] Item 11.3(1) - Palm Valley - Bond for Petroleum Lease No 3 - Dated - 18-Nov-1981.pdf [9.20.111] Item 11.3(2) - Retention Licence No. RL2 - Security Deposit Bank Guarantee 02-Apr-2013.pdf [9.20.112] Item 11.5(2) - NTDME Approval of PV Reservoir Management plan - 07-Feb-13.pdf [9.20.113] Item 11.9(2) - DLPE Letter 22-Aug-13 - Dingo Gas Field Development - NT Portion 6219 - Brewer Estate.pdf [9.20.114] Item 11.9(3) - Magellan Letter 08-Nov-13 - Application for Brewer Estate Land 13120mvc.pdf [9.20.115] Item 12.11(a)(i)(1) - PVGF Environmental Risk Register.pdf [9.20.116] Item 12.12(1) - MPA NGER S19 - Energy & Emissions Report 2012-13 - Submitted 18-Oct-2013.pdf [9.20.117] Item 12.12(2) - MPA 2011-12 V1.00 R090701-00297 Annual Report - Part A+B Dated 17-Sep-2012.pdf [9.20.118] Item 12.2(5) - PV 46th Photo Point Monitoring - Quarterly Environmental Survey.pdf [9.20.119] Item 12.2(6) - National Polutant Inventory - Emission Report 2012-13 Dated 23-Sep-2013.pdf [9.20.120] Item 12.6(2) - PVGF Environmental Management Plan Sep-2003.pdf [9.20.121] Item 12.9(1) - NTDBIRD - Approval for Re-Injection of Produced Water in Palm Valley 12-Oct-2003.pdf [9.20.122] Item 13.1 MAG MPA Insurance Matrix - mag format.xlsx [9.20.123] Item 15.1(1) - Network Diagram.pdf [9.20.124] Item 15.1(2) - Network Floor Plan.pdf [9.20.125] Item 15.1(3) - Server Rack Layout (Rack 1).pdf [9.20.126] Item 15.1(4) - Server Rack Layout (Rack 2).pdf [9.20.127] Item 15.3 - MPAL Software Listing.pdf [9.20.128] Item 15.4 - Phone System - Maintenance Contract (2013 - 2014).pdf [9.20.129] Item 15.5 (1) - Telstra Internet (TID) - Premium Package Application Form (Upgrade of Connection - data increase) (2013).pdf

[9.20.130] Item 15.5 (2) - Telstra Internet Contract (Signed) - Connect IP system (2008).pdf [9.20.131] Item 15.5 (3) - Telstra Internet Connections - Layout (2008 - 2013).pdf [9.20.132] Item 15.5 (4) - Telstra Internet Connections - Pricing (2008).pdf [9.20.133] Item 15.6 (1) - 2013 - 2014 - Anittel Support Contract.pdf [9.20.134] Item 15.6 (2) - 2013 - 2014 - UPS warranty Agreement.pdf [9.20.135] Item 15.6 (3) - MPAL Airconditioner Maintenance Agreement (QAA0655).pdf [9.20.136] Item 15.8 - Outsourced Software Listing.pdf [9.20.137] Item 17.1 - Deed of indemnity.pdf [9.20.138] item 11.13(1) - Dingo RL2 - Santos Land and Access Agreement - Seismic Survey - Dated 08-Jul-2013.pdf [9.20.139] item 12.13(1) - MPA NGER S22A - Liable Entity Report 2012-13 18-Oct-2013.pdf [9.21] MPA - CTP Meeting Documents [9.21.1] Dell and IBM Upgrade Quote.pdf [9.21.2] Finance One General Overview.pdf [9.21.3] Finance One Overview.pdf [9.22] Petrosys Projects [9.22.1] DINGO_March2012 [9.22.1.1] ASCII [9.22.1.1.1] Aru_idj.dat [9.22.1.1.2] Arumbera_Unit_1_from_SMT_29May2012.dat [9.22.1.1.3] Cha_idj.dat [9.22.1.1.4] Depth Arum A1 grid from_original_petrosys_GDA94.asc [9.22.1.1.5] Jul_idj.dat [9.22.1.1.6] Julie_from_SMT_29May2012.dat [9.22.1.1.7] ukooa_from_SMTproject_Z51_from STO.dat [9.22.1.1.8] ukooa_from_SMTproject_from STO.asc [9.22.1.1.9] ukooa_from_SMTproject_from STO_GDA94_Z53.asc [9.22.1.1.10] ukooa_from_original_petrosys_GDA94.asc [9.22.1.2] Contour file from old project [9.22.1.2.1] ARUMDEP.CON [9.22.1.2.2] ARUMTWT.CON [9.22.1.2.3] ARUMTWTN.CON [9.22.1.2.4] DDA1.CON

[9.22.1.2.5] DDA1GAC.CON [9.22.1.2.6] DDA1LER.CON [9.22.1.2.7] DDA1LER2.CON [9.22.1.2.8] DDA1P4.CON [9.22.1.2.9] DDCHA.CON [9.22.1.2.10] DDEPARUM.CON [9.22.1.2.11] DDGOY.CON [9.22.1.2.12] DEPARUM.CON [9.22.1.2.13] DNVAA1.CON [9.22.1.2.14] DNWA2JU.CON [9.22.1.2.15] DNWTA1JU.CON [9.22.1.2.16] DNWTARJU.CON [9.22.1.2.17] DNWTCHAR.CON [9.22.1.2.18] DNWTJU.CON [9.22.1.2.19] DPORA1.CON [9.22.1.2.20] DTA1.CON [9.22.1.2.21] DTA1JUL.CON [9.22.1.2.22] DTCH.CON [9.22.1.2.23] DTCHA4.CON [9.22.1.2.24] DTGOY.CON [9.22.1.2.25] DVA1.CON [9.22.1.2.26] DVA1INK.CON [9.22.1.2.27] DVA1LER.CON [9.22.1.2.28] DVA4.CON [9.22.1.2.29] DVA4INK.CON [9.22.1.2.30] DVAVA1XY.CON [9.22.1.2.31] TEST.CON [9.22.1.2.32] TEST2.CON [9.22.1.2.33] TWTARJL.CON [9.22.1.2.34] TWTARUM.CON [9.22.1.2.35] TWTCHAR.CON [9.22.1.2.36] VAVARUM.CON

[9.22.1.2.37] Well culture_from_original_petrosys_GDA94.asc [9.22.1.3] Culture [9.22.1.3.1] Dingo Tops.prn [9.22.1.3.2] Dingo Tops.xls [9.22.1.3.3] Dingo_May2012.cul [9.22.1.3.4] permit.dbf [9.22.1.3.5] permit.prj [9.22.1.3.6] permit.shp [9.22.1.3.7] permit.shx [9.22.1.4] Culture file from old project [9.22.1.4.1] Cul_from_old_project.fmt [9.22.1.5] Grid file from old project [9.22.1.5.1] Depth Arum A1 grid from_original_petrosys_GDA94.asc [9.22.1.5.2] Depth Arum A1 grid from_original_petrosys_GDA94_depth_sdf.asc [9.22.1.6] Grid and Contour [9.22.1.6.1] Arumbera_1_Depth_200m_29May2102.con [9.22.1.6.2] Arumbera_1_Depth_200m_29May2102.gri [9.22.1.6.3] Arumbera_1_Depth_200m_29May2102_welltied.con [9.22.1.6.4] Arumbera_1_Depth_200m_29May2102_welltied.gri [9.22.1.6.5] Arumbera_1_Depth_200m_ss_29May2102.con [9.22.1.6.6] Arumbera_1_Depth_200m_ss_29May2102.gri [9.22.1.6.7] Arumbera_1_Depth_200m_ss_29May2102_welltied.con [9.22.1.6.8] Arumbera_1_Depth_200m_ss_29May2102_welltied.gri [9.22.1.6.9] Arumbera_1_Twt_200m_29May2012.con [9.22.1.6.10] Arumbera_1_Twt_200m_29May2012.gri [9.22.1.6.11] Arumbera_1_Vel_200m_29May2102.con [9.22.1.6.12] Arumbera_1_Vel_200m_29May2102.gri [9.22.1.6.13] Arumbera_1_from_depth_sdf_old+project.con [9.22.1.6.14] Depth Arum A1 grid from_original_petrosys_GDA94.gri [9.22.1.6.15] Depth Arum A1 grid from_original_petrosys_GDA94_depth_sdf.gri [9.22.1.6.16] Depth Arum A1 grid from_original_petrosys_GDA94_depth_sdf_welltied.con [9.22.1.6.17] Depth Arum A1 grid from_original_petrosys_GDA94_depth_sdf_welltied.gri

[9.22.1.6.18] Dingo Depth Arumbera A1_old petrosys.gri [9.22.1.6.19] Isopach_Julie_Arumbera_1_200m_ss_29May2102_welltied.con [9.22.1.6.20] Isopach_Julie_Arumbera_1_200m_ss_29May2102_welltied.gri [9.22.1.6.21] Julie_1_Depth_200m_29May2102.con [9.22.1.6.22] Julie_1_Depth_200m_29May2102.gri [9.22.1.6.23] Julie_1_Depth_200m_29May2102_welltied.con [9.22.1.6.24] Julie_1_Depth_200m_29May2102_welltied.gri [9.22.1.6.25] Julie_1_Depth_200m_ss_29May2102_welltied.con [9.22.1.6.26] Julie_1_Depth_200m_ss_29May2102_welltied.gri [9.22.1.6.27] Julie_1_Twt_200m_29May2012.con [9.22.1.6.28] Julie_1_Twt_200m_29May2012.gri [9.22.1.6.29] Julie_1_Vel_200m_29May2102.con [9.22.1.6.30] Julie_1_Vel_200m_29May2102.gri [9.22.1.7] Line Style [9.22.1.7.1] Normal_blue.sty [9.22.1.8] MAP [9.22.1.8.1] Arumbera_Unit_1.dbm [9.22.1.8.2] Arumbera_Unit_1_Depth_Welltied_SMT.dbm [9.22.1.8.3] Arumbera_Unit_1_Depth_Welltied_SMT.dbm.bak [9.22.1.8.4] Arumbera_Unit_1_Depth_from_old_grid_Welltied.dbm [9.22.1.8.5] Arumbera_Unit_1_Depth_report.map [9.22.1.8.6] Arumbera_Unit_1_TWT.map [9.22.1.8.7] Arumbera_Unit_1_TWT_report.map [9.22.1.8.8] Arumbera_Unit_1_old _depth_map.dbm [9.22.1.8.9] Julie_1_Depth_Welltied_SMT.dbm [9.22.1.8.10] SPBASEMAP.dbm [9.22.1.8.11] dingo.kml [9.22.1.9] Polygon [9.22.1.9.1] Grid Area.ply [9.22.1.10] SDF [9.22.1.10.1] Dingo_March2012_from_SMTproject_GDA94_Z53.sdf [9.22.1.10.2] Dingo_March2012_from_old_project.sdf

[9.22.1.10.3] P80.sls

[9.22.1.10.4] normal.sty

[9.22.1.11] Arumbera_Unit_1_subsea_meter.asc

[9.22.1.12] Basemap.dbm

[9.22.1.13] Dingo_depth.tsk

[9.22.1.14] Dingo_depth_Julie.tsk

[9.22.1.15] Julie_1_subsea_meter.asc

[9.22.1.16] binpost.plf

[9.22.1.17] cultrpost.plf

[9.22.1.18] datype.plf

[9.22.1.19] dbfilter.plf

[9.22.1.20] dzmaps.pnd

[9.22.1.21] groups.plf

[9.22.1.22] gxstats.asc

[9.22.1.23] horizons.plf

[9.22.1.24] leasepost.plf

[9.22.1.25] BAT pace0.bat

[9.22.1.26] panels.pnd

[9.22.1.27] panels_IDJ.pnd

[9.22.1.28] panels_idjamaludin.pnd

[9.22.1.29] XML project_metadata.xml

[9.22.1.30] ptgroups.plf

[9.22.1.31] sheet.def

[9.22.1.32] sheet.plf

[9.22.1.33] spatial_properties.dat

[9.22.1.34] spatial_properties2.dat

[9.22.1.35] topspost.plf

[9.22.1.36] variables.plf

[9.22.1.37] wellpost.plf

[9.22.1.38] welltops.fmt

[9.22.2] PALMVAL_WGM2005

[9.22.2.1] GIS

[9.22.2.1.1] GSA [9.22.2.1.1.1] 50001_mif.zip [9.22.2.1.1.2] 50001_shp.zip [9.22.2.1.1.3] 61256_mif.zip [9.22.2.1.1.4] 61264_mif.zip [9.22.2.1.1.5] 61656_mif.zip [9.22.2.1.1.6] 61656_shp.zip [9.22.2.1.1.7] Henbury_Hermannsburg_dips_gda94.dbf [9.22.2.1.1.8] Henbury_Hermannsburg_dips_gda94.mcd [9.22.2.1.1.9] Henbury_Hermannsburg_dips_gda94.shp [9.22.2.1.1.10] Henbury_Hermannsburg_dips_gda94.shx [9.22.2.1.1.11] Henbury_Hermannsburg_geologylines_gda94.dbf [9.22.2.1.1.12] Henbury_Hermannsburg_geologylines_gda94.shp [9.22.2.1.1.13] Henbury_Hermannsburg_geologylines_gda94.shx [9.22.2.1.1.14] Henbury_Hermannsburg_outcrop_gda94.dbf [9.22.2.1.1.15] Henbury_Hermannsburg_outcrop_gda94.mcd [9.22.2.1.1.16] Henbury_Hermannsburg_outcrop_gda94.shp [9.22.2.1.1.17] Henbury_Hermannsburg_outcrop_gda94.shx [9.22.2.1.1.18] Thumbs.db [9.22.2.1.1.19] licence_67168.txt [9.22.2.1.1.20] sf5313.jpg [9.22.2.1.1.21] sg5301.jpg [9.22.2.1.2] Thumbs.db [9.22.2.1.3] pv_landsat.tfw [9.22.2.1.4] pv_landsat.tif [9.22.2.2] palettes [9.22.2.2.1] default.cpl [9.22.2.3] -800_kcd_pac1_depth_GDA94.con [9.22.2.4] 94d6.sls [9.22.2.5] 95DP1FA_GDA94.fal [9.22.2.6] 95DP1FSL_GDA94.con [9.22.2.7] 95DP1FSL_GDA94_REGRID.con

[9.22.2.8] 95DP1FSL_GDA94_REGRID.gri [9.22.2.9] 95DP1FS_GDA94.fal [9.22.2.10] 95d9.sls [9.22.2.11] 9581.sls [9.22.2.12] Enclosure_1.map [9.22.2.13] Enclosure_1.map.bak [9.22.2.14] Enclosure_2.map [9.22.2.15] Enclosure_2.map.bak [9.22.2.16] Enclosure_3.map [9.22.2.17] Enclosure_3.map.bak [9.22.2.18] Figure_6_oct_05.pic [9.22.2.19] Figure_8_oct_05.map [9.22.2.20] Figure_8_oct_05.map.bak [9.22.2.21] Figure_8_oct_05.pic [9.22.2.22] Merv_March_2012.map [9.22.2.23] Merv_March_2012.map.bak [9.22.2.24] P1_err.gri [9.22.2.25] P1_strike_line_migpos.prn [9.22.2.26] P1dip.csv [9.22.2.27] P1dip.fmt [9.22.2.28] P1dip.prn [9.22.2.29] P1dx.gri [9.22.2.30] P1dx2.gri [9.22.2.31] P1dxdy.gri [9.22.2.32] P1dy.gri [9.22.2.33] P1dy2.gri [9.22.2.34] P1dydx.gri [9.22.2.35] P1twt.con [9.22.2.36] P1twt.gri [9.22.2.37] P1twt_ed.con [9.22.2.38] P1twt_final.con [9.22.2.39] P1twt_final.gri

[9.22.2.40] P1twt_final_upside.con [9.22.2.41] P1twt_final_upside.gri [9.22.2.42] P1vav.con [9.22.2.43] P1vav.gri [9.22.2.44] P1z.con [9.22.2.45] P1z.gri [9.22.2.46] P1z_final.con [9.22.2.47] P1z_final.gri [9.22.2.48] P1z_final_ss.con [9.22.2.49] P1z_final_ss.gri [9.22.2.50] P1z_final_ss_ed.con [9.22.2.51] P1z_final_ss_rb-ed.con [9.22.2.52] P1z_final_ss_rb_ed.cfc [9.22.2.53] P1z_final_ss_rb_ed.con [9.22.2.54] P1z_final_upside_ss.con [9.22.2.55] P1z_final_upside_ss.gri [9.22.2.56] P1z_tied.gri [9.22.2.57] P1z_tied_ed.con [9.22.2.58] P1z_upside_ss.con [9.22.2.59] PALMVAL_2005.wdf [9.22.2.60] PANELS.PND [9.22.2.61] PVFIELD.CUL [9.22.2.62] PVGPINFO.CUL [9.22.2.63] PV_2005.cul [9.22.2.64] PVfaults.fal [9.22.2.65] PVfaults_upside.fal [9.22.2.66] WGM2005.sdf [9.22.2.67] binpost.plf [9.22.2.68] clipping.ply [9.22.2.69] cultrpost.plf [9.22.2.70] dbfilter.plf [9.22.2.71] delete.me1

[9.22.2.72] dip_lines_for _gridding.sls [9.22.2.73] dipannts.plf [9.22.2.74] dipsymbs.plf [9.22.2.75] dzmaps.pnd [9.22.2.76] fbb005.tmp [9.22.2.77] fgroups.plf [9.22.2.78] groups.plf [9.22.2.79] gxstats.asc [9.22.2.80] horizons.plf [9.22.2.81] jfhqlt7.ppr [9.22.2.82] leasepost.plf [9.22.2.83] mdb net pay.gri [9.22.2.84] p1_current_A4.cgm [9.22.2.85] p1_current_A4.map [9.22.2.86] p1_current_A4.map.bak [9.22.2.87] p1_current_A4_colour.cgm [9.22.2.88] p1_final_faults.dat [9.22.2.89] p1kd_2_GDA94.fal [9.22.2.90] p1kd_n_2_GDA94.fal [9.22.2.91] p1z_final_contours_ss.dat [9.22.2.92] pace0.bat [9.22.2.93] panels_IDJ.pnd [9.22.2.94] plotters.plf [9.22.2.95] plotting.log [9.22.2.96] posted_values.sls [9.22.2.97] project_metadata.xml [9.22.2.98] ps_smt_import.log [9.22.2.99] pscfgfil.tmp [9.22.2.100] pv1.map [9.22.2.101] pv1.map.bak [9.22.2.102] pv1_1995_current_A4.map.bak [9.22.2.103] pv1_2003_current_A4.map

[9.22.2.104] pv1_2003_current_A4.map.bak [9.22.2.105] pv1_comparison.map [9.22.2.106] pv1_comparison.map.bak [9.22.2.107] pv1_twt_final.map [9.22.2.108] pv1_twt_final.map.bak [9.22.2.109] pv1_upside_A4.map [9.22.2.110] pv1_upside_A4.map.bak [9.22.2.111] pv1_upside_A4_2005.map [9.22.2.112] pv1_upside_A4_2005.map.bak [9.22.2.113] pv1_upside_A4_2005_MV_2012.map [9.22.2.114] pv1_upside_A4_2005_MV_2012.map.bak [9.22.2.115] pv1_vav_final.map [9.22.2.116] pv1_vav_final.map.bak [9.22.2.117] pv1_z_final.map [9.22.2.118] pv1_z_final.map.bak [9.22.2.119] pv_geology.map [9.22.2.120] pv_geology.map.bak [9.22.2.121] pv_twt_Mar2010.map [9.22.2.122] pv_vav_Mar2010.map [9.22.2.123] pv_z_Mar2010.map [9.22.2.124] scalebar.def [9.22.2.125] sheet.def [9.22.2.126] sheet.plf [9.22.2.127] spatial_properties.dat [9.22.2.128] spatial_properties2.dat [9.22.2.129] stk_blu.sty [9.22.2.130] stk_dark_blu.sty [9.22.2.131] stk_gray.sty [9.22.2.132] tas.con [9.22.2.133] tas station mdb.sls [9.22.2.134] temp.con [9.22.2.135] temp.gri

[9.22.2.136] temp2.gri [9.22.2.137] test123 [9.22.2.138] topspost.plf [9.22.2.139] ukooa.txt [9.22.2.140] variables.plf [9.22.2.141] wdf_import.log [9.22.2.142] wdf_units.plf [9.22.2.143] wellpost.plf [9.23] Ryder Scott Assumption Documents - 22 Dec 2013 [9.23.1] CAPEXOPEX.xlsm [9.23.2] Contracted Volume - Magellan amended Dec-12.xlsm [9.23.3] Copy of SEC Price + Australian STTM price.xlsm [9.23.4] Dingo GSPA Magellan draft 26 May 2013 - clean copy.doc [9.23.5] Dingo Gas Field Development - Pre-FEED Report - GPA Engineering 12342-RPT-001 Rev 0 May-2013.pdf [9.23.6] Dingo Program & Budget 2013-14 - PWC Term Sheet Case - Delivered Brewer+MPAL 100% Pipeline - 20130531.xlsx [9.23.7] Dingo depreciation.xlsx [9.23.8] Dingo-1 Drillstem Test Data Halliburton Dec-1981 - WCR text+Appendix D.pdf [9.23.9] Dingo-1 Redrill - High Level Cost Review - Lugus Resources Apr-2013.pdf [9.23.10] Dingo-2 & 3 Flow Testing Program April-May 1991 - Magellan Jul-91.pdf [9.23.11] Dingo-2 Well Flow Test - OilServ Australia Apr-1991-Part 1.pdf [9.23.12] PV Budget & Forecast 2013-14 - Xstrata + NTGD Base Case 20130531.xlsx [9.23.13] Palm Valley Monthly Production by Well as at 30-Apr-2013.xlsx [9.23.14] TRCInputSpreadsheet.xls [9.23.15] WorknotesDingo.xlsm [9.24] SEGY Files [9.24.1] Dingo [9.24.1.1] alice-segy.dat_p80-10_fin [9.24.1.2] alice-segy.dat_p80-11_fin [9.24.1.3] alice-segy.dat_p80-12_fin [9.24.1.4] alice-segy.dat_p80-13_fin [9.24.1.5] alice-segy.dat_p80-14_fin [9.24.1.6] alice-segy.dat_p80-15_fin

[9.24.1.7] alice-segy.dat_p80-16_fin [9.24.1.8] alice-segy.dat_p80-17_fin [9.24.2] Palm Valley [9.24.2.1] 25XBM.SGY [9.24.2.2] 71PV3M.SGY [9.24.2.3] 71PV4M.SGY [9.24.2.4] 71PV5M.SGY [9.24.2.5] 71PV222M.SGY [9.24.2.6] 733PV2M.SGY [9.24.2.7] 733PV3M.SGY [9.24.2.8] 733PV4M.SGY [9.24.2.9] M94PV01M.SGY [9.24.2.10] M94PV02M.SGY [9.24.2.11] M94PV03M.SGY [9.24.2.12] M94PV04M.SGY [9.24.2.13] M94PV05M.SGY [9.24.2.14] M94PV06M.SGY [9.24.2.15] M94PV07M.SGY [9.25] SMT Kingdom Projects [9.25.1] Dingo_March2012 [9.25.1.1] DynamicDepthConversion [9.25.1.1.1] DCMUToolBarState.xml [9.25.1.2] ErrorLogs [9.25.1.2.1] ID_Log.txt [9.25.1.3] Log [9.25.1.3.1] AuthoredMistieData.log [9.25.1.3.2] ImportMar0712-0211.log [9.25.1.3.3] ImportMar0712-0252.log [9.25.1.3.4] ImportMar0712-0326.log [9.25.1.3.5] ImportMar0712-0334.log [9.25.1.3.6] ImportMar0712-0341.log [9.25.1.3.7] ImportMar0712-1046.log

[9.25.1.3.8] SEGYDataLoading20120306-123152.log [9.25.1.3.9] SEGYDataLoading20120306-123628.log [9.25.1.3.10] SEGYDataLoading20120306-123801.log [9.25.1.3.11] SEGYDataLoading20120306-123807.log [9.25.1.3.12] SEGYDataLoading20120306-123809.log [9.25.1.3.13] SEGYDataLoading20120306-123811.log [9.25.1.3.14] SEGYDataLoading20120306-123812.log [9.25.1.3.15] SEGYDataLoading20120306-123823.log [9.25.1.3.16] SEGYDataLoading20120306-123824.log [9.25.1.3.17] SEGYDataLoading20120306-123826.log [9.25.1.3.18] SEGYDataLoading20120306-123828.log [9.25.1.3.19] SEGYDataLoading20120306-123829.log [9.25.1.3.20] SEGYDataLoading20120306-123939.log [9.25.1.3.21] SEGYDataLoading20120307-104910.log [9.25.1.3.22] SEGYDataLoading20120307-182306.log [9.25.1.3.23] SEGYDataLoading20120307-183023.log [9.25.1.3.24] SEGYDataLoading20120307-183027.log [9.25.1.3.25] SEGYDataLoading20120307-201801.log [9.25.1.3.26] SEGYDataLoading20120307-202023.log [9.25.1.3.27] SEGYDataLoading20120307-202314.log [9.25.1.3.28] SEGYDataLoading20120307-202638.log [9.25.1.3.29] SEGYDataLoading20120307-202829.log [9.25.1.3.30] SEGYDataLoading20120308-142433.log [9.25.1.3.31] SEGYDataLoading20120308-142859.log [9.25.1.3.32] SEGYDataLoading20120308-142953.log [9.25.1.3.33] SEGYDataLoading20120308-143036.log [9.25.1.3.34] SEGYDataLoading20120308-143037.log [9.25.1.3.35] SEGYDataLoading20120308-143040.log [9.25.1.3.36] SEGYDataLoading20120308-143053.log [9.25.1.3.37] SEGYDataLoading20120308-143403.log [9.25.1.3.38] SEGYDataLoading20120308-143445.log [9.25.1.3.39] SEGYDataLoading20120308-143500.log

[9.25.1.3.40] SEGYDataLoading20120308-143514.log [9.25.1.3.41] SEGYDataLoading20120308-143516.log [9.25.1.3.42] SEGYDataLoading20120308-143517.log [9.25.1.3.43] SEGYDataLoading20120308-143521.log [9.25.1.3.44] SEGYDataLoading20120308-143543.log [9.25.1.3.45] SEGYDataLoading20120308-143556.log [9.25.1.3.46] SEGYDataLoading20120308-143603.log [9.25.1.3.47] SEGYDataLoading20120308-143604.log [9.25.1.3.48] SEGYDataLoading20120308-143613.log [9.25.1.3.49] SEGYDataLoading20120308-143620.log [9.25.1.3.50] SEGYDataLoading20120308-144126.log [9.25.1.3.51] SEGYDataLoading20120308-150131.log [9.25.1.3.52] SEGYDataLoading20120308-150755.log [9.25.1.3.53] SEGYDataLoading20120308-150845.log [9.25.1.3.54] SEGYDataLoading20120308-151105.log [9.25.1.3.55] SEGYDataLoading20120308-151144.log [9.25.1.3.56] SEGYDataLoading20120309-171854.log [9.25.1.3.57] SEGYDataLoading20120309-172027.log [9.25.1.3.58] SEGYDataLoading20120309-181025.log [9.25.1.3.59] SEGYDataLoading20120309-183317.log [9.25.1.3.60] SEGYDataLoading20120313-144640.log [9.25.1.3.61] SEGYDataLoading20120314-114245.log [9.25.1.3.62] SEGYDataLoading20120903-105135.log [9.25.1.3.63] SEGYDataLoading20120903-121942.log [9.25.1.3.64] SEGYDataLoading20120903-122005.log [9.25.1.3.65] SEGYDataLoading20120903-134830.log [9.25.1.3.66] TKSConsistencyCheck.log [9.25.1.4] PAKnotesTemplates [9.25.1.4.1] Bitmap Picture.bmp [9.25.1.4.2] Excel Worksheet.xls [9.25.1.4.3] IndexCard Word6.0-95.doc [9.25.1.4.4] PAKnotes Plain Text.txt

[9.25.1.4.5] PowerPoint Presentation.ppt [9.25.1.4.6] Rich Text.rtf [9.25.1.4.7] Wave Sound.wav [9.25.1.4.8] Word Document.doc [9.25.1.5] PreferredLists [9.25.1.5.1] MyDefaultPreferredTDList.ptd [9.25.1.6] ProjectDatabase [9.25.1.6.1] Dingo_March2012.mdf [9.25.1.6.2] Dingo_March2012_log.ldf [9.25.1.7] Public [9.25.1.8] TKSWorkTree [9.25.1.8.1] W0001000.ptr [9.25.1.9] Templates [9.25.1.9.1] dingo.csw [9.25.1.10] Alaska.LAS [9.25.1.11] Alaska.LOS [9.25.1.12] Arumbera Unit 1.cpt [9.25.1.13] Arumbera Unit 3.cpt [9.25.1.14] AuthoredMistieAuthorControlData.dat [9.25.1.15] AuthoredMistieControlData.dat [9.25.1.16] AuthoredMistieData.dat [9.25.1.17] C01205.ct8 [9.25.1.18] C01206.ct8 [9.25.1.19] CONUS.LAS [9.25.1.20] CONUS.LOS [9.25.1.21] CommonModel.csdl [9.25.1.22] CommonModel.msl [9.25.1.23] CommonModel.ssdl [9.25.1.24] Dingo_March2012.ad86 [9.25.1.25] Dingo_March2012.atg [9.25.1.26] Dingo_March2012.li75 [9.25.1.27] Dingo_March2012.li86

[9.25.1.28] Dingo_March2012.li88 [9.25.1.29] Dingo_March2012.plg [9.25.1.30] Dingo_March2012.s86 [9.25.1.31] Dingo_March2012.set [9.25.1.32] Dingo_March2012.sl7 [9.25.1.33] Dingo_March2012.tks [9.25.1.34] Dingo_March2012.tr6 [9.25.1.35] Dingo_March2012.wl6 [9.25.1.36] Dingo_March2012.xml [9.25.1.37] Dingo_March201270sav.mdb [9.25.1.38] EdmxVersions.config [9.25.1.39] F01000.FLT [9.25.1.40] G01004.GRD [9.25.1.41] G01201.GRD [9.25.1.42] G01203.GRD [9.25.1.43] G01301.GRD [9.25.1.44] G01306.GRD [9.25.1.45] G01310.GRD [9.25.1.46] G01312.GRD [9.25.1.47] H01002.hzn [9.25.1.48] H01006.hzn [9.25.1.49] H01007.hzn [9.25.1.50] H01100.hzn [9.25.1.51] H01101.hzn [9.25.1.52] H01102.hzn [9.25.1.53] LogSubset.dat [9.25.1.54] PreferredTDControlData.dat [9.25.1.55] ProjectModel.csdl [9.25.1.56] ProjectModel.msl [9.25.1.57] ProjectModel.ssdl [9.25.1.58] Seis3DDataAuxInfo.bin [9.25.1.59] WellPostOffset.wpo

[9.25.1.60] alice-segy.LOG [9.25.1.61] cul1000.cu7 [9.25.1.62] custom.xml [9.25.1.63] geocalc.dat [9.25.1.64] geocalc.xsd [9.25.1.65] polygonattr.xml [9.25.1.66] s0001000.sur [9.25.1.67] s0001001.sur [9.25.1.68] s0001002.sur [9.25.1.69] s0001003.sur [9.25.1.70] s0001004.sur [9.25.1.71] s0001005.sur [9.25.1.72] s0001006.sur [9.25.1.73] s0001007.sur [9.25.1.74] seismic0001000.knx [9.25.1.75] seismic0001000.ksd [9.25.1.76] seismic0001000.sdd [9.25.1.77] seismic0001001.knx [9.25.1.78] seismic0001001.ksd [9.25.1.79] seismic0001001.sdd [9.25.1.80] seismic0001002.knx [9.25.1.81] seismic0001002.ksd [9.25.1.82] seismic0001002.sdd [9.25.1.83] seismic0001003.knx [9.25.1.84] seismic0001003.ksd [9.25.1.85] seismic0001003.sdd [9.25.1.86] seismic0001004.knx [9.25.1.87] seismic0001004.ksd [9.25.1.88] seismic0001004.sdd [9.25.1.89] seismic0001005.knx [9.25.1.90] seismic0001005.ksd [9.25.1.91] seismic0001005.sdd

[9.25.1.92] seismic0001006.knx [9.25.1.93] seismic0001006.ksd [9.25.1.94] seismic0001006.sdd [9.25.1.95] seismic0001007.knx [9.25.1.96] seismic0001007.ksd [9.25.1.97] seismic0001007.sdd [9.25.1.98] seismic0001100.knx [9.25.1.99] seismic0001100.ksd [9.25.1.100] seismic0001102.knx [9.25.1.101] seismic0001102.ksd [9.25.1.102] surveydata.bin [9.25.1.103] workingsets.dat [9.25.2] PALM_VALLEY_SMTproject [9.25.2.1] Annotation_Temp [9.25.2.2] Annotation_V86 [9.25.2.3] DynamicDepthConversion [9.25.2.3.1] DCMUToolBarState.xml [9.25.2.4] ErrorLogs [9.25.2.4.1] wgm_Log.txt [9.25.2.5] Log [9.25.2.5.1] AuthoredMistieData.log [9.25.2.5.2] Import20050216-104926.log [9.25.2.5.3] Import20050216-105123.log [9.25.2.5.4] Import20050216-105216.log [9.25.2.5.5] ImportFeb2310-0928.log [9.25.2.5.6] TKSConsistencyCheck.log [9.25.2.6] MAGPET [9.25.2.6.1] PreferredLists [9.25.2.6.1.1] MyDefaultPreferredTDList.ptd [9.25.2.6.2] AuthorCopyInfo.dat [9.25.2.6.3] AuthoredMistieData.dat [9.25.2.6.4] F01100.FLT

[9.25.2.6.5] PALM_VALLEY.li72

[9.25.2.6.6] PALM_VALLEY.li75

[9.25.2.6.7] PALM_VALLEY.s74

[9.25.2.6.8] PALM_VALLEY.s75

[9.25.2.6.9] PALM_VALLEY.set

[9.25.2.6.10] PALM_VALLEY.sl7

[9.25.2.6.11] PALM_VALLEY.tr6

[9.25.2.6.12] PALM_VALLEY.wl6

[9.25.2.6.13] surveydata.bin

[9.25.2.6.14] workingsets.dat

[9.25.2.6.15] ~BLACK TO WHITE 13.CLB

[9.25.2.6.16] ~BLACK TO WHITE TO RED 201.CLB

[9.25.2.6.17] ~TEMPBAR.CLB

[9.25.2.7] PAKnotes

[9.25.2.7.1] PAKnote0000001100.txt

[9.25.2.8] PAKnotesTemplates

[9.25.2.8.1] BMP Bitmap Picture.bmp

[9.25.2.8.2] Excel Worksheet.xls

[9.25.2.8.3] IndexCard Word6.0-95.doc

[9.25.2.8.4] PAKnotes Plain Text.txt

[9.25.2.8.5] PowerPoint Presentation.ppt

[9.25.2.8.6] Rich Text.rtf

[9.25.2.8.7] WAV Wave Sound.wav

[9.25.2.8.8] Word Document.doc

[9.25.2.9] PreferredLists

[9.25.2.9.1] MyDefaultPreferredTDList.ptd

[9.25.2.10] Public

[9.25.2.11] TKSWorkTree

[9.25.2.11.1] W0001102.ptr

[9.25.2.12] AuthoredMistieAuthorControlData.dat

[9.25.2.13] AuthoredMistieControlData.dat

[9.25.2.14] AuthoredMistieData.dat

[9.25.2.15] C01506.ct8 [9.25.2.16] C01703.ct8 [9.25.2.17] F01000.FLT [9.25.2.18] G01504.GRD [9.25.2.19] G01714.GRD [9.25.2.20] H01201.HRZ [9.25.2.21] H01201.hzn [9.25.2.22] H01205.HRZ [9.25.2.23] H01205.hzn [9.25.2.24] H01300.HRZ [9.25.2.25] H01300.hzn [9.25.2.26] H01400.HRZ [9.25.2.27] H01400.hzn [9.25.2.28] H01403.HRZ [9.25.2.29] H01403.hzn [9.25.2.30] H01404.HRZ [9.25.2.31] H01404.hzn [9.25.2.32] H01500.HRZ [9.25.2.33] H01500.hzn [9.25.2.34] LogSubset.dat [9.25.2.35] P1vav.cpt [9.25.2.36] P01502.FLT [9.25.2.37] PALM_VALLEY.ad86 [9.25.2.38] PALM_VALLEY.adg [9.25.2.39] PALM_VALLEY.atg [9.25.2.40] PALM_VALLEY.li72 [9.25.2.41] PALM_VALLEY.li75 [9.25.2.42] PALM_VALLEY.li86 [9.25.2.43] PALM_VALLEY.li88 [9.25.2.44] PALM_VALLEY.plg [9.25.2.45] PALM_VALLEY.s74 [9.25.2.46] PALM_VALLEY.s75

[9.25.2.47] PALM_VALLEY.set [9.25.2.48] PALM_VALLEY.sl7 [9.25.2.49] PALM_VALLEY.tks [9.25.2.50] PALM_VALLEY.tr6 [9.25.2.51] PALM_VALLEY.wl6 [9.25.2.52] PALM_VALLEY70.mdb [9.25.2.53] PreferredTDControlData.dat [9.25.2.54] Seis3DDataAuxInfo.bin [9.25.2.55] WellPostOffset.wpo [9.25.2.56] cul1101.cu7 [9.25.2.57] cul1357.cu7 [9.25.2.58] cul1613.cu7 [9.25.2.59] cul1900.cu7 [9.25.2.60] cul2000.cu7 [9.25.2.61] geocalc.dat [9.25.2.62] m94-pv03.LOG [9.25.2.63] m94-pv06.LOG [9.25.2.64] polygonattr.xml [9.25.2.65] pv1.dev [9.25.2.66] s0001300.sur [9.25.2.67] s0001301.sur [9.25.2.68] s0001302.sur [9.25.2.69] s0001303.sur [9.25.2.70] s0001304.sur [9.25.2.71] s0001306.sur [9.25.2.72] s0001307.sur [9.25.2.73] s0001308.sur [9.25.2.74] s0001309.sur [9.25.2.75] s0001310.sur [9.25.2.76] s0001311.sur [9.25.2.77] s0001312.sur [9.25.2.78] s0001313.sur

[9.25.2.79] s0001314.sur [9.25.2.80] s0001400.sur [9.25.2.81] s0001403.sur [9.25.2.82] s0001404.sur [9.25.2.83] s0001405.sur [9.25.2.84] s0001406.sur [9.25.2.85] s0001407.sur [9.25.2.86] s0001408.sur [9.25.2.87] s0001409.sur [9.25.2.88] s0001410.sur [9.25.2.89] s0001411.sur [9.25.2.90] s0001412.sur [9.25.2.91] s0001413.sur [9.25.2.92] s0001414.sur [9.25.2.93] s0001415.sur [9.25.2.94] s0001416.sur [9.25.2.95] s0001417.sur [9.25.2.96] s0001418.sur [9.25.2.97] s0001419.sur [9.25.2.98] s0001420.sur [9.25.2.99] s0001421.sur [9.25.2.100] s0001422.sur [9.25.2.101] s0001423.sur [9.25.2.102] s0001424.sur [9.25.2.103] s0001425.sur [9.25.2.104] s0001426.sur [9.25.2.105] s0001427.sur [9.25.2.106] s0001428.sur [9.25.2.107] s0001429.sur [9.25.2.108] s0001430.sur [9.25.2.109] s0001431.sur [9.25.2.110] s0001432.sur

[9.25.2.111] s0001433.sur [9.25.2.112] s0001434.sur [9.25.2.113] s0001435.sur [9.25.2.114] s0001436.sur [9.25.2.115] s0001437.sur [9.25.2.116] s0001438.sur [9.25.2.117] s0001439.sur [9.25.2.118] s0001440.sur [9.25.2.119] s0001441.sur [9.25.2.120] s0001442.sur [9.25.2.121] s0001443.sur [9.25.2.122] s0001444.sur [9.25.2.123] s0001445.sur [9.25.2.124] s0001446.sur [9.25.2.125] s0001448.sur [9.25.2.126] s0001449.sur [9.25.2.127] s0001450.sur [9.25.2.128] s0001451.sur [9.25.2.129] s0001452.sur [9.25.2.130] s0001453.sur [9.25.2.131] s0001454.sur [9.25.2.132] s0001455.sur [9.25.2.133] s0001456.sur [9.25.2.134] s0001463.sur [9.25.2.135] s0001465.sur [9.25.2.136] s0001466.sur [9.25.2.137] segy.LOG [9.25.2.138] seismic0001301.sdd [9.25.2.139] seismic0001302.sdd [9.25.2.140] seismic0001303.sdd [9.25.2.141] seismic0001304.sdd [9.25.2.142] seismic0001305.sdd

[9.25.2.143] seismic0001306.sdd [9.25.2.144] seismic0001307.sdd [9.25.2.145] seismic0001400.sdd [9.25.2.146] seismic0001403.sdd [9.25.2.147] seismic0001404.sdd [9.25.2.148] seismic0001405.sdd [9.25.2.149] seismic0001407.sdd [9.25.2.150] seismic0001408.sdd [9.25.2.151] seismic0001410.sdd [9.25.2.152] seismic0001411.sdd [9.25.2.153] seismic0001412.sdd [9.25.2.154] seismic0001413.sdd [9.25.2.155] seismic0001414.sdd [9.25.2.156] seismic0001415.sdd [9.25.2.157] seismic0001416.sdd [9.25.2.158] seismic0001417.sdd [9.25.2.159] seismic0001418.sdd [9.25.2.160] seismic0001500.sdd [9.25.2.161] smtfaults.landmark [9.25.2.162] smtfaults.p701 [9.25.2.163] smtfaults.zmap [9.25.2.164] surveydata.bin [9.25.2.165] workingsets.dat [9.26] Scanned Technical Documents - 11 Dec 2013 [9.26.1] 2860 - A PROGRESS REPORT ON THE DINGO GAS FIELD NORTHERN TERRITORY_October_1999.pdf [9.26.2] 3010 - A Preliminary Progress Report on the Dingo Gas Field_October_2000.pdf [9.26.3] 3010 - Figure 3.pdf [9.26.4] 3011 - A FINAL PROGRESS REPORT ON DINGO GAS FIELD NORTHERN TERRITORY Oct 2000.pdf [9.26.5] 3011 - Figure 3.pdf [9.26.6] 3333 - DEEP TEST AT PALM VALLEY - EXPLORATION COMPONENT OF NEXT WELL DRILLED AT PALM VALLEY July 2002.pdf [9.26.7] 3404 - Interpretation Report Palm Valley Field Incorporating 2002 Seismic Reprocessing.pdf

[9.26.8] 3405 - PALM VALLEY-11 LOCATION RECOMMENDATION FOLLOWING 2002 SEISMIC REPROCESSING AND CURVATURE ANALYSIS - DEC 2002.pdf [9.26.9] 3446 - Supplementary Interpretation Palm_Valley_Field_Incorporating_2002.pdf [9.26.10] 3784 - Origin_of_salinity_in_produced_water_from_the_Palm_Valley.pdf [9.26.11] Scanned Technical Documents - Enclosure reconciliation.docx [9.27] Tax DD Documents [9.27.1] GST [9.27.1.1] Item 1.01 MPA BAS Oct 13.pdf [9.27.1.2] Item 1.02 MPA BAS Mar 13.pdf [9.27.1.3] Item 1.03 MPA BAS Sep 12.pdf [9.27.1.4] Item 1.04 MPA BAS Jun 12.pdf [9.27.1.5] Item 1.05 PV BAS Oct 13.pdf [9.27.1.6] Item 1.06 PV BAS Mar 13.pdf [9.27.1.7] Item 1.07 PV BAS Sep 12.pdf [9.27.1.8] Item 1.08 PV BAS Jun 12.pdf [9.27.2] Income Tax [9.27.2.1] Item 1.1 https_tap_ato_gov_au_TaxagentPortal_printpage_aspx_nav=TAPAOL.pdf [9.27.2.2] Item 1.2 magL 0712 Income Tax Implications of Asset Swap - FINAL.pdf [9.27.2.3] Item 1.3.1 EY Updated - 2012 - Magellan Version.pdf [9.27.2.4] Item 1.3.2 MPNT 30 June 2012 ITR SOTI.pdf [9.27.2.5] Item 1.3.3 magL 0413 2012 ITR - Memo of Issues_UPDATED.pdf [9.27.2.6] Item 1.4.1 Tax Provision - MPAL REC 2013.pdf [9.27.2.7] Item 1.4.2 Tax Provision - MPNT REC 2013.pdf [9.27.2.8] Item 1.4.3 magL 0813 30 June 2013 TEA Sign Off at 28.8.13 FINAL.pdf [9.27.3] PRRT [9.27.3.1] Item 2.01 Palm Valley - PRRT Model - Starting Base -Look Back Method.xlsx [9.27.3.2] Item 2.02 30 June 03.pdf [9.27.3.3] Item 2.03 30 June 04.pdf [9.27.3.4] Item 2.04 30 June 05.pdf [9.27.3.5] Item 2.05 30 June 06.pdf [9.27.3.6] Item 2.06 30 June 07.pdf [9.27.3.7] Item 2.07 30 June 08.pdf

[9.27.3.8] Item 2.08 30 June 09.pdf [9.27.3.9] Item 2.10 30 June 10.pdf [9.27.3.10] Item 2.11 30 June 11.pdf [9.27.3.11] Item 2.12 30 June 12.pdf [9.27.3.12] Item 9.01 Extract of MBA Petroleum Consultants valuation report.pdf [9.27.3.13] Item 9.02 In house valuation 34.355% interest.pdf [9.27.3.14] Item 9.03 In house valuation 100% interest.pdf [9.27.4] Royalties [9.27.4.1] Item 1.1 Palm Valley Royalty Agreement.pdf [9.27.4.2] Item 2.1 Palm Valley Royalty Schedule.pdf [9.27.4.3] Item 4.1 1307 (Jul) - PV Royalties - NTT.PDF [9.27.4.4] Item 4.2 1308 (Aug) - PV Royalties - NTT.PDF [9.27.4.5] Item 4.3 1309 (Sep) - PV Royalties - NTT.PDF [9.27.4.6] Item 4.4 1310 (Oct) - PV Royalties - NTT.PDF [9.27.5] Stamp Duty [9.27.5.1] Item 1.1 Joint Santos Magellan Stamp Duty Submission.pdf [9.27.5.2] Item 1.2 Initial payment of Stamp Duty.pdf [9.27.5.3] Item 1.3 Further requisition from NTRO.pdf [9.27.5.4] Item 1.4 Magellan response to further requisitions from NTRO.pdf [9.27.5.5] Item 1.5 Final payment of stamp duty.pdf [9.27.6] Project Mozart - Tax DD - GST Q1 Answer.doc [9.27.7] Project Mozart - Tax DD - Income Tax and Royalties Q1 Answers.doc [9.27.8] Project Mozart - Tax DD - PRRT Answers.docx [9.27.9] Project Mozart - Tax DD - PRRT Q7, 10, 11 and GST Q3 Answers .doc [9.27.10] Project Mozart - Tax DD - Royalty Answers.docx [9.27.11] Project Mozart - Tax DD - Stamp Duty posted 06.12.12 Answer.doc [9.27.12] Project Mozart - Tax DD - Stamp duty and GST Answers .doc [9.28] Technical Reports - 21 Dec 2013 [9.28.1] (41) Fluid Sensitivity Analysis and Reservoir Quality Dingo No1 PanCon Apr 1982.pdf [9.28.2] (1635) Return Permeability Tests on Core from Magellan Dingo-2 - Baroid Australia 18-Oct-1991.pdf [9.28.3] (1636) Return Permeability Test Magellan, Dingo 2 (Supplementary Test ) - Baroid Australia 08-Nov-1991.pdf [9.28.4] (1808) An Assessment of the Dingo Gas Field - Magellan Jun-1993.pdf

[9.28.5] (3245) Dingo Gas Field Presentation - Magellan Jan-1997.pdf [9.28.6] (3780) Monitoring of Produced Waters from PV Progress Report - CSIRO Apr-2005.pdf [9.28.7] (3784) Origin of Salinity in Produced Waters PV - CSIRO-MPAL v20 2005.pdf [9.28.8] (3974) Palm Valley Well Pressure Test Nov-2005.pdf [9.28.9] (3975) Palm Valley Well Pressure Test Reports 2006-May.pdf [9.28.10] (4037) MPAL Palm Valley Gas Field HSE Audit Report v1 - RMI 12-Aug-2011.pdf [9.28.11] (4045) A Progress Report - RL2 Dingo - Supplementary Inclusion - Sequence Strat....pdf [9.28.12] (4059) Dingo Contingent Resource as at 30-Jun-2012 - SPE-PRMS standards - Ryder Scott 24-Jul-2012 .pdf [9.28.13] (4093) Dingo Gas Field RL2 - Wireline Well Test Reports - Magellan Sep-2013c.pdf [9.28.14] (4096) Dingo Contingent Resource as at 31-Dec-2012 - SPE-PRMS standards - Ryder Scott 27-Mar-2013 .pdf [9.28.15] (4100) Dingo Gas Field Review - RL2 NT - Magellan Sep-2012.pdf [9.28.16] dingo_2_SGS final report_10-9-2013.zip [9.28.17] dingo_3_sgs_final report_12-09-2013.zip [9.29] Technical Reports - 26 December 2013 [9.29.1] (2990) Dingo Field DST Flow Buildup Tests Modified Isochronal Pressure Data - Quick 23-Jan-1998.pdf [9.29.2] (3203) A Progress Report on the Dingo Gas Field - RL2 Dingo - Santos Oct-2001.pdf [9.29.3] (3385) A Progress Report on the Dingo Gas Field - RL2 Dingo - Santos Oct-2002.pdf [9.29.4] (3410) Dingo-3 Re-Completion Program - Remedial Workover - Santos Dec-2002.pdf [9.29.5] (3521) A Progress Report on the Dingo Gas Field - RL2 Dingo - Santos Oct-2003.pdf [9.29.6] Dingo-3 Re-Completion Remedial Workover - Daily Reports 10-28-Apr-2003.pdf [9.30] 3.8.7 MPAL Tax Funding Agreement.pdf [9.31] 3.8.8 MPAL Tax Sharing Deed.pdf [9.32] 5_0 Folder Index.pdf [9.33] 6.4.1 Quarterly P&Ls MPAL 2011 to 2013_001.pdf [9.34] 02122013 Central Q&A answers no 17.pdf [9.35] 3122013 Central Q&A answers no 18.pdf [9.36] 10012014 Central Q and A answers no 20.pdf [9.37] 10122013 Central Q&A answers no 19_additional PwC Fin DD.pdf [9.38] 11102013 Central Q and A answers no 1.pdf [9.39] 15102013 Central Q and A answers no 2.pdf [9.40] 15102013 Central Q and A answers no 3.pdf [9.41] 17102013 Central Q and A answers no 4.pdf

[9.42] 19102013 Central Q and A answers no 5.pdf [9.43] 19112013 Central Q and A answers no 7.pdf [9.44] 19112013 Central Q&A answers no 8.pdf [9.45] 21112013 Central Q&A answers no 9.pdf [9.46] 21112013 Central Q&A answers no 10.pdf [9.47] 22102013 Central Q and A answers no 6.pdf [9.48] 22112013 Central Q&A answers no 11.pdf [9.49] 22112013 Central Q&A answers no 12.pdf [9.50] 25112013 Central Q&A answers no 13.pdf [9.51] 25112013 Central Q&A answers no 14.pdf [9.52] 26112013 Central Q&A answers no 15.pdf [9.53] 29112013 Central Q&A answers no 16.pdf [9.54] A Progress Report on the Dingo Gas Field - RL2 Dingo - Santos Oct-2003.pdf [9.55] Central Q&A list as at 11 October 2013.pdf [9.56] Da Gama - RFI (10 January 2014) - Answer.docx [9.57] Da Gama - RFI (21 January 2014) - Answers.docx [9.58] Da_Gama_-_RFI_(12_December_2013) Answers.docx [9.59] Dingo Gas Field - Deliverability Forecast - Kamenar & Assoc Report 08-Sep-2012.pdf [9.60] Dingo Gas Field - Deliverability Forecast Update - Kamenar & Assoc Report Sep-2013 (AK2-GT2).pdf [9.61] Dingo Gas Field - Petrophysical Report - M Berry Apr-2013c.pdf [9.62] Dingo Seismic Interpretation - Magellan Sep-2012.pdf [9.63] Dingo-3 Re-Completion Remedial Workover - Daily Reports 10-28-Apr-2013.pdf [9.64] Due_Diligence_Checklist - Project_da_Gama - share purchase ANSWERS 1,13,14,15,16.docx [9.65] Due_Diligence_Checklist - Project_da_Gama - share purchase ANSWERS 2,5,6,10 partial.docx [9.66] Due_Diligence_Checklist - Project_da_Gama - share purchase ANSWERS 3,4,7,8,9,10 partial,11,12.DOC [9.67] Due_Diligence_Checklist - Project_da_Gama - share purchase ANSWERS 15.docx [9.68] Due_Diligence_Checklist - Project_da_Gama - share purchase ANSWERS 17.DOC [9.69] Email trail with Mike Bucknil surrounding Petrel modelling report.pdf [9.70] File Index - Further Technical Data.docx [9.71] Further Legal DD Answer to Q 4.docx [9.72] Further Legal DD Answers.docx [9.73] Legal DD Answers - Document Reference Nomenclature.pdf

[9.74] LowerZone Isopach.pdf [9.75] Magellan Dingo Library References - Central File Records 20131118.pdf [9.76] Magellan Palm Valley Library References - Central File Records 20131118.pdf [9.77] Mozart PhDWin.phz [9.78] PV-01 - Downhole Configuration showing frac sand level.pdf [9.79] Palm Valley - Tubing Head and Flowing Pressures - 01-Jan-2010 to 13-Jan-2014.xlsx [9.80] Palm Valley Nominations for 2014-02 (as of 2014-02-06T133419).xlsx [9.81] Palm Valley Valuation_2011 Amendment_Submitted 20111011.pdf [9.82] Project Mozart - PwC Tax and Financial QUESTIONS ONLY - 4.12.2013.doc [9.83] Retention Licence RL2 - Annual Progress Report - Dingo Gas Field - Magellan Oct-2013.pdf [9.84] Water Lifting_Handling Capex & Opex.pdf [10] Other documents directly provided [10.1] 167 Eagle St PL 160114.pdf [10.2] 120720 Building Lease to MPAL - Part Level 1, 167 Eagle St.pdf [10.3] 201314 Ins renewal_001.pdf [10.4] Alice Springs Office_001.pdf [10.5] Bramley Properties inv 150114.pdf [10.6] Insurance_001.pdf [10.7] MPAL - BNE Office Contracts & Agreements (as of Jan 2014).xlsx [10.8] MSTD01-MA01_v0 Magellan Health, Safety & Environment Management System M....pdf [10.9] MSTD09-PC03_v2 Permit to Work System.pdf [10.10] PV Gas Field Reservoir Management Plan 2014.pdf [10.11] Palm Valley Valuation_2011 Amendment_Submitted 20111011.pdf [11] Amended Ryder Scott Reserves Report

Corrs Chambers Westgarth Annexure F Disclosure Letter [Magellan Petroleum Australia Pty Ltd letterhead] The Directors Central Petroleum PVD Pty Ltd 56-58 Jephson Street TOOWONG QLD Dear Sirs Share Sale and Purchase Deed – Magellan Petroleum (N.T.) Pty Ltd and Jarl Pty Ltd Reference is made to the Share Sale and Purchase Deed between our respective companies relating to the sale of all the shares in Magellan Petroleum (N.T) Pty. Ltd. ACN 009 718 183 and Jarl Pty. Ltd. ACN 009 699 183, to which this letter forms an attachment (SSPD). Terms used in this letter, unless otherwise herein defined, shall have the meaning given to them under the SSPD. This letter sets out matters which constitute disclosures against the terms of the warranties given by the Seller under schedule 8 of the SSPD. The warranties in schedule 8 are to be read subject to and are qualified by the disclosures in this letter. Solvency and financial position of the Company and Jarl Neither the Company nor Jarl have bank accounts. All funds for day to day operations and other expenses of both companies are provided by and funded through the Seller. Business and assets Neither the Company nor Jarl have any employees. All services including accounting and general administration services are provided by the Seller through its employees. Jarl does not conduct a business as such other than to receive and account to third parties for each of the Dingo Royalty Interests and Palm Valley Royalty Interests. Royalty Interests The1.26875% overriding royalty interest held by Jarl in respect of the Palm Valley field is accounted to and held for the sole benefit of the Company.

Corrs Chambers Westgarth The 1.25% overriding royalty interest in respect of the Dingo Field held by Jarl is held by Jarl for the sole benefit of and accounted to the Company. Third party holders of the Dingo Royalty Interests and the third party holders of the Palm Valley Royalty Interests may assign all or fractional parts of their interests to other parties and may do so without always seeking the consent of the Company or Jarl. Petroleum Tenements With respect to the Seller’s warranties at section 10 of schedule 8, retention licence 2 (RT2) relating to the Dingo field was due to expire on 3 February 2014 . An application for renewal of RT2 was made to the Northern Territory Department of Mines and Energy on 30 October 2013 . Whether or not a renewal is granted is at the discretion of the Minister under section 38 of the Petroleum Act of the Northern Territory. The retention licence continues in force until such discretion is exercised. Production of hydrocarbons in the area of the retention licence cannot occur unless and until sufficient resource is found to permit the application for a production licence and that production licence is granted by the Northern Territory Government. An application for a production licence was made to the Northern Territory Government on 12 July 2013. The grant of a production licence would require agreements to be entered into with the existing registered native title claimants or their registered native title bodies for the area. In order to supply gas under the gas supply contract with PWC (PWC GSA), a pipeline from the Dingo Field to a processing plant at Alice Springs will need to be constructed as well as the processing plant itself and the land for that plant will have to be acquired and development approvals obtained for that operation. An export pipeline from the processing plant connecting to PWC’s facilities must also be constructed. Native title and cultural heritage matters will also need to be addressed in respect of those aspects of the project. MPNT has commenced and is continuing to undertake the work to satisfy the requirements for and implement this infrastructure. It has incurred and continues to incur costs in doing so pursuant to third party service and supply contracts entered into by MPA on its behalf. MPNT is obliged under the PWC GSA to use its reasonable endeavours to construct and render operational all that infrastructure. The Buyer must make its own enquiries and ascertain for itself the steps, extent and costs thereof for the development and implementation of that project. Assets

Corrs Chambers Westgarth A letter dated 6 March 2012 was received by the Seller from Tourism NT. The letter was stated as a Request for Cooperation for Further Investigation of Signature Lodge Site on the area of the Palm Valley Production Licence OL 3. Tourism NT stated that it would further investigate to ascertain the viability for a signature lodge site. As at the date of this letter no further correspondence or communication has been received from Tourism NT concerning this matter. Environment With respect to the environmental warranties given at section 12 of schedule 8 of the SSPD, the Seller notes that the discharge and dumping of hypersaline water and crystalline salt into Lake Lewis has occurred associated with the Palm Valley operations. These disposals occurred with approval from the Department of Land, Planning and Environment (last obtained 17 April 2000) and the Aboriginal Areas Protection Authority (last obtained 8 December 1998). Yours faithfully, Magellan Petroleum Australia Pty Ltd - Director

Corrs Chambers Westgarth Annexure G Deposit Banker's Undertaking ABC Bank A.B.N. # Banker's Undertaking To: Magellan Petroleum Australia Pty Ltd (ACN 009 728 581) (Favouree) At the request of: Central Petroleum PVD Pty. Ltd (ACN 167 440 020) (Customer) and in consideration of the Favouree accepting this Undertaking for Agreement between Favouree, Customer, Magellan Petroleum (N.T) Pty Ltd, Jarl Pty Ltd, Magellan Petroleum Corporation and Central Petroleum Limited, ABC Bank (the “Bank”) unconditionally undertakes to pay on demand any amount or amounts which may from time to time be demanded in writing purporting to be signed by or on behalf of the Favouree, up to a maximum aggregate sum of $1,000,000.00 (the “Amount”). Payment of the Amount or any part thereof will be made by the Bank to the Favouree without reference to the Customer and regardless of any notice from the Customer to the Bank not to pay any amount. The Bank’s obligations under this Undertaking cease on the earliest of the following: • written notification is received by the Bank from the Favouree that the Undertaking is no longer required • the Undertaking is returned to the Bank • all payments by the Bank to the Favouree under the Undertaking total the Amount • the Favouree notifies the Bank that the payments made by the Bank constitute the total amount required to be paid

Corrs Chambers Westgarth Notwithstanding any other obligations of the Bank under this Undertaking the Bank may at any time, without being required to do so, extinguish any liability it has under the Undertaking by paying to the Favouree the Amount less any amount or amounts it has previously paid under this Undertaking, or any lesser amount the Favouree notifies the Bank as being acceptable to it. The benefit of this Undertaking is personal to the named Favouree and is not capable of assignment. Dated this # day of # 2014. Executed by # at # for and on behalf of ABC Bank

Corrs Chambers Westgarth Annexure H Second Instalment Banker's Undertaking ABC Bank A.B.N. # Banker's Undertaking To: Magellan Petroleum Australia Pty Ltd (ACN 009 728 581) (Favouree) At the request of: Central Petroleum PVD Pty. Ltd (ACN 167 440 020) (Customer) and in consideration of the Favouree accepting this Undertaking for Agreement between Favouree, Customer, Magellan Petroleum (N.T) Pty Ltd, Jarl Pty Ltd, Magellan Petroleum Corporation and Central Petroleum Limited, ABC Bank (the “Bank”) unconditionally undertakes to pay on demand any amount or amounts which may from time to time be demanded in writing purporting to be signed by or on behalf of the Favouree, up to a maximum aggregate sum of $1,500,000.00 (the “Amount”). The Amount may not be paid to the Favouree before 15 April 2014. Payment of the Amount or any part thereof will be made by the Bank to the Favouree without reference to the Customer and regardless of any notice from the Customer to the Bank not to pay any amount. The Bank’s obligations under this Undertaking cease on the earliest of the following: • written notification is received by the Bank from the Favouree that the Undertaking is no longer required • the Undertaking is returned to the Bank • all payments by the Bank to the Favouree under the Undertaking total the Amount

Corrs Chambers Westgarth • the Favouree notifies the Bank that the payments made by the Bank constitute the total amount required to be paid Notwithstanding any other obligations of the Bank under this Undertaking the Bank may at any time, without being required to do so, extinguish any liability it has under the Undertaking by paying to the Favouree the Amount less any amount or amounts it has previously paid under this Undertaking, or any lesser amount the Favouree notifies the Bank as being acceptable to it. The benefit of this Undertaking is personal to the named Favouree and is not capable of assignment. Dated this # day of # 2014. Executed by # at # for and on behalf of ABC Bank

Corrs Chambers Westgarth Annexure I Royalty Termination Deeds See as attached to this Annexure I jxhb A0128045610v2 120394733 14.2.2014 page (1) Jarl Pty. Ltd. Magellan Petroleum Australia Pty Ltd Magellan Petroleum (N.T) Pty Ltd Royalty Termination Deed Allens Riverside Centre 123 Eagle Street Brisbane QLD 4000 Tel +61 7 3334 3000 Fax +61 7 3334 3444 www.allens.com.au © Allens, Australia 2014 jxhb A0128045610v2 120394733 14.2.2014 page (i) Contents 1  Definitions and Interpretation 2  1.1  Definitions 2  1.2  Interpretation 3  2  Termination of Infrastructure Arrangements 3  3  Costs and Duty 3  4  Further Assurances 3  5  Governing Law and Jurisdiction 4  6  Counterparts 4

jxhb A0128045610v2 120394733 14.2.2014 page 2 page 2 This Deed is made on 2014 Parties 1 Jarl Pty. Ltd. (ACN 009 699 183) of Level 1, 167 Eagle Street, Brisbane QLD 4000 (Jarl). 2 Magellan Petroleum Australia Pty Ltd (ACN 009 728 581) of Level 1, 167 Eagle Street, Brisbane QLD 4000 (MPA). 3 Magellan Petroleum (N.T) Pty Ltd (ACN 009 718 183) of Level 1, 167 Eagle Street, Brisbane QLD 4000 (MPNT). Recitals A Jarl is entitled to receive a royalty from MPNT in accordance with the terms of the Overriding Royalty Deed. B Jarl has assigned the benefit of part of that royalty to MPA under the Assignment Deed. C The parties have agreed to terminate all obligations and liability to pay MPA any such royalty on the terms set out in this Deed. It is agreed as follows. 1 Definitions and Interpretation 1.1 Definitions The following definitions apply unless the context requires otherwise. Assignment Deed means the Assignment of 0.80% Overriding Royalty Over Permit No. 175 Exclusive of 8 Exploration Areas and Palm Valley dated 14 November 1979 between Jarl and MPA (formerly named Magellan Petroleum Australia Limited). Claim means any claim, demand, legal proceeding or cause of action including any claim, demand, legal proceeding or cause of action: (a) based in contract (including breach of warranty); (b) based in tort (including misrepresentation or negligence); (c) under common law or in equity; or (d) under statute (including the Australian Consumer Law (as contained in Schedule 2 of the Competition and Consumer Act 2010 (Cth) or as applying under any State or Territory fair trading legislation), whether present, unascertained, immediate, future or contingent. Completion means the completion of the sale by MPA of all the issued shares in MPNT to Central Petroleum Limited ACN 083 254 308 (or a subsidiary) Effective Date means the day immediately prior to the date on which Completion occurs. Liabilities means Claims, debts, obligations, losses, liabilities, expenses, costs and damages of any kind and however arising, including penalties, fines and interest and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable. MPA Royalty means the royalty amounts payable by Jarl to MPA pursuant to the Assignment Deed.

jxhb A0128045610v2 120394733 14.2.2014 page 3 page 3 Overriding Royalty Deed means the Overriding Royalty (3.25%) Over Permit 43 Exclusive of Nine Exploration Areas dated 25 September 1964 between MPNT and Jarl (as subsequently amended). 1.2 Interpretation Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise. (a) Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included. (b) The singular includes the plural, and the converse also applies. (c) A gender includes all genders. (d) If a word or phrase is defined, its other grammatical forms have a corresponding meaning. (e) A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity. (f) A reference to a clause or schedule is a reference to a clause or schedule of this Deed. (g) A reference to an agreement or document (including a reference to this Deed) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this Deed or that other agreement or document. (h) A reference to a party to this Deed or another agreement or document includes the party's successors, permitted substitutes and permitted assigns (and, where applicable, the party's legal personal representatives). (i) A reference to conduct includes an omission, statement or undertaking, whether or not in writing. 2 Termination of Royalty Arrangements With effect on and from the Effective Date: (a) the MPA Royalty is terminated; (b) Jarl and MPNT are released from all Liabilities under or in respect of the MPA Royalty; and (c) MPA will not have any Claims against Jarl or MPNT in respect of, and Jarl and MPNT will not have any Liabilities under or in respect of, the MPA Royalty. For the avoidance of doubt this deed does not take effect if Completion does not occur. 3 Costs and Duty Each party must bear its own costs arising out of the negotiation, preparation and execution of this Deed. All duty (including stamp duty and any fines, penalties and interest) payable on or in connection with this Deed and any instrument executed under or any transaction evidenced by this Deed must be borne by MPA. MPA must indemnify Jarl and MPNT on demand against any liability for that duty. 4 Further Assurances Each party must do anything necessary or desirable (including executing agreements and documents) to give full effect to this Deed and the transactions contemplated by it.

jxhb A0128045610v2 120394733 14.2.2014 page 4 page 4 5 Governing Law and Jurisdiction This Deed is governed by the laws of Northern Territory. In relation to it and related non-contractual matters each party irrevocably submits to the non-exclusive jurisdiction of courts with jurisdiction there, and waives any right to object to the venue on any ground. 6 Counterparts This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument. Executed and delivered as a Deed. Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Jarl Pty. Ltd. (ACN 009 699 183): Director Signature Director/Secretary Signature Print Name Print Name Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Magellan Petroleum Australia Pty Ltd (ACN 009 728 581): Director Signature Director/Secretary Signature Print Name Print Name Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Magellan Petroleum (N.T) Pty Ltd (ACN 009 718 183): Director Signature Director/Secretary Signature Print Name Print Name

wuhb A0128173685v2 120394733 10.2.2014 page (1) Jarl Pty. Ltd. Magellan Petroleum (N.T) Pty Ltd Royalty Termination Deed Allens Riverside Centre 123 Eagle Street Brisbane QLD 4000 Tel +61 7 3334 3000 Fax +61 7 3334 3444 www.allens.com.au © Allens, Australia 2014 wuhb A0128173685v2 120394733 10.2.2014 page (i) Contents 1  Definitions and Interpretation 2  1.1  Definitions 2  1.2  Interpretation 3  2  Termination of Royalty Arrangements 3  2.1  Termination 3  3  Costs and Duty 3  4  Further Assurances 4  5  Governing Law and Jurisdiction 4  6  Counterparts 4

wuhb A0128173685v2 120394733 10.2.2014 page 2 page 2 This Deed is made on 2014 Parties 1 Jarl Pty. Ltd. (ACN 009 699 183) of Level 1, 167 Eagle Street, Brisbane QLD 4000 (Jarl). 2 Magellan Petroleum (N.T) Pty Ltd (ACN 009 718 183) of Level 1, 167 Eagle Street, Brisbane QLD 4000 (MPNT). Recitals A Jarl is entitled to receive a royalty from MPNT in accordance with the terms of the Overriding Royalty Deed. B Jarl has assigned the benefit of part of that royalty to a number of third parties under various assignment deeds. C The parties have agreed to terminate all obligations and liability to pay the Unassigned Royalty on the terms set out in this Deed. It is agreed as follows. 1 Definitions and Interpretation 1.1 Definitions The following definitions apply unless the context requires otherwise. Claim means any claim, demand, legal proceeding or cause of action including any claim, demand, legal proceeding or cause of action: (a) based in contract (including breach of warranty); (b) based in tort (including misrepresentation or negligence); (c) under common law or in equity; or (d) under statute (including the Australian Consumer Law (as contained in Schedule 2 of the Competition and Consumer Act 2010 (Cth) or as applying under any State or Territory fair trading legislation), whether present, unascertained, immediate, future or contingent. Completion means the completion of the sale by Magellan Petroleum Australia Pty Ltd ACN 009 728 581 of all the issued shares in MPNT to Central Petroleum Limited ACN 083 254 308 (or a subsidiary) Effective Date means the day immediately prior to the date on which Completion occurs. Liabilities means Claims, debts, obligations, losses, liabilities, expenses, costs and damages of any kind and however arising, including penalties, fines and interest and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable. Overriding Royalty Deed means the Overriding Royalty (3.25%) Over Permit 43 Exclusive of Nine Exploration Areas dated 25 September 1964 between MPNT and Jarl (as subsequently amended).

wuhb A0128173685v2 120394733 10.2.2014 page 3 page 3 Unassigned Royalties means the royalty amounts payable by MPNT to Jarl pursuant to the Overriding Royalty Deed, which is not paid on the account of or for the distribution to third parties, namely being the amounts of: (a) 1.26875% in respect of the area in production licence (OL) 3 (ie the Palm Valley Field); and (b) 1.25% in respect of the area in retention lease (RL) 2 (ie the Dingo Field), and any future tenements granted in replacement or renewal of the above tenements in respect of their present areas. 1.2 Interpretation Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise. (a) Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included. (b) The singular includes the plural, and the converse also applies. (c) A gender includes all genders. (d) If a word or phrase is defined, its other grammatical forms have a corresponding meaning. (e) A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity. (f) A reference to a clause or schedule is a reference to a clause or schedule of this Deed. (g) A reference to an agreement or document (including a reference to this Deed) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this Deed or that other agreement or document. (h) A reference to a party to this Deed or another agreement or document includes the party's successors, permitted substitutes and permitted assigns (and, where applicable, the party's legal personal representatives). (i) A reference to conduct includes an omission, statement or undertaking, whether or not in writing. 2 Termination of Royalty Arrangements 2.1 Termination With effect on and from the Effective Date: (a) the Unassigned Royalty is terminated; (b) Jarl and MPNT are released from all Liabilities under or in respect of the Unassigned Royalty; and (c) Jarl will not have any Claims against MPNT and MPNT will not have any Liabilities under or in respect of the Unassigned Royalty. For the avoidance of doubt this deed does not take effect if Completion does not occur. 3 Costs and Duty Each party must bear its own costs arising out of the negotiation, preparation and execution of this Deed. All duty (including stamp duty and any fines, penalties and interest) payable on or in wuhb A0128173685v2 120394733 10.2.2014 page 4 page 4 connection with this Deed and any instrument executed under or any transaction evidenced by this Deed must be borne by MPNT. MPNT must indemnify Jarl on demand against any liability for that duty. 4 Further Assurances Each party must do anything necessary or desirable (including executing agreements and documents) to give full effect to this Deed and the transactions contemplated by it. 5 Governing Law and Jurisdiction This Deed is governed by the laws of Northern Territory. In relation to it and related non-contractual matters each party irrevocably submits to the non-exclusive jurisdiction of courts with jurisdiction there, and waives any right to object to the venue on any ground. 6 Counterparts This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument. Executed and delivered as a Deed. Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Jarl Pty. Ltd. (ACN 009 699 183): Director Signature Director/Secretary Signature Print Name Print Name Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Magellan Petroleum (N.T) Pty Ltd (ACN 009 718 183): Director Signature Director/Secretary Signature Print Name Print Name

Corrs Chambers Westgarth Annexure J Inventory See as attached to this Annexure J